As filed with the Securities and Exchange Commission on July 20, 2012

Registration No.

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMDEON INC.

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	7374	20-5799664
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3055 Lebanon Pike, Suite 1000

Nashville, Tennessee 37214

(615) 932-3000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Gregory T. Stevens, Esq.

Executive Vice President, General Counsel and Secretary

3055 Lebanon Pike, Suite 1000

Nashville, Tennessee 37214

(615) 932-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Howard H. Lamar III, Esq. Scott W. Bell, Esq. Bass, Berry & Sims PLC 150 Third Avenue South Suite 2800 Nashville, Tennessee 37201 (615) 742-6200	Craig E. Marcus, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 (617) 951-7000

Approximate date of commencement of proposed exchange offers: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☑	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
11% Senior Notes due 2019	$375,000,000	100%	$375,000,000	$42,975
Guarantees of 11% Senior Notes due 2019(2)	N/A	N/A	N/A	N/A(3)
11 1/4% Senior Notes due 2020	$375,000,000	100%	$375,000,000	$42,975
Guarantees of 11 1/4% Senior Notes due 2020(2)	N/A	N/A	N/A	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of additional registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the registration of the guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Advanced Business Fulfillment, LLC	Delaware	7374	20-2058917
Chamberlin Edmonds & Associates, Inc.	Delaware	7374	58-1749642
Chamberlin Edmonds Holdings, Inc.	Delaware	7374	26-2430743
Chapin Revenue Cycle Management, LLC	Delaware	7374	14-1863320
Dakota Imaging LLC	Delaware	7374	20-5716950
EBS Holdco I, LLC	Delaware	7374	27-0684782
EBS Holdco II, LLC	Delaware	7374	27-0684941
EBS Master LLC	Delaware	7374	20-5591816
Emdeon Business Services LLC	Delaware	7374	20-5731067
Emdeon FutureVision LLC	Delaware	7374	27-1847464
Envoy LLC	Delaware	7374	20-5716594
EquiClaim, LLC	Delaware	7374	20-3014624
eRx Network, L.L.C.	Texas	7374	75-2933687
ExpressBill LLC	Delaware	7374	20-5716738
Healthcare Technology Management Services LLC	Delaware	7374	27-2205817
IXT Solutions, Inc.	Tennessee	7374	62-1846346
Kinetra LLC	Delaware	7374	74-2868935
MedE America of Ohio LLC	Delaware	7374	20-5716888
Medi, Inc.	California	7374	95-4550547
MediFAX-EDI Holding Company	Delaware	7374	74-3031728
Medifax-EDI Holdings, Inc.	Delaware	7374	04-3595347
MediFAX-EDI, LLC	Tennessee	7374	20-0497265
TC3 Health, Inc.	Delaware	7374	13-4346850
The Sentinel Group Services LLC	Delaware	7374	27-0175313

(1) The address, including zip code, and telephone number, including area code, of each additional registrant guarantor’s principal executive offices is: c/o Emdeon Inc., 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214, (615) 932-3000.

The name, address, including zip code, and telephone number, including area code, of agent for service of each additional registrant guarantor is:

Gregory T. Stevens, Esq.

Executive Vice President, General Counsel and Secretary

3055 Lebanon Pike, Suite 1000

Nashville, Tennessee 37214

(615) 932-3000

With copies to:

Howard H. Lamar III, Esq.

Scott W. Bell, Esq.

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

and

Craig E. Marcus, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

The information in this prospectus is not complete and may be changed. We may not issue the exchange notes in the exchange offers until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated July 20, 2012

PRELIMINARY PROSPECTUS

Emdeon Inc.

Offers to Exchange

                up to $375,000,000 in aggregate principal amount of 11% Senior Notes due 2019 (the “exchange 2019 notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all outstanding 11% Senior Notes due 2019 (the “outstanding 2019 notes”), and up to $375,000,000 in aggregate principal amount of 11 1/4% Senior Notes due 2020 (the “exchange 2020 notes” and together with the exchange 2019 notes, the “exchange notes”), which have been registered under the Securities Act, for any and all outstanding 11 1/4% Senior Notes due 2020 (the “outstanding 2020 notes” and, together with the outstanding 2019 notes, the “outstanding notes”).

The exchange notes will be guaranteed on a senior unsecured basis by all of our existing and subsequently acquired or organized direct or indirect wholly-owned United States restricted subsidiaries that guarantee our existing senior secured credit facilities or our other indebtedness or indebtedness of any guarantor.

We are conducting the exchange offers in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradeable exchange notes that have been registered under the Securities Act.

The Exchange Offers:

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the applicable exchange offer.

•	The exchange offers expire at 5:00 p.m., New York City time, on , 2012, which is the 21st business day after the date of this prospectus.

•	The exchange of outstanding notes for exchange notes in the exchange offers will not be a taxable event for United States federal income tax purposes.

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The terms of the exchange notes to be issued in the exchange offers are substantially identical to the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes will not apply to the exchange notes.

Results of the Exchange Offers:

•	The exchange notes may be sold in the over-the-counter-market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

•	We will not receive any proceeds from the exchange offers.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the applicable indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal relating to the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that for a period of up to 90 days after the expiration of the exchange offer, we will make this prospectus available to broker-dealers for use in connection with any such resales.

You should carefully consider the “Risk Factors” beginning on page 20 of this prospectus before participating in the exchange offers.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offers or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012.

You should rely only on the information contained in this prospectus or any free writing prospectus related to this offering we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. This prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

FORWARD-LOOKING STATEMENTS

This prospectus includes certain forward-looking statements within the meaning of the federal securities laws regarding, among other things, our or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements also may include information concerning our possible or assumed future results of operations, including descriptions of our revenues, profitability and outlook and its overall business strategy. These statements are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.

Other factors that may cause actual results to differ materially include those set forth in the risks discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. You should keep in mind that any forward-looking statement made by us in this prospectus, or elsewhere, speaks only as of the date on which made. We caution against any undue reliance on these statements and expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

MARKET AND INDUSTRY DATA

The market data and other statistical information used throughout or incorporated by reference in this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. None of the independent industry publications used or incorporated by reference in this prospectus were prepared on our or our affiliates’ behalf and none of the sources cited or incorporated by reference in this prospectus consented to the inclusion of any data from its reports, nor have we sought their consent.

TRADEMARKS

We use numerous trademarks, trade names and service marks for our solutions, including EMDEON®, EMDEON CLAIM MASTER®, HEALTHPAYERS USA®, eRx NETWORK® and EMDEON VISIONSM. All other trademarks or service marks appearing in this prospectus that are not identified as marks owned by us are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

BASIS OF PRESENTATION

As used throughout this prospectus, unless indicated otherwise or the context otherwise requires:

•	“Emdeon,” the “Company,” “our company,” “we,” “us,” and “our” mean Emdeon Inc. and its consolidated subsidiaries;

•	“Issuer” means Emdeon Inc. exclusive of its subsidiaries;

•	“Merger Sub” means Beagle Acquisition Corp., a Delaware corporation;

•	“Parent” means Beagle Parent Corp., a Delaware corporation and indirect parent company of the Issuer, exclusive of its subsidiaries;

•	“Blackstone” means The Blackstone Group L.P.;

•	“Hellman & Friedman” means Hellman & Friedman LLC; and

•	“Investor Group” means, collectively, Blackstone, Hellman & Friedman and certain investment funds affiliated with Blackstone and Hellman & Friedman.

The term “outstanding notes” refers to the outstanding 11% Senior Notes due 2019 and 11¼% Senior Notes due 2020. The term “exchange notes” refers to the 11% Senior Notes due 2019 and 11¼% Senior Notes due 2020, as registered under the Securities Act. The term “2019 notes” refers collectively to the outstanding 2019 notes and the exchange 2019 notes; the term “2020 notes” refers collectively to the outstanding 2020 notes and the exchange 2020 notes; and the term “notes” refers collectively to the outstanding notes and the exchange notes.

The outstanding notes were issued on November 2, 2011 by Merger Sub, a wholly-owned indirect subsidiary of Parent formed solely for the purpose of acquiring Emdeon and its subsidiaries for the benefit of an investor group led by Blackstone and Hellman & Friedman. On November 2, 2011, Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”), pursuant to an Agreement and Plan of Merger, dated as of August 3, 2011, by and among the Company, Parent and Merger Sub (the “Merger Agreement”). As a result of the Merger, the Company became a wholly-owned subsidiary of Parent and the Company assumed all of the obligations of Merger Sub under the outstanding notes, the indentures governing the outstanding notes and the related registration rights agreements. Additionally, as a result of the Merger, the Investor Group, through the ownership of Parent, indirectly owns all of the Company’s issued and outstanding shares of capital stock.

On November 2, 2011, in connection with the Merger and transactions related thereto, the Company entered into a credit agreement and related security and other agreements for (1) a $1,224.0 million senior secured term loan credit facility (the “term loan facility”) and (2) a $125.0 million senior secured revolving credit facility (the “revolving facility” and together with the term loan facility, the “senior credit facilities”) with certain lenders. In April 2012, the Company amended the credit agreement governing the senior credit facilities to reprice the senior credit facilities and borrow $80.0 million of additional term loans for general corporate purposes, including acquisitions.

As a result of the Merger, the Company applied the acquisition method of accounting and established a new basis of accounting on November 2, 2011. Throughout this prospectus, periods presented prior to November 2, 2011 represent the operations of the predecessor company (“Predecessor”) and periods presented on and after November 2, 2011 represent the operations of the successor company (“Successor”). As a result, our consolidated financial statements for 2011 are presented for the period from January 1, 2011 through November 1, 2011 for the Predecessor and for the period from November 2, 2011 through December 31, 2011 for the Successor. The comparability of the financial statements of the Predecessor and Successor periods has been impacted by the application of acquisition accounting and changes in our capital structure resulting from the Merger.

Unless the context otherwise requires, the financial information presented herein is the financial information of Emdeon on a consolidated basis together with its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights information about us and the exchange offers contained in greater detail elsewhere in this prospectus. This summary is not complete and may not contain all of the information that may be important to you. You should carefully read the entire prospectus, especially the information set forth in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before participating in the exchange offers.

Our Company

We are a leading provider of revenue and payment cycle management and clinical information exchange solutions connecting payers, providers and patients in the United States healthcare system. Our solutions integrate and automate key business and administrative functions of our payer and provider customers throughout the patient encounter. These solutions include pre-care patient eligibility and benefits verification and enrollment, clinical information exchange capabilities, claims management and adjudication, payment integrity, payment distribution, payment posting, denial management and patient billing and payment processing.

Through the use of our comprehensive suite of solutions, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle and clinical information exchange processes. Our solutions are delivered primarily through recurring, transaction-based processes that are designed to leverage our health information network, the single largest financial and administrative information exchange in the United States healthcare system. Our health information network currently reaches approximately 1,200 payers, 500,000 providers, 5,000 hospitals, 81,000 dentists, 60,000 pharmacies and 200 labs.

In 2011, we processed a total of approximately 6.4 billion healthcare-related transactions, including approximately one out of every two commercial healthcare claims delivered electronically in the United States. We have developed our network of payers and providers over 25 years and connect to virtually all private and government payers, claim-submitting providers and pharmacies. Our network and related solutions are designed to integrate with our customers’ existing technology infrastructures and administrative workflow and typically require minimal capital expenditure on the part of the customer, while generating significant savings and operating efficiencies.

Our Solutions

We deliver our solutions and operate our business in three segments: (i) payer services, which provides solutions to commercial insurance companies, third party administrators and governmental payers; (ii) provider services, which provides solutions to hospitals, physicians, dentists and other healthcare providers, such as labs and home healthcare providers; and (iii) pharmacy services, which provides solutions to pharmacies, pharmacy benefit management companies and other payers.

Through the payer services segment, we provide payment cycle solutions that help simplify the administration of healthcare, both directly and through the network of companies, or channel partners, with whom we contract to market and sell certain of our solutions. Our payer services offerings include insurance eligibility and benefit verification, claims management, payment integrity and claims and payment distribution. Additionally, we provide consulting services through the payer services segment.

Through the provider services segment, we provide revenue cycle and clinical information exchange solutions, both directly and through our network of channel partners, that help simplify providers’ workflow, reduce related costs and improve cash flows. Our provider services offerings include revenue cycle management solutions, patient billing and payment services, government program eligibility and enrollment services and clinical information exchange capabilities.

Through the pharmacy services segment, we provide electronic prescribing services and other electronic solutions to pharmacies, pharmacy benefit management companies and government agencies related to prescription benefit claim filing, adjudication and management.

Our Industry

Healthcare expenditures are a significant component of the United States economy, representing approximately $2.6 trillion in 2010, or 17.9% of gross domestic product (“GDP”) and are expected to grow at 5.8% per year to $4.6 trillion, or approximately 19.9% of GDP, in 2020. The cost of healthcare administration in the United States is approximately $360 billion per year, or 14% of total healthcare expenditures, and approximately one half of these costs was spent by payers and providers on billing and insurance-related activities. In addition, industry estimates indicate that between $68 billion and $226 billion in healthcare costs are attributable to fraud, waste and abuse each year. The growing need to slow the rise in healthcare expenditures, particularly during the recent period of United States economic weakness, increased financial pressures on payers and providers and public policy initiatives to reduce healthcare administrative inefficiencies should accelerate demand for solutions that simplify the business of healthcare.

Payer and Provider Landscape

Healthcare is generally provided through a fragmented industry of payers and providers that have, in many cases, historically under-invested in administrative and clinical information systems. Within the universe of providers, there are currently over 5,700 hospitals and over 560,000 office-based doctors. Approximately 73% of the office-based doctors are in small physician practices consisting of six or fewer physicians and have fewer resources to devote to administrative and financial matters compared to larger practices. In addition, providers may maintain relationships with 50 or more individual payers, many of which have customized claim requirements and reimbursement procedures. Among payers, despite significant consolidation among private payers in recent years, claims systems have often not been sufficiently integrated, resulting in persistently high costs associated with administering these plans.

The administrative portion of healthcare costs is expected to continue to expand due in part to the increasing complexity in the reimbursement process and the greater administrative burden placed on payers and providers for reporting and documentation relating to the services and care they provide. These complexities and other factors are compounded by the fact that many payers and providers lack the technological infrastructure and human resources to bill, collect and obtain full reimbursement for their services, and instead rely on inefficient, labor-intensive processes to perform these functions. These manual and paper-based processes are more prone to human error and administrative inefficiencies, often resulting in increased costs and uncompensated care. As a result, payers and providers are expected to continue to seek solutions that automate and simplify the administrative and clinical processes of healthcare.

The Revenue and Payment Cycle

The healthcare revenue and payment cycle consists of all the processes and efforts that providers undertake to ensure they are compensated properly by payers and patients for the medical services rendered to patients. For payers, the payment cycle includes all the processes necessary to facilitate provider compensation and use of medical services by members. Major steps in this process include:

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Pre-Care/Medical Treatment: The provider verifies insurance benefits available to the patient, ensures treatment will adhere to medical necessity guidelines and confirms patient personal financial and demographic information. For certain uninsured or underinsured populations, providers also may assist their patients with enrollment in government, charity and community benefit programs for which they may be eligible.

•	Claims Management/Adjudication: The provider prepares and submits paper or electronic claims to a payer for services rendered directly or through a clearinghouse.

•	Payment Distribution: The payer sends a payment and a payment explanation (i.e., remittance advice) to the provider and sends an explanation of benefits (“EOB”) to the patient.

•	Payment Posting/Denial Management: The provider posts payments internally, reconciles payments with accounts receivable and submits any claims to secondary insurers if secondary coverage exists.

•	Patient Billing and Payment: The provider sends a bill to the patient for any remaining balance and posts payments received.

Our Strengths

We believe that we have a number of strengths including, but not limited to, the following:

Market Leadership Position

We have an expansive and scalable network, which reaches an estimated 1,200 payers (nearly all of United States total), 500,000 physicians (approximately 88% of United States total), 5,000 hospitals (approximately 88% of United States total), 81,000 dentists (approximately 92% of United States electronic claim submitting dentists) and 60,000 pharmacies (nearly all of United States total). In 2011, we processed a total of approximately 6.4 billion healthcare-related transactions, including one out of every two commercial healthcare claims delivered electronically in the United States.

Secure Competitive Position

We believe we benefit from a powerful network effect: the broader our platform, the more valuable our solutions are to our customers and the stronger our competitive position becomes.

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Breadth of Solutions: Our competitors typically address only one or two segments of the revenue and payment cycle. We are the sole source transaction processing service provider for over 400 payer customers, representing approximately one-third of United States payers. We believe our customers will benefit from economies of scale resulting from using one vendor to provide outsourced administrative services.

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Critical Mass: We offer solutions across the entire healthcare revenue and payment cycle. We are connected to an extensive payer and provider network that has taken over 25 years to build, and our low variable costs provide significant economies of scale.

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Switching Costs: We believe that our position across the entire healthcare revenue and payment cycle provides disincentive for customers to replace our solutions, in part because core services are easy to add but time-consuming and disruptive to replace. Providers face increased costs if a transition is unsuccessful and likely marginal benefits if it is successful.

Diversified and Recurring Revenue Base

We have a diversified and recurring revenue base which promotes stable growth of our business. For the three months ended March 31, 2012, payer services, provider services and pharmacy services comprised 40%, 52% and 8% of total revenue, respectively. Our solutions drive revenue on a per transaction, per document, per communication or per-member per-month, or, in some cases, on a monthly flat-fee, contingent fee or hourly basis. While these pricing models expose us to a degree of transaction volume variability, they generally lend themselves to revenue stability. We estimate that 90 — 95% of our revenue is recurring and highly visible. In addition, our customer base is diversified and generally has a long history with us, with several of our customer relationships exceeding 20 years. We also have low customer concentration with the top ten providers and top ten payers each making up 10% and 13% of 2011 revenue, respectively. No single customer represented more than 4% of total revenues in 2011.

Attractive Industry Trends

We believe that our business will benefit from current healthcare industry trends, including the following:

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Increasing Healthcare Costs: We believe that growing healthcare costs will continue to drive industry focus on efficiency and eliminating waste. In 2010, it is estimated that approximately $2.6 trillion in annual healthcare expenditures were made in the United States, with an estimated $150 billion spent on billing and insurance administration alone. A range of $68 billion to $226 billion of annual healthcare costs is often attributed to fraud, waste and abuse.

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Aging United States Population: In 2010, based on United States Census Bureau data, the number of individuals age 65 and over grew to 40.3 million from 35.0 million in 2000, representing a growth rate that was 1.6 times the overall projected population growth rate during the same period. The United States Census Bureau expects to see an even more dramatic increase in this age group in the successive ten years (2010 to 2020), with the 65-plus demographic growing at 3.6 times the overall population growth rate.

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Increased Reliance on Paperless Technology: We believe the healthcare industry will continue to transition from paper-based transactions to electronic forms and automated processes, driving new solution growth and transaction-based revenue opportunities for Emdeon.

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Increasing Complexity: We believe that the increasing complexity of healthcare promotes the outsourcing of administrative functions. Because of increased governmental requirements and the continued proliferation of private-payer benefit plan design changes, providers face increasingly complex and frequently changing reimbursement mechanisms involving multiple parties and greater administrative burdens of reporting and documentation of care provided. Many payers and most providers are not equipped to handle this increased complexity and the associated administrative challenges alone, instead relying on inefficient and labor intensive processes. As a result, payers and providers continue to seek solutions that automate and simplify administrative and clinical processes.

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Increases in Coverage: We expect there to be large increases in the amount of covered lives in the United States due to the adoption of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “PPACA”). We believe that this expansion of coverage will likely lead to higher healthcare utilization, which we believe will increase the use of the Company’s eligibility and enrollment, eServices, revenue cycle management and pharmacy solutions. However, if states opt out of the Medicaid expansion provisions of PPACA or if Congress modifies or repeals PPACA, expected increases in covered lives may not occur or be reduced.

Strong and Stable Cash Flow Generation and Proven Ability to Pay Down Financed Debt

With a long-standing customer base and the majority of our revenue recurring, we have a stable cash flow profile. We have a track record of debt reduction following a prior leveraged buy-out in 2006, and have demonstrated an ability to pay down financed debt, even during recent challenging macroeconomic conditions.

Experienced Management Team and Investor Group

We have an experienced management team which has operated Emdeon through multiple transitions over the years. The management team has extensive experience in the healthcare industry and the team collectively possesses over 120 years of experience at the Company and its predecessors. In addition, Blackstone has extensive investment experience in healthcare, having completed 13 transactions with an aggregate value of $33 billion. Furthermore, since its founding in 1984, Hellman & Friedman has raised and managed over $25 billion of committed capital in select industries, including healthcare.

Business Strategy

We are pursuing the following business growth strategies:

Increase Customer Penetration through Cross-Selling

We believe we have significant opportunities to sell additional solutions to our existing payer and provider customers. Our broad network of payers and providers, combined with our comprehensive suite of solutions and strong customer relationships, present significant cross-selling opportunities. Although we have made progress increasing penetration within our existing customer base, we believe there remains a significant opportunity for additional cross-selling. Each of the five steps of the healthcare revenue and payment cycle process represents a separate product and/or services category in which we offer one or more solutions. Our growth opportunity from our existing customers comes from additional utilization of current offerings, adoption of additional solutions within that same category and adoption of solutions that fall into other categories.

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Offer Revenue Cycle Management Services into the Hospital Market. Through our acquisitions of Chapin Revenue Cycle Management, LLC (“Chapin”) and Chamberlin Edmonds & Associates, Inc. (“CEA”), we have the ability to complement our technology solutions with professional services that help hospitals and health systems capture more revenue, reduce bad debt and improve payment integrity.

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Develop New Solutions for our Customers’ Revenue and Payment Cycle Needs. We have fostered a culture of innovation and continually seek to develop and market new solutions for our customers. As the largest financial and administrative information exchange in the United States healthcare system, we believe that we are uniquely positioned to develop solutions that benefit from our network and our access to all key healthcare constituent groups to complement our current offerings.

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Continue to Drive Healthcare’s Transition from Paper-Based to Electronic Transactions. We believe that we are well positioned to further drive the healthcare industry’s adoption of automated, cost-saving processes through our comprehensive network of payers and providers. In 2008, approximately 10% of commercial healthcare payer payment processes were electronic. We plan to assist our customers in automating these processes by: (i) converting paper-based payer remittances and payments to electronic form, (ii) expanding our remittance and payment distribution network, (iii) improving workflow automation for provider payment posting and (iv) automating the provider’s patient billing and payment process. Unlike many of our competitors that lack an electronic network to facilitate conversion to electronic solutions, our incentives are aligned with those of our customers and are not compromised by a motivation to protect legacy, paper-based solutions. Furthermore, our existing infrastructure positions us to expand into the clinical information exchange market, which we believe could grow substantially in connection with the increased adoption of electronic medical record technology. As we continue to drive these transitions, we believe we benefit from the credibility and reputation we have earned for leading the healthcare industry’s migration from paper to electronic claims submissions, which represent 85% of all claims submitted in 2009 but represented only 2% of claims in 1990.

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Provide Strategic Consulting for our Customers. We offer strategic consulting services for our customers with a special focus on technology and operations to assist our payer customers. Acting as a strategic business consultant, we help our customers develop and implement technology plans that ensure alignment with healthcare trends and each payer’s overall business strategy.

•

Provide New and Advanced Transaction Services for our Customers. As regulatory changes are mandated and our customers require new and advanced transaction services, due to our position in our customers’ workflow and our broad network, we believe we are well-positioned to develop and implement these solutions. For example, due to our advanced technical editing capability, we can help our pharmacy customers optimize third party reimbursements and reduce submission errors. We also provide specialized retail processing services for our pharmacy customers.

Leveraging our Strengths in Emerging Areas of Need

We have prioritized key areas of emerging growth and are accumulating the assets, capabilities and expertise to capitalize on the significant opportunities in the following areas:

•

Leverage our Expansive Data Set and Position in the Workflow to Help Identify and Prevent Fraud, Waste and Abuse in Healthcare. Healthcare fraud is estimated to be between 3% and 10% of total healthcare costs. Through our expansive network, we have the ability to help our customers identify potential fraud, waste and abuse prior to the adjudication and payment of healthcare claims. We also have the ability to perform recovery and audit services for our customers, as well as provide strategic investigative services.

•

Distribute our Solutions More Broadly to Government Entities. Our solutions can provide significant benefit to government agencies. We have a strategic relationship with a well-established Medicare Administrative Contractor (“MAC”) involving the provision of payment distribution services and a teaming arrangement designed to enhance Emdeon’s business development efforts within the public payer sector.

•

Leverage our Connectivity to Support the Exchange of Clinical Information. Our industry-leading connectivity, position in the workflow and access to data positions us to facilitate the exchange of clinical information. Emdeon’s clinical information exchange services leverage our network to deliver real-time patient information at the point of care when it is needed most. Our expanded services also provide patient information to authorized healthcare providers to help improve outcomes by identifying gaps in care and creating medical utilization alerts, and will help assemble a virtual view of patient information.

•

Leverage our Expansive Data Set to Create Business Intelligence and Analytics Solutions. We have access to extensive financial and administrative data across a range of payers and providers that we are using to develop innovative business intelligence and analytics solutions. We believe that we have one of the most comprehensive and up to date sources of United States healthcare information, with a database of approximately 50 terabytes of historical claim and reimbursement data. We believe our access to vast amounts of healthcare transactions and other data at, or close to, the point of care positions us to develop future business intelligence reporting capabilities to further improve transparency for our payer and provider customers and ultimately reduce costs for patients.

Pursue Selective Acquisitions

In addition to our internal development efforts, we actively evaluate opportunities to improve and expand our solutions and profitability through strategic acquisitions. Our acquisition strategy focuses on identifying targets that optimize and streamline the healthcare revenue and payment cycle. The acquisitions we have completed in the last four years have reflected our focus on developing next generation product extensions, expanding our core footprint and adding new solutions in potential high growth areas. Our customer footprint affords us the advantage of being able to deploy acquired solutions into our installed base, which, in turn, can help to accelerate growth of our acquired businesses. We believe our management team’s proven ability to successfully identify acquisition opportunities that are complementary and synergistic to our business and to integrate them into our existing operations with minimal disruption has played, and will continue to play, an important role in the expansion of our business and in our growth.

Continue to Capitalize on Efficiencies of Scale and Rationalize Costs to Improve Profitability

We have significant operating leverage as we have been able to spread our fixed costs over an increasing volume of transactions among payers, providers and patients. We believe our revenue growth, coupled with the highly-fixed cost structure associated with our electronic services network, will allow us to increase our margins and profitability. In addition, our management team evaluates and implements initiatives on an ongoing basis to improve our financial and operating performance through cost savings and productivity improvements. Since late 2006, we have adopted a number of programs to streamline our operations, including process and system innovation through integration and consolidation and outsourcing some of our information technology and operations functions.

Recent Developments

In April 2012, we amended the credit agreement governing the senior credit facilities to reprice the senior credit facilities and borrow $80.0 million of additional term loans for general corporate purposes, including acquisitions. Following this amendment, the LIBOR-based interest rate on the term loan facility is LIBOR plus 3.75%, compared to the previous interest rate of LIBOR plus 5.50%. The new LIBOR-based interest rate on the revolving facility is LIBOR plus 3.50% (with a potential step-down to LIBOR plus 3.25% based on our first lien net leverage ratio), compared to the previous interest rate of LIBOR plus 5.25% (with a potential step-down to LIBOR plus 5.00% based on our first lien net leverage ratio). The term loan facility remains subject to a LIBOR floor of 1.25%, and there continues to be no LIBOR floor on the revolving facility. For a more complete description of the credit agreement governing the senior credit facilities, see “Description of Other Indebtedness—Senior Credit Facilities.”

In May 2012, we acquired all of the equity interests of TC3 Health, Inc. (“TC3”), a technology-enabled provider of cost containment and payment integrity solutions for healthcare payers. Consideration for the transaction was approximately $61.0 million in cash, which is subject to a customary working capital adjustment.

The 2011 Transactions

On August 3, 2011, Emdeon, Parent and Merger Sub entered into the Merger Agreement, pursuant to which, on November 2, 2011, Merger Sub merged with and into Emdeon, with Emdeon being the surviving corporation following the Merger. As a result of the Merger, the Investor Group, through the ownership of Parent, indirectly owns all of Emdeon’s issued and outstanding shares of capital stock.

The Merger was financed as follows (collectively, the “2011 Transactions”):

•	Cash held by the Company at the closing of the Merger;

•	$1,224.0 million term loan facility;

•	$125.0 million revolving facility;

•	Outstanding 2019 notes;

•	Outstanding 2020 notes;

•	$966.0 million cash capital contribution from the Company’s new equity investors;

•

Contribution by affiliates of Hellman & Friedman of shares of the Company’s Class A common stock, par value $0.00001 (“Class A common stock”), and membership interests in EBS Master LLC (“EBS Master”) in exchange for shares of common stock of Parent (“Parent common stock”); and

•

Contribution by certain of our senior management team members of a limited number of stock options to acquire shares of Class A common stock in exchange for stock options to acquire shares of Parent common stock.

Subsequent to the 2011 Transactions, in April 2012, the Company amended the credit agreement governing the senior credit facilities to reprice the senior credit facilities and borrow $80.0 million of additional term loans for general corporate purposes, including acquisitions.

For a more complete description of the 2011 Transactions, see “The 2011 Transactions” and “Description of Other Indebtedness.”

Our Corporate Structure

The following chart summarizes our organizational structure as of the date of this prospectus. This chart is provided for illustrative purposes only and does not represent all legal entities of Emdeon and its consolidated subsidiaries.

(1)	Issuer of the outstanding notes and co-borrower under the senior credit facilities.
(2)	Guarantor under the outstanding notes and guarantor or co-borrower under the senior credit facilities.
(3)	Guarantor under the senior credit facilities.
(4)	The outstanding notes are structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries. For the three months ended March 31, 2012, our non-guarantor subsidiaries represented approximately 0.2% of our revenues, and as of March 31, 2012, our non-guarantor subsidiaries represented approximately 0.1% of our total assets (excluding intercompany balances) and approximately 0.1% of our total liabilities.

The Investor Group

Blackstone. Founded in 1985 and headquartered in New York, Blackstone is one of the world’s leading investment and advisory firms. Blackstone’s alternative asset management businesses include the management of private equity funds, real estate funds, hedge funds, solutions, credit-oriented funds and closed-end mutual funds. Assets under management in Blackstone Private Equity Funds totaled $46.7 billion as of March 31, 2012. Blackstone has extensive experience investing in multiple healthcare sectors. Blackstone has committed approximately $6 billion in the sector in 13 transactions having an aggregate value of approximately $33 billion. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, the companies it advises and the broader global economy. Blackstone is publicly traded on the New York Stock Exchange (NYSE: BX).

Hellman & Friedman. Hellman & Friedman is a leading private equity investment firm with offices in San Francisco, New York and London. Since its founding in 1984, Hellman & Friedman has raised and, through its affiliated funds, managed over $25 billion of committed capital. The firm focuses on investing in superior business franchises and serving as a value-added partner to management in select industries including internet and digital media, software, business and marketing services, financial services, insurance, media, healthcare, and energy and industrials.

Corporate Information

Our principal executive offices are located at 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214. Our telephone number at that address is (615) 932-3000. Our corporate website address is http://www.emdeon.com. Our website and the information contained on our website are not part of this prospectus.

The Exchange Offers

The following summary is provided solely for your convenience and is not intended to be complete. For a more detailed description of the exchange offers, see “The Exchange Offers.”

General	On November 2, 2012, the Issuer issued an aggregate of $375.0 million in principal amount of 11% Senior Notes due 2019 (CUSIP Nos. 07370U AA8 and U0733B AA4; ISIN Nos. US07370UAA88 and USU0733BAA45) and $375.0 million in principal amount of 11 1/4% Senior Notes due 2020 (CUSIP Nos. 07370U AB6 and U0733B AB2; ISIN Nos. US07370UAB61 and USU0733BAB28) in private offerings. In connection with the private offerings, the Issuer and the guarantors entered into registration rights agreements with the initial purchasers in which they agreed, among other things, to complete the exchange offers on or prior to the 365th day following the date of issuance of the outstanding notes.

You are entitled to exchange in the exchange offers your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreements; and

•	certain additional interest rate provisions will not be applicable to the exchange notes.

The Exchange Offers	The Issuer is offering to exchange:

•	$375.0 million in aggregate principal amount of 11% Senior Notes due 2019, which have been registered under the Securities Act, for any and all of its outstanding 11% Senior Notes due 2019; and

•	$375.0 million in aggregate principal amount of 11 1/4% Senior Notes due 2020, which have been registered under the Securities Act, for any and all of its outstanding 11 1/4% Senior Notes due 2020.

You may only exchange outstanding notes in a minimum principal amount of $2,000, or in integral multiples of $1,000 in excess thereof.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties unrelated to the Issuer, the Issuer believes that the exchange notes issued pursuant to the exchange offers in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes within the meaning of the federal securities laws.

We have not submitted a request for a no-action letter to the SEC, and we cannot assure that the SEC would make a similar determination with respect to these exchange offers. If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offers with the intention to participate, or for the purpose of participating, in a distribution of exchange notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you fail to comply with these requirements you may incur liabilities under the Securities Act, and we will not indemnify you for any such liabilities.

Expiration Date	The exchange offers will expire at 5:00 p.m., New York City time, on , 2012, which is the 21st business day after the date of this prospectus, unless extended by the Issuer. The Issuer may, but does not currently intend to, extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the applicable exchange offer. The Issuer will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offers.

Interest on the Exchange Notes and the Outstanding Notes	The exchange notes will bear interest at their respective rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the outstanding notes. The interest on the exchange 2019 notes will be payable semi-annually on June 30 and December 31 of each year, and the interest on the exchange 2020 notes will be payable quarterly in arrears on each of March 31, June 30, September 30 and December 31 of each year. Holders whose outstanding notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on the outstanding notes.

Conditions to the Exchange Offers	The exchange offers are subject to customary conditions, which the Issuer may waive. See “The Exchange Offers — Conditions to the Exchange Offers.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offers, you must complete, sign and date the applicable accompanying letter of transmittal relating to the exchange offers, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offers, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•

you are not our “affiliate” within the meaning of Rule 405 under the Securities Act or, if you are our affiliate, that you will comply with any applicable registration and prospectus delivery requirements of the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the applicable procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in the section entitled “The Exchange Offer — Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of the exchange offers hereby, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offers, the Issuer and the guarantors will have fulfilled a covenant under the applicable registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreements. If you do not tender your outstanding notes in the exchange offers, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the applicable indenture, except the Issuer and the guarantors will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the applicable registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offers, the trading market for remaining outstanding notes that are not so tendered and exchanged could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, the Issuer and the guarantors do not currently anticipate that they will register the outstanding notes under the Securities Act.

Dissenters’ Rights	Holders of outstanding notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Certain Material United States Federal Income Tax Considerations	The exchange of outstanding notes in the exchange offers will not be a taxable event for United States federal income tax purposes. See “Certain Material United States Federal Income Tax Considerations.”

Use of Proceeds	The Issuer will not receive any cash proceeds from the issuance of exchange notes in the exchange offers. See “Use of Proceeds.”

Exchange Agent	Wilmington Trust, National Association is the exchange agent for the exchange offers (the “exchange agent”). The addresses and telephone numbers of the exchange agent are set forth in the section entitled “The Exchange Offers — Exchange Agent.”

The Exchange Notes

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indentures under which the outstanding notes were issued. The following summary is not intended to be a complete description of the terms of the exchange notes. For a more detailed description of the Notes, see “Description of the Exchange 2019 Notes” and “Description of the Exchange 2020 Notes.”

Issuer	Emdeon Inc.

Notes Offered	$375.0 million in aggregate principal amount of 11% Senior Notes due 2019 and $375.0 million in aggregate principal amount of 11 1/4% Senior Notes due 2020.

Maturity Date	The exchange 2019 notes and the exchange 2020 notes will mature on December 31, 2019 and December 31, 2020, respectively.

Interest	The exchange 2019 notes and the exchange 2020 notes will bear interest at a rate of 11% and 11 1/4% per annum, respectively.

Interest Payment Dates	The interest on the exchange 2019 notes will be payable semi-annually on June 30 and December 31 of each year, and the interest on the exchange 2020 notes will be payable quarterly in arrears on each of March 31, June 30, September 30 and December 31 of each year.

Ranking	The exchange notes will be our unsecured senior obligations and will:

•	rank equally in right of payment to all of our existing and future senior indebtedness, including indebtedness under our senior credit facilities;

•	rank senior in right of payment to any of our future subordinated obligations;

•

be effectively subordinated to all of our existing and future secured obligations, including our senior credit facilities, to the extent of the value of the collateral securing such secured obligations; and

•	be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries.

Guarantees	The exchange notes will be guaranteed on a senior unsecured basis by each of Emdeon’s existing and subsequently acquired or organized direct or indirect wholly-owned United States restricted subsidiaries to the extent such entities guarantee our senior credit facilities or our other indebtedness or indebtedness of any guarantor. These guarantees are subject to release under specified circumstances. See “Description of the Exchange 2019 Notes” and “Description of the Exchange 2020 Notes.” The guarantee of each guarantor will be an unsecured senior obligation of that guarantor and will rank:

•	equal in right of payment with all existing and future senior unsecured indebtedness of that guarantor, including such guarantor’s guarantee of exchange notes and our senior credit facilities;

•	senior in right of payment with all future subordinated indebtedness of that guarantor;

•

effectively subordinated to all existing and future secured obligations of that guarantor, including such guarantor’s guarantee of indebtedness under our senior credit facilities, to the extent of the value of the collateral securing such indebtedness; and

•	structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of our non- guarantor subsidiaries, including our non-United States subsidiaries.

For the three months ended March 31, 2012, our non-guarantor subsidiaries represented approximately 0.2% of our revenues, and as of March 31, 2012, our non-guarantor subsidiaries represented approximately 0.1% of our total assets (excluding intercompany balances) and approximately 0.1% of our total liabilities, respectively.

Optional Redemption	We may redeem the exchange notes, in whole or in part, at any time prior to December 31, 2015 at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus the make-whole premium described in the sections entitled “Description of the Exchange 2019 Notes” (in the case of the exchange 2019 notes) and “Description of the Exchange 2020 Notes” (in the case of the exchange 2020 notes). We may redeem the exchange notes, in whole or in part, at any time on and after December 31, 2015, at the redemption prices listed in the sections entitled “Description of the Exchange 2019 Notes” (in the case of the exchange 2019 notes) and “Description of the Exchange 2020 Notes” (in the case of the exchange 2020 notes), plus accrued and unpaid interest, if any, to the redemption date.

Additionally, at any time before December 31, 2014, we may redeem up to 35% of the aggregate principal amount of the exchange notes at the redemption prices listed in the sections entitled “Description of the Exchange 2019 Notes — Optional Redemption” (in the case of the exchange 2019 notes) and “Description of the Exchange 2020 Notes — Optional Redemption” (in the case of the exchange 2020 notes), plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds that we raise in one or more equity offerings; provided that at least 50% of the aggregate principal amount of the exchange notes originally issued under the applicable indenture (including any additional notes) remain outstanding under such indenture immediately after the occurrence of such redemption and the redemption occurs within 180 days of the closing date of any such equity offering.

Change of Control	Upon the occurrence of specific kinds of a change of control, if we do not redeem the exchange notes, you will have the right, as holders of the exchange notes, to require us to repurchase some or all of your exchange notes at 101% of their principal amount, plus accrued and unpaid interest to the repurchase date. See “Description of the Exchange 2019 Notes” and “Description of the Exchange 2020 Notes.”

We may not be able to pay you the required price for exchange notes you present to us at the time of a change of control because:

•	we may not have enough funds at that time; or

•

the terms of our indebtedness under our senior credit facilities may prevent us from making such payment and we may be unable to obtain a waiver of such terms or refinance the senior credit facilities.

Asset Disposition Offer	If we or our restricted subsidiaries sell assets, under certain circumstances, then we will be required to use the net proceeds to make an offer to purchase exchange notes at an offer price in cash in an amount equal to 100% of the principal amount of the exchange notes, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Exchange 2019 Notes — Asset Sales” and “Description of the Exchange 2020 Notes — Asset Sales.”

Certain Covenants	The exchange notes will be governed by the same indentures under which the outstanding notes were issued. The indentures governing the exchange notes contain covenants that, among other things, will limit our ability and the ability of certain of our subsidiaries to:

•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock;

•	incur additional indebtedness or issue certain capital stock;

•	incur certain liens;

•	make investments, loans, advances and acquisitions;

•	consolidate, merge or transfer of all or substantially all or substantially all of our assets and the assets of our subsidiaries;

•	prepay subordinated debt;

•	engage in certain transactions with our affiliates; and

•	enter into agreements restricting our restricted subsidiaries’ ability to pay dividends.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Exchange 2019 Notes — Certain Covenants” and “Description of the Exchange 2020 Notes — Certain Covenants.”

No Established Market	The exchange notes are securities for which there is no established public market. We currently do not intend to have the exchange notes listed on a national securities exchange or included in any automated quotation system.

Certain Material ERISA Considerations	The exchange notes may, subject to certain restrictions described in the section entitled “Certain Material ERISA Considerations,” be sold and transferred to Plans (as defined below) subject to ERISA (as defined below) or Section 4975 of the Code (as defined below). See “Certain Material ERISA Considerations.”

Risk Factors	You should consider carefully the information set forth in the section entitled “Risk Factors” and all other information contained in this prospectus before deciding to exchange the exchange notes.

Summary Historical Consolidated Financial Data

The summary information in the following tables should be read in conjunction with “Use of Proceeds,” “The 2011 Transactions,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes included elsewhere in this prospectus.

The summary historical financial data presented below for, and as of the end of, fiscal years ended December 31, 2009, 2010 and 2011 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary historical financial data presented below for, and as of the end of the three month period ended March 31, 2011 and 2012 have been derived from our unaudited consolidated financial statements included in this prospectus. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period.

On November 2, 2011, Merger Sub merged with and into Emdeon, which resulted in a change in basis of the Company’s assets and liabilities. Periods prior to the Merger and this change in basis are referred to as “Predecessor” and periods after the Merger are referred to as “Successor.” As a result of the Merger and the resulting change in basis of the Company’s assets and liabilities, the Predecessor and Successor period financial data is not comparable.

	Predecessor			Successor	Predecessor	Successor
			January 1 through November 1,	November 2 through December 31,
					Unaudited	Unaudited
					Three Months Ended March 31,
	2009	2010	2011	2011	2011	2012
	(In thousands)
Statement of Operations Data:(1)
Revenues	$918,448	$1,002,152	$929,264	$190,384	$271,499	$286,035
Costs and expenses:
Cost of operations	562,636	612,367	572,541	117,421	168,652	175,193
Development and engineering	30,539	30,638	26,090	5,153	7,985	8,281
Sales, marketing, general and administrative	118,996	116,947	111,463	21,778	33,168	34,887
Depreciation and amortization	105,321	124,721	128,761	28,772	38,022	44,673
Accretion	—	—	—	2,916	—	4,466
Transaction related costs	—	—	66,625	17,857	—	—

Total costs and expenses	817,492	884,673	905,480	193,897	247,827	267,500

Operating income (loss)	100,956	117,479	23,784	(3,513)	23,672	18,535
Interest expense	70,171	61,017	43,201	29,343	12,626	45,739
Other	(519)	(9,284)	(8,036)	(5,843)	(1,403)	—

Income (loss) before income taxes	31,304	65,746	(11,381)	(27,013)	12,449	(27,204)
Income tax provision (benefit)	17,301	32,579	8,201	(9,560)	5,174	(9,870)

Net income (loss)	14,003	33,167	(19,582)	(17,453)	7,275	(17,334)
Net income attributable to noncontrolling interest	4,422	13,621	5,109	—	2,881	—

Net income (loss) attributable to Emdeon Inc.	$9,581	$19,546	$(24,691)	$(17,453)	$4,394	$(17,334)

	Predecessor		Successor	Predecessor	Successor
				Unaudited
	As of December 31,			As of March 31,
	2009	2010	2011	2011	2012

Balance Sheet Data: (1)
Cash and cash equivalents	$211,999	$99,188	$37,925	$135,084	$26,378
Total assets	2,229,413	2,491,565	3,859,459	2,504,097	3,826,030
Total debt (2)	840,682	946,243	1,961,108	947,462	1,944,529
Tax receivable obligation to related parties (3)	142,044	142,279	140,087	139,424	144,439
Total equity	$979,869	$1,055,288	$1,092,663	$1,068,930	$1,077,381

(1)	As a result of our history of business combinations, our financial position and results of operations may not be comparable for each of the periods presented.
(2)	Our debt at December 31, 2009, 2010 and 2011 and March 31, 2011 and 2012 is reflected net of unamortized debt discount of approximately $53.3 million, $42.6 million, $58.5 million, $39.3 million and $57.1 million, respectively, related to original loan fees and purchase accounting adjustments to discount the debt to fair value. Total debt as of December 31, 2009, 2010 and 2011 and March 31, 2011 and 2012 includes an obligation of approximately $37.6 million, $40.3 million, $30.6 million, $40.3 million and $30.6 million, respectively related to our data sublicense agreement.
(3)	In connection with the Merger, the tax receivable obligation to related parties was recorded at fair value with future payments expected to total approximately $361.0 million. In the Predecessor periods, the liability was recorded at total expected future payments.

RISK FACTORS

You should carefully consider the risks described below before making a decision whether to participate in the exchange offers. You should carefully consider the factors described below, and the other information contained in this prospectus, when evaluating us and our business and before you participate in the exchange offers. We believe that the following information identifies the material risks and uncertainties affecting the Company and the exchange notes, but it is possible that other risks and uncertainties might significantly impact us and the value of the exchange notes. Additional risks and uncertainties not presently known to us also may materially and adversely affect our business operations and the value of the exchange notes. Any of the following risks could materially adversely affect our business, financial condition or results of operations.

Risks Associated with the Exchange Offers

If you fail to follow the procedures of the exchange offers, your outstanding notes will not be accepted for exchange.

We will not accept your outstanding notes for exchange if you do not follow the procedures of the exchange offers. We will issue the exchange notes as part of the exchange offers only after timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents or if you comply with the guaranteed delivery procedures for tendering your outstanding notes. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your outstanding notes, letter of transmittal and all other required documents by the expiration date of the exchange offers, or you do not otherwise comply with the guaranteed delivery procedures for tendering your outstanding notes, we will not accept your outstanding notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of exchange notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we will not accept your exchange notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

If you choose not to exchange your outstanding notes in the exchange offers, the transfer restrictions currently applicable to your outstanding notes will remain in force and you may have difficulty selling the outstanding notes that you do not exchange.

If you do not exchange your outstanding notes for exchange notes in the exchange offers, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the applicable offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with the exchange offers, we do not intend to register resales of the outstanding notes under the Securities Act.

You may suffer adverse consequences if you do not exchange your outstanding notes.

The outstanding notes that are not exchanged for exchange notes have not been registered with the SEC or in any state. Unless the outstanding notes are registered, they only may be offered and sold pursuant to an exemption from, or in a transaction that is not subject to, the registration requirements of the Securities Act. Depending upon the percentage of outstanding notes exchanged for exchange notes, the liquidity of the outstanding notes may be adversely affected, which may have an adverse effect on the price of the outstanding notes.

Broker-dealers or holders of outstanding notes may become subject to the registration and prospectus delivery requirements of the Securities Act.

Any broker-dealer that exchanges its outstanding notes in the exchange offers for the purpose of participating in a distribution of the exchange notes or resells exchange notes that were received by it for its own account in the exchange offer may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act. In addition to broker-dealers, any holder of notes that exchanges its outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that holder.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there can be no assurance that any active trading market will develop, or if developed, be maintained, for the exchange notes.

The exchange notes are securities for which there is no established public market. We do not intend to have the exchange notes listed on a national securities exchange or included in any automated quotation system. Therefore, an active market for any of the exchange notes may not develop or, if developed, it may not continue. The liquidity of any market for the exchange notes will depend upon the number of holders of the exchange notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the exchange notes and other factors. A liquid trading market may not develop for the exchange notes. If an active market does not develop or is not maintained, the price and liquidity of the exchange notes may be adversely affected. The market, if any, for any of the exchange notes may not be free from disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes. In addition, the exchange notes may trade at a discount from their value on the date you acquired the exchange notes or the outstanding notes (as applicable), depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Risks Relating to Our Business

We face significant competition for our solutions.

The markets for our various solutions are intensely competitive, continually evolving and, in some cases, subject to rapid technological change. We face competition from many healthcare information systems companies and other technology companies within segments of the healthcare information technology and services markets. We also compete with certain of our customers that provide internally some of the same solutions that we offer. Our key competitors include: (i) healthcare transaction processing companies, including those providing electronic data interchange (“EDI”), and/or internet-based services and those providing services through other means, such as paper and fax; (ii) healthcare information system vendors that support providers and their revenue and payment cycle management and clinical information exchange processes, including physician and dental practice management, hospital information and electronic medical record system vendors; (iii) large information technology and healthcare consulting service providers; (iv) health insurance companies, pharmacy benefit management companies, hospital management companies and pharmacies that provide or are developing electronic transaction and payment distribution services for use by providers and/or by their members and customers; (v) healthcare focused print and mail vendors; (vi) financial institutions and payment processors that have invested in healthcare data management assets; and (vii) government program eligibility and enrollment services companies. In addition, major software, hardware, information systems and business process outsourcing companies, both with and without healthcare companies as their partners, offer or have announced their intention to offer products or services that are competitive with solutions that we offer.

Within certain of the markets in which we operate, we face competition from entities that are significantly larger and have greater financial resources than we do and have established reputations for success. Other companies have targeted these markets for growth, including by developing new technologies utilizing internet-based systems. We may not be able to compete successfully with these companies and these or other competitors may commercialize products, services or technologies that render our products, services or technologies obsolete or less marketable.

Some of our customers compete with us and some, instead of using a third party provider, perform internally some of the same services that we offer.

Some of our existing customers compete with us or may plan to do so or belong to alliances that compete with us or plan to do so, either with respect to the same solutions we provide to them or with respect to some of our other lines of business. For example, some of our payer customers currently offer — through affiliated clearinghouses, web portals and other means — electronic data transmission services to providers that allow the provider to bypass third party EDI service providers such as us, and additional payers may do so in the future. The ability of payers to replicate our solutions may adversely affect the terms and conditions we are able to negotiate in our agreements with them and our transaction volume with them, which directly relates to our revenues. We may not be able to maintain our existing relationships for connectivity services with payers or develop new relationships on satisfactory terms, if at all. In addition, some of our solutions allow payers and providers to outsource business processes that they have been or could be performing internally and, in order for us to be able to compete, use of our solutions must be more efficient for them than use of internal resources.

If we are unable to retain our existing customers, our business, financial condition and results of operations could suffer.

Our success depends substantially upon the retention of our customers, particularly due to our transaction- based, recurring revenue model. We may not be able to retain some of our existing customers if we are unable to continue to provide solutions that our payer customers believe enable them to achieve improved efficiencies and cost-effectiveness, and that our provider and pharmacy customers believe allow them to more effectively manage their revenue cycle, increase reimbursement rates and improve cash flows. We also may not be able to retain customers if our electronic and/or paper-based solutions contain errors or otherwise fail to perform properly, if our pricing structure is no longer competitive or upon expiration of our contracts. Historically, we have enjoyed high customer retention rates; however, we may not be able to maintain high retention rates in the future. Our transaction-based, recurring revenues depend in part upon maintaining this high customer retention rate, and if we are unable to maintain our historically high customer retention rate, our business, financial condition and results of operations could be adversely impacted.

If we are unable to connect to a large number of payers and providers, our solutions would be limited and less desirable to our customers.

Our business largely depends upon our ability to connect electronically to a substantial number of payers, such as insurance companies, Medicare and Medicaid agencies and pharmacy benefit managers, and providers, such as hospitals, physicians, dentists, laboratories and pharmacies. The attractiveness of some of the solutions we offer to providers, such as our claims management and submission services, depends in part on our ability to connect to a large number of payers, which allows us to streamline and simplify workflows for providers. These connections may either be made directly or through a clearinghouse. We may not be able to maintain our links with a large number of payers on terms satisfactory to us and we may not be able to develop new connections, either directly or through other clearinghouses, on satisfactory terms. The failure to maintain these connections could cause our solutions to be less attractive to our provider customers. In addition, our payer customers view our connections to a large number of providers as essential in allowing them to receive a high volume of transactions and realize the resulting cost efficiencies through the use of our solutions. Our failure to maintain existing connections with payers, providers and other clearinghouses or to develop new connections as circumstances warrant, or an increase in the utilization of direct links between payers and providers, could cause our electronic transaction processing systems to be less desirable to healthcare constituents, which would reduce the number of transactions that we process and for which we are paid, resulting in a decrease in revenues and an adverse effect on our financial condition and results of operations.

The failure to maintain our relationships with our channel partners or significant changes in the terms of the agreements we have with them may have an adverse effect on our ability to successfully market our solutions.

We have entered into contracts with our channel partners to market and sell some of our solutions. Most of these contracts are on a non-exclusive basis. However, under contracts with some of our channel partners, we may be bound by provisions that restrict our ability to market and sell our solutions to potential customers. Our arrangements with some of these channel partners involve negotiated payments to them based on percentages of revenues they generate. If the payments prove to be too high, we may be unable to realize acceptable margins, but if the payments prove to be too low, the channel partners may not be motivated to produce a sufficient volume of revenues. The success of these contractual arrangements will depend in part upon the channel partners’ own competitive, marketing and strategic considerations, including the relative advantages of using alternative products being developed and marketed by them or our competitors. If any of these channel partners are unsuccessful in marketing our solutions or seek to amend the financial or other terms of the contracts we have with them, we will need to broaden our marketing efforts to increase focus on the solutions they sell and alter our distribution strategy, which may divert our planned efforts and resources from other projects. In addition, as part of the packages these channel partners sell, they may offer a choice to their customers between solutions that we supply and similar solutions offered by our competitors or by the channel partners directly. If our solutions are not chosen for inclusion in these packages, the revenues we earn from our channel partner relationships will decrease. Lastly, we could be subject to claims and liability, as a result of the activities, products or services of these channel partners or other resellers of our solutions. Even if these claims do not result in liability to us, investigating and defending these claims could be expensive, time-consuming and result in adverse publicity that could harm our business.

Our business and future success may depend on our ability to cross-sell our solutions.

Our ability to generate revenue and growth partly depends on our ability to cross-sell our solutions to our existing customers and new customers. We expect our ability to successfully cross-sell our solutions will be one of the most significant factors influencing our growth. We may not be successful in cross-selling our solutions because our customers may find our additional solutions unnecessary or unattractive. Our failure to sell additional solutions to existing customers could affect our ability to grow our business.

We have faced and will continue to face increasing pressure to reduce our prices, which may reduce our margins, profitability and competitive position.

As electronic transaction processing further penetrates the healthcare market or becomes highly standardized, competition among electronic transaction processors is increasingly focused on pricing. This competition has placed, and could place further, intense pressure on us to reduce our prices in order to retain market share. If we are unable to reduce our costs sufficiently to offset declines in our prices, or if we are unable to introduce new innovative offerings with higher margins, our results of operations could decline.

In addition, many healthcare industry constituents are consolidating to create integrated healthcare delivery systems with greater market power. As provider networks, such as hospitals, and payer organizations, such as private insurance companies, consolidate competition to provide the types of solutions we provide will become more intense, and the importance of establishing and maintaining relationships with key healthcare industry constituents will become more significant. These healthcare industry constituents have, in the past, and may, in the future, try to use their market power to negotiate price reductions for our solutions. If we are forced to reduce prices, our margins will decrease and our results of operations will decline, unless we are able to achieve corresponding reductions in expenses.

Our ability to generate revenue could suffer if we do not continue to update and improve our existing solutions and develop new ones.

We must improve the functionality of our existing solutions in a timely manner and introduce new and valuable healthcare information technology and service solutions in order to respond to technological and regulatory developments and, thereby, retain existing customers and attract new ones. For example, from time to time, government agencies may alter format and data code requirements applicable to electronic transactions. We may not be successful in responding to technological and regulatory developments and changing customer needs. The pace of change in the markets we serve is rapid, and there are frequent new product and service introductions by our competitors and channel partners who use our solutions in their offerings. If we do not respond successfully to technological and regulatory changes and evolving industry standards, our solutions may become obsolete. Technological changes also may result in the offering of competitive solutions at lower prices than we are charging for our solutions, which could result in our losing sales unless we lower the prices we charge. If we do lower our prices on some of our solutions, we will need to increase our margins on these solutions in order to maintain our overall profitability. In addition, the solutions we develop or license may not be able to compete with the alternatives available to our customers.

Our business will suffer if we fail to successfully integrate acquired businesses and technologies or to appropriately assess the risks in particular transactions.

We have historically acquired and, in the future, plan to acquire, businesses, technologies, services, product lines and other assets. The successful integration of any businesses and assets we acquire into our operations, on a cost-effective basis, can be critical to our future performance. The amount and timing of the expected benefits of any acquisition, including potential synergies, are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to, those relating to:

•	our ability to maintain relationships with the customers of the acquired business;

•	our ability to cross-sell solutions to customers with which we have established relationships and those with which the acquired businesses have established relationships;

•	our ability to retain or replace key personnel of the acquired business;

•	potential conflicts in payer, provider, pharmacy, vendor or marketing relationships;

•	our ability to coordinate organizations that are geographically diverse and may have different business cultures; and

•	compliance with regulatory requirements.

We cannot guarantee that any acquired businesses will be successfully integrated with our operations in a timely or cost-effective manner, or at all. Failure to successfully integrate acquired businesses or to achieve anticipated operating synergies, revenue enhancements or cost savings could have an adverse effect on our business, financial condition and results of operations.

Although our management attempts to evaluate the risks inherent in each transaction and to evaluate acquisition candidates appropriately, we may not properly ascertain all such risks and the acquired businesses and assets may not perform as we expect or enhance the value of our company as a whole. Acquired companies or businesses also may have larger than expected liabilities that are not covered by the indemnification, if any, that we are able to obtain from the sellers. Furthermore, the historical financial statements of the companies we have acquired or may acquire in the future are prepared by management of such companies and are not independently verified by our management. In addition, any pro forma financial statements prepared by us to give effect to such acquisitions may not accurately reflect the results of operations of such companies that would have been achieved had the acquisition of such entities been completed at the beginning of the applicable periods. Finally, we cannot assure you that we will continue to acquire businesses at valuations consistent with our prior acquisitions or that we will complete acquisitions at all.

Achieving market acceptance of new or updated solutions is necessary in order for them to become profitable and will likely require significant efforts and expenditures.

Our future financial results will depend in part on whether our new or updated solutions receive sufficient customer acceptance. These solutions include, without limitation:

•	electronic billing, payment and remittance services for payers and providers that complement our existing paper-based patient billing and payment and payment distribution services;

•	electronic prescriptions from healthcare providers to pharmacies and pharmacy benefit managers;

•	our other pre- and post-adjudication services for payers and providers;

•	payment integrity and fraud, waste and abuse services for payers and providers;

•	government program eligibility and enrollment services for providers;

•	accounts receivable management, denial management, appeals and collection improvement services for providers;

•	healthcare and information technology consulting services for payers; and

•	decision support, clinical information exchange or other business intelligence solutions.

Achieving market acceptance for new or updated solutions is likely to require substantial marketing efforts and expenditure of significant funds to create awareness and demand by constituents in the healthcare industry. In addition, deployment of new or updated solutions may require the use of additional resources for training our existing sales force and customer service personnel and for hiring and training additional salespersons and customer service personnel. Failure to achieve broad penetration in target markets with respect to new or updated solutions could have an adverse effect on our business prospects and financial results.

A prolonged economic downturn and volatility could have a material adverse effect on our business, financial condition and results of operations.

The United States economy experienced a significant economic downturn and volatility during recent years. We are unable to predict the likely duration or ultimate severity of the recent economic downturn and continuing volatility. A prolonged or further weakening of economic conditions could lead to reductions in demand for our solutions. For example, for the years ended December 31, 2011 and 2010, our revenues were adversely affected by the impact of lower healthcare utilization trends driven by continued high unemployment and other economic factors. Further, weakened economic conditions or another recession could reduce the amount of income patients are able to spend on healthcare services. As a result, patients may elect to delay or forgo seeking healthcare services, which could further reduce healthcare utilization and our transaction volumes or decrease payer and provider demand for our solutions. Also, prolonged high unemployment rates could cause commercial payer membership to decline which also could lessen healthcare utilization and decrease our transaction volumes. In addition, as a result of volatile economic conditions, we may experience the negative effects of increased financial pressures on our payer and provider customers. For instance, our business, financial condition and results of operations could be negatively impacted by increased competitive pricing pressure and a decline in our customers’ credit worthiness, which could result in us incurring increased bad debt expense. If we are not able to timely and appropriately adapt to changes resulting from a weak economic environment, our business, results of operations and financial condition may be materially and adversely affected.

There are increased risks of performance problems during times when we are making significant changes to our solutions or to systems we use to provide services. In addition, implementation of our solutions and cost savings initiatives may cost more, may not provide the benefits expected, may take longer than anticipated or may increase the risk of performance problems.

In order to respond to technological and regulatory changes and evolving industry standards, our solutions must be continually updated and enhanced. The software and systems that we sell and use to provide services are inherently complex and, despite testing and quality control, we cannot be certain that errors will not be found in any changes, enhancements, updates and new versions that we market or use. Even if new or modified solutions do not have performance problems, our technical and customer service personnel may have difficulties in installing them or in providing any necessary training and support to customers.

Implementation of changes in our technology and systems may cost more or take longer than originally expected and may require more testing than initially anticipated. While new hardware and software will be tested before it is used in production, we cannot be sure that the testing will uncover all problems that may occur in actual use. If significant problems occur as a result of these changes, we may fail to meet our contractual obligations to customers, which could result in claims being made against us or in the loss of customer relationships. In addition, changes in our technology and systems may not provide the additional functionality or other benefits that were expected.

In addition, we also periodically implement efficiency measures and other cost saving initiatives to improve our operating performance. These efficiency measures and other cost saving initiatives may not provide the benefits anticipated or do so in the time frame expected. Implementation of these measures also may increase the risks of performance problems due to unforeseen impacts on our organization, systems and processes.

Disruptions in service or damages to our data or other operation centers, or other software or systems failures, could adversely affect our business.

Our data centers and operation centers are essential to our business. Our operations depend on our ability to maintain and protect our computer systems, many of which are located in our primary data centers that we operate in Memphis and Nashville, Tennessee. We also operate several satellite data centers that we plan to consolidate over time to our primary data centers. Our business and results of operations are also highly dependent on our print and mail operations, which are primarily conducted in Bridgeton, Missouri and Toledo, Ohio. We conduct business continuity planning and maintain insurance against fires, floods, other natural disasters and general business interruptions to mitigate the adverse effects of a disruption, relocation or change in operating environment; however, the situations we plan for and the amount of insurance coverage may not be adequate in any particular case. The occurrence of any of these events could result in interruptions, delays or cessations in service to users of our solutions, which could impair or prohibit our ability to provide our solutions, reduce the attractiveness of our solutions to our customers and adversely impact our financial condition and results of operations.

In addition, despite the implementation of security measures, our infrastructure, data centers or systems that we interface with, including the internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, denial-of-service attacks, terrorist attacks or other attacks by third parties or similar disruptive problems. Any of these events can cause system failure, including network, software or hardware failure, which can result in service disruptions or increased response time for our solutions. As a result, we may be required to expend significant capital and other resources to protect against security breaches and hackers or to alleviate problems caused by such breaches. The occurrence of any of these events also could disrupt our business and operations or harm our brand and reputation, either of which could adversely affect our financial condition and operating results.

We also rely on a limited number of suppliers to provide us with a variety of solutions, including telecommunications and data processing services necessary for our transaction services and processing functions and software developers for the development and maintenance of certain software products we use to provide our solutions. If these suppliers do not fulfill their contractual obligations or choose to discontinue their products or services, our business and operations could be disrupted, our brand and reputation could be harmed and our financial condition and operating results could be adversely affected.

We may be liable to our customers and may lose customers if we provide poor service, if our solutions do not comply with our agreements or if our software products or transmission systems contain errors or experience failures.

We must meet our customers’ service level expectations and our contractual obligations with respect to our solutions. Failure to do so could subject us to liability, as well as cause us to lose customers. In some cases, we rely upon third party contractors to assist us in providing our solutions. Our ability to meet our contractual obligations and customer expectations may be impacted by the performance of our third party contractors and their ability to comply with applicable laws and regulations. For example, our electronic payment and remittance solutions depend in part on the ability of our vendors to comply with applicable banking and financial service requirements and their failure to do so could cause an interruption in the solutions we provide or require us to seek alternative solutions or relationships.

Errors in the software and systems we provide to customers or use to provide our solutions also could cause serious problems for our customers. In addition, because of the large amount of data we collect and manage, it is possible that hardware failures and errors in our systems would result in data loss or corruption or cause the information that we collect to be incomplete or contain inaccuracies that our customers could regard as significant. For example, errors in our transaction processing systems can result in payers paying the wrong amount, making payments to the wrong payee or delaying payments. Since some of our solutions relate to laboratory ordering and reporting and electronic prescriptions, an error in our systems also could result in injury to a patient. If problems like these occur, our customers may seek compensation from us or may seek to terminate their agreements with us, withhold payments due to us, seek refunds from us of part or all of the fees charged under our agreements, request a loan or advancement of funds or initiate litigation or other dispute resolution procedures. In addition, we may be subject to claims against us by others affected by any such problems.

Our activities and the activities of our third party contractors involve the storage, use and transmission of financial and personal health information. Accordingly, security breaches of our or their computer systems or at our print and mail operation centers could expose us to a risk of loss or litigation, government enforcement actions and contractual liabilities. We cannot be certain that contractual provisions attempting to limit our liability in these areas will be successful or enforceable, or that other parties will accept such contractual provisions as part of our agreements. Any security breaches also could impact our ability to provide our solutions, as well as impact the confidence of our customers in our solutions, either of which could have an adverse effect on our business, financial condition and results of operations.

We attempt to limit, by contract, our liability for damages arising from our negligence, errors, mistakes or security breaches. However, contractual limitations on liability may not be enforceable or may otherwise not provide sufficient protection to us from liability for damages. We maintain liability insurance coverage, including coverage for errors and omissions. It is possible, however, that claims could exceed the amount of our applicable insurance coverage, if any, or that this coverage may not continue to be available on acceptable terms or in sufficient amounts. Even if these claims do not result in liability to us, investigating and defending against them could be expensive and time consuming and could divert management’s attention away from our operations. In addition, negative publicity caused by these events may negatively impact market acceptance of our solutions, including unrelated solutions, or may harm our reputation and our business.

Recent and future developments in the healthcare industry could adversely affect our business

Almost all of our revenue is either derived from the healthcare industry or could be affected by changes in healthcare spending. The healthcare industry is highly regulated and subject to changing political, legislative, regulatory and other influences. In March 2010, the President signed into law PPACA. As enacted, PPACA will change how healthcare services are covered, delivered and reimbursed through expanded coverage of uninsured individuals, reduced Medicare program spending and insurance market reforms. By January 2014, PPACA requires states to expand Medicaid coverage significantly and establish health insurance exchanges to facilitate the purchase of health insurance by individuals and small employers and provides subsidies to states to create non-Medicaid plans for certain low-income residents. As further described below, however, the United States Supreme Court recently ruled that states may opt out of the Medicaid expansion provisions. Effective in 2014, PPACA imposes penalties on individuals who do not obtain health insurance and employers that do not provide health insurance to their employees. PPACA also sets forth several insurance market reforms, including increased dependent coverage, prohibitions on excluding individuals based on pre-existing conditions and mandated minimum medical loss ratios for health plans. In addition, PPACA provides for significant new taxes, including an industry user tax paid by health insurance companies beginning in 2014, as well as an excise tax on health insurers and employers offering high cost health coverage plans. PPACA also imposes significant Medicare Advantage funding cuts and material reductions to Medicare and Medicaid program spending. PPACA further provides for additional resources to combat healthcare fraud, waste and abuse and also requires the United States Department of Health and Human Services (“HHS”) to adopt standards for electronic transactions in addition to those required under Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and to establish operating rules to promote uniformity in the implementation of each standardized electronic transaction. In addition, several states are considering, or may consider, legislative proposals that could affect our business or that of our customers.

If implemented as enacted and if states do not opt out of the Medicaid expansion provisions, the provisions of PPACA that are designed to expand health coverage potentially could result in an overall increase in transactions for our business and demand for our solutions; however, our customers may attempt to reduce spending to offset the increased costs associated with meeting the various PPACA insurance market reforms. Likewise, as the Medicare payment reductions and other reimbursement changes impact our customers, our customers may attempt to seek price concessions from us or reduce their use of our solutions. Thus, PPACA may result in a reduction of expenditures by customers or potential customers in the healthcare industry, which could have an adverse effect on our business, financial condition and results from operations. Further, we may experience increased costs from responding to new standardized transaction and implementation rules and our customers’ needs.

While many of the provisions of PPACA will not be directly applicable to us, PPACA, as enacted, will affect the business of our payer, provider and pharmacy customers and also will affect the Medicaid programs of the states with which we have contracts. Numerous lawsuits have challenged the constitutionality of PPACA. On June 28, 2012, the United States Supreme Court upheld the constitutionality of PPACA except for provisions that would have allowed HHS to penalize states that did not implement the Medicaid expansion provisions with the loss of existing federal Medicaid funding. Because states that do not implement the Medicaid expansion will forego funding established by PPACA to cover most of the expansion costs, it is unclear how many states will decline to implement the Medicaid expansion. Further, repeal or modification of PPACA has become a theme in political campaigns during the 2012 election year. Due to these factors, we are unable to predict with any reasonable certainty or otherwise quantify the likely impact of PPACA on our business model, financial condition or results of operations.

Moreover, currently there are numerous federal, state and private initiatives and studies seeking ways to increase the use of information technology in healthcare as a means of improving care and reducing costs. These initiatives may result in additional or costly legal or regulatory requirements that are applicable to us and our customers, may encourage more companies to enter our markets, may provide advantages to our competitors and may result in the development of technology solutions that compete with ours. Any such initiatives may result in a reduction of expenditures by customers or potential customers in the healthcare industry, which could have an adverse effect on our business.

In addition, other general reductions in expenditures by healthcare industry constituents could result from, among other things:

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government regulation or private initiatives that affect the manner in which providers interact with patients, payers or other healthcare industry constituents, including changes in pricing or means of delivery of healthcare solutions;

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reductions in governmental funding for healthcare, in addition to reductions required by PPACA, such as reductions resulting from the Budget Control Act of 2011 (“BCA”). Pursuant to BCA, a bipartisan joint Congressional committee was created to identify additional deficit reductions. Because the committee failed to propose a plan to cut the deficit by an additional $1.2 trillion by the November 2011 deadline, BCA requires automatic spending reductions of $1.2 trillion for federal fiscal years 2013 through 2021, minus any deficit reductions enacted by Congress and debt service costs; and

•	adverse changes in business or economic conditions affecting payers, providers, pharmaceutical companies, medical device manufacturers or other healthcare industry constituents.

Even if general expenditures by healthcare industry constituents remain the same or increase, other developments in the healthcare industry may result in reduced spending on information technology and services or in some or all of the specific markets we serve or are planning to serve. In addition, our customers’ expectations regarding pending or potential healthcare industry developments also may affect their budgeting processes and spending plans with respect to the types of solutions we provide. For example, use of our solutions could be affected by:

•	changes in the billing patterns of providers;

•	changes in the design of health insurance plans;

•	changes in the contracting methods payers use in their relationships with providers; and

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decreases in marketing expenditures by pharmaceutical companies or medical device manufacturers, as a result of governmental regulation or private initiatives that discourage or prohibit promotional activities by pharmaceutical or medical device companies For example, PPACA includes a requirement that manufacturers of drugs and medical devices annually report to HHS anything of value given by such manufacturers to physicians, beginning March 31, 2013.

The healthcare industry has changed significantly in recent years, and we expect that significant changes will continue to occur. The timing and impact of developments in the healthcare industry are difficult to predict. Furthermore, we are unable to predict how providers, payers, pharmacies and other healthcare market participants will respond to the various reform provisions contained in PPACA, many of which will not be implemented for several years and could be delayed, repealed or blocked. We cannot be sure that the markets for our solutions will continue to exist at current levels or that we will have adequate technical, financial and marketing resources to react to changes in those markets.

Government regulation creates risks and challenges with respect to our compliance efforts and our business strategies.

The healthcare industry is highly regulated and subject to changing political, legislative, regulatory and other influences. Many healthcare laws are complex, and their application to specific services and relationships may not be clear. In particular, many existing healthcare laws and regulations, when enacted, did not anticipate the healthcare information solutions that we provide, and these laws and regulations may be applied to our solutions in ways that we do not anticipate. PPACA, as enacted, and other federal and state proposals to reform or revise aspects of the healthcare industry or to revise or create additional statutory and regulatory requirements, if implemented, could impact our operations, the use of our solutions and our ability to market new solutions, or could create unexpected liabilities for us. We also may be impacted by non-healthcare laws as a result of some of our solutions. For example, laws, regulations and industry standards regulating the banking and financial services industry may impact our operations as a result of the electronic payment and remittance services we offer directly or through third party vendors. We are unable to predict what changes to laws or regulations might be made in the future or how those changes could affect our business or the costs of compliance.

We have attempted to structure our operations to comply with legal requirements applicable to us directly and to our customers and third party contractors, but there can be no assurance that our operations will not be challenged or impacted by enforcement initiatives. Any determination by a court or agency that our solutions violate, or cause our customers to violate, applicable laws or regulations could subject us or our customers to civil or criminal penalties. Such a determination also could require us to change or terminate portions of our business, disqualify us from serving customers who are or do business with government entities, or cause us to refund some or all of our service fees or otherwise compensate our customers. In addition, failure to satisfy laws or regulations could adversely affect demand for our solutions and could force us to expend significant capital, research and development and other resources to address the failure. Even an unsuccessful challenge by regulatory authorities or private whistleblowers could result in loss of business, exposure to adverse publicity and injury to our reputation and could adversely affect our ability to retain and attract customers. Laws and regulations impacting our operations include the following:

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HIPAA and Other Privacy and Security Requirements. There are numerous federal and state laws and regulations related to the privacy and security of personal health information. In particular, regulations promulgated pursuant to HIPAA established privacy and security standards that limit the use and disclosure of individually identifiable health information and require the implementation of administrative, physical and technological safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form. Health plans, healthcare clearinghouses and most providers are considered by the HIPAA regulations to be “Covered Entities.” With respect to our operations as a healthcare clearinghouse, we are directly subject to the privacy regulations established under HIPAA (“Privacy Standards”) and the security regulations established under HIPAA (“Security Standards”). In addition, our payer and provider customers are considered to be Covered Entities and are required to enter into written agreements with us, known as Business Associate agreements, under which we are considered to be a “Business Associate” and that require us to safeguard individually identifiable health information and restrict how we may use and disclose such information. Effective February 2010, American Recovery and Reinvestment Act of 2009 (“ARRA”) extended the direct application of certain provisions of the Privacy Standards and Security Standards to us when we are functioning as a Business Associate of our payer or provider customers. In addition, in July 2010, HHS published a notice of proposed rulemaking to modify the Privacy Standards, Security Standards and enforcement rules to align with the statutory changes in ARRA, which would require substantially all of our Business Associate agreements to be re-contracted within eighteen months of the final rule. To date, final regulations have not been issued on this matter. If the final regulations require re-contracting of our Business Associate agreements, then we will be required to apply additional resources to the re-contracting process and our affected customers in complying with this rule.

Violations of the Privacy Standards and Security Standards may result in civil and criminal penalties, and ARRA increased the penalties for HIPAA violations and strengthened the enforcement provisions of HIPAA. Recently, enforcement activities appear to have increased, and ARRA further increased such enforcement activities. For example, as required by ARRA, HHS is completing a pilot program involving audits of up to 115 Covered Entities by the end of 2012. In addition, ARRA authorizes state attorneys general to bring civil actions seeking either injunctions or damages in response to violations of Privacy Standards and Security Standards that threaten the privacy of state residents.

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Data Protection and Breaches. In recent years, there have been a number of well-publicized data breaches involving the improper dissemination of personal information of individuals both within and outside of the healthcare industry. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals. In many cases, these laws are limited to electronic data, but states are increasingly enacting or considering stricter and broader requirements. Covered Entities must report breaches of unsecured protected health information to affected individuals without unreasonable delay but not to exceed 60 days following discovery of the breach by a Covered Entity or its agents. Notification also must be made to HHS and, in certain circumstances involving large breaches, to the media. Business Associates must report breaches of unsecured protected health information to Covered Entities within 60 days of discovery of the breach by the Business Associate or its agents. In addition, the Federal Trade Commission (“FTC”) has prosecuted certain data breach cases as unfair and deceptive acts or practices under the Federal Trade Commission Act. Further, by regulation, the FTC requires creditors, which may include some of our customers, to implement identity theft prevention programs to detect, prevent and mitigate identity theft in connection with customer accounts. Although Congress passed legislation that restricts the definition of “creditor” and exempts many healthcare providers from complying with this rule, we may be required to apply additional resources to our existing process to assist our affected customers in complying with this rule. We have implemented and maintain physical, technical and administrative safeguards intended to protect all personal data and have processes in place to assist us in complying with all applicable laws and regulations regarding the protection of this data and properly responding to any security breaches or incidents; however, we cannot be sure that these safeguards are adequate to protect all personal data or assist us in complying with all applicable laws and regulations regarding the protection of personal data and responding to any security breaches or incidents.

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HIPAA Transaction and Identifier Standards. HIPAA and its implementing regulations mandate format, data content and provider identifier standards that must be used in certain electronic transactions, such as claims, payment advice and eligibility inquiries. Although our systems are fully capable of transmitting transactions that comply with these requirements, some payers and healthcare clearinghouses with which we conduct business interpret HIPAA transaction requirements differently than we do or may require us to use legacy formats or include legacy identifiers as they transition to full compliance. PPACA, however, requires HHS to establish operating rules to promote uniformity in the implementation of each standardized electronic transaction. Where payers or healthcare clearinghouses require conformity with their interpretations or require us to accommodate legacy transactions or identifiers as a condition of successful transactions, we seek to comply with their requirements, but may be subject to enforcement actions as a result. In January 2012, HHS issued a final rule establishing uniform standards that health plans must use by no later than January 1, 2014 for electronic fund transfers with providers. In addition, PPACA requires HHS to establish standards for health claims attachment transactions.

In January 2009, the Centers for Medicare and Medicaid Services (“CMS”) published a final rule adopting updated standard code sets for diagnoses and procedures known as the ICD-10 code sets. A separate final rule also published by CMS in January 2009 resulted in changes to the formats to be used for electronic transactions known as Version 5010. The use of Version 5010 became mandatory on January 1, 2012, but CMS delayed enforcement until July 1, 2012. The use of the ICD-10 code sets is required by October 1, 2013, but HHS has proposed to extend this deadline by one year. We have been modifying and will continue to modify our systems and processes to prepare for and implement these changes. We may not be successful in responding to these changes and any responsive changes we make to our transactions and software may result in errors or otherwise negatively impact our service levels. We also may experience complications related to supporting customers that are not fully compliant with the revised requirements as of the applicable compliance and/or enforcement date. In addition, the compliance dates for ICD-10 code sets may overlap with the adoption of the operating rules as mandated by PPACA, which may further burden our resources.

Similar to the provider identifier standards, known as the national provider identifier (“NPI”), CMS has proposed a unique health plan identifier that health plans would be required to use and an “other entity identifier” that entities involved in health care transactions that are not health plans, providers or individuals could opt to use. If these proposals are finalized, we may be required to modify our systems to accommodate these identifiers.

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Electronic Health Records. ARRA provides for Medicare and Medicaid incentive payments for eligible hospitals and eligible professionals to adopt and meaningfully use certified electronic health records (“EHR”) technology. Beginning in 2015, eligible hospitals and eligible professionals who fail to attest to the meaningful use of EHR technology will face reductions in Medicare payments. These incentives and the risk of reduced Medicare payments promote the adoption of EHR technology which may impact our business.

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Anti-Kickback and Anti-Bribery Laws. A number of federal and state laws govern patient referrals, financial relationships with physicians and other referral sources and inducements to providers and patients, including restrictions contained in amendments to the Social Security Act, commonly known as the “federal Anti-Kickback Law.” The federal Anti-Kickback Law prohibits any person or entity from offering, paying, soliciting or receiving, directly or indirectly, anything of value with the intent of generating referrals of patients covered by Medicare, Medicaid or other federal healthcare programs. Many states also have similar anti-kickback laws that are not necessarily limited to items or services for which payment is made by a federal healthcare program. Moreover, both federal and state laws forbid bribery and similar behavior. Any determination by a state or federal regulatory agency that any of our activities or those of our customers or vendors violate any of these laws could subject us to civil or criminal penalties, could require us to change or terminate some portions of our business, could require us to refund a portion of our service fees, could disqualify us from providing services to customers who are or do business with government programs and could have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities of our activities could result in adverse publicity and could require a costly response from us.

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False or Fraudulent Claim Laws. There are numerous federal and state laws that prohibit false or fraudulent claims. False or fraudulent claims include, but are not limited to, billing for services not rendered, failing to refund known overpayments, misrepresenting actual services rendered, improper coding and billing for medically unnecessary items or services. The federal False Claims Act (“FCA”) and some state false claims laws contain whistleblower provisions that allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the government. Whistleblowers, the federal government and some courts have taken the position that entities that have violated other statutes, such as the federal Anti-Kickback Law, have thereby submitted false claims under the FCA. We rely on our customers to provide us with accurate and complete information. Errors and the unintended consequences of data manipulations by us or our systems with respect to entry, formatting, preparation or transmission of claim information may be determined or alleged to be in violation of these laws and regulations or could adversely impact the compliance of our customers.

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Financial Services Related Laws and Rules. Financial services and electronic payment processing services are subject to numerous laws, regulations and industry standards, some of which may impact our operations and subject us, our vendors and our customers to liability as a result of the payment distribution and processing solutions we offer. Although we do not act as a bank, we offer solutions that involve banks, or vendors who contract with banks and other regulated providers of financial services. As a result, we may be impacted by banking and financial services industry laws, regulations and industry standards, such as licensing requirements, solvency standards, requirements to maintain the privacy and security of nonpublic personal financial information and Federal Deposit Insurance Corporation deposit insurance limits. In addition, our patient billing and payment distribution and processing solutions may be impacted by payment card association operating rules, certification requirements and rules governing electronic funds transfers. If we fail to comply with applicable payment processing rules or requirements, we may be subject to fines and changes in transaction fees and may lose our ability to process credit and debit card transactions or facilitate other types of billing and payment solutions. Moreover, payment transactions processed using the Automated Clearing House Network (“ACH”) are subject to network operating rules promulgated by the National Automated Clearing House Association and to various federal laws regarding such operations, including laws pertaining to electronic funds transfers, and these rules and laws may impact our billing and payment solutions. Further, our solutions may impact the ability of our payer customers to comply with state prompt payment laws. These laws require payers to pay healthcare claims meeting the statutory or regulatory definition of a “clean claim” to be paid within a specified time frame.

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United States Postal Service Laws and Regulations. Our patient statements and payment services solutions provide mailing services primarily delivered through the United States Postal Service (“USPS”). Although we generally pass these costs through to our customers, postage is the largest component of our costs of operations. Postage rates are dependent on the operating efficiencies of the USPS and legislative and regulatory mandates imposed on the USPS as a result of various fiscal and political factors. Accordingly, new USPS laws or regulations, including changes in the interpretation of existing regulations, changes in the operations of USPS or future rate increases, may negatively impact our business and results of operations. In addition, we rely on significant discounts from the basic USPS postage rate structure, which could be changed or discontinued at any time. While we cannot predict the timing or magnitude of such changes, the current economic and political environment is likely to lead to further rate increases and/or changes in the operations, policies and regulatory interpretations of the USPS. Because we may be unable to implement changes mandated by the USPS in our operations or pass such rate increases through to our customers, any failure or alleged failure to comply with applicable laws and regulations, or any adverse applications of, or changes in, the USPS laws and regulations affecting our business, could have a material adverse effect on our operating results and/or financial condition.

Legislative changes may impede our ability to utilize our off-shore service capabilities.

In our operations, we have contractors located outside of the United States who may have access to patient health information in order to assist us in performing services for our customers. From time to time, the United States Congress considers legislation that would restrict the transmission of personally identifiable information regarding a United States resident to any foreign affiliate, subcontractor or unaffiliated third party without adequate privacy protections or without providing notice to the identifiable individual of the transmission and an opportunity to opt out. Some of the proposals considered would have required patient consent and imposed liability on healthcare businesses arising from the improper sharing or other misuse of personally identifiable information. Congress also has considered creating a private civil cause of action that would allow an injured party to recover damages sustained as a result of a violation of these proposed restrictions. A number of states also have considered, or are in the process of considering, prohibitions or limitations on the disclosure of medical or other personal information to individuals or entities located outside of the United States. If legislation of this type is enacted, our ability to utilize off-shore resources may be impeded, and we may be subject to sanctions for failure to comply with the new mandates of the legislation. In addition, the enactment of such legislation could result in such work being performed at a lower margin of profitability, or even at a loss. Further, as a result of concerns regarding the possible misuse of personally identifiable information, some of our customers have contractually limited our ability to use our off-shore resources. Use of off-shore resources may increase our risk of violating our contractual obligations to our customers to protect the privacy and security of individually identifiable health information provided to us, which could adversely impact our reputation and operating results.

Failure by our customers to obtain proper permissions or provide us with accurate and appropriate data may result in claims against us or may limit or prevent our use of data which could harm our business.

We require our customers to provide necessary notices and obtain necessary permissions for the use and disclosure of the information that we receive. If they do not provide necessary notices or obtain necessary permissions, then our use and disclosure of information that we receive from them or on their behalf may be limited or prohibited by state or federal privacy or other laws. Such failures by our customers could impair our functions, processes and databases that reflect, contain or are based upon such data. For example, as part of our claims submission services, we rely on our customers to provide us with accurate and appropriate data and directives for our actions. While we have implemented features and safeguards designed to maximize the accuracy and completeness of claims content, these features and safeguards may not be sufficient to prevent inaccurate claims data from being submitted to payers. In addition, such failures by our customers could interfere with or prevent creation or use of rules, analyses or other data-driven activities that benefit us. Accordingly, we may be subject to claims or liability for inaccurate claims data submitted to payers or for use or disclosure of information by reason of lack of valid notice or permission. These claims or liabilities could damage our reputation, subject us to unexpected costs and adversely affect our financial condition and operating results.

Certain of our solutions present the potential for embezzlement, identity theft or other similar illegal behavior by our employees or contractors with respect to third parties.

Among other things, our solutions include printing and mailing checks and/or facilitating electronic funds transfers for our payer customers and handling mail and payments from payers and from patients for many of our provider customers. These services frequently include handling original checks and/or credit card information and occasionally may include currency. Even in those cases in which we do not facilitate payments or handle original documents or mail, our services also involve the use and disclosure of personal and business information that could be used to impersonate third parties or otherwise gain access to their data or funds. If any of our employees or contractors takes, converts or misuses such funds, documents or data, or we experience a data breach creating a risk of identity theft, we could be liable for damages, and our business reputation could be damaged or destroyed. In addition, we could be perceived to have facilitated or participated in illegal misappropriation of funds, documents or data and, therefore, be subject to civil or criminal liability. Federal and state regulators may take the position that a data breach or misdirection of data constitutes an unfair or deceptive act or trade practice. We also may be required to notify individuals affected by any data breaches. Further, a data breach or similar incident could impact the ability of our customers that are creditors to comply with the federal “red flags” rules, which require the implementation of identity theft prevention programs to detect, prevent and mitigate identity theft in connection with customer accounts.

Contractual relationships with customers that are governmental agencies or are funded by government programs may impose special burdens on us and provide special benefits to those customers.

A portion of our revenues comes from customers that are governmental agencies or are funded by government programs. Our contracts and subcontracts may be subject to some or all of the following:

•	termination when appropriated funding for the current fiscal year is exhausted;

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termination for the governmental customer’s convenience, subject to a negotiated settlement for costs incurred and profit on work completed, along with the right to place contracts out for bid before the full contract term, as well as the right to make unilateral changes in contract requirements, subject to negotiated price adjustments;

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compliance and reporting requirements related to, among other things, agency specific policies and regulations, equal employment opportunity, affirmative action for veterans and workers with disabilities and accessibility for the disabled;

•	broad audit rights; and

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specialized remedies for breach and default, including setoff rights, retroactive price adjustments and civil or criminal fraud penalties, as well as mandatory administrative dispute resolution procedures instead of state contract law remedies.

In addition, certain violations of federal and state law may subject us to having our contracts terminated and, under certain circumstances, suspension and/or debarment from future government contracts. We also are subject to conflict-of-interest rules that may affect our eligibility for some federal, state and local government contracts, including rules applicable to all United States government contracts, as well as rules applicable to the specific agencies with which we have contracts or with which we may seek to enter into contracts.

The protection of our intellectual property requires substantial resources.

We rely upon a combination of trade secret, copyright and trademark laws, license agreements, confidentiality procedures, nondisclosure agreements and technical measures to protect the intellectual property used in our business. The steps we have taken to protect and enforce our proprietary rights and intellectual property may not be adequate. For instance, we may not be able to secure trademark or service mark registrations for marks in the United States or in foreign countries or take similar steps to secure patents for our proprietary applications. Third parties may infringe upon or misappropriate our copyrights, trademarks, service marks and other intellectual property rights. If we believe a third party has misappropriated our intellectual property, litigation may be necessary to enforce and protect those rights, which would divert management resources, would be expensive and may not effectively protect our intellectual property. As a result, if anyone infringes or misappropriates our intellectual property, it may have an adverse effect on our business, financial condition and results of operations.

Third parties may claim that we are infringing their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling certain solutions.

We could be subject to claims that we are misappropriating or infringing intellectual property or other proprietary rights of others. These claims, even if not meritorious, could be expensive to defend and divert management’s attention from our operations. If we become liable to third parties for infringing these rights, we could be required to pay a substantial damage award and to develop non-infringing technology, obtain a license or cease selling the solutions or services that use or contain the infringing intellectual property. We may be unable to develop non-infringing solutions or obtain a license on commercially reasonable terms, or at all. We also may be required to indemnify our customers if they become subject to third party claims relating to intellectual property that we license or otherwise provide to them, which could be costly.

A write-off of all or a part of our identifiable intangible assets or goodwill would adversely affect our operating results and reduce our net worth.

We have significant identifiable intangible assets and goodwill, which represents the excess of the total consideration transferred in connection with the Merger over the estimated fair value of the net assets acquired. As of March 31, 2012, we had $1,794.0 million of identifiable intangible assets and $1,470.1 million of goodwill on our balance sheet, which represented in excess of 85.3% of our total assets. We amortize identifiable intangible assets over their estimated useful lives which range from 1 to 20 years. We also evaluate our goodwill for impairment at least annually. We are not permitted to amortize goodwill under United States generally accepted accounting principles. In the event an impairment of goodwill is identified, a charge to earnings would be recorded. Although it does not affect our cash flow, a write-off in future periods of all or a part of these assets would adversely affect our financial condition and operating results. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Estimates — Goodwill and Intangible Assets.”

Our success depends in part on our ability to identify, recruit and retain skilled management, including our executive officers, and technical personnel. If we fail to recruit and retain suitable candidates or if our relationship with our employees changes or deteriorates, there could be an adverse effect on our business.

Our future success depends upon our continuing ability to identify, attract, hire and retain highly qualified personnel, including skilled management, product, technology, sales and marketing personnel, all of whom are in high demand and are often subject to competing offers. In particular, our executive officers are critical to the management of our business. The loss of any of our executive officers could impair our ability to execute our business plan and growth strategy, reduce revenues, cause us to lose customers, or lead to employee morale problems and/or the loss of key employees. Competition for qualified personnel in the healthcare information technology and services industry is intense, and we may not be able to hire or retain a sufficient number of qualified personnel to meet our requirements, or be able to do so at salary, benefit and other compensation costs that are acceptable to us. A loss of a substantial number of qualified employees, or an inability to attract, retain and motivate additional highly skilled employees required for expansion of our business, could have an adverse effect on our business. In addition, while none of our employees are currently unionized, unionization of our employees is possible in the future. Such unionizing activities could be costly to address and, if successful, likely would adversely impact our operations.

Lengthy sales, installation and implementation cycles for some of our solutions may result in delays or an inability to generate revenues from these solutions.

Sales of certain complex solutions and applications may result in longer sales, contracting and implementation cycles for our customers. These sales may be subject to delays due to customers’ internal procedures for deploying new technologies and processes and implementation may be subject to delays based on the availability of the internal customer resources needed. The use of our solutions also may be delayed due to reluctance to change or modify existing procedures. We are unable to control many of the factors that will influence the timing of the buying decisions of potential customers or the pace at which installation and training may occur. If we experience longer sales, contracting and implementation cycles for our solutions, we may experience delays in generating, or an inability to generate revenue from these solutions, which could have an adverse effect on our financial results.

We may be a party to legal, regulatory and other proceedings that could result in unexpected adverse outcomes.

From time to time, we are a party to legal and regulatory proceedings, including matters involving governmental agencies with whom we do business and other proceedings arising in the ordinary course of business. In addition, there are an increasing number of investigations and proceedings in the health care industry generally that seek recovery under HIPAA, the federal Anti-Kickback Law, the FCA and other statutes and regulations applicable to our business. We also may be impacted by non-healthcare laws affecting our business, such as employment, banking and financial services and USPS laws and regulations. We evaluate our exposure to these legal and regulatory proceedings and establish reserves for the estimated liabilities in accordance with United States generally accepted accounting principles. Assessing and predicting the outcome of these matters involves substantial uncertainties. Although not currently anticipated by management, unexpected outcomes in these legal proceedings, or changes in management’s evaluations or predictions and accompanying changes in established reserves, could have a material adverse impact on our financial results.

Risks Related to our Organization and Structure

We are a holding company and our principal asset is our ownership of equity interests in our subsidiaries; accordingly, we are dependent upon distributions from our subsidiaries to pay any dividends, taxes and any other expenses.

We are a holding company and our principal asset is our ownership of equity interests in our subsidiaries. We have no independent means of generating revenue. We intend to cause our subsidiaries to make distributions to us as the direct or indirect holder of 100% of the equity interests of such subsidiaries in amounts sufficient to make payments in respect of the term loan facility, revolving facility, the notes and our other outstanding indebtedness, including payments required under our tax receivable agreements (as discussed below). To the extent that we need funds and our subsidiaries are unable or otherwise restricted from making such distributions under applicable law or regulation, as a result of the terms in our credit agreements or are otherwise unable to provide such funds, it could adversely affect our liquidity and financial condition.

The amounts we will be required to pay under our tax receivable agreements could be significant and, in certain circumstances, could differ significantly (in both timing and amount) from the underlying tax benefits we actually realize.

In connection with the Company’s August 2009 initial public offering (the “IPO”), the Company entered into tax receivable agreements which obligated the Company to make payments to certain current and former owners of the Company, including affiliates of General Atlantic LLC (“General Atlantic”), Hellman & Friedman and certain members of management, equal to 85% of the applicable cash savings that the Company realizes as a result of tax attributes arising from certain previous transactions, including the 2011 Transactions. In connection with the 2011 Transactions, General Atlantic assigned its rights under the tax receivable agreements to affiliates of Blackstone (Blackstone, together with affiliates of Hellman & Friedman and certain current and former members of management, are hereinafter sometimes referred to collectively as the “TRA Members”).

The payments we are required to make under the tax receivable agreements could be substantial. The amount and timing of any payments under the tax receivable agreements will vary depending upon a number of factors, including the determination of the actual amount of step up in tax basis arising as a result of the Merger, the allocation of that step up among the assets of our subsidiaries, the amount and timing of the taxable income we generate in the future and the tax rate then applicable. We expect that, assuming no material changes in tax law and that we earn sufficient taxable income to realize the full potential tax benefit, future payments will range from $0.3 million to $31.2 million per year over the next 18 years. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding payments due under the tax receivable agreements. As of March 31, 2012, we expected total payments under the tax receivable agreements of $361.1 million. $144.4 million of this amount, which included the initial fair value of the tax receivable agreement obligations plus accretion to date, was reflected as an obligation on the balance sheet at March 31, 2012.

There may be circumstances in which the payments under the tax receivable agreements may differ significantly (in both timing and amount) from the underlying tax benefits we actually realize. Pursuant to the tax receivable agreements, upon a covered change of control, we could be required to make payments that significantly exceed our actual cash tax savings from the tax benefits giving rise to such payments. Moreover, upon a covered change of control or initial public offering, we will have the option to terminate the tax receivable agreements in exchange for a lump-sum payment (based on an assumption that all expected potential tax benefits actually will be realized). In addition, under the tax receivable agreements, the TRA Members will not reimburse us for any payments previously made if such tax benefits are subsequently disallowed, except that excess payments made to the TRA Members will be netted against payments otherwise to be made, if any, after our determination of such excess. As a result, in such circumstances, we could make payments under the tax receivable agreements that are greater than our actual cash tax savings and may not be able to recoup those payments. Furthermore, because we are a holding company with no operations of our own, our ability to make payments under the tax receivable agreements is substantially dependent on the ability of our subsidiaries to make distributions to us. To the extent that we are unable to make payments under the tax receivable agreements for any reason, such payments will be deferred and will accrue interest until paid.

Any difference between the payments we are required to make under the tax receivable agreements and the underlying tax benefits we actually realize could adversely affect our results of operations and/or our liquidity.

We are controlled by the Investor Group, whose interests may conflict with ours or yours as a creditor.

We are controlled by the Investor Group, which includes affiliates of Blackstone and Hellman & Friedman. The Investor Group controls the election of our directors and thereby have the power to control our affairs and policies, including the appointment of management. Circumstances may occur in which the interests of the Investor Group could be in conflict with our interests. The Investor Group may have an interest in pursuing acquisitions, divestitures, financing or other transactions, including, but not limited to, the issuance of additional debt or equity and the declaration and payment of dividends, that, in their judgment, could enhance their equity investments, even though such transactions may involve risk to us or to you as a holder of the notes. The Investor Group does not have any liability for any obligations under or relating to the notes and their interests may be in conflict with yours. Additionally, the Investor Group may make investments in businesses that directly or indirectly compete with us, or may pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. For information concerning our arrangements with the Investor Group, including affiliates of Blackstone and Hellman & Friedman, see “Management” and “Certain Relationships and Related Party Transactions.”

Risks Related to Our Indebtedness and the Notes

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the senior credit facilities or notes.

As of March 31, 2012, our total debt was $2,001.6 million (before the deduction of unamortized debt discount of $57.1 million), comprised of $1,220.9 million of senior secured indebtedness under our term loan facility, $375.0 million of indebtedness under outstanding 2019 notes, $375.0 million of indebtedness under outstanding 2020 notes and $30.7 million of indebtedness under our data sublicense agreement. Additionally, we had $125.0 million of unutilized capacity under our revolving facility. In April 2012, we amended the credit agreement governing the senior credit facilities to reprice the senior credit facilities and borrow $80.0 million of additional term loans for general corporate purposes, including acquisitions. If we cannot generate sufficient cash flow from operations to service our debt, we may need to refinance our debt, dispose of assets or issue equity to obtain necessary funds. We do not know whether we will be able to take any of such actions on a timely basis or on terms satisfactory to us or at all.

Our high degree of leverage could have important consequences, including:

•	making it more difficult for us to make payments on the senior credit facilities and the outstanding notes;

•	increasing our vulnerability to general economic and industry conditions;

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requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as certain of our borrowings under our senior credit facilities are at variable rates of interest;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged; and

•	increasing our cost of borrowing.

Borrowings under our senior credit facilities are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Due to a floor on the floating rate index of 1.25% under the term loan facility, a 0.125% increase in the floating rates on the funded amounts under our senior credit facility would have had only a negligible impact on our annual cash interest expense. Assuming all revolving loans are drawn under the revolving facility, a 0.125% change in the floating rate would result in an additional $0.2 million increase in our annual cash interest expense. In January 2012, we entered into interest rate swaps that involve the exchange of floating for fixed rate interest payments that partially reduced our exposure to interest rate volatility. However, we may not maintain these interest rate swaps as currently structured with respect to our variable rate indebtedness, and any future additional swaps we enter into may not fully mitigate our interest rate risk.

In addition, the credit agreement governing the senior credit facilities and the indentures governing the notes contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our debt.

Despite our substantial indebtedness, we may still be able to incur significantly more debt. The incurrence of additional debt could increase the risks associated with our substantial leverage, including our ability to service our indebtedness.

We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although the indentures governing the notes and the credit agreement governing our senior credit facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our Company. Such additional indebtedness may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness.

The credit agreement governing the senior credit facilities provides that, subject to certain conditions, we may request additional tranches of term loans, increase commitments under the revolving facility or the term loan facility or add one or more incremental revolving facility tranches (provided that the revolving credit commitments outstanding at any time have no more than three different maturity dates) in an aggregate amount not to exceed (a) $300.0 million plus (b) an unlimited amount at any time, subject to compliance on a pro forma basis with a first lien net leverage ratio of no greater than 4.00:1.00. Availability of such additional tranches of term loans or revolving facilities and/or increased commitments is subject to, among other conditions, the absence of any default under the credit agreement governing the senior credit facilities and the receipt of commitments by existing or additional financial institutions.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the senior credit facilities and the notes. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, seek additional capital, restructure or refinance our indebtedness, including the senior credit facilities and the notes, or sell assets. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The credit agreement governing the senior credit facilities and the indentures restrict our ability to use the proceeds from asset sales. We may not be able to consummate those asset sales to raise capital or sell assets at prices that we believe are fair and proceeds that we do receive may not be adequate to meet any debt service obligations then due. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit ratings, which could harm our ability to incur additional indebtedness. See “Description of the Exchange 2019 Notes” and “Description of the Exchange 2020 Notes” and “Description of Other Indebtedness.”

The outstanding notes are not, and the exchange notes will not be, secured by any of our assets and are effectively subordinated to our secured debt. Our senior credit facilities are secured and, therefore, the lenders thereunder will have a prior claim on substantially all of our assets and those of our guarantors.

The outstanding notes are not, and the exchange notes will not, be secured by any of our assets, or those of any guarantor. Our senior credit facilities, however, are secured by a security interest in substantially all of the tangible and intangible assets of us and of each guarantor, including a pledge of all of our capital stock, the capital stock of substantially all of our existing and certain future wholly-owned United States restricted subsidiaries (with certain exceptions including immaterial subsidiaries) and 65% of the capital stock of certain of our foreign restricted subsidiaries, subject in each case to the exclusion of certain assets and additional exceptions. The lenders under our senior credit facilities are entitled to accelerate all obligations thereunder if we become insolvent or are liquidated, or if we otherwise default on any of our obligations and agreements under our senior credit facilities. If payment under any of the instruments governing our secured debt is accelerated, the lenders under these instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such debt. Accordingly, the lenders under our senior credit facilities will have a prior claim on our assets (and those of the guarantors under our senior credit facilities). In that event, because the notes will not be secured by any of our or the guarantors’ assets, it is possible that our and the guarantors’ remaining assets might be insufficient to satisfy the claims of our noteholders in full. Any such exercise of the lenders’ remedies under our senior credit facilities could impede or preclude our ability to continue to operate as a going concern.

As of May 31, 2012, we had $2,082.2 million of total consolidated indebtedness (before unamortized discount), of which $1,332.2 million (including our capital leases) was secured indebtedness as defined in the indentures governing the notes. We also may incur additional secured indebtedness as permitted under the agreements governing our senior secured credit facilities and other existing instruments governing our indebtedness.

We will continue to require a significant amount of cash to service our indebtedness. The ability to generate cash or refinance our indebtedness as it becomes due depends on many factors, some of which are beyond our control.

Emdeon is a holding company, and as such has no independent operations or material assets other than its ownership of equity interests in its subsidiaries, and its subsidiaries’ contractual arrangements with customers, and it will continue to depend on its subsidiaries to distribute funds to it so that it may pay its obligations and expenses, including satisfying its obligations under the notes. The ability of the Issuer to make scheduled payments on, or to refinance its respective obligations under, its indebtedness, including the notes, and to fund planned capital expenditures and other corporate expenses will depend on the ability of its subsidiaries to make distributions, dividends or advances to it, which in turn will depend on their future operating performance and on economic, financial, competitive, legislative, regulatory and other factors and any legal and regulatory restrictions on the payment of distributions and dividends to which they may be subject. Many of these factors are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized or that future borrowings will be available to the Company in an amount sufficient to enable it to satisfy its respective obligations under its indebtedness or to fund its other needs. In order for the Company to satisfy its obligations under its indebtedness and fund planned capital expenditures, we must continue to execute our business strategy. If we are unable to do so, we may need to reduce or delay our planned capital expenditures or refinance all or a portion of our indebtedness on or before maturity. Significant delays in our planned capital expenditures may materially and adversely affect our future revenue prospects. In addition, we cannot assure you that we will be able to refinance any of our indebtedness, including the notes and our senior secured credit facilities, on commercially reasonable terms or at all.

The credit agreement governing the senior credit facilities and the indentures restrict our ability and the ability of most of our subsidiaries to engage in some business and financial transactions.

Senior Credit Facilities. The credit agreement governing the senior credit facilities requires us to comply with certain financial covenants, including a quarterly maximum consolidated first lien net leverage ratio test and a quarterly minimum consolidated cash interest coverage ratio test, which financial covenants will become more restrictive over time. In addition, our senior credit facilities include negative covenants that, among other things and subject to certain significant exceptions, limit our ability and the ability of our restricted subsidiaries to:

•	incur indebtedness or guarantees;

•	incur liens;

•	make investments, loans and acquisitions;

•	consolidate or merge;

•	sell assets, including capital stock of our subsidiaries;

•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock;

•	alter the business we conduct;

•	amend, prepay, redeem or purchase subordinated debt;

•	engage in transactions with our affiliates; and

•	enter into agreements limiting subsidiary dividends and distributions.

Our ability to borrow additional amounts under our senior credit facilities depends upon satisfaction of these covenants. Events beyond our control can affect our ability to meet these covenants.

Indentures. The indentures contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability and the ability of our restricted subsidiaries to:

•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock;

•	incur additional indebtedness or issue certain capital stock;

•	incur certain liens;

•	make investments, loans, advances and acquisitions;

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries;

•	prepay subordinated debt;

•	engage in certain transactions with our affiliates; and;

•	enter into agreements restricting our restricted subsidiaries’ ability to pay dividends.

If we or our restricted subsidiaries engage in certain asset sales, we generally must either invest the net proceeds from such sales in our business within a period of time, prepay certain debt (including indebtedness outstanding under our senior credit facilities) or make an offer to purchase a principal amount of the outstanding notes equal to the excess net proceeds, subject to certain exceptions. In such case, the purchase price of the notes will be 100% of the principal amount of such notes, plus accrued and unpaid interest. See “Description of the Exchange 2019 Notes” and “Description of the Exchange 2020 Notes.”

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our senior credit facilities that is not waived by the required lenders or a default under the notes that is not waived by the required holders of the notes, and the remedies sought by such creditors, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including covenants in the agreements governing our senior credit facilities, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest; the lenders under our senior credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets and we could be forced into bankruptcy or liquidation. Upon any such bankruptcy filing, we would be stayed from making any ongoing payments on the notes, and the holders of the notes would not be entitled to receive post-petition interest or applicable fees, costs or charges, or any “adequate protection” under Title 11 of the United States Code (the “Bankruptcy Code”). Furthermore, if a bankruptcy case were to be commenced under the Bankruptcy Code, we could be subject to claims, with respect to any payments made within 90 days prior to commencement of such a case, that we were insolvent at the time any such payments were made and that all or a portion of such payments, which could include repayments of amounts due under the notes, might be deemed to constitute a preference under the Bankruptcy Code, and that such payments should be voided by the bankruptcy court and recovered from the recipients for the benefit of the entire bankruptcy estate. Also, in the event that we were to become a debtor in a bankruptcy case seeking reorganization or other relief under the Bankruptcy Code, a delay and/or substantial reduction in payments under the notes may otherwise occur. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior credit facilities and the notes to avoid being in default. If we breach our covenants under the agreements governing our senior credit facilities and the notes and seek a waiver, we may not be able to obtain a waiver from the required lenders and holders. If this occurs, we would be in default under our senior credit facilities and the notes, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See “Description of the Exchange 2019 Notes,” “Description of the Exchange 2020 Notes” and “Description of Other Indebtedness.”

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all notes at 101% of their principal amount plus accrued and unpaid interest, unless such notes have been previously called for redemption. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Our failure to repurchase the notes tendered upon a change of control would cause a default under the indentures governing the notes and a cross default under our senior credit facilities. See “Description of the Exchange 2019 Notes” and “Description of the Exchange 2020 Notes.” The agreements governing our senior credit facilities also provide that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. See “Description of Other Indebtedness.” Any of our future debt agreements may contain similar provisions.

In addition, some important corporate events, such as leveraged recapitalizations, may not, under the indentures governing the notes, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings, financial condition or the value of the notes. See “Description of the Exchange 2019 Notes — Repurchase at the Option of Holders — Change of Control” and “Description of the Exchange 2020 Notes —Repurchase at the Option of Holders — Change of Control.”

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indentures governing the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

The lenders under our senior credit facilities have the discretion to release the guarantors under our senior credit facilities in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

While any obligations under our senior credit facilities remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indentures governing the notes, at the discretion of lenders under our senior credit facilities, if the related guarantor is no longer a guarantor of obligations under our senior credit facilities or any other indebtedness. See “Description of the Exchange 2019 Notes” and “Description of the Exchange 2020 Notes.” The lenders under our senior credit facilities have the discretion to release the guarantees under our senior credit facilities in a variety of circumstances. You do not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries are effectively senior to claims of noteholders.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You have the benefit of the guarantees of the subsidiary guarantors. However, the guarantees by the subsidiary guarantors are limited to the maximum amount that the subsidiary guarantors are permitted to guarantee under applicable law. As a result, a subsidiary guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such subsidiary guarantor. Further, under the circumstances discussed more fully below, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. See “— Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.” In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described in the sections entitled “Description of the Exchange 2019 Notes — Guarantees” and “Description of the Exchange 2020 Notes — Guarantees.”

Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of any guarantees of the notes, including the guarantee by the guarantors entered into upon issuance of the notes and subsidiary guarantees (if any) that may be entered into thereafter under the terms of the indentures governing the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (i) the Issuer or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (ii) the Issuer or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:

•	the Issuer or any of the guarantors, as applicable, was insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left the Issuer or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	the Issuer or any of the guarantors intended to, or believed that the Issuer or such guarantor would, incur debts beyond the Issuer’s or such guarantor’s ability to pay such debts as they mature; or

•

the Issuer or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against it or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

A court would likely find that the Issuer or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if the Issuer or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not the Issuer or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to the Issuer’s or any of its guarantors’ other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of the Issuer or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes or such guarantee, as applicable. Sufficient funds to repay the notes may not be available from other sources, including any remaining guarantor, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantor. Further, the voidance of the notes could result in an event of default with respect to the Issuer’s and its subsidiaries’ other debt that could result in acceleration of such debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for the Issuer’s benefit, and only indirectly for the benefit of the applicable guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

Although each guarantee entered into by a subsidiary will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to prohibit the guarantees.

In addition, any payment by us pursuant to the notes made at a time we were found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give such insider or outsider party more than such creditors would have received in a distribution under the Bankruptcy Code.

Finally, as a court of equity, the bankruptcy court may otherwise subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holder of the notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Many of the covenants in the indentures governing the notes will not apply during any period in which the notes are rated investment grade by both Moody’s and Standard & Poor’s.

Many of the covenants in the indentures governing the notes will not apply to us during any period in which the notes are rated investment grade by both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), provided at such time no default or event of default has occurred and is continuing. These covenants restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain these ratings. However, suspension of these covenants would allow us to incur debt, pay dividends and make other distributions and engage in certain other transactions that would not be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the indenture that will govern the notes. See “Description of the Exchange 2019 Notes — Certain Covenants” and “Description of the Exchange 2020 Notes — Certain Covenants.”

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the Company or the notes, if any, could cause the liquidity or market value of the notes to decline.

The outstanding notes have been, and the exchange notes are expected to be, rated by Moody’s and S&P and may in the future be rated by additional rating agencies. We cannot assure you that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any downgrade, suspension or withdrawal of a rating by a rating agency (or any anticipated downgrade, suspension or withdrawal) could reduce the liquidity or market value of the notes. Any future lowering of our ratings may make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may lose some or all of the value of your investment in the notes.

THE 2011 TRANSACTIONS

On August 3, 2011, Emdeon, Parent and Merger Sub entered into the Merger Agreement, pursuant to which, on November 2, 2011, Merger Sub merged with and into Emdeon, with Emdeon being the surviving corporation following the Merger. As a result of the Merger, the Investor Group, through the ownership of Parent, indirectly owns all of Emdeon’s issued and outstanding shares of capital stock.

In connection with the 2011 Transactions, certain investment funds affiliated with Blackstone made an approximately $966 million investment in equity interests of Parent. Additionally, affiliates of Hellman & Friedman contributed shares of Emdeon Class A common stock and membership interests in EBS Master in exchange for shares of Parent common stock. Furthermore, certain of our senior management team members contributed a limited number of stock options to acquire shares of Emdeon Class A common stock in exchange for stock options to acquire shares of Parent common stock.

On November 2, 2011, in connection with the 2011 Transactions, the Company entered into a credit agreement and related security and other agreements for (1) a $1,224.0 million term loan facility and (2) a $125.0 million revolving facility. On the closing date of the senior credit facilities, the Company and its subsidiary co-borrowers borrowed, in the aggregate, the full amount available under the term loan facility and one of its subsidiary co-borrowers borrowed $25.0 million under the revolving facility. Proceeds of the term loan facility and the revolving facility were, together with other sources of funds, used to finance the 2011 Transactions. After the closing date, proceeds of the revolving facility, including swingline loans and letters of credit, are available to provide financing for working capital and general corporate purposes.

In connection with the 2011 Transactions, the Company issued $375.0 million in aggregate principal amount of the outstanding 2019 notes and $375.0 million in aggregate principal amount of the outstanding 2020 notes.

Immediately following the Merger, the Company repaid all amounts due under the Company’s prior credit agreements and terminated its prior interest rate swap agreement with the proceeds from the 2011 Transactions.

Subsequent to the 2011 Transactions, in April 2012, the Company amended the credit agreement governing the senior credit facilities to reprice the senior credit facilities and borrow $80.0 million of additional term loans for general corporate purposes, including acquisitions.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes in the exchange offers. The exchange offers are intended to satisfy our obligations under the registration rights agreements that we entered into in connection with the private offerings of the outstanding notes. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, “Use of Proceeds,” “The 2011 Transactions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes included elsewhere in this prospectus.

The following table sets forth our selected historical consolidated financial data at the dates and for the periods indicated. The selected historical consolidated financial data as of December 31, 2009, 2010 and 2011, and for the years ended December 31, 2009 and 2010 and for the periods from January 1, 2011 to November 1, 2011 and November 2, 2011 to December 31, 2011 presented in this table, have been derived from the historical audited consolidated financial statements included elsewhere in this prospectus. The selected historical consolidated financial data as of and for the years ended December 31, 2007 and 2008 presented in this table have been derived from our historical audited consolidated financial statements not included in this prospectus. The selected historical consolidated financial data as of March 31, 2012 and 2011 and for the three months ended March 31, 2012 and 2011 have been derived from the historical unaudited consolidated financial statements included in this prospectus and have been prepared on the same basis as the audited consolidated financial statements.

On November 2, 2011, Merger Sub merged with and into Emdeon, which resulted in a change in basis of the Company’s assets and liabilities. Periods prior to the Merger and this change in basis are referred to as “Predecessor” and periods after the Merger are referred to as “Successor.” As a result of the Merger and the resulting change in basis of the Company’s assets and liabilities, the Predecessor and Successor period financial data is not comparable.

	Predecessor					Successor	Predecessor	Successor
					January 1 through November 1, 2011	November 2 through December 31, 2011
							Unaudited	Unaudited
	Year Ended December 31,						Three Months Ended March 31,
	2007	2008	2009	2010			2011	2012
	(In thousands)
Statement of Operations Data:(1)
Revenues	$808,537	$853,599	$918,448	$1,002,152	$929,264	$190,384	$271,499	$286,035
Costs and expenses:
Cost of operations	514,918	541,138	562,636	612,367	572,541	117,421	168,652	175,193
Development and engineering	28,198	22,391	30,539	30,638	26,090	5,153	7,985	8,281
Sales, marketing, general and administrative	94,475	100,952	118,996	116,947	111,463	21,778	33,168	34,887
Depreciation and amortization	62,811	97,864	105,321	124,721	128,761	28,772	38,022	44,673
Accretion	—	—	—	—	—	2,916	—	4,466
Transaction related costs	—	—	—	—	66,625	17,857	—	—

Total costs and expenses	700,402	762,345	817,492	884,673	905,480	193,897	247,827	267,500

Operating income (loss)	108,135	91,254	100,956	117,479	23,784	(3,513)	23,672	18,535
Interest expense	72,758	70,754	70,171	61,017	43,201	29,343	12,626	45,739
Other	—	—	(519)	(9,284)	(8,036)	(5,843)	(1,403)	—

Income (loss) before income taxes	35,377	20,500	31,304	65,746	(11,381)	(27,013)	12,449	(27,204)
Income tax provision (benefit)	18,101	8,567	17,301	32,579	8,201	(9,560)	5,174	(9,870)

Net income (loss)	17,276	11,933	14,003	33,167	(19,582)	(17,453)	7,275	(17,334)
Net income attributable to noncontrolling interest	—	2,702	4,422	13,621	5,109	—	2,881	—

Net income (loss) attributable to Emdeon Inc.	$17,276	$9,231	$9,581	$19,546	$(24,691)	$(17,453)	$4,394	$(17,334)

Ratio of earnings to fixed charges:(2)	1.46	1.27	1.43	2.03	—	—	1.93	—

	Predecessor				Successor	Predecessor	Successor
						Unaudited
	As of December 31,					As of March 31,
	2007	2008	2009	2010	2011	2011	2012
Balance Sheet Data:(1)
Cash and cash equivalents	$33,687	$71,478	$211,999	$99,188	$37,925	$135,084	$26,378
Total assets	1,357,229	2,000,279	2,229,413	2,491,565	3,859,459	2,504,097	3,826,030
Total debt (3)	871,934	825,230	840,682	946,243	1,961,108	947,462	1,944,529
Tax receivable obligation to related parties(4)	—	—	142,044	142,279	140,087	139,424	144,439
Total equity	$300,969	$878,153	$979,869	$1,055,288	$1,092,663	$1,068,930	$1,077,381

(1)	As a result of our history of business combinations, our financial position and results of operations may not be comparable for each of the periods presented.
(2)	The earnings were inadequate to cover fixed charges for the period from January 1, 2011 to November 1, 2011, the period from November 2, 2011 to December 31, 2011 and the three months ended March 31, 2012 by $11.4 million, $27.0 million and $27.2 million, respectively.
(3)	Our debt at December 31, 2009, 2010, and 2011 and March 31, 2011 and 2012 is reflected net of unamortized debt discount of approximately $53.3 million, $42.6 million, $58.5 million, $39.3 million and $57.1 million, respectively, related to original loan fees and purchase accounting adjustments to discount the debt to fair value. Total debt as of December 31, 2009, 2010 and 2011 and March 31, 2011 and 2012 includes an obligation of approximately $37.6 million, $40.3 million, $30.6 million, $40.3 million and $30.6 million, respectively, related to our data sublicense agreement.
(4)	In connection with the Merger, the tax receivable obligation to related parties was recorded at fair value with future payments expected to total approximately $361.0 million. In the Predecessor periods, the liability was recorded at total expected future payments.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated financial data has been derived by the application of pro forma adjustments to our historical consolidated financial statements included elsewhere in this prospectus.

The unaudited pro forma consolidated balance sheet at March 31, 2012 and the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2012 give effect to the amendment of the credit agreement governing the senior credit facilities to reprice the senior credit facilities and borrow $80.0 million of additional term loans for general corporate purposes, including acquisitions (the “Repricing”), as if the Repricing had occurred on March 31, 2012 and January 1, 2011, respectively. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2011 gives effect to (i) the 2011 Transactions and (ii) the Repricing as if they had occurred on January 1, 2011. The unaudited pro forma consolidated financial data, however, does not give effect to the acquisition of all of the equity interests of TC3 in May 2012.

On November 2, 2011, Merger Sub merged with and into Emdeon, which resulted in a change in basis of the Company’s assets and liabilities. Periods prior to the Merger and this change in basis are referred to as “Predecessor” and periods after the Merger are referred to as “Successor.” As a result of the Merger and the resulting change in basis of the Company’s assets and liabilities, the Predecessor and Successor period financial information is not comparable.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The unaudited pro forma consolidated financial data are for informational purposes only and do not purport to represent what our results of operations, balance sheet data or financial information would have been if the 2011 Transactions or the Repricing had occurred as of the dates indicated, or what such results will be for any future periods or as of any future date.

The unaudited pro forma consolidated financial data and the accompanying notes should be read in conjunction with our historical audited consolidated financial statements and related notes included elsewhere in this prospectus and the other financial information set forth in the sections entitled “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Emdeon Inc.

Unaudited Pro Forma Consolidated Balance Sheet

March 31, 2012

(In thousands)

	Actual (1)	Pro Forma Repricing Adjustments	Notes	Pro Forma Consolidated
Assets
Current assets:
Cash and cash equivalents	$26,378	$61,173	(2)	$87,551
Accounts receivable, net of allowance
for doubtful accounts	189,149	—		189,149
Deferred income tax assets	4,760	—		4,760
Prepaid expenses and other current assets	23,801	—		23,801

Total current assets	244,088	61,173		305,261
Property and equipment, net	273,977	—		273,977
Goodwill	1,470,120	—		1,470,120
Intangible assets, net	1,793,992	—		1,793,992
		2,060	(2)
Other assets, net	43,853	(7,602)	(3)	38,311

Total assets	$3,826,030	$55,631		$3,881,661

Liabilities and equity
Current liabilities:
Accounts payable	$9,348	$—		$9,348
Accrued expenses	132,768	—		132,768
Deferred revenues	7,860	—		7,860
Current portion of long-term debt	16,034	800	(2)	16,834

Total current liabilities	166,010	800		166,810
		79,200	(2)
		(9,649)	(2)
Long-term debt excluding current portion	1,928,495	10,690	(3)	2,008,736
Deferred income tax liabilities	507,472	—		507,472
Tax receivable agreement obligations due to related parties	144,179	—		144,179
Other long-term liabilities	2,493	—		2,493
Commitments and contingencies
Equity
Common stock	—	—		—
Additional paid-in capital	1,110,310	—		1,110,310
Accumulated other comprehensive loss	1,858	—		1,858
		(7,118)	(2)
Accumulated deficit	(34,787)	(18,292)	(3)	(60,197)

Total equity	1,077,381	(25,410)		1,051,971

Total liabilities and equity	$3,826,030	$55,631		$3,881,661

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(In thousands)

(1)	The amounts in this column represent our actual results for the periods reflected.
(2)	The following table summarizes the effects on cash and cash equivalents of the Repricing:

Incremental term loan borrowed in connection with the Repricing	$80,000
Less: Third party costs incurred and deferred in connection with the Repricing	(2,060)
Fees paid to lenders reflected as debt discount	(9,649)
Fees expensed as incurred or recognized as part of gain/loss on extinguishment	(7,118)

Net cash proceeds received in connection with the Repricing	$61,173

(3)	Represents the write off of deferred loan costs and debt discount associated with debt that was deemed extinguished in connection with the Repricing.

Emdeon Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2011

(In thousands)

	Historical
	Predecessor	Successor
	January 1 through November 1, 2011(1)	November 2 through December 31, 2011(1)	Pro Forma Transactions Adjustments (4)	Notes	Pro Forma Transactions Combined	Pro Forma Repricing Adjustments (5)	Notes	Pro Forma Consolidated

Revenues	$929,264	$190,384	$(3,398)	(a)	$1,116,250	$—		$1,116,250
Costs and expenses:
Cost of operations	572,541	117,421	—		689,962	—		689,962
Development and engineering	26,090	5,153	—		31,243	—		31,243
Sales, marketing, general
and administrative	111,463	21,778	5,014	(b)	138,255	—		138,255
Depreciation and amortization	128,761	28,772	15,099	(c)	172,632	—		172,632
Accretion	—	2,916	12,385	(d)	15,301	—		15,301
Transaction related costs	66,625	17,857	(84,482)	(e)	—	—		—

Total costs and expenses	905,480	193,897	(51,984)		1,047,393	—		1,047,393

Operating income (loss)	23,784	(3,513)	48,586		68,857	—		68,857
Interest expense	43,201	29,343	108,276	(f)	180,820	(17,645)	(a)	163,175
Other income, net	(8,036)	(5,843)	—		(13,879)	—		(13,879)

Income (loss) before income	(11,381)	(27,013)	(59,690)		(98,084)	17,645		(80,439)
Income tax provision (benefit)	8,201	(9,560)	(34,932)	(g)	(36,291)	6,529	(b)	(29,762)

Net income (loss)	(19,582)	(17,453)	(24,758)		(61,793)	11,116		(50,677)
Net income (loss) attributable
to noncontrolling interest	5,109	—	(5,109)	(h)	—	—		—

Net income (loss) attributable to Emdeon Inc.	$(24,691)	(17,453)	$(19,649)		$(61,793)	$11,116	(c)	$(50,677)

Emdeon Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2012

(In thousands)

	Actual (1)	Pro Forma Repricing Adjustments (5)	Notes	Pro Forma Consolidated

Revenues	$286,035	$—		$286,035
Costs and expenses:
Cost of operations	175,193	—		175,193
Development and engineering	8,281	—		8,281
Sales, marketing, general and administrative	34,887	—		34,887
Depreciation and amortization	44,673	—		44,673
Accretion	4,466	—		4,466

Total costs and expenses	267,500	—		267,500

Operating income	18,535	—		18,535
Interest expense, net	45,739	(5,006)	(a)	40,733

Income (loss) before income tax provision	(27,204)	5,006		(22,198)
Income tax provision (benefit)	(9,870)	1,657	(b)	(8,213)

Net income (loss)	$(17,334)	$3,349	(c)	$(13,985)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(4)	The amounts in this column represent the pro forma adjustments made to reflect the 2011 Transactions as if they occurred as of January 1, 2011.
(a)	Reflects an adjustment to reduce deferred revenue and to write off certain deferred costs impacting revenue in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Business Combination Topic.
(b)	Reflects expense associated with an annual monitoring fee paid to affiliates of Blackstone and Hellman & Friedman.
(c)	Reflects impact to depreciation and amortization as a result of a step up in basis of certain identifiable intangible and technology assets as of the assumed date of the 2011 Transactions as follows:

Description	Amount	Weighted Average Useful Life	Pro Forma Year Ended December 31, 2011
Preliminary value of intangible assets acquired:
Customer relationships	$1,623,000	19.8	$81,970
Trade names	156,000	20.0	7,800
Data sublicense agreement	31,000	5.9	5,236
Backlog	19,000	1.3	14,286
Non-compete agreements	11,500	5.0	2,300

Total pro forma amortization			111,592
Fair value of fixed assets	278,122	4.6	61,040

Pro Forma depreciation and amortization expense			172,632
Historical depreciation and amortization expense			157,533

Total Pro Forma depreciation and amortization adjustment			$15,099

(d)	Reflects an adjustment to record accretion expense related to the recognition of the tax receivable agreements at fair value as of date of the 2011 Transactions. This adjustment is based on a valuation of the tax receivable agreements that is preliminary in nature and subject to change upon receipt of a final valuation. Accordingly, actual accretion expense may materially differ from calculated estimates reflected herein.
(e)	Reflects an adjustment to remove costs that are non-recurring in nature and directly attributable to the 2011 Transactions.
(f)	Reflects impact to interest expense (including amortization of loan costs and discount) related to the senior credit facilities, the outstanding 2019 notes and the outstanding 2020 notes as if the borrowing (and repayment of existing debt) occurred as of the assumed date of the 2011 Transactions as follows:

Pro Forma Year Ended December 31, 2011
Pro forma interest related to term loan facility, outstanding 2019 notes, outstanding 2020 notes and data sublicense	$170,622
Pro forma amortization of debt discount and deferred loan costs	10,211
Historical interest income	(13)

Pro forma interest expense, net	180,820
Less: historical interest expense, net	(72,544)

Pro Forma adjustment	$108,276

Represents expected interest on our new borrowings under the term loan facility, the outstanding 2019 notes and the outstanding 2020 notes, plus the amortization of deferred financing costs. Pro forma interest expense reflects a weighted average annual interest rate of 8.4% on indebtedness incurred to fund the 2011 Transactions and amortization expense on the estimated $79,400 of deferred financing costs associated with our new borrowings, utilizing a weighted average maturity of 7.6 years.

(g)	Reflects an adjustment to reflect income taxes at their statutory tax rates for the applicable period.
(h)	Reflects the elimination of noncontrolling interest in connection with the 2011 Transactions.
(5)	The amounts in this column represent the pro forma adjustments made to reflect the Repricing as if it occurred as of January 1, 2011.
(a)	Reflects impact to interest expense (including amortization of loan costs and discount) related to the reduction in the interest rate spread on our term debt, as well as the additional borrowings in connection with the Repricing, as follows:

	Pro Forma Three Months Ended March 31, 2012	Pro Forma Year Ended December 31, 2011
Interest related to term loan facility and loan cost and discount amortization post Repricing (effective interest of 5.92%)	$18,534	$74,059
Less: interest related to term loan facility and loan cost and discount amortization prior to Repricing (effective interest of 7.79%)	(23,450)	(91,704)

Pro Forma adjustment	$(5,006)	$(17,645)

(b)	Reflects an adjustment to reflect income taxes at their statutory tax rates for the applicable period.
(c)	Excludes $21,852 and $3,558 of loss on extinguishment of debt and transaction expenses, respectively, that are nonrecurring in nature and directly attributable to the Repricing. Such amounts have been reflected as a charge to the accumulated deficit in the accompanying unaudited pro forma consolidated balance sheet as of March 31, 2012.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion of our results of operations and financial condition with the “Selected Historical Consolidated Financial Information” and our audited and unaudited historical consolidated financial statements and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the section entitled “Risk Factors.” Our actual results may differ materially from those contained in any forward-looking statements.

Merger Transactions with Investor Group

On November 2, 2011, pursuant to the Merger Agreement among Emdeon, Parent and Merger Sub, Merger Sub merged with and into Emdeon, with Emdeon surviving the Merger. Subsequent to the Merger, we became an indirect wholly-owned subsidiary of Parent, which is controlled by affiliates of the Investor Group. As a result of the consummation of the Merger, each share of Emdeon’s Class A common stock and Class B common stock, other than (i) shares owned by Emdeon and its wholly-owned subsidiaries and (ii) shares owned by Parent and its subsidiaries, including shares and other equity contributed by certain rollover investors in connection with the Merger, was cancelled and/or converted into the right to receive $19.00 in cash, without interest and less any applicable withholding taxes.

As a result of the Merger, the Company applied the acquisition method of accounting and established a new basis of accounting on November 2, 2011. See “Significant Items Affecting Comparability — Effect of the 2011 Transactions.”

Overview

We are a leading provider of revenue and payment cycle management and clinical information exchange solutions connecting payers, providers and patients in the United States healthcare system. Our solutions integrate and automate key business and administrative functions of our payer and provider customers throughout the patient encounter, including pre-care patient eligibility and benefits verification and enrollment, clinical information exchange capabilities, claims management and adjudication, payment integrity, payment distribution, payment posting and denial management and patient billing and payment processing. Our customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle and clinical information exchange processes by using our comprehensive suite of solutions.

We deliver our solutions and operate our business in three business segments: (i) payer services, which provides solutions to commercial insurance companies, third party administrators and governmental payers; (ii) provider services, which provides solutions to hospitals, physicians, dentists and other healthcare providers, such as labs and home healthcare providers; and (iii) pharmacy services, which provides solutions to pharmacies, pharmacy benefit management companies, government agencies and other payers. Through our payer services segment, we provide payment cycle solutions, both directly and through our network of channel partners, that help simplify the administration of healthcare related to insurance eligibility and benefit verification, claims management, payment integrity and claims and payment distribution. Additionally, we provide consulting services through our payer services segment. Through our provider services segment, we provide revenue cycle management solutions, patient billing and payment services, government program eligibility and enrollment services and clinical information exchange capabilities, both directly and through our channel partners, that simplify providers’ revenue cycle and workflow, reduce related costs and improve cash flow. Through our pharmacy services segment, we provide electronic prescribing and other electronic solutions to pharmacies, pharmacy benefit management companies and government agencies related to prescription benefit claim filing, adjudication and management.

There are a number of Company-specific initiatives and industry trends that may affect our transaction volumes, revenues, cost of operations and margins. As part of our strategy, we encourage our customers to migrate from paper-based claim, patient statement, payment and other transaction processing to electronic, automated processing in order to improve efficiency. Our business is aligned with our customers to support this transition, and as they migrate from paper-based transaction processing to electronic processing, even though our revenues for an applicable customer generally will decline, our margins and profitability will typically increase. For example, because the cost of postage is included in our revenues for patient statement and payment services (which is then also deducted as a cost of operations), when our customers transition to electronic processing, our revenues and costs of operations are expected to decrease as we will no longer incur or be required to charge for postage. As another example, as our payer customers migrate to exclusive or other comprehensive management services agreements with us, our electronic transaction volume usually increases while the rebates we pay and the per transaction rates we charge under these agreements are typically reduced.

Part of our strategy also includes the development and introduction of new solutions. Our new and updated solutions are likely to require us to incur development and engineering expenditures at levels similar to, and possibly greater than, recent years’ expenditures in order to successfully develop and achieve market acceptance of such solutions. We also may acquire, or enter into agreements with third parties to assist us in providing, new solutions. For example, we offer our electronic payment solutions through banks or vendors who contract with banks and other financial service firms. The costs of these initiatives or the failure to achieve broad penetration in target markets with respect to new or updated solutions may negatively affect our results of operations and margins. Because newly introduced solutions generally will have lower margins initially as compared to our existing and more mature solutions, our margins and our margin growth may be adversely affected on a percentage basis until these new solutions achieve scale and maturity.

In addition to our internal development efforts, we actively evaluate opportunities to improve and expand our solutions through strategic acquisitions. Our acquisition strategy focuses on identifying acquisitions that improve and streamline the business and administrative functions of healthcare. We believe our broad customer footprint allows us to deploy acquired solutions into our installed base, which, in turn, can help accelerate growth of our acquired businesses. We also believe our management team’s ability to identify acquisition opportunities that are complementary and synergistic to our business, and to integrate them into our existing operations with minimal disruption, will continue to play an important role in the expansion of our business and in our growth. Our success in acquiring and integrating acquired businesses into our existing operations, the associated costs of such acquisitions, including integration costs, and the operating characteristics of the acquired businesses also may impact our results of operations and margins. Because the businesses we acquire sometimes have lower margins than our existing businesses, primarily as a result of their lack of scale and maturity, our margins on a percentage basis may be adversely affected in the periods subsequent to an acquisition from revenue mix changes and integration activities associated with these acquisitions.

We also expect to continue to be affected by general economic, regulatory and demographic factors affecting the healthcare industry. For several years, there has been pricing pressure in our industry, particularly as it relates to our claims management solutions, which has led and is expected to continue to lead to reduced prices for the same services. We have sought in the past and will continue to seek to mitigate pricing pressure by providing additional value-added solutions, increasing the volume of solutions we provide and managing our costs. In addition, significant changes in regulatory schemes, such as the updated HIPAA Version 5010 standard electronic transaction code set requirements for ICD-10 (“HIPAA Version 5010”), ARRA, the PPACA and other federal healthcare policy initiatives, impact our customers’ healthcare activities and can result in increased operating costs and capital expenditures for us.

Demographic trends affecting the healthcare industry, such as population growth and aging or continued high unemployment rates as a result of recent adverse economic conditions, also could affect the frequency and nature of our customers’ healthcare transactional activity. The impact of such changes could impact our revenues, cost of operations and infrastructure expenses and thereby affect our results of operations and the way we operate our business. For example, an increase in the United States population, if such increase is accompanied by an increase in the United States population that has health benefits, or the aging of the

United States population, which requires an overall increased need for healthcare services, may result in an increase in our transaction volumes which, in turn, may increase our revenues and cost of operations. Alternatively, a recurrence of the recent general economic downturn, which reduces the number of discretionary health procedures by patients, or a persistent high unemployment rate, which lessens healthcare utilization, may decrease or offset other growth in our transaction volumes, which, in turn, may adversely impact our revenues and cost of operations.

Recent Developments

In April 2012, we amended the credit agreement governing the senior credit facilities to reprice the senior credit facilities and borrow $80.0 million of additional term loans for general corporate purposes, including acquisitions. Following this amendment, the LIBOR-based interest rate on the term loan facility is LIBOR plus 3.75%, compared to the previous interest rate of LIBOR plus 5.50%. The new LIBOR-based interest rate on the revolving facility is LIBOR plus 3.50% (with a potential step-down to LIBOR plus 3.25% based on the our first lien net leverage ratio), compared to the previous interest rate of LIBOR plus 5.25% (with a potential step-down to LIBOR plus 5.00% based on our first lien net leverage ratio). The term loan facility remains subject to a LIBOR floor of 1.25%, and there continues to be no LIBOR floor on the revolving facility. For a more complete description of the credit agreement governing the senior credit facilities, see “Description of Other Indebtedness — Senior Credit Facilities.”

In May 2012, we acquired all of the equity interests of TC3, a technology-enabled provider of cost containment and payment integrity solutions for healthcare payers. Consideration for the transaction was approximately $61.0 million in cash, which is subject to a customary working capital adjustment.

Our Revenues and Expenses

We generate virtually all of our revenue by using technology solutions to provide to our customers services that automate and simplify business and administrative functions for payers, providers and pharmacies, generally on either a per transaction, per document, per communication or per member per month basis, or, in some cases, on a monthly flat-fee, contingent fee or hourly basis.

Cost of operations consists primarily of costs related to services we provide to customers and costs associated with the operation and maintenance of our networks. These costs primarily include postage and materials costs related to our patient statements and payment services, rebates paid to our channel partners and data communications costs, all of which generally vary with our revenues and/or volumes. Cost of operations also includes personnel costs associated with production, network operations, customer support and other personnel, facilities expenses and equipment maintenance, all of which vary less directly with our revenue and/or volumes due to the fixed or semi-fixed nature of these expenses.

The largest component of our cost of operations is postage, which is incurred in our patient statements and payment services businesses and which is also a component of our revenue in those businesses. Our postage costs increase as our patient statements and payment services volumes increase and also when the USPS increases postage rates. Postage rate increases, while generally billed as pass-through costs to our customers, affect our cost of operations as a percentage of revenue. In prior years, we have offset the impact of postage rate increases through cost reductions from efficiency measures, including data communication expense reductions and production efficiencies. Though we plan to continue our efficiency measures, we may not be able to offset the impact of postage rate increases in the future and, as a result, cost of operations as a percentage of revenue may increase if postage rate increases continue. Although the USPS historically has increased postage rates annually in most recent years, the frequency and nature of such annual increases may not occur as regularly in the future.

Rebates are paid to channel partners for electronic and other volumes delivered through our network to certain payers and can be impacted by the number of exclusive or other comprehensive management services agreements we execute with payers, the associated rate structure with our payer customers, the success of our direct sales efforts for provider revenue cycle management solutions and the extent to which direct connections to payers are developed by our channel partners.

Our data communication expense consists of telecommunication and transaction processing charges. Over the last several years, we have been able to reduce our data communication expense due to efficiency measures and contract pricing changes. Due to the significance of these past reductions in recent years, further reductions may have a lesser impact in future periods.

Our material costs relate primarily to our patient statements and payment services volumes, and consist primarily of paper and printing costs.

Development and engineering expense consists primarily of personnel costs related to the development, management and maintenance of our current and future solutions. We may invest more in this area in the future as we develop new and enhance existing solutions.

Sales, marketing, general and administrative expense (excluding corporate expense described in the next paragraph) consists primarily of personnel costs associated with our sales, account management and marketing functions and management and administrative services related to the operations of our business segments.

Our corporate expense relates to personnel and other costs associated with management, administrative, finance, human resources, legal, marketing, public and investor relations, compliance and other corporate service functions, as well as professional services, costs incurred in connection with acquisitions, costs incurred in connection with the 2011 Transactions, accretion expense under our tax receivable agreement obligations, certain facilities costs, insurance, regulatory compliance and other expenses related to our overall business operations.

Our development and engineering expense, sales, marketing, general and administrative expense and our corporate expense, while related to our current operations, are also affected and influenced by our future plans including the development of new solutions, business strategies and enhancement and maintenance of our infrastructure.

Our depreciation and amortization expense is related to depreciation of our property and equipment, including technology assets, and amortization of intangible assets acquired and recorded in conjunction with acquisition method accounting. As a result, the amount of depreciation and amortization expense is affected by the level of our recent investment in property and equipment and the level of our recent acquisition activity. Additionally, as described in the section entitled “— Significant Items Affecting Comparability — Effect of the 2011 Transactions” below, our depreciation and amortization expense increased significantly subsequent to and as a result of acquisition method adjustments in connection with the 2011 Transactions.

Our interest expense consists principally of cash interest associated with our long-term debt obligations and non-cash interest associated with the amortization of borrowing costs and discounts related to debt issuance. Prior to the 2011 Transactions, interest expense also included cash interest on our prior interest rate swap agreement and non-cash interest related to discontinued cash flow hedges and changes in the fair value of our prior interest rate swap agreement during periods when the prior interest rate swap agreement was not subject to hedge accounting. Additionally, as described in the section entitled “— Significant Items Affecting Comparability — Effect of the 2011 Transactions” below, our interest expense increased significantly subsequent to and as a result of the additional debt incurred to help finance the 2011 Transactions. If market interest rates on the variable portion of our long-term debt increase in the future, our interest expense may increase. To reduce the variability of interest payments, as described in the section entitled “— Significant Items Affecting Comparability — Interest Rate Swaps,” we executed three new interest rate swap agreements in January 2012.

Our income taxes consist of federal and state income taxes. These amounts include current income taxes payable as well as income taxes for which the payment is deferred to future periods and dependent on the occurrence of future events. Our income tax expense may vary from the expense that would be expected based on statutory rates due principally to our organizational structure and differences in the book and tax basis of our investment in EBS Master. The recognition of valuation allowances related to certain net operating loss carryovers can also affect our income tax expense. For additional information see the discussion of income taxes in the section entitled “Significant Items Affecting Comparability-Income Taxes.”

Significant Items Affecting Comparability

Certain significant items or events should be considered to better understand differences in our results of operations from period to period. We believe that the following items or events have had a significant impact on our results of operations for the periods discussed below or may have a significant impact on our results of operations in future periods:

Effect of the 2011 Transactions

The 2011 Transactions have had and are expected to continue to have a significant effect on our financial condition and results of operations. These significant effects include those related to acquisition method adjustments, additional debt and associated tax effects.

Acquisition Method Adjustments

In connection with the Merger, we were required to adjust our assets and liabilities to their respective fair values. These adjustments included the following:

•

Recognition of the fair value of tangible and intangible assets. The fair value of our tangible and intangible assets exceeded the previously recorded amounts. As a result, for periods following the Merger, we have reported and expect to continue to report increased depreciation and amortization expense.

•

Adjustment in the carrying value of our tax receivable agreement obligations to fair value. For periods prior to the Merger, our tax receivable agreement obligations were reported at the amount that was both probable of payment and reasonably estimable. In connection with the Merger, we were required to adjust these obligations to their fair value. Our tax receivable agreement obligations fair value reflects three significant factors that were not previously considered in the carrying value: (i) the impact of a restructuring, effective December 31, 2011, to simplify our corporate structure, (ii) the exchange of units of EBS Master (“EBS Units”) for cash or stock of Parent and (iii) discounting of the tax receivable agreement obligations for the time value of money. The effect of these additional factors resulted in a significant increase in the total payments due under the tax receivable agreements. We currently expect the cumulative payments to total approximately $361.0 million. After discounting the obligations for the time value of money, however, the fair value of the obligations at the time of the Merger was approximately $137.0 million. As a result, our consolidated statement of operations for periods following the Merger will reflect accretion expense to adjust the fair value of our tax receivable agreement obligations to the total expected payments. Such accretion expense for the three months ended March 31, 2012 and for the period from November 2, 2011 to December, 31, 2011 totaled approximately $4.5 million and $2.9 million, respectively.

•

Reduction to fair value of our deferred revenue related to outstanding products and services to be provided in periods following the Merger. In connection with the Merger, we reduced our deferred revenue to the amount attributable to our remaining contractual obligations at the time of the Merger. As a result of this reduction, our revenue in periods following the Merger will be reduced as compared to what would have been recognized without this adjustment. This reduction of revenue for the three months ended March 31, 2012 and for the period from November 2, 2011 to December 31, 2011 was approximately $2.0 million and $2.2 million, respectively.

Additional Debt

In connection with the 2011 Transactions, we borrowed an aggregate of approximately $2.0 billion, a portion of which was used to repay all amounts due under our prior credit agreements and interest rate swap agreement and to help finance the Merger. As a result of this additional debt, our interest expense in periods following the Merger has been, and will be, substantially greater than amounts reported in periods prior to the Merger.

Income Taxes

In connection with the 2011 Transactions, all EBS Units that were not previously controlled by us were exchanged for cash, or cash and shares of Parent. Additionally, effective December 31, 2011, we simplified our corporate structure. These transactions resulted in additional basis in our assets and will impact income tax expense and cash payments for income taxes in subsequent periods. Pursuant to our tax receivable agreement obligations, however, 85% of any resulting reduction in cash payments for income taxes will be paid to the parties to our tax receivable agreements.

Acquisitions and Divestitures

We actively evaluate opportunities to improve and expand our business through targeted acquisitions that are consistent with our strategy. On occasion, we also may dispose of certain components of our business that no longer fit within our overall strategy. Because of our acquisition activity, our results of operations may not be directly comparable among periods. The following summarizes our acquisition transactions since January 1, 2010 and affected segments:

Date	Business	Description	Affected Segment
January 2010	Future Vision Investment Group, L.L.C. (“FVTech”)	Electronic data conversion and management solutions	Provider; Payer

March 2010	Healthcare Technology Management Services, Inc. (“HTMS”)	Consulting solutions	Payer

April 2010	Data Rights	Acquired certain additional rights to specified uses of data	N/A

June 2010	Chapin	Accounts receivable denial and recovery services	Provider

October 2010	CEA	Government program eligibility and enrollment services	Provider

May 2011	EquiClaim, LLC (“EquiClaim”)	Technology-enabled provider of healthcare audit and recovery solutions	Payer

For certain of our prior acquisitions, we agreed to transfer additional consideration to the sellers of the acquired businesses in the event that specified performance measures are achieved. United States generally accepted accounting principles require us to recognize the initial fair value of the expected amount to be paid under such contingent consideration arrangements as a component of the total consideration transferred. Subsequent changes in the fair value of the amounts expected to be paid, however, generally are required to be recognized as a component of net income. Such changes in fair value may occur based on changes in the expected timing or amount of payments or the effect of discounting the liability for the time value of money. We recognized an increase in pretax income of $1.4 million, $5.8 million, $8.0 million and $9.3 million during the three months ended March 31, 2011, the period from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and the year ended December 31, 2010, respectively, related to changes in fair value of contingent consideration related to acquisitions.

Income Taxes

Our blended statutory federal and state income tax rate ranges from 37% to 40%. Our effective income tax rate, however, is affected by several factors. The following tables and subsequent commentary reconcile our federal statutory rate to our effective income tax rate, and the subsequent commentary describes the more significant of the reconciling factors:

	Successor	Successor	Predecessor	Predecessor
	3 Months Ended March 31, 2012	November 2 through December 31, 2011	3 Months Ended March 31, 2011	January 1 through November 1, 2011	Fiscal Year Ended December 31, 2010	Fiscal Year Ended December 31, 2009
Statutory United States federal tax rate	35.00%	35.00%	35.00%	35.00%	35.00%	35.00%
State income taxes
(net of federal benefit)	2.90	(0.48)	5.6	52.49	2.78	8.75
Meals and entertainment	(0.30)	(0.29)	0.6	(3.36)	0.63	0.39
2011 Transactions related costs	—	(1.24)	—	(34.77)	—	—
Other	(1.0)	(0.07)	0.1	1.54	(1.38)	2.60
Tax credits	—	0.52	—	11.14	(0.63)	(1.14)
Equity compensation	—	—	3.4	(62.26)	2.06	5.67
Non-timing basis differences	(0.3)	1.86	5.0	(89.58)	12.49	33.57
Noncontrolling interest	—	—	(8.1)	15.71	(7.20)	(5.17)
Foreign loss not benefited	—	0.09	—	2.03	(0.34)	3.29
Return to provision adjustments	—	—	—	—	1.34	10.12
Change in valuation allowance	—	—	—	—	4.80	(37.81)

Effective income tax rate	36.30%	35.39%	41.60%	(72.06)%	49.55%	55.27%

Equity compensation — Prior to the IPO, certain members of our senior management team and board of directors held profits interests in EBS Master which had only a nominal, if any, value at the date they were originally granted. Because of this nominal value, each of the profits interest holders made an election to pay income taxes based on the fair value of the profits interest on the grant date. As a result, while the Company recognized compensation expense related to these awards as they vested, the Company received no tax deduction related to these awards.

Non-timing basis differences — Due to our organizational structure prior to the 2011 Transactions, certain items, including a portion of our equity compensation, other comprehensive income and income of corporate consolidated subsidiaries of EBS Master, affected our book basis in EBS Master without similarly affecting our tax basis in EBS Master. In the case of our corporate consolidated subsidiaries, the Company recognized income tax expense both at the subsidiary and the parent company level for the same income (once as it is earned at the subsidiary level and once as a result of the tax effect of the difference in tax and book basis of the limited liability company which controlled those corporate subsidiaries). As a result, in periods prior to the 2011 Transactions, our effective income tax rates were impacted by these matters. In connection with the 2011 Transactions, our organizational structure was simplified and, as a result, we expect the impact of these factors to be less than prior to the 2011 Transactions.

Noncontrolling interest — Prior to the 2011 Transactions, a portion of the interests of EBS Master were held by entities not under our control. Accordingly, we historically recognized income tax expense only for the portion of the income generated by EBS Master that was attributable to us. In connection with the 2011 Transactions, EBS Master became a wholly-owned subsidiary of the Company.

Return to provision adjustments — Prior to finalizing our tax returns, we are required to make certain assumptions and exercise judgment in estimating the tax we will owe for a given tax year. These assumptions and judgments are often made based on facts and circumstances that change between the balance sheet date and the date the tax returns are finalized. Upon finalizing our tax returns for a given year, we routinely adjust our income tax expense for differences between our initial estimates and the actual amounts and tax positions reflected on our tax returns.

Change in valuation allowance — We record valuation allowances or reverse existing valuation allowances related to assumed future income tax benefits depending on circumstances and factors related to our business. During 2009, we concluded, based primarily on our taxable income during the year and the expected accretive impact of our recent acquisitions on future taxable income, that we would generate sufficient future taxable income to utilize certain of our federal net operating losses, the benefit of which we had not previously recognized. As a result, income tax expense for 2009 is net of a benefit of approximately $11.8 million related to these net operating losses that had been the subject of a valuation allowance in the prior year. The benefit was partially offset by an increase in state income tax valuation allowance related to a consolidated subsidiary of approximately $5.8 million. During 2010, we recognized a capital loss for tax purposes. Because we do not anticipate being able to recognize the benefit of this capital loss in the foreseeable future, we increased our valuation allowance by approximately $3.2 million related to this matter.

State income taxes — Our effective tax rate for state income taxes is impacted by changes in our uncertain tax positions and valuation allowances. We increased our valuation allowances in the periods from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and for 2010 related to state net operating losses by approximately $1.8 million, $7.2 million and $7.1 million as a result of incremental losses of a corporate consolidated subsidiary.

Stock-Based and Equity Compensation Expense

In connection with the 2011 Transactions, the Company’s outstanding stock options, EBS Units and restricted stock units under various equity compensation programs became fully vested immediately prior to the closing of the Merger and were settled in cash, cancelled or, for certain members of senior management, exchanged for new options to purchase shares of Parent common stock (the “rollover options”). Except for the rollover options, each option holder received an amount in cash, without interest and less applicable withholding taxes, equal to $19.00 less the exercise price of each option. Additionally, each EBS Unit and restricted stock unit holder received $19.00 in cash, without interest and less applicable withholding taxes.

During periods prior to the IPO, certain employees and directors of EBS Master participated in one of two equity compensation plans — the Amended and Restated EBS Executive Equity Incentive Plan (the “EBS Equity Plan”) and the Amended and Restated EBS Incentive Plan (the “EBS Phantom Plan”). In connection with the IPO, outstanding awards under the EBS Phantom Plan were converted into awards under the 2009 Equity Incentive Plan adopted by the Company’s stockholders in July 2009 (the “2009 Plan”) and outstanding awards under the EBS Equity Plan were converted into EBS Units that were governed by individual agreements with certain directors and members of executive management, as well as awards under the 2009 Plan. The EBS Equity Plan consisted of a class of non-voting EBS Master equity units called “Grant Units.” The Grant Units represented profits interests in EBS Master and appreciated with increases in value of EBS Master. The EBS Phantom Plan was designed to allow individual employees to participate economically in the future growth and value creation at Emdeon Business Services LLC, a wholly-owned subsidiary of the Company (“EBS LLC”). Each participant received a specified number of units in the EBS Phantom Plan called “Phantom Units.” These Phantom Units appreciated with increases in value of EBS Master. These Phantom Units did not give employees an ownership interest in the Company and had no voting rights.

Related to the equity arrangements described above, we incurred equity compensation expense of $0.0 million for the period from November 2, 2011 to December 31, 2011, $54.9 million (including $35.3 million associated with the accelerated vesting of equity based awards) for the period from January 1, 2011 to November 1, 2011, $17.7 million for the year ended Decembers 31, 2010 and $25.4 million for the year ended Decembers 31, 2009. Comparability among the respective periods has been impacted by the following factors:

•

Change in the estimated fair value of liability awards. All equity awards granted under the EBS Equity Plan and EBS Phantom Plan prior to the second quarter of 2009 were classified as liabilities due to certain repurchase features. As liabilities, we were required to adjust the equity awards to fair value at the end of each quarter. The fair value of these liabilities generally fluctuated with the value of the underlying EBS Units.

•

Modification of equity awards. In June 2009, we modified the repurchase features of all Grant Units previously granted under the EBS Equity Plan. Following this modification, all Grant Units were reclassified as equity awards. Immediately prior to this reclassification, we adjusted the value of these Grant Units to their fair value. In addition to a change in estimate recognized at the modification date, we also began to recognize compensation expense prospectively based on the increased fair value of these Grant Units at the modification date.

•

Conversion in connection with our IPO. In connection with the IPO, the Phantom Units were converted into shares of Class A common stock, restricted Class A common stock units and options to purchase shares of our Class A common stock under the 2009 Plan. As a result of the IPO and this conversion, in addition to a change in estimate recognized at the IPO date, we also began recognizing compensation expense prospectively based on the fair value of these Phantom Units at the IPO date.

•

Additional 2009 Plan grants. On and following the IPO date, we granted restricted Class A common stock units and options to purchase shares of our Class A common stock under the 2009 Plan to certain of our employees and directors, some of which contained performance conditions.

•

Merger-related activity. Substantially all previously unvested equity based awards became vested immediately prior to the Merger. As a result, we recognized a substantial increase to equity compensation expense during the period from January 1, 2011 to November 1, 2011. With the exception of the rollover options, there were no equity based awards issued or outstanding subsequent to the Merger. Accordingly, no equity compensation expense has been recognized for any period following the Merger.

Interest Rate Swaps

We manage economic risks, including interest rate, liquidity and credit risk, primarily by managing the amount, sources and duration of our debt funding and the use of derivative financial instruments. Specifically, we enter into interest rate swap agreements to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. Our interest rate swap agreements are used to manage differences in the amount, timing and duration of our known or expected cash receipts and our known or expected cash payments principally related to our borrowings.

The financial statement effects of our interest rate swap agreements vary based on whether the agreements are designated as a hedge of future cash flows. In December 2006, we entered into an interest rate swap agreement, with an original maturity of December 2011, to reduce the variability of interest payments associated with the long-term debt under our prior credit facilities. In connection with the 2011 Transactions, the prior interest rate swap agreement obligation was repaid and terminated. Interest expense was reduced by $2.8 million, $8.0 million, $3.9 million and $0.0 million during the periods from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and for the years ended December 31, 2010 and 2009, respectively, due to changes in the fair value of this interest rate swap agreement.

In January 2012, we executed three new interest rate swap agreements to reduce the variability of interest payments associated with the term loan facility. For the three months ended March 31, 2012, our interest rate swap agreements were designated as a hedge so that changes in the fair value of the interest rate swap agreements were included within other comprehensive income. For the three months ended March 31, 2011, we had made no such designation, and accordingly, changes in the fair value of our prior interest rate swap agreement were included within interest expense. Interest expense for the three months ended March 31, 2011 was reduced by $2.6 million due to such changes in the fair value of our prior interest rate swap agreement.

Critical Accounting Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires us to make estimates and assumptions that affect reported amounts and related disclosures. We consider an accounting estimate to be critical if:

•	it requires assumptions to be made that were uncertain at the time the estimate was made; and

•	changes in the estimate or different estimates that could have been made could have a material impact on our consolidated results of operations and financial condition.

The following discussion of critical accounting estimates is not intended to be a comprehensive list of all of our accounting policies that require estimates and highlights only those policies that involve estimates that we believe entail a higher degree of judgment and complexity. We believe the current assumptions and other considerations used to estimate amounts reflected in our consolidated financial statements are appropriate. However, if actual experience differs from the assumptions and other considerations used in estimating amounts reflected in our consolidated financial statements, the resulting changes could have a material adverse effect on our consolidated results of operations and financial condition.

The discussion that follows presents information about our critical accounting estimates, as well as the effects of hypothetical changes in the material assumptions used to develop each estimate:

Revenue Recognition

We generate virtually all of our revenue by providing solutions that automate and simplify business and administrative functions for payers, providers and pharmacies, generally on either a per transaction, per document, per communication or per member per month basis or, in some cases, on a monthly flat-fee, contingent fee or hourly basis.

Revenue for transaction services, payment services, patient statements and consulting services are recognized as the services are provided. Postage fees related to our payment services and patient statement volumes are recorded on a gross basis. Revenue for our government eligibility and enrollment services and accounts receivable management services generally are recognized at the time that our provider customer receives notice from the payer of a pending payment.

Cash receipts or billings in advance of revenue recognition are recorded as deferred revenues in our consolidated balance sheets.

We exclude sales and use tax from revenue in our consolidated statements of operations.

Business Combinations

We allocate the consideration transferred (i.e., purchase price) in a business combination to the acquired business’ identifiable assets, liabilities and noncontrolling interests at their acquisition date fair value. The excess of the consideration transferred over the amount allocated to the identifiable assets and liabilities and noncontrolling interest, if any, is recorded as goodwill. Any excess of the fair value of the identifiable assets acquired and liabilities assumed over the consideration transferred, if any, is generally recognized within earnings as of the acquisition date. To the extent that our initial accounting for a business combination is incomplete at the end of a reporting period, provisional amounts are reported for those items which are incomplete. We retroactively adjust such provisional amounts as of the acquisition date once new information is received about facts and circumstances that existed as of the acquisition date.

The fair value of the consideration transferred, assets, liabilities and noncontrolling interests is estimated based on one or a combination of income, cost or market approaches as determined based on the nature of the asset or liability and the level of inputs available to us (i.e., quoted prices in an active market, other observable inputs or unobservable inputs). With respect to assets, liabilities and noncontrolling interest, the determination of fair value requires management to make subjective judgments as to projections of future operating performance, the appropriate discount rate to apply, long-term growth rates, etc. The effect of these judgments then impacts the amount of the goodwill that is recorded and the amount of depreciation and amortization expense to be recognized in future periods related to tangible and intangible assets acquired.

With respect to the consideration transferred, certain of our acquisitions include contingent consideration, the fair value of which is generally required to be measured each quarter until resolution of the contingency. In addition to the judgments applicable to valuing tangible and intangible assets, the determination of the fair value of contingent consideration requires management to make subjective judgments as to the probability and timing of the attainment of certain specified financial performance measures. The determination of fair value of the contingent consideration is particularly sensitive to judgments relative to the probability of achieving the specified financial performance measures.

Goodwill and Intangible Assets

Goodwill and intangible assets from our acquisitions are accounted for using the acquisition method of accounting. Intangible assets with definite lives are amortized on a straight-line basis over the estimated useful lives of the related assets generally as follows:

Customer relationships	10 to 20 years
Trade names	20 years
Data sublicense agreement	6 years
Non-compete agreements	5 years
Backlog	1 to 2 years

With respect to intangible assets (excluding goodwill), we review for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For those assets that are held and used, we recognize an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measure the impairment loss based on the difference between the carrying amount and fair value. Assets held for sale are reported at the lower of cost or fair value less costs to sell.

With respect to goodwill, we have identified qualitatively our payer, provider and pharmacy operating segments as our reporting units and have assigned our goodwill accordingly. The Company qualitatively assesses the carrying value of goodwill as of October 1 of each year to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. In such cases, the Company determinates whether potential impairment losses are present by comparing the carrying value of its reporting units to the fair value of its reporting units. If the fair value of the reporting unit is less than the carrying value of the reporting unit, then a hypothetical acquisition method allocation is used to determine the amount of goodwill impairment.

At October 1, 2011, as the Merger consideration implied a fair value in excess of the carrying value of our reporting units, we concluded that it was more likely than not that the fair value of our reporting units exceeded their carrying values. Accordingly, we performed no quantitative impairment test at October 1, 2011.

Income Taxes

We record deferred income taxes for the tax effect of differences between book and tax bases of our assets and liabilities, as well as differences related to the timing of recognition of income and expenses.

Deferred income taxes reflect the available net operating losses and the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Realization of the future tax benefits related to deferred tax assets is dependent on many factors, including our past earnings history, expected future earnings, the character and jurisdiction of such earnings, unsettled circumstances that, if unfavorably resolved would adversely affect utilization of our deferred tax assets, carryback and carryforward periods and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset.

We recognize tax benefits for uncertain tax positions at the time that we conclude the tax position, based solely on its technical merits, is more likely than not to be sustained upon examination. The benefit, if any, is measured as the largest amount of benefit, determined on a cumulative probability basis that is more likely than not to be realized upon ultimate settlement. Tax positions failing to qualify for initial recognition are recognized in the first subsequent interim period that they meet the more likely than not standard, are resolved through negotiation or litigation with the taxing authority or on expiration of the statute of limitations.

Tax Receivable Agreement Obligations

In connection with the IPO, we entered into tax receivable agreements which obligate us to make payments to certain current and former owners of the Company, including affiliates of General Atlantic, affiliates of Hellman & Friedman and certain members of management, equal to 85% of the applicable cash savings that the Company realizes as a result of tax attributes arising from certain previous transactions, including the 2011 Transactions. In connection with the 2011 Transactions, General Atlantic assigned its rights under the tax receivable agreements to affiliates of Blackstone.

Prior to the Merger, the Company’s balance sheet reflected these obligations at the amount that was both probable and reasonably estimable. In connection with the Merger, the tax receivable agreement obligations were adjusted to their fair value. The determination of the fair value required management to make assumptions as to the timing of the realization of net operating losses, the timing of payments to the TRA Members and the tax rates in effect during the life of the agreements. Changes in any of these or other factors are expected to result in increases or decreases to the gross payments due under the tax receivable agreements. For example, if our corporate tax rate were to increase by 100 basis points, the gross obligation under the tax receivable agreements would increase by approximately $13.2 million.

The fair value of these obligations at the time of the Merger is being accreted to the amount of the gross expected obligation using the interest method. Changes in the amount of these obligations resulting from changes to either the timing or amount of cash flows are recognized in the period of change and measured using the discount rate inherent in the initial fair value of the obligations. The accretion of these obligations is classified as a separate caption in our consolidated statements of operations.

Results of Operations

Three months ended March 31, 2012 and 2011

The following table summarizes our consolidated results of operations for the three months ended March 31, 2012 and 2011, respectively.

	Successor		Predecessor
	Three Months Ended March 31, 2012		Three Months Ended March 31, 2011
	Amount (In thousands)	% of Revenue(1)	Amount (In thousands)	% of Revenue(1)
Revenues (2)
Payer Services	$118,935	41.6%	$110,646	40.8%
Provider Services	144,542	50.5	141,220	52.0
Pharmacy Services	23,778	8.3	20,605	7.6
Eliminations	(1,220)	(0.4)	(972)	(0.4)

Total revenues	286,035	100.0	271,499	100.0

Costs of operations
Payer Services	77,250	65.0	75,183	67.9
Provider Services	89,552	62.0	85,848	60.8
Pharmacy Services	9,546	40.1	8,528	41.4
Eliminations	(1,155)		(907)

Total costs of operations	175,193	61.2	168,652	62.1

Development and engineering
Payer Services	2,765	2.3	2,370	2.1
Provider Services	3,837	2.7	3,915	2.8
Pharmacy Services	1,679	7.1	1,700	8.3

Total development and engineering	8,281	2.9	7,985	2.9

Sales, marketing, general and administrative
Payer Services	8,747	7.4	7,446	6.7
Provider Services	9,750	6.7	11,243	8.0
Pharmacy Services	1,626	6.8	1,462	7.1
Eliminations	(65)		(65)

Total sales, marketing, general and administrative excluding corporate	20,058	7.0	20,086	7.4

Income from segment operations	82,503	28.8	74,776	27.5
Corporate expense	19,295	6.7	13,082	4.8
Depreciation and amortization	44,673	15.6	38,022	14.0

Operating income	18,535	6.5	23,672	8.7
Interest expense, net	45,739	16.0	12,626	4.7
Other	—	—	(1,403)	(0.5)

Income (loss) before income tax provision	(27,204)	(9.5)	12,449	4.6
Income tax provision (benefit)	(9,870)	(3.5)	5,174	1.9

Net income (loss)	(17,334)	(6.1)%	7,275	2.7%
Net income attributable to noncontrolling interest	—		2,881

Net income (loss) attributable to Emdeon Inc.	$(17,334)		$4,394

(1)	All references to percentage of revenues for expense components refer to the percentage of revenues for such segment.
(2)	See note 14 “Segment Reporting” to our unaudited condensed consolidated financial statements for further detail of our revenues within each reportable segment.

Three Months Ended March 31, 2012 (Successor) Compared to Three Months Ended March 31, 2011 (Predecessor)

Revenues

Our total revenues were $286.0 million for the three months ended March 31, 2012 as compared to $271.5 million for the three months ended March 31, 2011, an increase of $14.5 million, or 5.4%.

On an overall basis, revenues for our payer services, provider services and pharmacy services segments were adversely affected during the three months ended March 31, 2012 and 2011 by the continued impact of lower healthcare utilization driven by high unemployment and other economic factors. Our revenues for the three months ended March 31, 2012 were further adversely impacted by acquisition method adjustments in connection with the 2011 Transactions which reduced the revenue that would have otherwise been recognized during the period. Additional factors affecting our various product line revenues are described in the following paragraphs.

Our payer services segment revenue is summarized in the following table:

	Successor	Predecessor
	March 31, 2012	March 31, 2011	$ Change
	(In thousands)
Claims management	$52,643	$47,554	$5,089
Payment services	65,409	62,236	3,173
Intersegment revenue	883	856	27

	$118,935	$110,646	$8,289

Claims management revenues for the three months ended March 31, 2012 increased by $5.1 million, or 10.7%, as compared to the prior year period. Claims management revenues for the three months ended March 31, 2012 include $6.2 million related to the EquiClaim acquisition. Excluding this revenue, claims management revenues for the three months ended March 31, 2012 decreased by $1.1 million, or 2.3%, as compared to the prior year period primarily due to the impact of market pricing pressures on our transaction rates.

Payment services revenues for the three months ended March 31, 2012 increased by approximately $3.2 million, or 5.1%, as compared to the prior year period. This increase was primarily driven by new sales and implementations and the impact of the postage rate increase effective in April 2011.

Our provider services segment revenue is summarized in the following table:

	Successor	Predecessor
	March 31, 2012	March 31, 2011	$ Change
	(In thousands)
Revenue cycle management	$73,606	$69,854	$3,752
Patient statements	62,520	63,517	(997)
Dental	8,172	7,733	439
Intersegment revenue	244	116	128

	$144,542	$141,220	$3,322

Revenue cycle management revenues for the three months ended March 31, 2012 increased by $3.8 million, or 5.4%, as compared to the prior year period primarily due to new sales and implementations, partially offset by customer attrition.

Patient statements revenues for the three months ended March 31, 2012 decreased by $1.0 million, or 1.6%, as compared to the prior year period primarily due to customer attrition, partially offset by new sales and implementations and the impact of the postage rate increase effective in April 2011.

Dental revenues for the three months ended March 31, 2012 were generally consistent with those reflected in the prior year period.

Our pharmacy services segment revenues were $23.8 million for the three months ended March 31, 2012 as compared to $20.6 million for the three months ended March 31, 2011, an increase of $3.2 million, or 15.4%. This increase was primarily due to new sales and implementations.

Cost of Operations

Our total cost of operations was $175.2 million for the three months ended March 31, 2012 as compared to $168.7 million for the three months ended March 31, 2011, an increase of $6.5 million, or 3.9%.

Our cost of operations for our payer services segment was approximately $77.3 million for the three months ended March 31, 2012 as compared to $75.2 million for the three months ended March 31, 2011, an increase of $2.1 million, or 2.7%. As a percentage of revenue, our payer services cost of operations decreased to 65.0% for the three months ended March 31, 2012 as compared to 67.9% for the three months ended March 31, 2011. The increase in our payer services cost of operations is primarily due to revenue growth in payment services and the inclusion of the EquiClaim business acquired in May 2011. The decrease as a percentage of revenue was primarily due to operational efficiencies with respect to vendor rebates and postage.

Our cost of operations for our provider services segment was $89.6 million for the three months ended March 31, 2012 as compared to $85.8 million for the three months ended March 31, 2011, an increase of $3.7 million, or 4.3%. As a percentage of revenue, our provider services cost of operations increased to 62.0% for the three months ended March 31, 2012 as compared to 60.8% for the three months ended March 31, 2011. The increase in our provider services cost of operations is primarily due to the increased labor costs resulting from expansions in our government eligibility and enrollment services in advance of related revenues. This increase in provider services cost of operations and as a percentage of revenue was partially offset by a change in revenue mix between our patient statements services, which generally have a higher cost of operations, and revenue cycle management services, which generally have a lower cost of operations.

Our cost of operations for our pharmacy services segment was $9.5 million for the three months ended March 31, 2012 as compared to $8.5 million for the three months ended March 31, 2011, an increase of $1.0 million, or 11.9%. This increase in pharmacy services cost of operations is primarily due to revenue mix changes and volume growth.

Development and Engineering Expense

Our total development and engineering expense was $8.3 million for the three months ended March 31, 2012 as compared to $8.0 million for the three months ended March 31, 2011, an increase of $0.3 million, or 3.7%, reflecting generally consistent levels of activity for both periods.

Sales, Marketing, General and Administrative Expense (Excluding Corporate Expense)

Our total sales, marketing, general and administrative expense (excluding corporate expense) was $20.1 million for the three months ended March 31, 2012 as compared to $20.1 million for the three months ended March 31, 2011.

Our sales, marketing, general and administrative expense for our payer services segment was $8.7 million for the three months ended March 31, 2012 as compared to $7.4 million for the three months ended March 31, 2011, an increase of $1.3 million, or 17.5%. The increase in our payer services sales, marketing, general and administrative expense was primarily due to increased software maintenance costs and the inclusion of the EquiClaim business acquired in May 2011.

Our sales, marketing, general and administrative expense for our provider services segment was $9.8 million for the three months ended March 31, 2012 as compared to $11.2 million for the three months ended March 31, 2011, a decrease of $1.5 million, or 13.3%. The decrease in our provider services sales, marketing, general and administrative expense was primarily due to lower equity compensation expense resulting from the settlement of prior equity awards in connection with the 2011 Transactions.

Our sales, marketing, general and administrative expense for our pharmacy services segment was $1.6 million for the three months ended March 31, 2012 as compared to $1.5 million for the three months ended March 31, 2011, reflecting generally consistent levels of expense for both periods.

Corporate Expense

Our corporate expense was $19.3 million for the three months ended March 31, 2012 as compared to $13.1 million for the three months ended March 31, 2011, an increase of $6.2 million, or 47.5%. The increase in corporate expense was primarily due to accretion of discounted tax receivable agreement obligations to the gross expected payments of $4.5 million, consulting fees incurred in connection with strategic initiatives and monitoring fees payable to affiliates of Blackstone and Hellman & Friedman. This increase was partially offset by lower equity compensation expense during the three months ended March 31, 2012 resulting from the settlement of prior equity awards in connection with the 2011 Transactions.

Depreciation and Amortization Expense

Our depreciation and amortization expense was $44.7 million for the three months ended March 31, 2012 as compared to $38.0 million for the three months ended March 31, 2011, an increase of $6.7 million, or 17.5%. This increase was primarily attributable to the adjustment of our tangible and intangible assets to their respective fair values in connection with the Merger and depreciation expense associated with property and equipment placed in service subsequent to March 31, 2011.

Interest Expense

Our interest expense was $45.7 million for the three months ended March 31, 2012 as compared to $12.6 million for the three months ended March 31, 2011, an increase of $33.1 million, or 262.3%. Interest expense for the three months ended March 31, 2012 includes the effect of additional debt and higher interest rates following the 2011 Transactions as compared to the prior year period. Interest expense for the three months ended March 31, 2011 was also reduced by $2.6 million related to a change in the fair value of our interest rate swap agreement that was in effect prior to the Merger following our removal of its designation as a cash flow hedge in October 2010.

Income Taxes

Our income tax benefit was $9.9 million for the three months ended March 31, 2012 as compared to an income tax expense of $5.2 million for the three months ended March 31, 2011. Differences between the federal statutory rate and the effective income tax rates for these periods principally relate to the change in our book basis versus tax basis of our investment in EBS Master, including the effect of income allocated to a noncontrolling interest, valuation allowance changes, state income tax rate changes and the impact of other permanent differences relative to pretax income. During the three months ended March 31, 2011, the Company recognized an increase in income tax expense of $0.6 million related to changes in valuation allowances.

Periods from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and the years ended December 31, 2010 and 2009

The following table summarizes our consolidated results of operations for the periods from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and the years ended December 31, 2010 and 2009, respectively.

	Successor		Predecessor
	November 2 through December 31, 2011		January 1 through November 1, 2011		Fiscal Year Ended December 31, 2010		Fiscal Year Ended December 31, 2009
	Amount (In thousands)	% of Revenue(1)	Amount (In thousands)	% of Revenue(1)	Amount (In thousands)	% of Revenue(1)	Amount (In thousands)	% of Revenue(1)
Revenues (2)
Payer Services	$77,725	40.8%	$380,961	41.0%	$430,062	42.9%	$397,492	43.3%
Provider Services	98,324	51.6	480,822	51.7	494,199	49.3	462,513	50.4
Pharmacy Services	15,018	7.9	70,776	7.6	81,794	8.2	60,843	6.6
Eliminations	(683)	(0.4)	(3,295)	(0.4)	(3,903)	(0.4)	(2,400)	(0.3)

Total revenues	190,384	100.0	929,264	100.0	1,002,152	100.0	918,448	100.0

Costs of operations
Payer Services	51,102	65.7	255,437	67.1	281,853	65.5	253,471	63.8
Provider Services	60,710	61.7	291,055	60.5	304,245	61.6	294,471	63.7
Pharmacy Services	6,252	41.6	29,134	41.2	30,044	36.7	16,668	27.4
Eliminations	(643)		(3,085)		(3,775)		(1,974)

Total costs of operations	117,421	61.7	572,541	61.6	612,367	61.1	562,636	61.3

Development and engineering
Payer Services	1,940	2.5	8,700	2.3	9,475	2.2	11,744	3.0
Provider Services	2,234	2.3	11,693	2.4	13,993	2.8	12,893	2.8
Pharmacy Services	979	6.5	5,697	8.0	7,170	8.8	5,902	9.7

Total development and engineering	5,153	2.7	26,090	2.8	30,638	3.1	30,539	3.3

Sales, marketing, general and administrative
Payer Services	5,870	7.6	26,905	7.1	28,848	6.7	26,738	6.7
Provider Services	4,518	4.6	38,385	8.0	33,505	6.8	34,608	7.5
Pharmacy Services	830	5.5	5,078	7.2	6,133	7.5	8,102	13.3
Eliminations	(40)		(210)		(129)		(426)

Total sales, marketing, general and administrative excluding corporate	11,178	5.9	70,158	7.5	68,357	6.8	69,022	7.5

Income from segment operations	56,632	29.7	260,475	28.0	290,790	29.0	256,251	27.9
Corporate expense	31,373	16.5	107,930	11.6	48,590	4.8	49,974	5.4
Depreciation and amortization	28,772	15.1	128,761	13.9	124,721	12.4	105,321	11.5

Operating income	(3,513)	(1.8)	23,784	2.6	117,479	11.7	100,956	11.0
Interest expense, net	29,343	15.4	43,201	4.7	61,017	6.1	70,171	7.6
Other	(5,843)	(3.1)	(8,036)	(0.9)	(9,284)	(0.9)	(519)	(0.1)

Income (loss) before income tax provision	(27,013)	(14.2)	(11,381)	(1.2)	65,746	6.6	31,304	3.4
Income tax provision (benefit)	(9,560)	(5.0)	8,201	0.9	32,579	3.3	17,301	1.9

Net income (loss)	(17,453)	(9.2)%	(19,582)	(2.1)%	33,167	3.3%	14,003	1.5%
Net income attributable to noncontrolling interest	—		5,109		13,621		4,422

Net income (loss) attributable to Emdeon Inc.	$(17,453)		$(24,691)		$19,546		$9,581

(1)	All references to percentage of revenues for expense components refer to the percentage of revenues for such segment.
(2)	See note 20 “Segment Reporting” to our consolidated financial statements included elsewhere in this prospectus for further detail of our revenues within each reportable segment.

Period from November 2, 2011 to December 31, 2011 (Successor) and Period from January 1, 2011 to November 1, 2011 (Predecessor) Compared to Year Ended December 31, 2010

Revenues

Our total revenues were $190.4 million for the period from November 2, 2011 to December 31, 2011 and $929.3 million for the period from January 1, 2011 to November 1, 2011 as compared to $1,002.2 million for 2010.

On an overall basis, revenues for our payer services, provider services and pharmacy services segments were adversely affected by the continued impact of lower healthcare utilization driven by continued high unemployment and other economic factors. Our revenues for the period from November 2, 2011 to December 31, 2011 were further adversely impacted by acquisition method adjustments in connection with the 2011 Transactions which reduced the revenue that would otherwise have been recognized during the period. Additional factors affecting our various product line revenues are described in the following paragraphs.

Our payer services segment revenue is summarized in the following table:

	Successor	Predecessor
	November 2 through December 31, 2011	January 1 through November 1, 2011	Fiscal Year Ended December 31, 2010
	(In thousands)
Claims management	$35,004	$171,288	$192,385
Payment services	42,207	206,828	234,176
Intersegment revenue	514	2,845	3,501

	$77,725	$380,961	$430,062

Claims management revenues for the period from November 2, 2011 to December 31, 2011 and the period from January 1, 2011 to November 1, 2011 include $8.7 million and $35.6 million, respectively, related to the EquiClaim, FVTech and HTMS acquisitions as compared to $19.8 million for 2010. Market pricing pressures on our average transaction rates continue to adversely impact our claims management revenues.

Payment services revenues for each of the periods November 2, 2011 to December 31, 2011 and January 1, 2011 to November 1, 2011 reflect new sales and implementations, as well as the impact of the postage rate increase effective in April 2011.

Our provider services segment revenue is summarized in the following table:

	Successor	Predecessor
	November 2 through December 31, 2011	January 1 through November 1, 2011	Fiscal Year Ended December 31, 2010
	(In thousands)
Revenue cycle management	$51,123	$240,861	$199,873
Patient statements	41,927	213,585	262,521
Dental	5,167	25,926	31,403
Intersegment revenue	107	450	402

	$98,324	$480,822	$494,199

Patient statements revenues for each of the periods from November 2, 2011 to December 31, 2011 and January 1, 2011 to November 1, 2011 reflect the impact of customer attrition, partially offset by new sales and implementations and the impact of the postage rate increase effective in April 2011.

Revenue cycle management revenue for the period from November 2, 2011 to December 31, 2011 and the period from January 1, 2011 to November 1, 2011 include $19.6 million and $95.6 million, respectively, related to the CEA, Chapin, and FVTech acquisitions as compared to $31.1 million for 2010. Each of the periods from November 2, 2011 to December 31, 2011 and January 1, 2011 to November 1, 2011 reflect new sales and implementations, partially offset by customer attrition.

Dental revenues for each of the periods from November 2, 2011 to December 31, 2011 and January 1, 2011 to November 1, 2011 were generally consistent with those reflected in the prior year period.

Our pharmacy services segment revenues were $15.0 million for the period from November 2, 2011 to December 31, 2011 and $70.8 million for the period from January 1, 2011 to November 1, 2011 as compared to $81.8 million for 2010. Each of the periods from November 2, 2011 to December 2, 2011 and January 1, 2011 to November 1, 2011 reflect new sales and implementations.

Cost of Operations

Our total cost of operations was $117.4 million for the period from November 2, 2011 to December 31, 2011 and $572.5 for the period from January 1, 2011 to November 1, 2011 as compared to $612.4 million for 2010.

Our cost of operations for our payer services segment was approximately $51.1 million for the period from November 2, 2011 to December 31, 2011 and $255.4 for the period from January 1, 2011 to November 1, 2011 as compared to $281.9 million for 2010. As a percentage of revenue, our payer services cost of operations was 65.7% and 67.1% for the periods from November 2, 2011 to December 31, 2011 and January 1, 2011 to November 1, 2011, respectively, as compared to 65.5% for 2010. Payer services cost of operations for each of the periods November 2, 2011 to December 31, 2011 and January 1, 2011 to November 1, 2011 reflect revenue growth in payment services, including the impact of the postage rate increases effective in April 2011, and the inclusion of the acquired FVTech, HTMS and EquiClaim businesses. Payer services cost of operations as a percentage of revenue for the period November 2, 2011 to December 31, 2011 was impacted by the reduced revenue associated with the acquisition method adjustments in connection with the 2011 Transactions and throughout 2011 by changes in revenue mix between our payment services solutions and recently acquired FVTech, HTMS and EquiClaim businesses, which generally have higher cost of operations, and our historical claims management services, which generally have lower cost of operations.

Our cost of operations for our provider services segment was $60.7 million for the period from November 2, 2011 to December 31, 2011 and $291.1 million for the period from January 1, 2011 to November 1, 2011 as compared to $304.2 million for 2010. As a percentage of revenue, our provider services segment cost of operations was 61.7% and 60.5% for the periods from November 2, 2011 to December 31, 2011 and January 1, 2011 to November 1, 2011, respectively, as compared to 61.6% for 2010. Provider services costs of operations for each of the periods November 2, 2011 to December 31, 2011 and January 1, 2011 to November 1, 2011 reflect the inclusion of the CEA, Chapin and FVTech businesses acquired in 2010 and the impact of the postage rate increase effective in April 2011. Provider services costs of operations as a percentage of revenue for the period from November 2, 2011 to December 31, 2011 was impacted by the reduced revenue associated with the acquisition method adjustments in connection with the 2011 Transactions and throughout 2011 by changes in revenue mix between our patient statement services, which generally have higher costs of operations, and revenue cycle management services, which generally have lower cost of operations.

Our cost of operations for our pharmacy services segment was $6.3 million for the period from November 2, 2011 to December 31, 2011 and $29.1 million for the period from January 1, 2011 to November 1, 2011 as compared to $30.0 million for 2010. Pharmacy services cost of operations for each of the periods from November 2, 2011 to December 31, 2011 and January 1, 2011 to November 1, 2011 reflect additional customer service personnel and costs incurred related to the launch of new solutions to pharmacies.

Development and Engineering Expense

Our total development and engineering expense was $5.2 million for the period from November 2, 2011 to December 31, 2011 and $26.1 million for the period from January 1, 2011 to November 1, 2011 as compared to $30.6 million for 2010. Development and engineering expense for each of the periods from November 2, 2011 to December 31, 2011 and January 1, 2011 to November 1, 2011 reflects the inclusion of the development and engineering infrastructures associated with our recently acquired businesses.

Sales, Marketing, General and Administrative Expense (Excluding Corporate Expense)

Our total sales, marketing, general and administrative expense (excluding corporate expense) was $11.2 million for the period from November 2, 2011 to December 31, 2011 and $70.2 million for the period from January 1, 2011 to November 1, 2011 as compared to $68.4 million for 2010.

Our sales, marketing, general and administrative expense for our payer services segment was approximately $5.9 million for the period from November 2, 2011 to December 31, 2011 and $26.9 million for the period from January 1, 2011 to November 1, 2011 as compared to $28.8 million for 2010. Payer services sales, marketing, general and administrative expense for each of the periods from November 2, 2011 to December 31, 2011 and January 1, 2011 to November 1, 2011 reflect the inclusion of the infrastructures associated with our recently acquired businesses.

Our sales, marketing, general and administrative expense for our provider services segment was approximately $4.5 million for the period from November 2, 2011 to December 31, 2011 and $38.4 million for the period from January 1, 2011 to November 1, 2011 as compared to $33.5 million for 2010. Provider services sales, marketing, general and administrative expense for each of the periods November 2, 2011 to December 31, 2011 and January 1, 2011 to November 1, 2011 reflect the inclusion of the infrastructures associated with our recently acquired businesses.

Our sales, marketing, general and administrative expense for our pharmacy services segment was approximately $0.8 million for the period from November 2, 2011 to December 31, 2011 and $5.1 million for the period from January 1, 2011 to November 1, 2011 as compared to $6.1 million for 2010, reflecting generally consistent levels of activity for all such periods.

Corporate Expense

Our corporate expense was $31.4 million for the period from November 2, 2011 to December 31, 2011 and $107.9 million for the period from January 1, 2011 to November 1, 2011 as compared to $48.6 million for 2010. Corporate expense includes $17.9 million and $66.6 million, respectively, for the periods from November 2, 2011 to December 31, 2011 and January 1, 2011 to November 1, 2011, of transaction related costs in connection with the 2011 Transactions. These transaction related costs include investment banking, legal and other advisory fees, as well as the immediate expensing of all previously unrecognized equity compensation of $35.3 million related to the accelerated of vesting of equity awards, incurred in connection with the 2011 Transactions. Additionally, in connection with the Merger, we were required to adjust our tax receivable agreement obligations to their fair value. This adjustment resulted in a discount from the gross expected payments to be made under the tax receivable agreements. Corporate expense for the period from November 2, 2011 to December 31, 2011 includes the accretion of this discounted value to the gross expected payments of $2.9 million.

Depreciation and Amortization Expense

Our depreciation and amortization expense was $28.8 million for the period from November 2, 2011 to December 31, 2011 and $128.8 million for the period from January 1, 2011 to November 1, 2011 as compared to

$124.7 million for 2010. Depreciation and amortization for the period from January 1, 2011 to November 1, 2011 includes additional expense attributable to 2011 and 2010 capital expenditures and acquisition activity. Depreciation and amortization for the period from November 2, 2011 to December 31, 2011 also includes additional expense attributable to the increased value of the tangible and intangible assets acquired in connection with the Merger.

Interest Expense

Our interest expense was $29.3 million for the period from November 2, 2011 to December 31, 2011 and $43.2 million for the period January 1, 2011 to November 1, 2011 as compared to $61.0 million for 2010. Interest expense for the period from November 2, 2011 to December 31, 2011 includes the impact of additional debt and higher interest rates that we incurred related to the 2011 Transactions. Interest expense for the periods from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and for the year ended December 31, 2010 was reduced by $2.8 million, $8.0 million and $3.9 million, respectively, primarily as a result of a change in fair value of our interest rate swap agreement that was in effect prior to the Merger following our removal of its designation as a cash flow hedge in October 2010.

Income Taxes

Our income tax benefit was $9.6 million for the period from November 2, 2011 to December 31, 2011. Our income tax expense was $8.2 million for the period from January 1, 2011 to November 1, 2011 and $32.6 million for 2010. Differences between the federal statutory rate and the effective income tax rates for these periods principally relate to the change in our book basis versus tax basis of our investment in EBS Master, including the effect of income allocated to a noncontrolling interest, valuation allowance changes, state income tax rate changes and the impact of other permanent differences relative to pretax income.

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Revenues

Our total revenues were $1,002.2 million for 2010 as compared to $918.4 million for 2009, an increase of approximately $83.7 million, or 9.1%.

On an overall basis, revenues for our payer services, provider services and pharmacy services segments for 2010 were adversely affected as compared to the prior year by the impact of lower healthcare utilization driven by continued high unemployment and other economic factors. Additional factors affecting our various product line revenues are described in the following paragraphs.

Our payer services segment revenue is summarized in the following table:

	Predecessor
	December 31, 2010	December 31, 2009	$ Change
	(In thousands)
Claims management	$192,385	$184,605	$7,780
Payment services	234,176	211,985	22,191
Intersegment revenue	3,501	902	2,599

	$430,062	$397,492	$32,570

Claims management revenues for 2010 increased by approximately $7.8 million, or 4.2%. Claims management revenues for 2010 include approximately $19.8 million related to solutions acquired in the FVTech and HTMS acquisitions. Excluding this revenue, claims management revenues decreased by approximately $12.0 million, or 6.5%, primarily due to the impact of market pricing pressures on our average transaction rates and the impact of reduced transaction growth rates caused by lower healthcare utilization during 2010 as described above. This decrease was partially offset by increased payment integrity revenue in 2010.

Payment services revenues for 2010 increased by approximately $22.2 million, or 10.5%. This increase was primarily driven by new sales and implementations, as well as the full year impact in 2010 of the postage rate increase effective in May 2009.

Our provider services segment revenue is summarized in the following table:

	Predecessor
	December 31, 2010	December 31, 2009	$ Change
	(In thousands)
Patient statements	$262,521	$274,390	$(11,869)
Revenue cycle management	199,873	155,112	44,761
Dental	31,403	31,513	(110)
Intersegment revenue	402	1,498	(1,096)

	$494,199	$462,513	$31,686

Patient statements revenues for 2010 decreased by approximately $11.9 million, or 4.3%, primarily due to the absence of approximately $5.7 million of revenue related to our office supplies and print services business, which was sold in October 2009, customer attrition and the impact of lower healthcare utilization during 2010 as described above. This decrease was partially offset by new sales and implementations and the full year impact of the postage rate increase in May 2009.

Revenue cycle management revenues for 2010 increased by approximately $44.8 million, or 28.9%. Revenue cycle management revenues for 2010 include approximately $31.1 million related to solutions acquired in the FVTech, CEA and Chapin acquisitions. Excluding this revenue, revenue cycle management revenues increased by approximately $13.7 million or 8.8%. This increase was primarily due to new sales and implementations, partially offset by customer attrition.

Dental revenues for 2010 were generally consistent with those reflected in the comparable prior year period.

Our pharmacy services segment revenues were $81.1 million for 2010 as compared to $60.8 million for 2009, an increase of approximately $21.0 million, or 34.4%. This increase was primarily due to the full year impact in 2010 of our acquisition of eRx Network, L.L.C. (“eRx”) and new sales and implementations, partially offset by the impact of lower healthcare utilization during 2010 as described above.

Cost of Operations

Our total cost of operations was $612.4 million for 2010 as compared to $562.6 million for 2009, an increase of approximately $49.7 million, or 8.8%.

Our cost of operations for our payer services segment was approximately $281.9 million for 2010 as compared to $253.5 million for 2009, an increase of approximately $28.4 million, or 11.2%. As a percentage of revenue, our payer services cost of operations increased to 65.5% for 2010 as compared to 63.8% for 2009. Cost of operations for our payer services segment includes approximately $2.5 million and $3.5 million of equity compensation for 2010 and 2009, respectively. Excluding this equity compensation, payer services cost of operations was $279.4 million for 2010 as compared to $250.0 million for 2009, an increase of approximately $29.4 million, or 11.8%. The increase in our payer services cost of operations is primarily due to revenue growth in payment services, including increased postage costs resulting from the full year impact of the postage rate increase effective in May 2009, and the inclusion of the FVTech and HTMS businesses acquired in 2010. Excluding equity compensation, as a percentage of revenue, our payer services cost of operations increased to

65.0% for 2010 as compared to 62.9% for 2009. The increase as a percentage of revenue was primarily due to increased postage costs and changes in revenue mix between our payment services solutions and the FVTech and HTMS businesses, which generally have higher cost of operations, as compared to our historical claims management services, which generally have lower cost of operations.

Our cost of operations for our provider services segment was $304.2 million for 2010 as compared to $294.5 million for 2009, an increase of approximately $9.8 million, or 3.3%. As a percentage of revenue, our provider services segment cost of operations decreased to 61.6% for 2010 as compared to 63.7% for 2009. Cost of operations for our provider services segment includes approximately $1.3 million and $2.6 million of equity compensation for 2010 and 2009, respectively. Excluding this equity compensation, provider services cost of operations was $302.9 million for 2010 as compared to $291.9 million for 2009, an increase of approximately $11.0 million, or 3.8%. The increase in our provider services cost of operations is primarily due to revenue growth and the inclusion of operating costs of the CEA and Chapin businesses acquired in 2010. This increase in provider services cost of operations was partially offset by a change in revenue mix between our patient statements services, which generally have higher cost of operations, and revenue cycle management services, which generally have lower cost of operations. The decrease in provider services cost of operations as a percentage of revenue is primarily due to this change in revenue mix.

Our cost of operations for our pharmacy services segment was $30.0 million for 2010 as compared to $16.7 million for 2009, an increase of approximately $13.4 million, or 80.2%. This increase is primarily related to the full year impact in 2010 of the eRx acquisition.

Development and Engineering Expense

Our total development and engineering expense was $30.6 million for 2010 as compared to $30.5 million for 2009, an increase of approximately $0.1 million, or 0.3%. Development and engineering expense includes approximately $1.3 million and $1.6 million of equity compensation for 2010 and 2009, respectively. The increase in development and engineering expense is primarily related to increased product development activity in our payer services and provider services segments and the inclusion of the product development infrastructures associated with our recently acquired businesses.

Sales, Marketing, General and Administrative Expense (Excluding Corporate Expense)

Our total sales, marketing, general and administrative expense (excluding corporate expense) was $68.4 million for 2010 as compared to $69.0 million for 2009, a decrease of approximately $0.7 million, or 0.9%.

Our sales, marketing, general and administrative expense for our payer services segment was approximately $28.8 million for 2010 as compared to $26.7 million for 2009, an increase of approximately $2.1 million, or 7.9%. Sales, marketing, general and administrative expense for our payer services segment includes approximately $2.5 million and $4.2 million of equity compensation for 2010 and 2009, respectively. Excluding this equity compensation, payer services sales, marketing, general and administrative expense was $26.3 million for 2010 as compared to $22.5 million for 2009, an increase of approximately $3.8 million, or 16.9%. The increase in our payer services sales, marketing, general and administrative expense is primarily due to the inclusion during 2010 of the infrastructures associated with the FVTech and HTMS acquisitions.

Our sales, marketing, general and administrative expense for our provider services segment was approximately $33.5 million for 2010 as compared to $34.6 million for 2009, a decrease of approximately $1.1 million, or 3.2%. Sales, marketing, general and administrative expense for our provider services segment includes approximately $2.0 million and $3.1 million of equity compensation for 2010 and 2009, respectively. Excluding this equity compensation, provider services sales, marketing, general and administrative expense was $31.5 million for both 2010 and 2009, reflecting generally consistent levels of activity in both periods.

Our sales, marketing, general and administrative expense for our pharmacy services segment was approximately $6.1 million for 2010 as compared to $8.1 million for 2009, a decrease of approximately $2.0 million, or 24.3%. This decrease is primarily attributable to the integration of eRx’s infrastructure into the Company’s pharmacy operations.

Corporate Expense

Our corporate expense was $48.6 million for 2010 as compared to $50.0 million for 2009, a decrease of approximately $1.4 million, or 2.8%. Corporate expense includes approximately $7.7 million and $9.8 million of equity compensation for 2010 and 2009, respectively. Excluding this equity compensation, corporate expense was $40.9 million for 2010 as compared to $40.2 million for 2009, an increase of approximately $0.7 million, or 1.8%. This increase was primarily attributable to incremental legal and other professional fees incurred in connection with 2010 acquisition activities.

Depreciation and Amortization Expense

Our depreciation and amortization expense was $124.7 million for 2010 as compared to $105.3 million for 2009, an increase of approximately $19.4 million, or 18.4%. This increase was primarily due to depreciation of property and equipment placed in service during 2010, additional depreciation and amortization expense related to acquisition method adjustments associated with technology and intangible assets acquired in connection with 2010 and 2009 acquisitions and the amortization of additional rights to specified uses of our data acquired in 2010 and 2009.

Interest Expense

Our interest expense was $61.0 million for 2010 as compared to $70.2 million for 2009, a decrease of $9.2 million, or 13.1%. Interest expense for 2010 was reduced by approximately $3.9 million related to a change in the fair value of our prior interest rate swap agreement following our removal of its designation as a cash flow hedge in October 2010. The remaining decrease was primarily due to a scheduled decrease in the notional amount of our prior interest rate swap agreement of approximately $123.6 million as of December 31, 2009, which caused less of our debt to be subject to the higher fixed rate of our prior interest rate swap agreement during 2010.

Income Taxes

Our income tax expense was $32.6 million for 2010 as compared to $17.3 million for 2009, an increase of approximately $15.3 million. Differences between the federal statutory rate and the effective income tax rates for these periods principally relate to the change in our book basis versus tax basis of our investment in EBS Master, including the effect of income allocated to a noncontrolling interest, valuation allowance changes, state income tax rate changes and the impact of other permanent differences relative to pretax income. During 2010, the Company recognized an increase in income tax expense of approximately $10.1 million related to changes in valuation allowances. During 2009, the Company recognized a net decrease in income tax expense of approximately $4.6 million related to changes in valuation allowances.

Liquidity and Capital Resources

General

We are a holding company with no material business operations. Our principal assets are the equity interests we own in our subsidiaries. We conduct all of our business operations through our direct and indirect subsidiaries. Accordingly, our only material sources of cash are borrowings under our credit facilities and dividends or other distributions or payments that are derived from earnings and cash flow generated by our subsidiaries.

We anticipate cash generated by operations, the funds available under our credit facilities, including our revolver, and existing cash and equivalents will be sufficient to meet working capital requirements and service our indebtedness or that future borrowings will be available to us under our credit facilities in amounts sufficient to enable us to repay our indebtedness, or to fund other liquidity needs.

We and our subsidiaries, affiliates or significant stockholders may from time to time seek to retire or purchase our outstanding debt (including the notes) through cash purchases and/or exchanges for equity securities, in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

Cash Flows

Operating Activities

Cash provided by operating activities for the three months ended March 31, 2012 was $21.7 million as compared to $59.0 million for the three months ended March 31, 2011. The $37.3 million decrease is primarily due to interest related to the senior credit facilities, monitoring fees to affiliates of Blackstone and Hellman & Friedman and the timing of collections and disbursements.

Cash used in operating activities was $28.8 million for the period from November 2, 2011 to December 31, 2011. Cash provided by operating activities was $208.9 million for the period from January 1, 2011 to November 1, 2011 and $171.8 million for 2010. Cash used in and provided by operating activities for the periods from November 2, 2011 to December 31, 2011 and January 1, 2011 to November 1, 2011, respectively, was impacted by transaction related costs of $48.2 million incurred in connection with the 2011 Transactions. Cash provided by operating activities for 2010 was $171.8 million as compared to $162.8 million for 2009. This $9.0 million increase was related primarily to business growth and the year end timing of collections and disbursements.

Cash provided by operating activities can be significantly impacted by our non-cash working capital assets and liabilities, which may vary based on the timing of cash receipts that fluctuate by day of week and/or month and also may be impacted by cash management decisions.

Investing Activities

Cash used in investing activities for the three months ended March 31, 2012 was $15.1 million as compared to $19.7 million for the three months ended March 31, 2011, and consisted of capital expenditures for property and equipment in both periods.

Cash used in investing activities was $1,941.1 million for the period from November 2, 2011 to December 31, 2011 and $91.3 million for the period from January 1, 2011 to November 1, 2011 as compared to $334.5 million for 2010. Cash used in investing activities was $334.5 million for 2010 as compared to $123.2 million for 2009. Cash used in investing activities for the period from November 2, 2011 to December 31, 2011 included payments of $1,932.9 million related to the 2011 Transactions and capital expenditures for property and equipment. Cash used in investing activities for the period from January 1, 2011 to November 1, 2011 and for the years ended December 31, 2010 and 2009 each included cash consideration paid in connection with acquisitions and capital expenditures for property and equipment.

Financing Activities

Cash used in financing activities for the three months ended March 31, 2012 was $18.1 million as compared to $3.4 million for the three months ended March 31, 2011, and consisted primarily of principal payments under our senior credit facilities and prior credit facilities.

Cash provided by financing activities was $1,801.5 million for the period from November 2, 2011 to December 31, 2011. Cash used by financing activities was $10.4 million for the period from January 1, 2011 to November 1, 2011. Cash provided by financing activities was $49.8 million for 2010. In connection with the 2011 Transactions, during the period from November 2, 2011 to December 31, 2011, we received capital contributions from Parent of $852.9 million and borrowed approximately $1,903.6 million (net of borrowing costs and discount) which we used to fund the Merger and repay amounts outstanding under our prior credit facilities and prior interest rate swap agreement. During the period from January 1, 2011 to November 1, 2011, we made regularly scheduled principal payments under our prior credit facilities. During 2010, we borrowed $97.4 million (net of borrowing costs and discount) which we used to partially finance the CEA acquisition and made regularly scheduled principal payments under our prior credit facilities. During 2009, we received net proceeds of approximately $148.0 million from our IPO and, in addition to scheduled principal payments, also paid amounts previously borrowed under our prior revolving credit facility and made an optional principal payment under our prior credit facilities.

Long-term Debt

In connection with the 2011 Transactions, we incurred substantial new indebtedness comprised of a $1,224.0 million term loan facility, a $125.0 million revolving facility (of which $25.0 million was borrowed at the closing of the 2011 Transactions), $375.0 million of 11% outstanding 2019 notes and $375.0 million of 11 1/4% outstanding 2020 notes. Proceeds of the senior credit facilities and the notes were, together with other sources of funds, used to finance the Merger and repay all amounts due under our prior credit facilities.

Long-term debt as of March 31, 2012 and December 31, 2011, consisted of the following:

	March 31,	December 31,
	2012	2011
	(In thousands)
Senior Credit Facilities
$1,224.0 million term loan facility, due November 2, 2018, net of unamortized discount of $37,036 and $38,160 at March 31, 2012 and December 31, 2011, respectively (effective interest rate of 7.79% at March 31, 2012)	$1,183,904	$1,185,840
$125.0 million revolving facility, expiring on November 2, 2016 and bearing interest at a variable base rate plus a spread rate	—	15,000
Senior Notes
$375.0 million 11% Senior Notes due December 31, 2019, net of unamortized discount of $9,077 and $9,257 at March 31, 2012 and December 31, 2011, respectively. (effective interest rate of 11.53% at March 31, 2012)	365,923	365,743
$375.0 million 11 1/4% Senior Notes due December 31, 2020, net of unamortized discount of $10,957 and $11,134 at March 31, 2012 and December 31, 2011, respectively (effective interest rate of 11.86% at March 31, 2012)	364,043	363,866
Obligation under data sublicense agreement	30,659	30,659
Less current portion	(16,034)	(16,034)

Long-term debt	$1,928,495	$1,945,074

Senior Credit Facilities

The credit agreement governing the senior credit facilities provides that, subject to certain conditions, we may request additional tranches of term loans, increase commitments under the revolving facility or the term loan facility or add one or more incremental revolving facility tranches (provided that the revolving credit commitments outstanding at any time have no more than three different maturity dates) in an aggregate amount not to exceed (a) $300.0 million plus (b) an unlimited amount at any time, subject to compliance on a pro forma basis with a first lien net leverage ratio of no greater than 4.00:1.00. Availability of such additional tranches of term loans or revolving facilities and/or increased commitments is subject to, among other conditions, the absence of any default under the credit agreement governing the senior credit facilities and the receipt of commitments by existing or additional financial institutions. Proceeds of the revolving facility, including up to $30.0 million in the form of borrowings on same-day notice, referred to as swingline loans, and up to $50.0 million in the form of letters of credit, are available to provide financing for working capital and general corporate purposes.

Borrowings under the senior credit facilities bear interest at an annual rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the highest of (i) the applicable prime rate (ii) the federal funds rate plus 0.50% and (iii) a LIBOR rate determined by reference to the costs of funds for United States dollar deposits for an interest period of one month, adjusted for certain additional costs, plus 1.00% with a floor of 2.25% for the term loan facility or (b) a LIBOR rate determined by reference to the costs of funds for United States dollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, which, in the case of the term loan facility only, shall be no less than 1.25%. During the three months ended March 31, 2012, the applicable margin for the term loan facility was 4.50% for base rate borrowings and 5.50% for LIBOR borrowings. During the three months ended March 31, 2012, the applicable margin for the revolving facility was 4.25% for base rate borrowings and 5.25% for LIBOR borrowings. The applicable margin for the revolving facility is subject to a 0.25% step-down based on our first lien net leverage ratio at the end of each fiscal quarter.

In addition to paying interest on outstanding principal under the senior credit facilities, we are required to pay customary agency fees, letter of credit fees and a 0.50% commitment fee in respect of the unutilized commitments under the revolving facility.

The credit agreement governing the senior credit facilities requires that we prepay outstanding loans under the term loan facility, subject to certain exceptions, with (a) 100% of the net cash proceeds of any incurrence of debt other than debt permitted under the credit agreement governing the senior credit facilities, (b) commencing with the fiscal year ended December 31, 2012, 50% (which percentage will be reduced to 25% and 0% based on our first lien net leverage ratio) of our annual excess cash flow and (c) 100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions.

We may voluntarily prepay outstanding loans under the senior credit facilities at any time without premium or penalty other than breakage costs with respect to LIBOR loans; provided, however, that if on or prior to the first anniversary of any repricing transaction, we prepay any loans under the term loan facility in connection with a repricing transaction, we must pay a prepayment premium of 1.00% of the aggregate principal amount of the loans so prepaid.

We are required to make quarterly payments equal to 0.25% of the original principal amount of the loans under the term loan facility, with the balance due and payable on November 2, 2018. Any principal amount outstanding under the revolving facility is due and payable on the November 2, 2016.

Certain of our United States wholly-owned restricted subsidiaries, together with the Company, are co-borrowers and jointly and severally liable for all obligations under the senior credit facilities. Such obligations of the co-borrowers are unconditionally guaranteed by Beagle Intermediate Holdings, Inc., a direct wholly-owned subsidiary of Parent (“Holdings”), the Company and each of our existing and future United States wholly-owned restricted subsidiaries (with certain exceptions including immaterial subsidiaries). These obligations are secured by a perfected security interest in substantially all of the assets of the co-borrowers and guarantors now owned or later acquired, including a pledge of all of the capital stock of the Company and our United States wholly-owned restricted subsidiaries and 65% of the capital stock of our foreign restricted subsidiaries, subject in each case to the exclusion of certain assets and additional exceptions.

The credit agreement governing the senior credit facilities requires us to comply with maximum first lien net leverage ratio and consolidated cash interest coverage ratio financial maintenance covenants, to be tested on the last day of each fiscal quarter beginning with the quarter ended March 31, 2012. A breach of these covenants is subject to certain equity cure rights. In addition, the senior credit facilities contain a number of negative covenants that, among other things and subject to certain exceptions, restrict our ability and the ability of our subsidiaries to:

•	incur additional indebtedness or guarantees;

•	incur liens;

•	make investments, loans and acquisitions;

•	consolidate or merge;

•	sell assets, including capital stock of subsidiaries;

•	pay dividends on capital stock or redeem, repurchase or retire capital stock of the Company or any restricted subsidiary;

•	alter the business of the Company;

•	amend, prepay, redeem or purchase subordinated debt;

•	engage in 2011 Transactions with affiliates; and

•	enter into agreements limiting dividends and distributions of certain subsidiaries.

The credit agreement governing the senior credit facilities also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default (including upon change of control).

In April 2012, we amended the credit agreement governing the senior credit facilities to reprice the senior credit facilities and borrow $80.0 million of additional term loans for general corporate purposes, including acquisitions. Following this amendment, the LIBOR-based interest rate on the term loan facility is LIBOR plus 3.75%, compared to the previous interest rate of LIBOR plus 5.50%. The new LIBOR-based interest rate on the revolving facility is LIBOR plus 3.50% (with a potential step-down to LIBOR plus 3.25% based on the our first lien net leverage ratio), compared to the previous interest rate of LIBOR plus 5.25% (with a potential step-down to LIBOR plus 5.00% based on our first lien net leverage ratio). The term loan facility remains subject to a LIBOR floor of 1.25%, and there continues to be no LIBOR floor on the revolving facility.

See “Description of Other Indebtedness — Senior Credit Facilities” for more information.

Outstanding Notes

The outstanding 2019 notes bear interest at an annual rate of 11% with interest payable semi-annually on June 30 and December 31 of each year, commencing on June 30, 2012. The outstanding 2019 notes mature on December 31, 2019. The outstanding 2020 notes bear interest at an annual rate of 11 1/4% with interest payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2012. The outstanding 2020 notes mature on December 31, 2020.

The Company may redeem the outstanding 2019 notes, the outstanding 2020 notes or both, in whole or in part, at any time on or after December 31, 2015 at the applicable redemption price, plus accrued and unpaid interest. In addition, at any time prior to December 31, 2014, the Company may, at its option and on one or more occasions, redeem up to 35% of the aggregate principal amount of the outstanding 2019 notes or the outstanding 2020 notes, at a redemption price equal to 100% of the aggregate principal amount, plus a premium equal to the stated interest rate on the outstanding 2019 notes or the outstanding 2020 notes, respectively, plus accrued and unpaid interest with the net cash proceeds of certain equity offerings; provided that at least 50% of the sum of the aggregate principal amount of the outstanding 2019 notes or outstanding 2020 notes, respectively, originally issued (including any additional notes) remain outstanding immediately after such redemption and the redemption occurs within 180 days of the equity offering. At any time prior to December 31, 2015, the Company may redeem the outstanding 2019 notes, the outstanding 2020 notes or both, in whole or in part, at its option and on one or more occasions, at a redemption price equal to 100% of the principal amount, plus an applicable premium and accrued and unpaid interest.

The outstanding notes are senior unsecured obligations and rank equally in right of payment with all of our existing and future indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness. Our obligations under the outstanding notes are guaranteed on a senior basis by all of our existing and subsequently acquired or organized wholly-owned United States restricted subsidiaries that guarantee our senior credit facilities or our other indebtedness or indebtedness of any affiliate guarantor. The outstanding notes and the related guarantees are effectively subordinated to our existing and future secured obligations and that of our affiliate guarantors to the extent of the value of the collateral securing such obligations, and are structurally subordinated to all existing and future indebtedness and other liabilities of any of our subsidiaries that do not guarantee the outstanding notes.

The indentures governing the outstanding notes contain covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:

•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock;

•	incur additional indebtedness or issue certain capital stock;

•	incur certain liens;

•	make investments, loans, advances and acquisitions;

•	consolidate, merge or transfer of all or substantially all or substantially all of our assets and the assets of our subsidiaries;

•	prepay subordinated debt;

•	engage in certain transactions with our affiliates; and

•	enter into agreements restricting our restricted subsidiaries’ ability to pay dividends.

The indentures also contain certain affirmative covenants and events of default.

See “Description of the Exchange 2019 Notes” and “Description of the Exchange 2020 Notes” for more information.

Summary Disclosures about Contractual Obligations and Commercial Commitments

Contractual Obligations

The following table presents certain minimum payments due under contractual obligations with minimum firm commitments as of December 31, 2011:

	Payments by Period
	Total	Less than 1 year	1-3 years	3-5 years	After 5 years
	(In thousands)
Senior credit facilities and other long-term obligations (1)	$1,269,659	$16,036	$34,101	$53,649	$1,165,873
Outstanding 2019 Notes (2)	375,000	—	—	—	375,000
Outstanding 2020 Notes (3)	375,000	—	—	—	375,000
Expected interest (4)	1,269,606	169,736	335,352	329,016	435,502
Tax receivable agreement obligations to related parties (5)	361,097	374	57,129	54,555	249,039
Operating lease obligations (6)	54,800	8,682	13,877	13,502	18,739
Purchase obligations and other (7)	80,966	12,814	15,135	12,000	41,017

Total contractual obligations (8)	$3,786,128	$207,642	$455,594	$462,722	$2,660,170

(1)	Represents the principal amount of indebtedness under the senior credit facilities and our data sublicense agreement.
(2)	Represents the principal amount of indebtedness under the 2019 notes without reduction for any original issue discount.

(3)	Represents the principal amount of indebtedness under the 2020 notes without reduction for any original issue discount.
(4)	Expected interest consists of both interest payable under the senior credit facilities, notes and imputed interest payable under our data sublicense agreement. Interest related to the senior credit facilities is based on our interest rates in effect as of December 31, 2011 and assumes that we make no optional or mandatory prepayments of principal prior to their maturity. Because the interest rates under the senior credit facilities are variable, actual payments may differ.
(5)	Represents amount due based on facts and circumstances existing as of December 31, 2011 (without reduction for any fair value adjustment recognized in acquisition method accounting). The timing and/or amount of the aggregate payments due may vary based on a number of factors, including the amount and timing of the taxable income the Company generates in the future and the tax rate then applicable, the use of loss carryovers and the portion of payments under the tax receivable agreements constituting imputed interest or amortizable basis.
(6)	Represents amounts due under existing operating leases related to our offices and other facilities.
(7)	Represents contractual commitments under the transaction and advisory fee agreement we entered into with affiliates of Blackstone and Hellman & Friedman in connection with the 2011 Transactions, certain telecommunication and other supply contracts, capital leases and certain other obligations. Where our purchase commitments are cumulative over a period of time, (i.e., no specified annual commitment), the table above assumes such commitments will be fulfilled on a ratable basis over the commitment period.
(8)	Total contractual obligations exclude liabilities for contingent consideration incurred in connection with certain of our acquisitions and liabilities for uncertain tax positions. With respect to the contingent consideration, we are obligated to transfer additional cash to the affected former equityholders in the event that certain financial performance targets are achieved. At December 31, 2011, based on the existing facts and circumstances, we do not anticipate that such targets will be achieved. As a result, the above table reflects no such obligation.

As described above, in April 2012, we amended the credit agreement governing the senior credit facilities to reprice the senior credit facilities and borrow $80.0 million of additional term loans for general corporate purposes, including acquisitions. Following this amendment, the interest rates on the term loan facility and the revolving facility were each reduced by 175 basis points. Based on the principal amount outstanding and interest rates in effect on the date of this amendment, we expect our annual interest payments to be reduced by approximately $17.0 million.

See the notes to our consolidated financial statements included elsewhere in this prospectus for additional information related to our operating leases and other commitments and contingencies.

Interest Rate Swap Agreements and Other Considerations

In January 2012, we executed three new interest rate swap agreements, each of which mature in February 2017, to reduce the variability of interest payments associated with the term loan facility. These interest rate swap agreements have notional amounts of $320.0 million, $160.0 million and $160.0 million, respectively, and have the effect of fixing our interest payments on $640.0 million of the term loan facility at 7.1485%.

In the future, in order to manage our interest rate risk, we may refinance our existing debt, enter into other interest rate swaps, modify our existing interest rate swaps or make changes that may impact our ability to treat our interest rate swaps as a cash flow hedge.

Off-Balance Sheet Arrangements

As of March 31, 2012, we had no off-balance sheet arrangements or obligations, other than those related to surety bonds of an insignificant amount.

Recent Accounting Pronouncements

Our recent accounting pronouncements are summarized in Note 2 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

BUSINESS

Our Company

We are a leading provider of revenue and payment cycle management and clinical information exchange solutions connecting payers, providers and patients in the United States healthcare system. Our solutions integrate and automate key business and administrative functions of our payer and provider customers throughout the patient encounter. These solutions include pre-care patient eligibility and benefits verification and enrollment, clinical information exchange capabilities, claims management and adjudication, payment integrity, payment distribution, payment posting, denial management and patient billing and payment processing.

Through the use of our comprehensive suite of solutions, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle and clinical information exchange processes. Our solutions are delivered primarily through recurring, transaction-based processes that are designed to leverage our health information network, the single largest financial and administrative information exchange in the United States healthcare system. Our health information network currently reaches approximately 1,200 payers, 500,000 providers, 5,000 hospitals, 81,000 dentists, 60,000 pharmacies and 200 labs.

In 2011, we processed a total of approximately 6.4 billion healthcare-related transactions, including approximately one out of every two commercial healthcare claims delivered electronically in the United States. We have developed our network of payers and providers over 25 years and connect to virtually all private and government payers, claim-submitting providers and pharmacies. Our network and related solutions are designed to integrate with our customers’ existing technology infrastructures and administrative workflow and typically require minimal capital expenditure on the part of the customer, while generating significant savings and operating efficiencies.

Our Solutions

We deliver our solutions and operate our business in three segments: (i) payer services, which provides solutions to commercial insurance companies, third party administrators and governmental payers; (ii) provider services, which provides solutions to hospitals, physicians, dentists and other healthcare providers, such as labs and home healthcare providers; and (iii) pharmacy services, which provides solutions to pharmacies, pharmacy benefit management companies and other payers.

Through the payer services segment, we provide payment cycle solutions, both directly and through our network of channel partners, that help simplify the administration of healthcare. Our payer services offerings include insurance eligibility and benefit verification, claims management, payment integrity and claims and payment distribution. Additionally, we provide consulting services through the payer services segment.

Through the provider services segment, we provide revenue cycle and clinical information exchange solutions, both directly and through our network of channel partners, that help simplify providers’ workflow, reduce related costs and improve cash flows. Our provider services offerings include revenue cycle management solutions, patient billing and payment services, government program eligibility and enrollment services and clinical information exchange capabilities.

Through the pharmacy services segment, we provide electronic prescribing services and other electronic solutions to pharmacies, pharmacy benefit management companies and government agencies related to prescription benefit claim filing, adjudication and management.

Payer Services Solutions

Pre-Care and Claims Management

Our pre-care solutions interface directly with the payer’s own systems, allowing providers to process insurance eligibility and benefits verification tasks prior to the delivery of care without the need for live payer/provider interaction. Our claims management solutions include EDI, and paper-to-EDI conversion of insurance claims through high-volume imaging, batch and real-time healthcare transaction information exchanges and intelligent routing between payers and other business partners. We also perform payer-specific edits of claims for proper format, including standards in accordance with the HIPAA, before submission to minimize manual processes associated with pending claims. Our healthcare payment integrity and fraud, waste and abuse management services combine sophisticated data analytics solutions and technology with an experienced team of investigators to help identify potential financial risks earlier in the revenue and payment cycle, prevent payment of fraudulent and improper claims and identify overpayments, creating efficiencies and cost savings for payers and providers.

Payment Distribution

Our payment and remittance distribution solutions facilitate the paper and electronic distribution of payments and payment related information by payers to providers, including EOBs, to patients. Because of the breadth and scale of the connectivity to both payers and providers, payer customers can realize significant print and operational cost savings through the use of either electronic payment and remittance products or the high-volume “co-operative” print and mail solutions to reduce postage and material costs. In addition, we offer electronic solutions that integrate with our print and mail platform to facilitate the conversion to electronic payment and remittance. We expect to see further transition from paper based processes to electronic processes over time because of the substantial cost savings available to payers by adopting electronic payment, remittance advice and EOB distribution.

Consulting Services

Our consulting services solutions assist healthcare clients analyze, develop and implement technology strategies designed to align with healthcare trends and overall business goals. Our consultants bring extensive health industry knowledge with practical experience that can help solve many industry challenges, such as limited time and resources, disparate and out-of-date systems, antiquated processes and diverse perspectives, to assist clients with analysis, selection, procurement and implementation services in deploying healthcare information technology solutions quickly and cost-effectively.

Provider Services Solutions

Pre-Care/Medical Treatment

Our patient eligibility and verification solutions, including automated referral approval applications, assist our provider customers in determining a patient’s current health benefits levels. Our eligibility and verification offerings also integrate other information to help determine a patient’s ability to pay, as well as the likelihood of public assistance and charity care reimbursement. These solutions help mitigate a provider’s exposure to bad debt expense by providing clarity into a patient’s insurance coverage, ultimate out-of-pocket responsibility and ability to pay.

We also offer technology-enabled government program eligibility and enrollment services to uninsured and underinsured populations to assist our provider customers in lowering their incidence of uncompensated care and bad-debt expense and increasing overall cash flow.

As part of the medical treatment process, providers use our clinical information exchange capabilities to order and access lab reports and for electronic prescribing.

Claims Management

Our claims management solutions can be delivered to a provider via our web-based direct solutions or through our network of channel partners. In either case, our claims management solutions leverage our industry leading payer connectivity to deliver consistent and reliable access to virtually every payer in the United States. Our solutions streamline reimbursement by providing (i) tools to improve provider workflow, edit claims prior to submission and identify errors that delay reimbursement and (ii) robust reporting to providers in order to track claims throughout their life-cycle and reduce claim rejections and denials.

Payment Posting/Denial Management

Our payment automation solutions allow providers to manage and automate the entire payment process. On behalf of our provider customers, we can accept paper payments from both third party payers and patients and convert them into automated workflows which can be reconciled and posted. Our web-based solutions allow providers to analyze remittance advice or payment data and reconcile it with the originally submitted claim to determine whether proper reimbursement has been received. These solutions also (i) allow providers to identify underpayments, efficiently appeal denials and resubmit claims in a timely manner, (ii) provide insight into patterns of denials and (iii) enable the establishment of procedures that can reduce the number of inaccurate claims submitted in the future. Our payment posting solution automates the labor intensive, paper-based payment reconciliation and manual posting process, which we believe saves providers time and improves accuracy.

We also provide technology solutions and professional services that enable providers to transform previously written-off government and commercial payer underpayments into realized revenue. Our provider payment integrity services not only help to identify the root cause, but also help to collect and prevent underpayments from happening with audit and recovery services, accounts receivable management, denial and appeals services and performance improvement and prevention.

Patient Billing and Payment

Our patient billing and payment solutions provide an efficient means for providers to bill their patients for outstanding balances due, including outsourced print and mail services for patient statements and other communications, as well as email updates to patients and online bill presentment and payment functionality. We believe our solutions are more timely, cost-effective and consistent than in-house print and mail operations and improve patient collections. Our patient payment lockbox allows providers to efficiently process patients’ paper payments, reconcile them to the original bill and automatically post these payments. Our eCashiering and merchant services solutions allow providers to collect payments from patients at the point-of-service or online.

Pharmacy Services Solutions

Prescription Benefits Administration (Payers)

Our prescription solutions provide claims processing and other administrative services for pharmacy payers that are conducted online, in real-time, according to client benefit plan designs and present a cost-effective alternative to an in-house pharmacy claims adjudication system. These offerings also allow payers to directly manage more of their pharmacy benefits and include pharmacy claims adjudication, network and payer administration, client call center service and support, reporting, rebate management, as well as implementation, training and account management.

Claims Management and Adjudication (Providers)

Our pharmacy claims, revenue management and electronic prescribing solutions provide pharmacies and providers with integrated tools for managing efficiency and profitability through claims management, business intelligence and network infrastructure. We believe our pharmacy provider solutions improve pharmacy workflow and customer service, increase operational efficiency and patient safety, and help build pharmacy revenue and customer loyalty.

Payment Posting and Denial Management (Providers)

Our payment posting and denial management solutions offer pharmacies efficient ways to monitor and track remittance and third party payment information, as well as Medicaid and Medicare denial claims, which we believe allows our pharmacy customers to improve their collections.

Customers

We generally provide solutions to our payer, provider and pharmacy customers on either a per transaction, per document, per communication or per member per month or, in some cases, on a monthly flat-fee, contingent fee or hourly basis. Our contracts with our payer, provider and pharmacy customers are generally one to three years in term and automatically renew for successive terms unless terminated. We also have entered into exclusive or other comprehensive management services agreements with more than 450 of our payer customers under which we provide exclusive or other comprehensive services for certain eligibility and benefit verification and/or claims management services. These comprehensive management services agreements generally have terms of three years and renew automatically for successive terms unless terminated.

Payer Services

The payer market is comprised of more than 1,200 payers across four main segments: Medicare, Medicaid, Blue Cross Blue Shield, fiscal intermediaries and private insurance companies. We are directly connected and provide services to virtually all payers offering electronic transaction connectivity services. We also serve the payer market with payment and remittance distribution services and with intelligent claim capture and routing services. For the year ended December 31, 2011, our top ten payer customers represented approximately 13% of our total revenues and no payer customer accounted for more than 3% of our total revenues.

Provider Services

The provider market is comprised of hospitals, physicians, dentists and other healthcare providers, such as lab and home healthcare providers. We currently have contractual or submitter relationships, directly or through channel partners, with approximately 340,000 physicians, 2,700 hospitals, 81,000 dentists and 200 labs. For the year ended December 31, 2011, our top ten provider customers represented approximately 10% of our total revenues and no provider customer accounted for more than 4% of our total revenues.

Pharmacy Services

The pharmacy market is comprised of more than 60,000 chains and independent pharmacies, as well as prescription benefits solutions marketed directly to payers. We are connected and provide services to virtually all pharmacies utilizing electronic transaction connectivity services. For the year ended December 31, 2011, no pharmacy services customer accounted for more than 2% of our total revenues.

Marketing and Sales

Marketing activities for our payer, provider and pharmacy services solutions include direct sales, targeted direct marketing, advertising, tradeshow exhibits, provider workshops, web-based marketing activities, e-newsletters and conference sponsorships. We have a dedicated sales force that supports each of our payer, provider and pharmacy services segments. We also deliver certain of our solutions through over 600 channel partner relationships. Our channel partners include physician and dental practice management system and electronic medical record vendors, hospital information system vendors, pharmacy system vendors and other vendors that provide software and services to providers. We integrate our solutions into these channel partners’ software solutions for distribution to their provider customers.

Our Technology

Our technology platforms employ a standard enterprise services bus in a service-oriented architecture, configured for 24/7 operations. We maintain two secure, interconnected, environmentally-controlled primary data centers, one in Nashville, Tennessee and one in Memphis, Tennessee, each with emergency power generation capabilities. We also operate several satellite data centers that we plan to consolidate over time to our two primary data centers. Our software development life cycle methodology requires that all applications are able to run in both of our primary data centers. We use a variety of proprietary and licensed standards-based technologies to implement our platforms, including those which provide for orchestration, interoperability and process control. The platforms also integrate a data infrastructure to support both transaction processing and data warehousing for operational support and data analytics.

Our Industry

Healthcare expenditures are a significant component of the United States economy, representing approximately $2.6 trillion in 2010, or 17.9% of GDP, and are expected to grow at 5.8% per year to $4.6 trillion, or approximately 19.9% of GDP, in 2020. The cost of healthcare administration in the United States is approximately $360 billion per year, or 14% of total healthcare expenditures, and approximately one half of these costs was spent by payers and providers on billing and insurance-related activities. In addition, industry estimates indicate that between $68 billion and $226 billion in healthcare costs are attributable to fraud, waste and abuse each year. The growing need to slow the rise in healthcare expenditures, particularly during the recent period of United States economic weakness, increased financial pressures on payers and providers and public policy initiatives to reduce healthcare administrative inefficiencies should accelerate demand for solutions that simplify the business of healthcare.

Payer and Provider Landscape

Healthcare is generally provided through a fragmented industry of providers that have, in many cases, historically underinvested in administrative and clinical information systems. Within this universe of providers, there are currently over 5,700 hospitals and over 560,000 office-based doctors. Approximately 73% of the office-based doctors are in small physician practices consisting of six or fewer physicians and have fewer resources to devote to administrative and financial matters compared to larger practices. In addition, providers may maintain relationships with 50 or more individual payers, many of which have customized claim requirements and reimbursement procedures. The administrative portion of healthcare costs for providers is expected to continue to expand due in part to the increasing complexity in the reimbursement process and the greater administrative burdens being placed on providers for reporting and documentation relating to the care they provide. These complexities and other factors are compounded by the fact that many providers lack the technological infrastructure and human resources to bill, collect and obtain full reimbursement for their services, and instead rely on inefficient, labor-intensive processes to perform these functions. These manual and paper-based processes are more prone to human error and administrative inefficiencies, often resulting in increased costs and uncompensated care. As a result, providers are expected to continue to seek solutions that automate and simplify the administrative and clinical processes of healthcare.

Administrative burdens on providers also are being impacted by the introduction of increasingly complex rules by government payers to align payments with the appropriate care provided, including the expansion of Medicare diagnosis-related group codes and the implementation of the Recovery Audit Contractor, or “RAC” program and similar post-payment review programs. These additional governmental requirements have increased administrative burdens on providers by requiring more detailed classification of patients and care provided in order to receive and retain associated Medicare and Medicaid reimbursement. Further, because we believe there is an increasing number of drug prescriptions authorized by providers and an industry-wide shortage of pharmacists, pharmacists must increasingly be able to efficiently process transactions in order to maximize their productivity and better control prescription drug costs.

Increases in patient financial responsibility for healthcare expenses have put additional pressure on providers to collect payments at the patient point of care since more than half of every one percent increase in patient self-pay becomes bad debt. Several market trends have contributed to this growing bad debt problem, including the shift towards high-deductible health plans (“HDHPs”) and consumer-oriented plans (which grew to 10.0 million in January 2010, up from 8.0 million in January 2009 and 6.1 million in January 2008), higher deductibles and co-payments for privately insured individuals and the increasing ranks of the uninsured (50.7 million or 16.7% of the United States population in 2009).

Payers also are continually exploring new ways to increase administrative efficiencies to drive greater profitability and mitigate the impact of decelerating premium increases, increased governmental requirements and mandated cuts in federal funding to programs such as Medicare Advantage. Payment for healthcare services generally occurs through complex and frequently changing reimbursement mechanisms involving multiple parties. The proliferation of private-payer benefit plan designs and government mandates, such as HIPAA, format and data content standards continue to increase the complexity of the reimbursement process. For example, preferred provider organizations, health maintenance organizations, point of service plans and HDHPs now cover virtually all of employer-sponsored health insurance beneficiaries and are more complex than traditional indemnity plans, which covered 73% of healthcare beneficiaries in 1988. Despite significant consolidation among private payers in recent years, claims systems often have not been sufficiently integrated, resulting in persistently high costs associated with administering these plans.

The Revenue and Payment Cycle

The healthcare revenue and payment cycle consists of all the processes and efforts that providers undertake to ensure they are compensated properly by payers and patients for the medical services rendered to patients. For payers, the payment cycle includes all the processes necessary to facilitate provider compensation and use of medical services by members. These processes begin with the collection of relevant eligibility, financial and demographic information about the patient and co-pay amounts before care is provided and end with the collection of payment from payers and patients. Providers are required to send invoices, or claims, to a large number of different payers, including government agencies, managed care companies and private individuals in order to be reimbursed for the care they provide.

Major steps in this process include:

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Pre-Care/Medical Treatment: The provider verifies insurance benefits available to the patient, ensures treatment will adhere to medical necessity guidelines and confirms patient personal financial and demographic information. For certain uninsured or underinsured populations, providers also may assist their patients with enrollment in government, charity and community benefit programs for which they may be eligible. Furthermore, in order to receive reimbursement for the care they provide, providers are often required by payers to obtain pre-authorizations before patient procedures or in advance of referring patients to specialists for care. Co-pay and other self-pay amounts are also collected. The provider then treats the patient and documents procedures conducted and resources used.

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Claims Management/Adjudication: The provider prepares and submits paper or electronic claims to a payer for services rendered directly or through a clearinghouse. Before submission, claims are validated for payer-specific rules and corrected as necessary. The payer verifies accuracy, completeness and appropriateness of the claim and calculates payment based on the patient’s health plan design, out of pocket payments relative to established deductibles and the existing contract between the payer and provider.

•	Payment Distribution: The payer sends a payment and a payment explanation (i.e., remittance advice) to the provider and sends an EOB to the patient.

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Payment Posting/Denial Management: The provider posts payments internally, reconciles payments with accounts receivable and submits any claims to secondary insurers if secondary coverage exists. The provider is responsible for evaluating denial/underpayment of a claim and re-submitting it to the payer if appropriate.

•	Patient Billing and Payment: The provider sends a bill to the patient for any remaining balance and posts payments received.

Recent Industry Trends

We believe recent federal initiatives to control the rising cost of healthcare through the elimination of administrative and clinical inefficiencies will increase payer and provider adoption of healthcare information systems and electronic transactions. For example, in July 2008, Congress passed legislation providing financial incentives to Medicare providers using electronic prescribing. In addition, ARRA included at least $20 billion in federal subsidies to incent the implementation and meaningful use of electronic health records. “Meaningful Use” criterion under the HITECH provisions of ARRA requires providers to successfully capture and exchange electronic clinical healthcare information, such as electronic prescriptions and lab orders, in order to receive incentive payments from Medicare and Medicaid. The goal of these initiatives is, in part, to establish the capability to electronically move clinical information among disparate healthcare information systems to help improve patient outcomes. Some industry reports estimate that the federal government will spend more than $35 billion on promoting healthcare information technology through ARRA over the next decade. In addition, the integration of electronic health records with computerized physician order entry applications, such as electronic prescribing, may promote greater use of electronic transactions. Industry estimates also indicate that only approximately 35% of all prescriptions are currently transmitted electronically. As a result, we believe that increasing provider adoption of electronic prescribing will continue to make it one of the fastest growing transaction types in our industry. Moreover, we believe our historical claims data, combined with our healthcare payment integrity services, positions us to benefit from government proposals to promote cost effective healthcare and reduce fraud, waste and abuse and our customers’ initiatives designed to promote the detection and prevention of improper or fraudulent healthcare payments.

Reducing administrative costs continues to garner significant public policy attention. A key component of recent healthcare reform initiatives includes a focus on reducing inefficiency and increasing quality of care. For example, PPACA requires the adoption of additional standardized electronic transactions and provides for the creation of operating rules to promote uniformity in the implementation of each standardized electronic transaction. PPACA also contains a number of provisions intended to further link Medicare and Medicaid program payments to quality and efficiency. Industry sources estimate that the implementation of electronic processing, including electronic processing of claims submissions, eligibility inquiries and requests, claims status requests, payment and remittance transactions, as well as taking other steps to streamline administrative processes, could provide approximately $40 billion annually in administrative cost savings.

Competition

We compete on the basis of the size and reach of our network, our ability to offer a single-vendor solution, the breadth and functionality of solutions we offer and develop and our pricing models. While we do not believe any single competitor offers a similarly expansive suite of solutions, our payer, provider and pharmacy services compete with:

•	Healthcare transaction processing companies, including those providing EDI and/or internet based services and those providing services through other means, such as paper and fax;

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Healthcare information system vendors that support providers and their revenue and payment cycle management and clinical information exchanges processes, including physician and dental practice management, hospital information and electronic medical record system vendors;

•	Large information technology and healthcare consulting service providers;

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Health insurance companies, pharmacy benefit management companies, hospital management companies and pharmacies that provide or are developing electronic transaction and payment distribution services for use by providers and/or by their members and customers;

•	Healthcare focused print and mail vendors;

•	Financial institutions and payment processors that have invested in healthcare data management assets; and

•	Government program eligibility and enrollment services companies.

We also compete in some cases with alliances formed by our competitors. In addition, certain major software, hardware, information systems and business process outsourcing companies, both with and without healthcare companies as their partners, offer or have announced their intention to offer competitive products or services. Major competitors for our products and/or services include McKesson (RelayHealth) and UnitedHealth Group (OptumInsight), as well as other smaller competitors that typically compete in one or more product and/or service categories.

Our Strengths

We believe that we have a number of strengths including, but not limited to, the following:

Market Leadership Position

We have an expansive and scalable network, which reaches an estimated 1,200 payers (nearly all of United States total), 500,000 physicians (approximately 88% of United States total), 5,000 hospitals (approximately 88% of United States total), 81,000 dentists (approximately 92% of United States electronic claim submitting dentists) and 60,000 pharmacies (nearly all of United States total). In 2011, we processed a total of approximately 6.4 billion healthcare-related transactions, including one out of every two commercial healthcare claims delivered electronically in the United States.

Secure Competitive Position

We believe we benefit from a powerful network effect: the broader our platform, the more valuable our solutions are to our customers and the stronger our competitive position becomes.

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Breadth of Solutions: Our competitors typically address only one or two segments of the revenue and payment cycle. We are the sole source transaction processing service provider for over 400 payer customers, representing approximately one-third of United States payers. We believe our customers will benefit from economies of scale resulting from using one vendor to provide outsourced administrative services.

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Critical Mass: We offer solutions across the entire healthcare revenue and payment cycle. We are connected to an extensive payer and provider network that has taken over 25 years to build, and our low variable costs provide significant economies of scale.

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Switching Costs: We believe that our position across the entire healthcare revenue and payment cycle provides disincentive for customers to replace our solutions, in part because core services are easy to add but time-consuming and disruptive to replace. Providers face increased costs if a transition is unsuccessful and likely marginal benefits if it is successful.

Diversified and Recurring Revenue Base

We have a diversified and recurring revenue base which promotes stable growth of our business. For the three months ended March 31, 2012, payer services, provider services and pharmacy services comprised 40%, 52% and 8% of total revenue, respectively. Our solutions drive revenue on a per-transaction, per-document, per-communication or per-member per-month, or, in some cases, on a monthly flat-fee, contingent fee or hourly basis. While these pricing models expose us to a degree of transaction volume variability, they generally lend themselves to revenue stability. We estimate that 90 — 95% of our revenue is recurring and highly visible. In addition, our customer base is diversified and generally has a long history with us, with several of our customer relationships exceeding 20 years. The average tenure for our top ten provider customers, payer customers and pharmacy customers is 14, 15 and 13 years, respectively. We also have low customer concentration with the top ten providers and top ten payers each making up 10% and 13% of 2011 revenue, respectively. No single customer represented more than 4% of total revenues in 2011.

Attractive Industry Trends

We believe that our business will benefit from current healthcare industry trends, including the following:

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Increasing Healthcare Costs: We believe that growing healthcare costs will continue to drive industry focus on efficiency and eliminating waste. In 2010, it is estimated that approximately $2.6 trillion in annual healthcare expenditures are made in the United States, with an estimated $150 billion spent on billing and insurance administration alone. A range of $68 billion to $226 billion of annual healthcare costs is often attributed to fraud, waste and abuse.

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Aging United States Population: In 2010, based on United States Census Bureau data, the number of individuals age 65 and over grew to 40.3 million from 35.0 million in 2000, representing a growth rate that was 1.6 times the overall projected population growth rate during the same period. The United States Census Bureau expects to see an even more dramatic increase in this age group in the successive ten years (2010 to 2020), with the 65-plus demographic growing at 3.6 times the overall population growth rate.

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Increased Reliance on Paperless Technology: We believe the healthcare industry will continue to transition from paper-based transactions to electronic forms and automated processes, driving new solution growth and transaction-based revenue opportunities for Emdeon.

•	Increasing Complexity: We believe that the increasing complexity of healthcare promotes the outsourcing of administrative functions. Because of increased governmental requirements and the continued proliferation of private-payer benefit plan design changes, providers face increasingly complex and frequently changing reimbursement mechanisms involving multiple parties and greater administrative burdens of reporting and documentation of care provided. Many payers and most providers are not equipped to handle this increased complexity and the associated administrative challenges alone, instead relying on inefficient and labor intensive processes. As a result, payers and providers continue to seek solutions that automate and simplify administrative and clinical processes.

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Increases in Coverage: We expect there to be large increases in the amount of covered lives in the United States due to the adoption of PPACA. We believe that this expansion of coverage will likely lead to higher healthcare utilization, which we believe will increase the use of the Company’s eligibility and enrollment, eServices, revenue cycle management and pharmacy solutions. However, if states opt out of the Medicaid expansion provisions of PPACA or if Congress modifies or repeals PPACA, expected increases in covered lives may not occur or be reduced.

Strong and Stable Cash Flow Generation and Proven Ability to Pay Down Financed Debt

With a long-standing customer base and the majority of our revenue recurring, we have a stable cash flow profile. We have a track record of debt reduction following a prior leveraged buy-out in 2006, and have demonstrated an ability to pay down financed debt, even during recent challenging macroeconomic conditions.

Experienced Management Team and Investor Group

We have an experienced management team which has operated Emdeon through multiple transitions over the years. The management team has extensive experience in the healthcare industry and the team collectively possesses over 120 years of experience at the Company and its predecessors. In addition, Blackstone has extensive investment experience in healthcare, having completed 13 transactions with an aggregate value of $33 billion. Furthermore, since its founding in 1984, Hellman & Friedman has raised and managed over $25 billion of committed capital in select industries, including healthcare.

Business Strategy

We are pursuing the following business growth strategies:

Increase Customer Penetration through Cross-Selling

We believe we have significant opportunities to sell additional solutions to our existing payer and provider customers. Our broad network of payers and providers, combined with our comprehensive suite of solutions and strong customer relationships, present significant cross-selling opportunities. Although we have made progress increasing penetration within our existing customer base, we believe there remains a significant opportunity for additional cross-selling. Each of the five steps of the healthcare revenue and payment cycle process represents a separate product and/or services category in which we offer one or more solutions. Our growth opportunity from our existing customers comes from additional utilization of current offerings, adoption of additional solutions within that same category and adoption of solutions that fall into other categories.

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Offer Revenue Cycle Management Services into the Hospital Market. Through our acquisitions of Chapin and CEA, we have the ability to complement our technology solutions with professional services that help hospitals and health systems capture more revenue, reduce bad debt and improve payment integrity.

•	Develop New Solutions for our Customers’ Revenue and Payment Cycle Needs. We believe that we have fostered a culture of innovation and continually seek to develop and market new solutions for our customers. As the largest financial and administrative information exchange in the United States healthcare system, we believe that we are uniquely positioned to develop solutions that benefit from our network and our access to all key healthcare constituent groups to complement our current offerings.

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Continue to Drive Healthcare’s Transition from Paper-Based to Electronic Transactions. We believe that we are well positioned to further drive the healthcare industry’s adoption of automated, cost-saving processes through our comprehensive network of payers and providers. In 2008, approximately 10% of commercial healthcare payer payment processes were electronic. We plan to assist our customers in automating these processes by: (i) converting paper-based payer remittances and payments to electronic form, (ii) expanding our remittance and payment distribution network, (iii) improving workflow automation for provider payment posting and (iv) automating the provider’s patient billing and payment process. Unlike many of our competitors that lack an electronic network to facilitate conversion to electronic solutions, our incentives are aligned with those of our customers and are not compromised by a motivation to protect legacy, paper-based solutions. Furthermore, our existing infrastructure positions us to expand into the clinical information exchange market, which we believe could grow substantially in connection with the increased adoption of electronic medical record technology. As we continue to drive these transitions, we believe we benefit from the credibility and reputation we have earned for leading the healthcare industry’s migration from paper to electronic claims submissions, which represent 85% of all claims submitted in 2009 but represented only 2% of claims in 1990.

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Provide Strategic Consulting for our Customers. We offer strategic consulting services for our customers with a special focus on technology and operations to assist our payer customers. Acting as a strategic business consultant, we help our customers develop and implement technology plans that ensure alignment with healthcare trends and each payer’s overall business strategy.

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Provide New and Advanced Transaction Services for our Customers. As regulatory changes are mandated and our customers require new and advanced transaction services, due to our position in our customers’ workflow and our broad network, we believe we are well-positioned to develop and implement these solutions. For example, due to our advanced technical editing capability, we can help our pharmacy customers optimize third party reimbursements and reduce submission errors. We also provide specialized retail processing services for our pharmacy customers.

Leverage our Strengths in Emerging Areas of Need

We have prioritized key areas of emerging growth and are accumulating the assets, capabilities and expertise that we believe are needed to capitalize on the significant opportunities in the following areas:

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Leverage our Expansive Data Set and Position in the Workflow to Help Identify and Prevent Fraud, Waste and Abuse in Healthcare. Healthcare fraud is estimated to be between 3% and 10% of total healthcare costs. Through our expansive network, we have the ability to help our customers identify potential fraud, waste and abuse prior to the adjudication and payment of healthcare claims. We also have the ability to perform recovery and audit services for our customers, as well as provide strategic investigative services.

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Distribute our Solutions More Broadly to Government Entities. We believe that our solutions can provide significant benefit to government agencies. We have a strategic relationship with a well-established MAC involving the provision of payment distribution services and a teaming arrangement designed to enhance Emdeon’s business development efforts within the public payer sector.

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Leverage our Connectivity to Support the Exchange of Clinical Information. Our industry-leading connectivity, position in the workflow and access to data positions us to facilitate the exchange of clinical information. Emdeon’s clinical information exchange services leverage our network to deliver real-time patient information at the point of care when it is needed most. Our expanded services also provide patient information to authorized healthcare providers to help improve outcomes by identifying gaps in care and creating medical utilization alerts, and will help assemble a virtual view of patient information.

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Leverage our Expansive Data Set to Create Business Intelligence and Analytics Solutions. We have access to extensive financial and administrative data across a range of payers and providers that we are using to develop innovative business intelligence and analytics solutions. We believe that we have one of the most comprehensive and up-to-date sources of United States healthcare information, with a database of approximately 50 terabytes of historical claim and reimbursement data. We believe our access to vast amounts of healthcare transactions and other data at, or close to, the point of care positions us to develop future business intelligence reporting capabilities to further improve transparency for our payer and provider customers and ultimately reduce costs for patients.

Pursue Selective Acquisitions

In addition to our internal development efforts, we actively evaluate opportunities to improve and expand our solutions and profitability through strategic acquisitions. Our acquisition strategy focuses on identifying targets that optimize and streamline the healthcare revenue and payment cycle. The acquisitions we have completed in the last four years have reflected our focus on developing next generation product extensions, expanding our core footprint and adding new solutions in potential high growth areas. Our customer footprint affords us the advantage of being able to deploy acquired solutions into our installed base, which, in turn, can help to accelerate growth of our acquired businesses. We believe our management team’s proven ability to successfully identify acquisition opportunities that are complementary and synergistic to our business and to integrate them into our existing operations with minimal disruption has played, and will continue to play, an important role in the expansion of our business and in our growth.

Continue to Capitalize on Efficiencies of Scale and Rationalize Costs to Improve Profitability

We have significant operating leverage as we have been able to spread our fixed costs over an increasing volume of transactions among payers, providers and patients. We believe our revenue growth, coupled with the highly-fixed cost structure associated with our electronic services network, will allow us to increase our margins and profitability. In addition, our management team evaluates and implements initiatives on an ongoing basis to improve our financial and operating performance through cost savings and productivity improvements. Since late 2006, we have adopted a number of programs to streamline our operations, including process and system innovation through integration and consolidation and outsourcing some of our information technology and operations functions.

Regulation and Legislation

Introduction

Almost all of our revenue is either derived from the healthcare industry or could be affected by changes in healthcare spending. The healthcare industry is highly regulated and subject to changing political, legislative, regulatory and other influences. In March 2010, the President signed into law the PPACA. As enacted, PPACA will change how healthcare services are covered, delivered and reimbursed through expanded coverage of uninsured individuals, reduced Medicare program spending and insurance market reforms. By January 2014, PPACA requires states to expand Medicaid coverage significantly and establish health insurance exchanges to facilitate the purchase of health insurance by individuals and small employers and provides subsidies to states to create non-Medicaid plans for certain low-income residents. As further described below, however, the United States Supreme Court recently ruled that states may opt out of the Medicaid expansion provisions. Effective in 2014, PPACA imposes penalties on individuals who do not obtain health insurance and employers that do not provide health insurance to their employees. PPACA also sets forth several health insurance market reforms, including increased dependent coverage, prohibitions on excluding individuals based on pre-existing conditions and mandated minimum medical loss ratios for health plans. In addition, PPACA further provides for significant new taxes, including an industry user tax paid by health insurance companies beginning in 2014, as well as an excise tax on health insurers offering high cost health coverage plans.

PPACA also imposes significant Medicare Advantage funding cuts and material reductions to Medicare and Medicaid program spending. PPACA further provides for additional resources to combat healthcare fraud, waste and abuse and also requires the HHS to adopt standards for electronic transactions in addition to those required under HIPAA and to establish operating rules to promote uniformity in the implementation of each standardized electronic transaction. In addition, several states are considering, or may consider, legislative proposals that would affect our business or that of our customers.

If implemented as enacted and if states do not opt out of the Medicaid expansion provisions, the provisions of PPACA that are designed to expand health coverage potentially could result in an overall increase in transactions for our business and demand for our solutions; however, our customers may attempt to reduce spending to offset the increased costs associated with meeting the various PPACA insurance market reforms. Likewise, as the Medicare payment reductions and other reimbursement changes impact our customers, our customers may attempt to seek price concessions from us or reduce their use of our solutions. Thus, PPACA may result in a reduction of expenditures by customers or potential customers in the healthcare industry, which could have an adverse effect on our business, financial condition and results from operations. Further, we may experience increased costs from responding to new standardized transaction and implementation rules and our customers’ needs.

While many of the provisions of PPACA will not be directly applicable to us, PPACA, as enacted, will affect the business of our payer, provider and pharmacy customers and also will affect the Medicaid programs of the states with which we have contracts. Numerous lawsuits have challenged the constitutionality of PPACA. On June 28, 2012, the United States Supreme Court upheld the constitutionality of PPACA except for provisions that would have allowed HHS to penalize states that did not implement the Medicaid expansion with the loss of existing federal Medicaid funding. Because states that do not implement the Medicaid expansion will forego funding established by PPACA to cover most of the expansion costs, it is unclear how many states will decline to implement the Medicaid expansion. In addition, repeal or modification of PPACA has become a theme in political campaigns during the 2012 election year. Due to these factors, we are unable to predict with any reasonable certainty or otherwise quantify the likely impact of PPACA on our business model, financial condition or results of operations.

In addition to PPACA, the healthcare industry is required to comply with extensive and complex laws and regulations at the federal and state levels. Although many regulatory and governmental requirements do not directly apply to our operations, our customers are required to comply with a variety of laws, and we may be impacted by these laws as a result of our contractual obligations. For many of these requirements, there is little history of regulatory or judicial interpretation upon which to rely. We also may be impacted by non-healthcare laws, such as banking and financial services and USPS laws, regulations and industry standards, including payment card industry standards, as a result of payment and distribution solutions we offer directly and through our third party vendors. We have attempted to structure our operations to comply with applicable legal requirements, but there can be no assurance that our operations will not be challenged or impacted by enforcement initiatives.

Requirements Regarding the Confidentiality, Privacy and Security of Personal Information

HIPAA and Other Privacy and Security Requirements. There are numerous federal and state laws and regulations related to the privacy and security of personal health information. In particular, regulations promulgated pursuant to HIPAA established privacy and security standards that limit the use and disclosure of individually identifiable health information and require the implementation of administrative, physical and technological safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form. Health plans, healthcare clearinghouses and most providers are considered by the HIPAA regulations to be Covered Entities. With respect to our operations as a healthcare clearinghouse, we are directly subject to the Privacy Standards and the Security Standards. In addition, our payer and provider customers are considered to be Covered Entities and are required to enter into written agreements with us, known as Business Associate agreements, under which we are considered to be a Business Associate and that require us to safeguard individually identifiable health information and restrict how we may use and disclose such information. Effective February 2010, ARRA extended the direct application of some provisions of the Privacy Standards and Security Standards to us when we are functioning as a Business Associate of our Covered Entity customers. The Privacy Standards extensively regulate the use and disclosure of individually identifiable health information by Covered Entities and their Business Associates. For example, the Privacy Standards permit Covered Entities and their Business Associates to use and disclose individually identifiable health information for treatment and to process claims for payment, but other uses and disclosures, such as marketing communications, require written authorization from the individual or must meet an exception specified under the Privacy Standards. The Privacy Standards also provide patients with rights related to understanding and controlling how their health information is used and disclosed. Effective February 2010 or later (in the case of restrictions tied to the issuance of implementing regulations), ARRA imposed stricter limitations on certain types of uses and disclosures, such as additional restrictions on marketing communications and the sale of individually identifiable health information. To the extent permitted by the Privacy Standards, ARRA and our contracts with our customers, we may use and disclose individually identifiable health information to perform our services and for other limited purposes, such as creating de-identified information. Determining whether data has been sufficiently de-identified to comply with the Privacy Standards and our contractual obligations may require complex factual and statistical analyses and may be subject to interpretation. The Security Standards require Covered Entities and their Business Associates to implement and maintain administrative, physical and technical safeguards to protect the security of individually identifiable health information that is electronically transmitted or electronically stored. In addition, in July 2010, HHS published a notice of proposed rulemaking to modify the Privacy Standards, Security Standards and enforcement rules to align with ARRA’s statutory changes that would require substantially all of our Business Associate agreements to be re-contracted within eighteen months of the final rule. To date, final regulations have not been issued. If the final regulations require re-contracting of our Business Associate agreements, then we will be required to apply additional resources to the re-contracting process and our affected customers in complying with this rule.

If we are unable to properly protect the privacy and security of health information entrusted to us, we could be found to have breached our contracts with our customers. Further, if we fail to comply with the Privacy Standards and Security Standards while acting as a Covered Entity or Business Associate, we could face civil and criminal penalties. ARRA significantly increased the amount of the civil penalties, with penalties of up to $50,000 per violation for a maximum civil penalty of $1.5 million in a calendar year for violations of the same requirement. Recently, the HHS Office for Civil Rights, which enforces the Security Standards and Privacy Standards, appears to have increased its enforcement activities. ARRA also strengthened the enforcement provisions of HIPAA, which may result in further increases in enforcement activity. For example, as required by ARRA, HHS is completing a pilot program involving audits of up to 115 Covered Entities by the end of 2012. ARRA also authorizes state attorneys general to bring civil actions seeking either injunctions or damages in response to violations of HIPAA privacy and security regulations that threaten the privacy of state residents.

We have implemented and maintain policies and processes to assist us in complying with the Privacy Standards, the Security Standards and our contractual obligations. We cannot provide assurance regarding how these standards will be interpreted, enforced or applied to our operations.

Data Protection and Breaches. In recent years, there have been a number of well-publicized data breaches involving the improper dissemination of personal information of individuals both within and outside of the healthcare industry. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals. In many cases, these laws are limited to electronic data, but states are increasingly enacting or considering stricter and broader requirements. Covered Entities must report breaches of unsecured protected health information to affected individuals without unreasonable delay but not to exceed 60 days of discovery of the breach by a Covered Entity or its agents. Notification must also be made to HHS and, in certain circumstances involving large breaches, to the media. Business Associates must report breaches of unsecured protected health information to Covered Entities within 60 days of discovery of the breach by the Business Associate or its agents. In addition, the FTC has prosecuted some data breach cases as unfair and deceptive acts or practices under the Federal Trade Commission Act. Further, by regulation, the FTC requires creditors, which may include some of our customers, to implement identity theft prevention programs to detect, prevent and mitigate identity theft in connection with customer accounts. Although Congress passed legislation that restricts the definition of “creditor” and exempts many health providers from complying with this rule, we may be required to apply additional resources to our existing processes to assist our affected customers in complying with this rule. We have implemented and maintain physical, technical and administrative safeguards intended to protect all personal data and have processes in place to assist us in complying with all applicable laws and regulations regarding the protection of this data and properly responding to any security breaches or incidents; however, we cannot be sure that these safeguards are adequate to protect all personal data or assist us in complying with all applicable laws and regulations regarding the protection of personal data and responding to any security breaches or incidents.

Other Requirements. In addition to HIPAA, numerous other state and federal laws govern the collection, dissemination, use, access to and confidentiality of individually identifiable health information and healthcare provider information. Some states also are considering new laws and regulations that further protect the confidentiality, privacy and security of medical records or other types of medical information. In many cases, these state laws are not preempted by the Privacy Standards and may be subject to interpretation by various courts and other governmental authorities. Further, the United States Congress and a number of states have considered or are considering prohibitions or limitations on the disclosure of medical or other information to individuals or entities located outside of the United States.

HIPAA Administrative Simplification and ARRA Electronic Health Records Requirements

HIPAA also mandated a package of interlocking administrative simplification rules to establish standards and requirements for the electronic transmission of certain healthcare claims and payment transactions. These regulations are intended to encourage electronic commerce in the healthcare industry and apply directly to Covered Entities. Some of our businesses, including our healthcare clearinghouse operations, are considered Covered Entities under HIPAA and its implementing regulations.

Transaction Standards. The standard transaction regulations established under HIPAA (“Transaction Standards”), mandate certain format and data content standards for the most common electronic healthcare transactions, using technical standards promulgated by recognized standards publishing organizations. These transactions include healthcare claims, enrollment, payment and eligibility. In January 2012, HHS issued a final rule establishing uniform standards that health plans must use by no later than January 1, 2014 for electronic fund transfers with providers. In addition, PPACA requires HHS to establish standards for health claims attachment transactions. The Transaction Standards are applicable to that portion of our business involving the processing of healthcare transactions among payers, providers, patients and other healthcare industry constituents. Failure to comply with the Transaction Standards may subject us to civil and potentially criminal penalties and breach of contract claims. The CMS is responsible for enforcing the Transaction Standards.

Payers and providers who are unable to exchange data in the required standard formats can achieve Transaction Standards compliance by contracting with a clearinghouse to translate between standard and non-standard formats. As a result, use of a clearinghouse has allowed numerous payers and providers to establish compliance with the Transaction Standards independently and at different times, reducing transition costs and risks. In addition, the standardization of formats and data standards envisioned by the Transaction Standards has only partially occurred. However, PPACA requires HHS to establish operating rules to promote uniformity in the implementation of each standardized electronic transaction. PPACA sets forth a schedule with staggered deadlines for the development of and compliance with operating rules for the other standardized electronic transactions, with all operating rules finalized and requiring compliance by December 31, 2015. On June 30,

2011, HHS released an interim final rule that would require health plans, healthcare clearinghouses, and certain healthcare providers to implement operating rules for two electronic transactions, relating to whether a patient is eligible for healthcare coverage and the status of claims submitted to an insurer, by January 1, 2013. Under PPACA, payers and service contractors of payers, including, in some cases, us, will be required to certify compliance with these standards to HHS. The compliance date for the certification requirement depends on the type of transaction, with the earliest certification required by December 31, 2013.

We cannot provide assurance regarding how CMS will enforce the Transaction Standards. We continue to work with payers and providers, healthcare information system vendors and other healthcare constituents to implement fully the Transaction Standards.

In January 2009, CMS published a final rule adopting updated standard code sets for diagnoses and procedures known as the ICD-10 code sets. A separate final rule also published by CMS in January 2009 resulted in changes to the formats to be used for electronic transactions, known as Version 5010. The use of Version 5010 became mandatory on January 1, 2012, but CMS delayed enforcement until July 1, 2012. The use of the ICD-10 code sets is required by October 1, 2013, but HHS has published a proposed rule that would extend this deadline by one year. We have been modifying and will continue to modify our systems and processes to prepare for and implement these changes. We may not be successful in responding to these changes and any responsive changes we make to our transactions and software may result in errors or otherwise negatively impact our service levels. We also may experience complications related to supporting customers that are not fully compliant with the revised requirements as of the applicable compliance and/or enforcement date. In addition, the compliance dates for ICD-10 code sets may overlap with the adoption of the operating rules as mandated by PPACA, which may further burden our resources.

NPI Standard. The NPI regulations established under HIPAA (“NPI Standard”) require providers that transmit any health information in electronic form in connection with a HIPAA-standard transaction to obtain a single, ten position all-numeric NPI and to use the NPI in standard transactions for which a provider identifier is required. Health plans and healthcare clearinghouses must use a provider’s NPI to identify the provider on all standard transactions requiring a provider identifier.

All of our clearinghouse systems are fully capable of transmitting transactions that include the NPI. We continue to process transactions using legacy identifiers for non-Medicare claims that are sent to us to the extent that the intended recipients have not instructed us to suppress those legacy identifiers. We cannot provide assurance regarding how CMS will enforce the NPI Standard or how CMS will view our practice of including legacy identifiers for non-Medicare claims. We continue to work with payers, providers, practice management system vendors and other healthcare industry constituents to implement the NPI Standard. Any CMS regulatory change or clarification or enforcement action that prohibited the processing by healthcare clearinghouses or private payers of transactions containing legacy identifiers could have an adverse effect on our business.

Health Plan and Other Entity Identifiers. PPACA requires HHS to promulgate regulations implementing the establishment of a unique health plan identifier (“HPID”) by October 1, 2012. Similar to a provider’s NPI, the HPID will provide an identification system for health plans to use for electronic transactions. In April 2012, HHS published a proposed rule that would require all Covered Entities to use an HPID when identifying a health plan in a covered transaction. HHS proposes that health plans would be able to begin to apply for an HPID beginning on the effective date of the final rule, which it expects to be October 1, 2012. Covered Entities would be required to comply with the rule by October 1, 2014, except that small health plans would have until October 1, 2015 to comply. HHS also proposed to establish an “other entity identifier” (“OEID”) that would serve as an identifier for entities that are not health plans, health care providers or individuals. These other entities, which would include third party administrators, transaction vendors and clearinghouses, would not be required to obtain an OEID, but they could obtain and use one if they needed to be identified in standardized transactions. The impact of the HPID and OEID process on our business is unclear at this time.

Electronic Health Records. ARRA provides for Medicare and Medicaid incentive payments beginning in 2011 for eligible hospitals and eligible professionals that adopt and meaningfully use certified EHR technology. At least $20 billion in incentives is being made available through the Medicare and Medicaid incentive programs to providers who successfully attest to the meaningful use of EHR technology. Beginning in 2015, eligible hospitals and eligible professionals who fail to attest to the meaningful use of EHR technology will face reductions in Medicare payments.

Regulation of Healthcare Relationships and Payments

A number of federal and state laws govern patient referrals, financial relationships with physicians and other referral sources and inducements to providers and patients, including the federal Anti-Kickback Law. The federal Anti-Kickback Law prohibits any person or entity from offering, paying, soliciting or receiving, directly or indirectly, anything of value with the intent of generating referrals or orders for services or items covered by a federal healthcare program, such as Medicare, Medicaid or other federal healthcare programs. Violation of the federal Anti-Kickback Law is a felony.

The Anti-Kickback Law contains a limited number of exceptions, and the Office of the Inspector General of HHS has created regulatory safe harbors to the federal Anti-Kickback Law. Activities that comply precisely with a safe harbor are deemed protected from prosecution under the federal Anti-Kickback Law. Failure to meet a safe harbor does not automatically render an arrangement illegal under the Anti-Kickback Law. The arrangement, however, does risk increased scrutiny by government enforcement authorities, based on its particular facts and circumstances. Our contracts and other arrangements may not meet an exception or a safe harbor.

Many states have laws and regulations that are similar to the federal Anti-Kickback Law. In many cases, these state requirements are not limited to items or services for which payment is made by a federal healthcare program. The laws in this area are both broad and vague and generally are not subject to frequent regulatory or judicial interpretation. We review our practices with regulatory experts in an effort to comply with all applicable laws and regulatory requirements. However, we are unable to predict how these laws will be interpreted or the full extent of their application, particularly to services that are not directly reimbursed by federal healthcare programs, such as transaction processing services. Any determination by a state or federal regulatory agency that any of our practices violate any of these laws could subject us to civil or criminal penalties and require us to change or terminate some portions of our business. Even an unsuccessful challenge by regulatory authorities of our practices could cause adverse publicity and cause us to incur significant legal and related costs. Further, our solutions may indirectly impact the ability of our payer customers to comply with state prompt payment laws. These laws require payers to pay healthcare claims meeting the statutory or regulatory definition of a “clean claim” to be paid within a specified time frame.

False Claims Laws and Other Fraud, Waste and Abuse Restrictions

We provide claims processing and other solutions to providers that relate to, or directly involve, the reimbursement of health services covered by Medicare, Medicaid, other federal healthcare programs and private payers. In addition, as part of our data transmission and claims submission services, we may employ certain edits, using logic, mapping and defaults, when submitting claims to third party payers. Such edits are utilized when the information received from providers is insufficient to complete individual data elements requested by payers.

As a result of these aspects of our business, we may be subject to, or contractually required to comply with, state and federal laws that govern various aspects of the submission of healthcare claims for reimbursement and the receipt of payments for healthcare items or services. These laws generally prohibit an individual or entity from knowingly presenting or causing to be presented claims for payment to Medicare, Medicaid or other third party payers that are false or fraudulent. False or fraudulent claims include, but are not limited to, billing for services not rendered, failing to refund known overpayments, misrepresenting actual services rendered in order to obtain higher reimbursement and improper coding and billing for medically unnecessary goods and services. Further, providers may not contract with individuals or entities excluded from participation in any federal healthcare program. Like the federal Anti-Kickback Law, these provisions are very broad. To avoid liability, providers and their contractors must, among other things, carefully and accurately code, complete and submit claims for reimbursement.

Some of these laws, including restrictions contained in amendments to the Social Security Act, commonly known as the federal Civil Monetary Penalty Law, require a lower burden of proof than other fraud, waste and abuse laws. Federal and state governments increasingly use the federal Civil Monetary Penalty Law, especially where they believe they cannot meet the higher burden of proof requirements under the various criminal healthcare fraud provisions. Many of these laws provide significant civil and criminal penalties for noncompliance and can be enforced by private individuals through “whistleblower” or qui tam actions. For example, the federal Civil Monetary Penalty Law provides for penalties ranging from $10,000 to $50,000 per prohibited act and assessments of up to three times the amount claimed or received. Further, violations of the FCA are punishable by treble damages and penalties of up to $11,000 per false claim, and whistleblowers may receive a share of amounts recovered. Under PPACA, civil penalties also may now be imposed for the failure to report and return an overpayment made by the federal government within 60 days of identifying the overpayment and also may result in liability under the FCA. Whistleblowers, the federal government and some courts have taken the position that entities that have violated other statutes, such as the federal Anti-Kickback Law, have thereby submitted false claims under the FCA. We rely on our customers to provide us with accurate and complete information. Errors and the unintended consequences of data manipulations by us or our systems with respect to entry, formatting, preparation or transmission of claim information may be determined or alleged to be in violation of these laws and regulations or could adversely impact the compliance of our customers.

From time to time, constituents in the healthcare industry, including us, may be subject to actions under the FCA or other fraud, waste and abuse provisions, such as the federal Civil Monetary Penalty Law. We cannot guarantee that state and federal agencies will regard any billing errors we process as inadvertent or will not hold us responsible for any compliance issues related to claims we handle on behalf of providers and payers. Although we believe our editing processes are consistent with applicable reimbursement rules and industry practice, a court, enforcement agency or whistleblower could challenge these practices. We cannot predict the impact of any enforcement actions under the various false claims and fraud, waste and abuse laws applicable to our operations. Even an unsuccessful challenge of our practices could cause adverse publicity and cause us to incur significant legal and related costs.

Financial Services Related Laws and Rules

Financial services and electronic payment processing services are subject to numerous laws, regulations and industry standards, some of which may impact our operations and subject us, our vendors and our customers to liability as a result of the payment distribution and processing solutions we offer. Although we do not act as a bank, we offer solutions that involve banks, or vendors who contract with banks and other regulated providers of financial services. As a result, we may be impacted by banking and financial services industry laws, regulations and industry standards, such as licensing requirements, solvency standards, requirements to maintain the privacy and security of nonpublic personal financial information and Federal Deposit Insurance Corporation deposit insurance limits. In addition, our patient billing and payment distribution and processing solutions may be impacted by payment card association operating rules, certification requirements and rules governing electronic funds transfers. If we fail to comply with applicable payment processing rules or requirements, we may be subject to fines and changes in transaction fees and may lose our ability to process credit and debit card transactions or facilitate other types of billing and payment solutions. Moreover, payment transactions processed using the ACH are subject to network operating rules promulgated by the National Automated Clearing House Association and to various federal laws regarding such operations, including laws pertaining to electronic funds transfers, and these rules and laws may impact our billing and payment solutions. Further, our solutions may impact the ability of our payer customers to comply with state prompt payment laws. These laws require payers to pay healthcare claims meeting the statutory or regulatory definition of a “clean claim” to be paid within a specified time frame.

United States Postal Service Laws and Regulations

Our patient statements and payment services solutions provide mailing services primarily delivered through the USPS. Although we generally pass these costs through to our customers, postage is the largest component of our costs of operations. Postage rates are dependent on the operating efficiencies of the USPS and legislative and regulatory mandates imposed on the USPS as a result of various fiscal and political factors. Accordingly, new USPS laws or regulations, including changes in the interpretation of existing regulations, changes in the operations of USPS or future rate increases, may negatively impact our business and results of operations. In addition, we rely on significant discounts from the basic USPS postage rate structure, which could be changed or discontinued at any time. While we cannot predict the timing or magnitude of such changes, the current economic and political environment is likely to lead to further rate increases and/or changes in the operations, policies and regulatory interpretations of the USPS. Because we may be unable to implement changes mandated by the USPS in our operations or pass such rate increases through to our customers, any failure or alleged failure to comply with applicable laws and regulations, or any adverse applications of, or changes in, the USPS laws and regulations affecting our business, could have a material adverse effect on our operating results and/or financial condition.

Our Intellectual Property

We rely upon a combination of trade secret, copyright and trademark laws, license agreements, confidentiality procedures, nondisclosure agreements and technical measures to protect the intellectual property used in our business. We generally enter into confidentiality agreements with our employees, consultants, vendors and customers. We also seek to control access to and distribution of our technology, documentation and other proprietary information.

We use numerous trademarks, trade names and service marks for our solutions. We also rely on a variety of intellectual property rights that we license from third parties. Although we believe that alternative technologies are generally available to replace such licensed intellectual property, these third party technologies may not continue to be available to us on commercially reasonable terms.

We also have several patents and patent applications covering solutions we provide, including software applications. Due to the nature of our applications, we believe that patent protection is less significant than our ability to further develop, enhance and modify our current solutions.

The steps we have taken to protect our copyrights, trademarks, servicemarks and other intellectual property may not be adequate, and third parties could infringe, misappropriate or misuse our intellectual property. If this were to occur, it could harm our reputation and adversely affect our competitive position or results of operations.

Our Employees

As of June 30, 2012, we had approximately 3,300 employees. None of our employees are represented by a labor union. We consider our relationship with our employees to be good.

Legal Proceedings

The Company is subject to various legal proceedings and claims arising in the ordinary course of business. Our management currently does not expect that the results of any of these other legal proceedings, either individually or in the aggregate, would have a material adverse effect on our financial position, results of operations or cash flows.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information with respect to the individuals who have been serving as the members of our board of directors since the consummation of the Merger as well as information relating to our current executive officers of Emdeon (ages are as of July 1, 2012).

Name	Age	Position
George I. Lazenby, IV	43	Chief Executive Officer, Director
Bob A. Newport, Jr	52	Chief Financial Officer
T. Ulrich Brechbühl	48	Executive Vice President — Revenue Cycle Solutions
Sajid Khan	47	Executive Vice President — Ambulatory Services
Gregory T. Stevens	47	Executive Vice President, General Counsel and Secretary
Gary D. Stuart	47	Executive Vice President — Payer Services
Kevin Mahoney	51	Senior Vice President — Pharmacy Services
Neil P. Simpkins	46	Chairman
Michael Dal Bello	41	Director
Anjan Mukherjee	39	Director
Pamela J. Pure	51	Director
Allen Thorpe	41	Director

George I. Lazenby, IV. Mr. Lazenby, 43, has been our Chief Executive Officer and a member of our board of directors since March 2007. Prior to that, Mr. Lazenby served as our Executive Vice President — Provider Services from December 2003 to March 2007. Mr. Lazenby served as the Chief Operating Officer of Medifax EDI, Inc. from January 2003 until it was acquired by us in December 2003. Mr. Lazenby received a B.S. in Accounting from the University of Alabama. As a member of Emdeon’s senior management team, Mr. Lazenby provides our board of directors significant industry-specific experience and expertise on Emdeon’s solutions. Our board of directors also benefits from Mr. Lazenby’s executive leadership and management experience, gained through holding a wide array of positions of increasing responsibility within Emdeon.

Bob A. Newport, Jr. Mr. Newport, 52, has been our Chief Financial Officer since April 2006. Prior to that, Mr. Newport served as our Vice President of Financial Planning & Analysis from January 2005 to March 2006 and our Vice President of Finance from December 2003 to December 2004. From October 2002 to December 2003, Mr. Newport served as Chief Financial Officer of Medifax EDI, Inc. Prior to joining Medifax, Mr. Newport was with Lattimore Black Morgan & Cain, a regional CPA firm, where he practiced approximately 20 years, including the last ten as a principal. Mr. Newport is a certified public accountant and received a B.S. in Accounting from Carson-Newman College.

T. Ulrich Brechbühl. Mr. Brechbühl, 48, has been our Executive Vice President — Revenue Cycle Solutions since May 2012. Prior to that, Mr. Brechbühl served as our Senior Vice President, Emdeon — Chief Operating Officer, Chamberlin Edmonds Division since October 2012 when Emdeon acquired CEA. Prior to the acquisition by Emdeon, Mr. Brechbühl served as the Chief Executive Officer of CEA beginning in 2007 and was its Chief Operating Officer from 2004 through 2006. Previously, Mr. Brechbühl served as the Chief Financial Officer and then as the President and Chief Executive Officer of MigraTEC, Inc., a publicly traded software business. Mr. Brechbühl attended the United States Military Academy at West Point, earning a Bachelor of Science degree in 1986. After six years of active duty as a cavalry officer, Mr. Brechbühl left the military in 1992 to attend Harvard Business School, from which he received his MBA in 1994.

Sajid Khan. Mr. Khan, 47, has been our Executive Vice President — Ambulatory Services since May 2012. Prior to that, Mr. Khan served as our Chief Operating Officer — eServices since March 1999. Mr. Khan received a B.A. in Accountancy from Northern Illinois University.

Gregory T. Stevens. Mr. Stevens, 47, has been our Executive Vice President, General Counsel and Secretary since July 2008. Prior to joining us, Mr. Stevens served as Chief Administrative Officer, General Counsel, Secretary and Chief Compliance Officer of Spheris Inc. from July 2003 to June 2008. During February 2010, Spheris filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in order to facilitate the sale of Spheris pursuant to Section 363 thereunder to MedQuist Holdings, Inc. From March 2002 to June 2003, Mr. Stevens served as Acting General Counsel and Secretary of Luminex Corporation. From 1996 to 2002, Mr. Stevens served as the Senior Vice President and General Counsel for Envoy Corporation. Prior to joining Envoy, Mr. Stevens practiced corporate and securities law with Bass, Berry & Sims PLC. Mr. Stevens received a B.A. in Economics and History and a J.D. from Vanderbilt University.

Gary D. Stuart. Mr. Stuart, 47, has been our Executive Vice President — Payer Services since March 2006. Prior to that, Mr. Stuart served as our Executive Vice President of Payer and Vendor Strategy since August 2005. Mr. Stuart also served as Senior Vice President of Sales in the Transaction Services Division of WebMD Envoy from July 2002 to February 2005 and in various other capacities with WebMD since July 1998. Mr. Stuart received a B.A. in Business Administration from Texas State University.

Kevin Mahoney. Mr. Mahoney, 51, has been our Senior Vice President — Pharmacy Services since April 2012. Prior to that, Mr. Mahoney served as our Vice President, Finance/Operations — Pharmacy Services since July 2009 when Emdeon acquired eRx. Prior to the acquisition by Emdeon, Mr. Mahoney served as Vice President and Chief Financial Officer of eRx from 2003 to 2009. Mr. Mahoney received a B.A. in Accounting from Belmont Abbey College and an M.B.A. from Pace University.

Neil P. Simpkins. Mr. Simpkins, 46, became the chairman of our board of directors on November 2, 2011. Mr. Simpkins has served as a Senior Managing Director in the Private Equity Group of Blackstone since December 1999 and is a member of the firm’s Private Equity Executive Committee. From 1993 until the time he joined Blackstone, Mr. Simpkins was a Principal at Bain Capital. Prior to joining Bain Capital, Mr. Simpkins was a consultant at Bain & Company in London and in the Asia Pacific region. He currently serves, or since February 1, 2006 has served, as lead director of TRW Automotive Holdings Corp., as a member of the board of representatives of Team Finance LLC and as a member of the board of directors of Apria Healthcare Group Inc., Summit Materials, LLC, Team Health Holdings, Inc. and Vanguard Health Systems. Mr. Simpkins graduated with honors from Oxford University and received an M.B.A. from Harvard Business School. Mr. Simpkins has significant financial and investment experience and possesses executive management and strategic skills gained through his experience with other Blackstone portfolio companies. Mr. Simpkins also brings to us his additional board experience with several public and private companies which helps us informally benchmark our practices.

Michael Dal Bello. Mr. Dal Bello, 41, became a member of our board of directors on November 2, 2011. Mr. Dal Bello is a Managing Director in the Private Equity Group of Blackstone and has been with the firm since 2002. While at Blackstone, Mr. Dal Bello has been actively involved in Blackstone’s healthcare investment activities. Mr. Dal Bello worked at Hellman & Friedman from 1998 to 2000 and prior thereto at Bain & Company. He currently serves, or since February 1, 2006 has served, on the board of representatives or directors of Apria Healthcare Group Inc., Alliant Holdings I, Inc., Team Health Holdings, Inc., Vanguard Health Systems, Biomet, Inc., Global Tower Partners, Catalent Pharma Solutions, Inc. and Sithe Global. Mr. Dal Bello received an M.B.A. from Harvard Business School. Mr. Dal Bello has been engaged in in the private equity industry for over 15 years of experience and brings to us his financial and investment experience that he gained while serving on boards of representatives or directors of other Blackstone portfolio companies.

Anjan Mukherjee. Mr. Mukherjee, 39, became a member of our board of directors on November 2, 2011. Mr. Mukherjee is a Senior Managing Director in Blackstone’s Private Equity Group. Since joining Blackstone in 2001, Mr. Mukherjee has been involved in Blackstone’s investments in Celanese, Freescale Semiconductor, Livewire, MegaBloks, Nycomed, Polymer Group and Stiefel Laboratories. Prior to joining Blackstone, Mr. Mukherjee was with Thomas H. Lee Company where he was involved with the analysis and execution of private equity investments in a wide range of industries. Before that, Mr. Mukherjee worked in the Mergers &

Acquisitions Department at Morgan Stanley & Co. He currently serves as a director of Teletech Holdings and Polymer Group. Mr. Mukherjee received a BA from Harvard University and an M.B.A. from Harvard Business School. We believe that Mr. Mukherjee’s extensive investment and transactional experience, his broad business experience and in-depth knowledge and experience in financial matters provide the necessary and desired skills, experience and perspective to serve on our board of directors.

Pamela J. Pure. Ms. Pure, 51, has served on our board of directors since January 2012. Ms. Pure has served as Chief Executive Officer of HealthMEDX, LLC, a supplier of software solutions to the extended care industry, since December 2011. From April 2004 to March 2009, Ms. Pure served as Executive Vice President, McKesson Corporation and President, McKesson Technology Solutions. Prior to that, Ms. Pure served as Chief Operating Officer of McKesson Corporation from January 2003 to March 2004 and was the Group President & Chief Technology Officer of McKesson Information Solutions from March 2001 to December 2002. Ms. Pure received a B.S. in Public Health from the University of North Carolina at Chapel Hill. Ms. Pure benefits us by bringing more than 25 years of experience in healthcare information technology and services industry.

Allen R. Thorpe. Mr. Thorpe, 41, has been a member of our board of directors since September 2008. Mr. Thorpe joined Hellman & Friedman in 1999 and has served as a Managing Director of Hellman & Friedman since 2004. At Hellman & Friedman, his primary areas of focus are healthcare and financial services. Prior to joining Hellman & Friedman in 1999, Mr. Thorpe was a Vice President with Pacific Equity Partners and a Manager at Bain & Company. Mr. Thorpe serves as a director of Pharmaceutical Product Development, Inc. and Sheridan Holdings, Inc, lead director at LPL Investment Holdings, Inc., and is a member of the advisory boards of Artisan Partners Limited Partnership and Grosvenor Capital Management Holdings, LLLP. Mr. Thorpe received an A.B. from Stanford University and an M.B.A. from Harvard Business School. As a member of our board of directors, Mr. Thorpe contributes his strategic, financial, healthcare and capital markets expertise through his career with equity investment firms. Mr. Thorpe also contributes insights on board leadership developed through his service on several boards of Hellman & Friedman’s portfolio companies.

Governance Matters

Composition and Independence of our Board of Directors

Pursuant to the stockholders’ agreement among Emdeon, Parent, the Investor Group and the other equity holders of Parent, including certain members of our senior management (“Stockholders’ Agreement”), Parent’s board of directors must be comprised of at least five members, three of whom are designated by Blackstone, one of whom is designated by Hellman & Friedman and one of whom is our chief executive officer. Blackstone may increase the size of Parent’s board of directors to seven directors to accommodate the election of two independent directors to be selected by Blackstone in consultation with Hellman & Friedman. According to the terms of the Stockholders’ Agreement, we are required to take all necessary action to cause the persons constituting Parent’s board of directors to be appointed as members of our board of directors unless Blackstone or Hellman & Friedman otherwise elects. In the event that Hellman & Friedman ceases to hold 25% or more of its initial ownership interest in Parent, it will no longer be entitled to designate a director for election to Parent’s or our board of directors or to a consultation right with respect to the election of independent directors. Blackstone has the right to appoint and remove (in consultation with Hellman & Friedman) all independent directors on Parent’s and our boards of directors and fill vacancies created by reason of death, removal or resignation of all such independent directors. In addition, for so long as certain investments funds associated with Goldman, Sachs & Co. continue to hold, together with their affiliates, at least 10% of the 2020 notes, we have granted GS Mezzanine Partners V Institutional, L.P. a right to (i) designate a non-voting observer to our board of directors, (ii) consult with our management on matters relating to our operations, (iii) access our facilities, properties, books and records and (iv) receive additional information as it may reasonably request from time to time.

In January 2012, the size of our board of directors was increased to six, and Ms. Pure was elected to serve as an independent director on each of Parent’s and our boards of directors.

Because we have not listed, and are not currently seeking to list, any securities on a national securities exchange or on an inter-dealer quotation system, we are not required to have a board of directors comprised of a majority of independent directors under SEC rules or any listing standards. Accordingly, our board of directors has not made any determination as to whether our directors satisfy any independence requirements applicable to board members under the rules of the SEC or any national securities exchange, inter-dealer quotation system or any other independence definition.

Board Committees

Pursuant to the Stockholders’ Agreement, our board of directors has three standing committees: an audit committee, a compensation committee and a nominating committee. Each of the standing committees operates pursuant to a written charter. The following is a brief description of the standing committees of our board of directors, including their membership and responsibilities.

Audit Committee. The audit committee assists our board of directors in fulfilling its fiduciary oversight responsibilities by reviewing: (i) the integrity of financial information, (ii) the performance of our internal audit function and systems of internal controls and (iii) our compliance with legal and regulatory requirements. In addition, the audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm. The audit committee also reviews and approves related party transactions in accordance with our Related Party Transaction Policy. See “Certain Relationships and Related Party Transactions — Related Party Transactions Policies and Procedures.”

The audit committee is currently comprised of Messrs. Dal Bello (chair), Mukherjee and Thorpe and Ms. Pure. Because we do not have and are not currently seeking to list any securities on a national securities exchange or on an automated quotation system, our board of directors is not required to have on the audit committee a person who qualifies under the rules of the SEC as an “audit committee financial expert” or as having accounting or financial management expertise under the similar rules of the national securities exchanges. While the audit committee has not designated any of its members as an audit committee financial expert, we believe that each of the current members of the audit committee is fully qualified to address any accounting, financial reporting or audit issues that may come before the audit committee.

Compensation Committee. The compensation committee (i) reviews and recommends policies relating to compensation and benefits of our directors, employees and certain other persons providing services to us and (ii) is responsible for reviewing and approving the compensation of our senior management. The compensation committee is currently comprised of Messrs. Simpkins (chair), Dal Bello and Thorpe.

Nominating Committee. The nominating committee (i) assists our board of directors in identifying and recommending individuals qualified to serve as directors of the Company, (ii) recommends to our board of directors director nominees for each committee of our board of directors, (iii) reviews and considers candidates who may be suggested by any of our directors or executive officers, or by any of our stockholders, if made in accordance with the Stockholders’ Agreement, our certificate of incorporation, bylaws and applicable law and (iv) reviews succession plans relating to senior management. The nominating committee is currently comprised of Messrs. Simpkins (chair), Mukherjee and Thorpe.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Business Conduct and Ethics is available on the Investors page of our website at http://investors.emdeon.com under the heading “Corporate Governance.” We plan to post any amendments to the Code of Business Conduct and Ethics on our website.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following discussion analyzes our executive compensation program with respect to our named executive officers for the year ended December 31, 2011 and the material elements of the compensation packages awarded to such officers. The individuals whose compensation is discussed below are our Chief Executive Officer, George I. Lazenby, IV; our Executive Vice President — Chief Financial Officer, Bob A. Newport, Jr.; our Executive Vice President — General Counsel and Secretary, Gregory T. Stevens; our Executive Vice President — Payer Services, Gary D. Stuart; our former Executive Chairman, Tracy L. Bahl; and our former Executive Vice President — Provider Services, J. Philip Hardin. We collectively refer to these individuals in the following discussion as our “named executive officers.” Mr. Bahl’s employment with the Company ended on November 2, 2011 in connection with the closing of the 2011 Transactions, and Mr. Hardin resigned from the Company in May 2012.

Unless the context indicates otherwise, this discussion primarily reflects the decisions made and actions taken with respect to our compensation programs for 2011 as conducted by the compensation committee of the board of directors of Emdeon as it existed prior to the consummation of the 2011 Transactions.

In connection with the consummation of the 2011 Transactions, all equity awards outstanding immediately prior to the 2011 Transactions (other than the (i) rollover options and (ii) unearned performance-contingent equity awards held by our former Executive Chairman which were forfeited), whether or not vested, were cancelled in exchange for a cash payment in connection with the 2011 Transactions. The effect of the 2011 Transactions on the outstanding equity awards are described in more detail in the section entitled “— Effect of 2011 Transactions on Equity-Based Awards.”

This discussion also highlights certain changes made to our compensation programs following the consummation of the 2011 Transactions. Following the consummation of the 2011 Transactions, a new compensation committee of our board of directors was appointed consisting of Messrs. Dal Bello, Simpkins and Thorpe. The role of our new compensation committee has remained substantially the same following the 2011 Transactions.

Though we currently expect the new compensation committee to continue to focus on the same basic elements, philosophies and objectives in respect of the compensation program for our executive officers, these elements, philosophies and objectives, as well as the executive compensation process described below, are subject to review as we continue our transition to being a privately-owned company.

The Executive Compensation Process

The Role of the compensation committee. The responsibilities of the compensation committee include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s senior management;

•	evaluating the performance of the Company’s senior management;

•	determining and approving compensation of the Company’s senior management;

•

reviewing and approving the following as they affect the Company’s senior management: all cash-based and equity-based incentive awards, employment agreements, severance arrangements, any change in control agreements and any special or supplemental compensation and benefits;

•	overseeing and administering our equity incentive plans, our 401(k) and Health and Welfare Plan;

•	making recommendations to our board of directors with respect to compensation philosophy and policies for director compensation;

•

reviewing periodically the Company’s compensation policies and practices to ensure that they properly incentivize employees to act in the long-term best interests of the Company and do not encourage excessive risk taking;

•	reviewing and discussing with management the compensation discussion and analysis, when required by SEC rules for inclusion in our applicable filings;

•	reviewing and discussing with management the compensation committee report, when required by SEC rules for inclusion in our applicable filings; and

•	monitoring compensation matters and retaining appropriate advisors to assist in the evaluation of such compensation matters.

The compensation committee works directly with our Chief Executive Officer to set annual compensation of each of our named executive officers other than our Chief Executive Officer and former Executive Chairman. To this end, our Chief Executive Officer completes an evaluation of each such named executive officer, makes recommendations regarding the compensation of such officer and presents his evaluations and compensation recommendations to the compensation committee.

After considering our Chief Executive Officer’s evaluations and recommendations and such other factors as the nature and responsibilities of each named executive officer’s position, the named executive officer’s experience, Emdeon’s achievement of corporate goals, the named executive officer’s achievement of individual goals and competitive industry compensation, the compensation committee sets the annual compensation of the named executive officers. The compensation committee then sets the compensation of our Chief Executive Officer and Executive Chairman, as applicable, in a meeting at which neither is present. The compensation for each of our named executive officers is set and recommended for adoption at meetings of the compensation committee generally held in the first quarter of each year.

Compensation Philosophy and Objectives

Our compensation program is centered around a pay-for-performance philosophy and is designed to reward our named executive officers for their abilities, experience and efforts. We believe our solutions reflect the individual and combined knowledge and performance that our compensation programs are structured to reward. Our ability to attract, retain and motivate the highly- qualified and experienced professionals who are vital to our success as a company is directly tied to the compensation programs we offer.

We believe that having compensation programs designed to align executive officers’ interests with those of Emdeon in achieving positive business results and to reinforce accountability is the cornerstone to successfully implementing and achieving our strategic plans. In determining the compensation of our named executive officers, we are guided by the following key principles:

Competitiveness of Compensation. Compensation should be responsive to the competitive marketplace so that we continue to be able to attract, retain and motivate talented executives.

Accountability for Overall Business Performance. A portion of compensation should be tied to our overall performance so that our named executive officers are held accountable through their compensation for the performance of Emdeon as a whole.

Accountability for Individual Performance. A portion of compensation should be tied to the named executive officer’s own individual performance to encourage and reflect individual contributions to our performance.

Alignment with Stockholder Interests. A portion of compensation should be tied to our financial performance through equity awards to align our named executive officers’ interests with those of our stockholders.

We seek to maintain a performance-oriented culture and a compensation approach that rewards our named executive officers when we achieve our goals and objectives, while putting at risk an appropriate portion of their compensation against the possibility that our goals and objectives may not be achieved. Consistent with this philosophy, we have sought to create an executive compensation package that balances short-term versus long-term components, cash versus equity elements and fixed versus contingent payments in ways that we believe are most appropriate to motivate our named executive officers.

Compensation Consultant. In September 2010, the compensation committee engaged Veritas Executive Compensation Consultants, LLC (“Veritas”) to assist the compensation committee in evaluating our executive compensation policies and practices. At the request of the compensation committee, Veritas reviewed our executive compensation policies and practices and prepared its own analysis of the multiple components and design of our executive compensation programs, as well as an analysis of the positioning of these programs in the competitive market. In February 2011, Veritas presented its findings and recommendations regarding executive compensation components, including base salary, performance bonus compensation and the use of performance-based stock awards, to the compensation committee. The compensation committee considered these analyses and recommendations as one of several factors in making its decisions with respect to 2011 compensation for the named executive officers.

Competitive Market Analysis Process. In making compensation decisions for 2011, the compensation committee reviewed analysis prepared by its compensation consultant, Veritas, and considered the competitive market for executives and compensation levels provided by comparable companies. The comparative group analyzed with respect to our named executive officers and other key management included a broad array of companies, both public and private. Information obtained from the comparative group represented their aggregate compensation practices as reported by each company, as well as published survey data. Data was collected on healthcare technology management and professional services companies similar in size and/or scope to us, statistically adjusted, where necessary, to approximately $1 billion in annual revenue (or smaller revenues for divisional leadership position comparison, as appropriate). The compensation committee also considered published compensation survey data from surveys from a variety of publishers which also incorporated data from other industries including: Confidential Survey Source #1, Mercer Human Resource Consulting, Towers Watson Data Services and World at Work. Notwithstanding the above described analysis and data, the compensation committee did not adopt a defined peer group and did not engage in benchmarking specific executives’ compensation.

For 2011, the compensation committee determined that total compensation for the named executive officers was generally at or below the median level as compared to the total compensation paid to the executives in comparable roles based on the analysis and data considered, with some named executive officers above the median and some below.

Overview of Components of Compensation

Compensation for our named executive officers consists of the following key components:

•	base salary;

•	annual cash bonuses; and

•	equity-based awards.

The first component of named executive officer compensation is base salary, which is intended to secure the services of the executive and compensate him for his functional roles and responsibilities.

The second component is annual cash bonuses, which are based upon a combination of Company and individual performance. These cash bonuses are intended to link executive pay directly to achievement of annual company operating and/or other performance objectives. We believe this compensation component aligns the interests of our named executive officers with the interests of our stockholders in the pursuit of short to medium-term performance that should create value for our stockholders.

The third component is equity-based awards which provide a long-term incentive component to named executive officer compensation packages. Equity-based awards granted to our named executive officers align a portion of our named executive officers’ compensation to the interests of our investors and to each other, further reinforcing collaborative efforts for their mutual success. Equity-based compensation also fosters a long-term commitment from our named executive officers to the Company and balances the shorter-term cash components of compensation that we provide.

In addition, our named executive officers are eligible to receive the same benefits that we provide and to participate in all plans that we offer to other full-time employees, including health and welfare benefits and participation in our 401(k) Savings Plan. Prior to the 2011 Transactions, all of our full-time employees, including our named executive officers, also were eligible to participate in our Employee Stock Purchase Plan.

We also provide our named executive officers with severance payments and benefits in the event of an involuntary or constructive termination of employment without cause and accelerated equity award vesting in connection with a change in control of the Company.

Base Salary

We provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation, while other compensation elements are variable. Base salaries are reviewed annually and may be increased in light of the individual past performance of the named executive officer, company performance, any change in the executive’s position within our business, the scope of his responsibilities and any changes thereto and his tenure with the Company.

During 2011, the base salary for Messrs. Lazenby, Newport, Stevens, Stuart, Bahl and Hardin was $500,000, $325,000, $315,000, $325,000, $500,000 and $290,000, respectively. For 2011, excluding the nonrecurring payments in connection with the 2011 Transactions, base salaries comprised 33%, 30%, 32%, 33%, 99% and 44% of the total compensation for Messrs. Lazenby, Newport, Stevens, Stuart, Bahl and Hardin, respectively. In February 2012, Mr. Stevens received an increase in base salary from $315,000 to $325,000. To date, none of our other named executive officers has received a salary increase in 2012.

Annual Cash Bonuses

We provide our named executive officers with the opportunity to share in our success through annual bonuses awarded under our bonus program (the “Management Bonus Program”) based upon a combination of objective performance measures and a subjective evaluation of the executive’s performance and contributions to Emdeon during the year. The Management Bonus Program provides Emdeon’s senior management and certain key employees the opportunity to earn compensation in addition to their base salaries up to a target bonus potential. Under the Management Bonus Program, the target bonus each year is calculated as a percentage of the participant’s annual base salary as of the end of the preceding fiscal year, with the target percentages generally being aligned with the participant’s level and role at Emdeon. The amount of compensation received under the Management Bonus Program is determined in the discretion of the compensation committee and is based upon a combination of (i) the objective performance of Emdeon as a whole and of the operating division or divisions of which the participant is part and (ii) a subjective evaluation of the individual participant’s performance. The compensation committee, with the recommendations of Mr. Lazenby (other than with respect to himself and the executive chairman, as applicable), is responsible for (i) setting the annual performance targets, (ii) reviewing actual performance and (iii) determining the amount of the compensation payable to each named executive officer. The compensation committee has general authority for oversight and interpretation of the Management Bonus Program.

2011

The compensation committee determined that 60% of the 2011 objective performance measures were based on Adjusted EBITDA targets and 40% were based on revenue targets under the Management Bonus Program.

For the year ended December 31, 2011, annual cash bonuses were linked to achievement of Adjusted EBITDA within a range of $294 million to $342 million and achievement of revenue from $1.1 billion to $1.2 billion. We believe the combination of these performance factors and the proportionate weighting assigned to each reflected our overall Company goals for 2011, which balanced the achievement of revenue growth and improving our operating efficiency. These measures were calculated in the same manner as reported in our financial results, except that Adjusted EBITDA for purposes of our 2011 Management Bonus Program included adjustments to remove the impact of acquisitions completed during the year which were not taken into account when setting 2011 financial targets.

For 2011, our named executive officers’ target annual cash bonuses as a percentage of base salary were 75% for Mr. Lazenby, 60% for each of Messrs. Newport, Stevens and Stuart and 50% for each of Messrs. Bahl and Hardin. The compensation committee, together with Mr. Lazenby, reviewed the Company and individual performance results at its first quarter 2012 meetings. The compensation committee determined the actual amount of bonus paid to Mr. Lazenby, and, together with Mr. Lazenby’s input, determined the bonus payment for each other named executive officer. Based upon both achievement of Adjusted EBITDA of $303 million and revenue of $1.1 billion under the Management Bonus Program and each named executive officer’s performance review, Messrs. Lazenby, Newport, Stevens, Stuart and Hardin received bonuses of $287,000, $150,000, $145,000, $150,000 and $111,000, respectively, for 2011. Because Mr. Bahl was not an employee at the time bonus payments were determined, under the terms of the Management Bonus Program, he was not eligible to receive a payment.

The board of directors also approved a special bonus payment during 2011 that was designed to reward a group of senior executives and other employees, including certain of our named executive officers, for their efforts in connection with the consummation of the 2011 Transactions. Messrs. Lazenby, Newport, Stevens, Stuart and Hardin received special bonuses of $500,000, $500,000, $490,000, $100,000 and $125,000, respectively, which were paid in November 2011.

2012

In March 2012, the compensation committee determined the objective performance measures for 2012 under the Management Bonus Program. For the year ending December 31, 2012, 60% of the objective performance measures will be based on Adjusted EBITDA targets and 40% will be based on revenue targets. After the objective performance measures are calculated, adjustments to the annual cash bonuses payable for 2012 will be made based on the executive’s achievement of individual objectives and contributions to us during the year. For 2012, our named executive officers’ target annual cash bonuses as a percentage of base salary are 100% for Mr. Lazenby and 75% for each of Messrs. Newport, Stevens and Stuart. The target bonus percentage amounts were adjusted by the compensation committee for 2012 to better align the interests of our named executive officers with the interests of our stockholders in the pursuit of short to medium-term performance while also increasing accountability for overall business performance.

Equity-Based Awards

In addition to base salary and cash bonus compensation, we provide each of our named executive officers equity-based award compensation. Prior to the 2011 Transactions, we granted awards to employees, directors and consultants pursuant to the 2009 Plan, which was adopted by our stockholders in July 2009 in anticipation of our IPO and was administered by our compensation committee. Pursuant to the 2009 Plan, the compensation committee had the authority to determine who would be granted awards, to set the terms and conditions of such awards and to adopt, alter and repeal rules, guidelines and practices relating to the 2009 Plan and any awards granted thereunder.

The terms of all awards granted pursuant to the 2009 Plan were reflected in individual award agreements entered into by us and the individual award recipient. Generally, awards granted to the named executive officers pursuant to the 2009 Plan consisted of options to purchase our Class A common stock and restricted stock units representing a contingent right to receive shares of our Class A common stock (“RSUs”). The awards generally vested in equal annual installments over a period of four years from the date of grant, subject to the named executive officer’s continued employment with us. Unless otherwise determined by the compensation committee, unvested options ceased to vest and RSUs on which restrictions had not yet lapsed would have been forfeited if the named executive officer’s employment with us was terminated. RSUs were settled automatically upon the applicable lapse date and the named executive officer received delivery of an equal number of unrestricted shares of Class A common stock, less any shares retained by us for the payment of applicable tax withholdings. In addition, awards granted pursuant to the 2009 Plan were generally subject to accelerated vesting in connection with a change in control (as defined under the 2009 Plan) if the compensation committee chose to accelerate the vesting or if the holder either (i) remained employed through the first year following such change in control or (ii) his employment was terminated during that year by us without cause or by him for good reason.

2011 Awards

In March 2011, the compensation committee granted to our named executive officers options to purchase shares of Class A common stock and RSUs pursuant to the 2009 Plan. The options were granted with an exercise price per share of $15.42 and provided for vesting in equal annual installments over a four year period from the date of grant. Restrictions on the RSUs also lapsed in equal annual installments over a four year period from the date of grant. See “— Grants of Plan-Based Awards During 2011” below for a more detailed discussion of these equity-based awards.

Effect of 2011 Transactions

Change in Control Payments. All outstanding equity awards (other than the rollover options and unearned performance-contingent equity awards held by our former Executive Chairman), whether vested or not vested, were cancelled and converted into the right to receive an amount in cash equal to the per share Merger consideration ($19.00) and, with respect to stock options, the excess, if any, of the per share Merger consideration over the exercise price per share of such stock option, without interest and less any required withholding taxes. See “— Summary Compensation Table” below for a more detailed discussion of payments made to the named executive officers in connection with the 2011 Transactions.

Rollover Options. A portion of the stock options owned by certain members of our senior management team (including certain of the named executive officers) were converted into rollover options. The exercise price and number of shares subject to the rollover options are set forth in the individual rollover option agreements and were determined in accordance with applicable tax rules governing the conversion of options in the context of a change in control transaction. The rollover options to acquire shares of Parent common stock became fully vested and immediately exercisable upon the consummation of the 2011 Transactions until the earliest of (i) the tenth anniversary of the date of grant of the corresponding rollover option, (ii) the date that is three months following the date on which the holder’s employment with Parent or its subsidiaries is terminated (unless such termination is due to death or disability) and (iii) the date that is one year following the date on which the holder’s employment with Parent or its subsidiaries is terminated as a result of the holder’s death or disability. See “— Grants of Plan-Based Awards During 2011” below for a more detailed discussion of the individual rollover options held by our named executive officers.

Beagle Parent Corp. Amended and Restated 2009 Equity Incentive Plan. Parent assumed the 2009 Plan by adopting the Beagle Parent Corp. Amended and Restated 2009 Equity Incentive Plan (the “Parent Equity Plan”). Pursuant to the Parent Equity Plan, 125,718 shares of Parent common stock have been reserved for the issuance of equity awards to employees, directors and consultants of Parent and its affiliates.

2012 Awards

In July 2012, Parent granted stock option awards to purchase shares of Parent common stock under the Parent Equity Plan. Pursuant to the individual award agreements entered into by certain of our named executive officers, the option awards are divided into four tranches as follows:

(1) Tier 1 Time-Vesting Options, which have an exercise price per share equal to $1,000 and vest in equal 20% annual installments on the first through the fifth anniversary of the Merger, subject to the optionee’s continued employment through each vesting date;

(2) Tier 2 Time-Vesting Options, which have an exercise price of $2,500 and vest in equal 20% annual installments on the first through the fifth anniversary of the Merger, subject to the optionee’s continued employment through each vesting date;

(3) 2x Exit-Vesting Options, which have an exercise price per share equal to $1,000, and vest, subject to the optionee’s continued employment through the vesting date, on the date when Blackstone has sold at least 25% of the maximum number of Parent shares held by it from time to time, and shall have received cash proceeds in respect of all such Parent shares at a weighted average price per Parent share that is (i) equal to at least 2.0 times Blackstone’s cumulative invested capital (measured on a per Parent share basis) in Parent (the “2x MOIC Hurdle”) or (ii) sufficient to result in an annual internal rate of return on Blackstone’s cumulative invested capital in Parent of at least 20% (the “20% IRR Hurdle”); and

(4) 2.5x Exit-Vesting Options, which have an exercise price per share equal to $1,000, and will vest, subject to the optionee’s continued employment through the vesting date, on the date when Blackstone has sold at least 25% of the maximum number of Parent Shares held by it from time to time, and shall have received cash proceeds in respect of all such Shares at a weighted average price per Parent Share that is (i) equal to at least 2.5 times Blackstone’s cumulative invested capital (measured on a per Parent share basis) in Parent (the “2.5x MOIC Hurdle”) or (ii) sufficient to result in an annual internal rate of return on Blackstone’s cumulative invested capital in Parent of at least 25% (the “25% IRR Hurdle”).

The stock option awards granted to purchase shares of Parent common stock under the Parent Equity Plan to our named executive officers are as follows:

Name	Tier 1 Time- Vesting Options	Tier 2 Time- Vesting Options	2x Exit- Vesting Options	2.5x Exit- Vesting Options
George I. Lazenby, IV	7,500.00	6,701.00	3,750.00	3,750.00
Chief Executive Officer

Bob A. Newport, Jr.	2367.50	1,500.00	1,183.75	1,183.75
Chief Financial Officer

Gregory T. Stevens	2142.50	1,250.00	1,071.25	1,071.25
Executive Vice President, General Counsel and Secretary

Gary D. Stuart	2367.50	1,500.00	1,183.75	1,183.75
Executive Vice President-Payer Services

Perquisites and Other Benefits

Our named executive officers are eligible to receive the same benefits we provide and to participate in all plans we offer to other full-time employees, including health and dental insurance, group term life insurance, short- and long-term disability insurance, other health and welfare benefits, our 401(k) Savings Plan (including Emdeon’s matching contribution) and other voluntary benefits. Prior to consummation of the 2011 Transactions, our named executive officers also were eligible to participate in the Employee Stock Purchase Plan (the “ESPP”). The ESPP was terminated in connection with the 2011 Transactions. Perquisites, however, are not a material component of our executive compensation programs. In 2011, the only perquisite or other compensation benefits deemed to be other compensation to our named executive officers for purposes of the Summary Compensation Table were matching contributions made by Emdeon on their behalf to our 401(k) Savings Plan. See “— Summary Compensation Table” below. Brief descriptions of our 401(k) Savings Plan and the ESPP are set forth below.

401(k) Savings Plan

Effective January 1, 2011, we increased our matching contribution under our 401(k) Savings Plan from a match of 50% of contributions up to 4% of eligible compensation to a match of 50% of contributions up to 5% of eligible compensation. Our named executive officers participate in and make elective contributions under our 401(k) Savings Plan in the same manner as our other employees.

Employee Stock Purchase Plan

Prior to the 2011 Transactions, we maintained an ESPP pursuant to which we offered our employees the opportunity to make periodic purchases of shares of our Class A common stock through payroll deductions. We initially reserved 8.9 million shares of our Class A common stock for sale under the ESPP. The compensation committee was the administrator of the ESPP and set the terms for each six-month offering period, which commenced on January 1 and July 1 of each calendar year. If the compensation committee elected, the purchase price for an offering period may have been discounted from the market price of Class A common stock, but not below 85% of the market price on the first or last day of the offering period, whichever price was lower. Our named executive officers were able to elect to participate in the ESPP in the same manner as our other employees.

In connection with the consummation of the 2011 Transactions, the ESPP offering period that commenced on July 1, 2011 was ended early to effect a final purchase, which occurred on October 20, 2011. Employees who were enrolled and participating in the July 1, 2011 option period under the ESPP on the date the Company entered into the Merger Agreement could continue to participate in the ESPP in accordance with the terms of the ESPP. Any shares of our Class A common stock held in participants’ ESPP accounts immediately prior to the effective time of the 2011 Transactions were cancelled and exchanged for the right to receive cash payment equal to the $19.00 price payable per share of Class A common stock.

Severance and Change in Control Protection

During the term of their employment, each of our named executive officers is (or was, in the case of Messrs. Bahl and Hardin) party to an employment agreement with us. Pursuant to these employment agreements, we provide salary continuation and other benefits in the event of involuntary or constructive termination of employment without cause. Each such employment agreement was negotiated with the respective named executive officer and specifies certain terms of compensation, including an annual rate of base salary and eligibility for an annual cash bonus. Pursuant to these employment agreements, each named executive officer is subject to restrictive covenants, including confidentiality, non-competition and non-solicitation obligations. The employment of each named executive officer under these employment agreements continues in effect until terminated by us or by the named executive officer.

Pursuant to the equity award agreements under the 2009 Plan, as well as agreements governing the equity awards granted to our named executive officers in connection with our IPO (the “Management Awards”), all outstanding equity awards (other than the rollover options and unearned performance-contingent equity awards held by our former Executive Chairman) held by our named executive officers fully vested in connection with consummation of the 2011 Transactions.

Pursuant to the award agreements under the Parent Equity Plan governing the 2012 equity awards granted to certain of our named executive officers, the awards granted to each officer include acceleration of vesting features in connection with a change in control (as defined the Stockholders’ Agreement). All outstanding unvested (i) Time-Vesting Options will vest in full to the extent not previously forfeited; (ii) 2x Exit-Vesting Options will become fully vested if either the 2x MOIC Hurdle or the 20% IRR Hurdle is satisfied in connection with the change of control; and (iii) 2.5x Exit-Vesting Options will become fully vested if either the 2.5x MOIC Hurdle or 25% IRR Hurdle is satisfied in connection with the change of control.

The protections afforded by the equity award agreements were, and continue to be, designed to provide financial security in the event of certain corporate transactions and/or qualifying termination of employment, as well as consideration for the executive’s compliance with post-employment restrictive covenants. We believe that these protections have assisted, and continue to assist, in retaining our named executive officers and provide a basis for continuing the cohesive operation of our business. These payments and benefits are described in more detail in the section entitled “— Potential Payments Upon Termination or Change in Control.”

Minimum Equity Retention Policy

Prior to the 2011 Transactions, we had an equity retention policy (the “Equity Retention Policy”), which required certain of our directors and members of senior management (each, a “Participant”) to hold a significant long-term stake in Emdeon’s equity. This policy reflected our belief that, as a publicly-owned company, the Company should encourage Participants to think and behave like long-term investors and promote sound corporate governance. Pursuant to the Equity Retention Policy, the Participants had up to five years after becoming subject to the policy to satisfy their targeted ownership level and to maintain such ownership thereafter. The value of a Participant’s owned equity securities was calculated by multiplying the then-applicable market trading price of our Class A common stock by the number of shares beneficially owned. The targeted ownership levels were as follows:

•	Directors: $250,000;

•	Chief Executive Officer and Executive Chairman: five (5) times the then-applicable base salary;

•	Other Section 16 officers and heads of business units: three (3) times the then-applicable base salary; and

•	Other designated members of senior management: two (2) times the then-applicable base salary.

Because we became a privately-owned company following the 2011 Transactions, these requirements and the Equity Retention Policy are no longer applicable.

Risk Guidelines

The structure of our compensation programs is designed to promote behavior that supports value creation for our stockholders. We believe that the attention of our named executive officers and other key employees should be focused upon key strategic, operational and financial measures. To this end, a considerable portion of the compensation packages of our named executive officers and other key employees are driven by our long-term success. By focusing upon our sustained profitability and growth, we believe our compensation programs discourage our named executive officers and other employees from engaging in unnecessary and excessive risk taking.

Accounting and Tax Matters

We account for stock-based payments in accordance with FASB Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). We operate our compensation programs with the intention of complying with compensation rules under Sections 409A and 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) generally denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to certain executive officers of a publicly-traded equity company. Certain types of compensation are excluded from the deduction limit. We do not expect that Section 162(m) will materially limit the Company’s tax deduction for executive compensation for 2011.

Because we became a privately-owned company following the 2011 Transactions, we will no longer be subject to the limitations imposed by Section 162(m), though the compensation committee intends to continue to take actions that are deemed to be in the best interest of the Company and its stockholders and to maximize the effectiveness of the Company’s executive compensation plans. Accordingly, we presently consider the tax, accounting and disclosure consequences to be influential but not determinant factors in the design of our named executive officer compensation packages.

Compensation Committee Interlocks and Insider Participation

Prior to the 2011 Transactions, the following non-employee directors were members of the compensation committee of the board of directors during 2011: Messrs. Devitre, Dzialga, Kever, Pead and Thorpe. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or the compensation committee. Following the 2011 Transactions, a new compensation committee was appointed consisting of Messrs. Dal Bello, Simpkins and Thorpe.

For purposes of the following tables and other disclosures regarding executive compensation below, references to “2011” refer to the combination of the Predecessor period of January 1, 2011 through November 1, 2011 and the Successor period of November 2, 2011 through December 31, 2011.

Summary Compensation Table

The following table summarizes the compensation earned by each of our named executive officers for the years ended December 31, 2011, 2010 and 2009. In addition, there are certain contractual arrangements that exist between us and the named executive officers, including a tax receivable agreement, that are not compensatory and are described in the section entitled “Certain Relationships and Related Party Transactions.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
George I. Lazenby, IV	2011	500,000	—	231,300	504,000	287,000	11,954,844	13,477,144
Chief Executive Officer	2010	500,000	—	429,260	962,208	91,679	4,615	1,987,762
	2009	519,231	150,000	661,000	—	271,810	3,200	1,605,241
Bob A. Newport, Jr.	2011	323,462	—	185,040	403,200	150,000	4,493,984	5,555,686
Chief Financial Officer	2010	310,961	—	206,375	407,088	48,131	4,900	977,455
	2009	309,231	150,000	594,900	—	135,905	2,825	1,192,861
Gregory T. Stevens	2011	312,692	—	185,040	336,000	145,000	4,414,077	5,392,809
Executive Vice President,	2010	300,000	—	165,100	370,080	45,839	4,900	885,919
General Counsel & Secretary	2009	311,538	150,000	330,500	546,930	135,905	4,273	1,479,146
Gary D. Stuart	2011	321,154	—	154,200	336,000	150,000	4,829,083	5,790,437
Executive Vice President —	2010	300,000	—	123,825	296,064	45,839	4,900	770,628
Payer Services	2009	311,538	20,000	330,500	72,310	123,550	4,273	862,171
Tracy L. Bahl(6)	2011	423,077	—	—	—	—	6,008,909	6,431,986
Executive Chairman	2010	500,000	—	—	—	76,399	4,900	581,299
	2009	305,769	—	5,661,000	328,361	226,508	66,005	6,587,643
J. Philip Hardin(7)	2011	290,000	—	77,100	168,000	111,000	3,322,891	3,968,991
Executive Vice President —	2010	285,962	—	123,825	222,048	44,311	4,900	681,046
Provider Services	2009	279,808	20,000	528,800	—	96,266	3,700	928,574

(1)	The amounts reported in this column for 2009 reflect a special bonus paid in recognition of significant efforts made in connection with the consummation of the IPO.
(2)

The amounts reported in this column represent the aggregate grant date fair value of awarded RSUs computed in accordance with FASB ASC Topic 718. Additional information regarding the RSUs is set forth in the tables and notes in the sections entitled “— Grants of Plan-Based Awards During 2011” and “— Equity Awards Exercised and Vested for Year Ended at December 31, 2011.” The amounts reported in this column for 2009 represent the aggregate grant date fair value of the Grant Units computed in accordance with FASB ASC Topic 718. In connection with the reorganization transactions that occurred in connection with the IPO, these Grant Units were converted into vested and unvested EBS Units (and corresponding shares of Class B common stock) governed by individual Management Awards and options to purchase Class A common stock that were scheduled to vest over three and four year periods and were governed by the 2009 Plan. Please see Note 15 to the Consolidated Financial Statements for the year ended December 31, 2011 included elsewhere in this prospectus for more information on how these amounts were calculated.
(3)	The amounts reported in this column represent the aggregate grant date fair value of the stock options computed in accordance with FASB ASC Topic 718. Additional information regarding the awards is set forth in the tables and notes in the sections entitled “— Grants of Plan-Based Awards During 2011,” “— Outstanding Equity Awards at December 31, 2011,” and “— Equity Awards Exercised and Vested for Year Ended at December 31, 2011.” The amounts reported in this column for 2009 represent the incremental grant date fair value of the stock options that were granted as part of the conversion of Grant Units in connection with the IPO computed in accordance with FASB ASC Topic 718. Please see Note 15 to the Consolidated Financial Statements for the year ended December 31, 2011 included elsewhere in this prospectus for more information on how these amounts were calculated.
(4)	The amounts reported in this column were paid under our annual cash bonus program.
(5)	For 2011, amounts reported in the All Other Compensation column include the following amounts:

	Company Matching Contribution to the 401(k) Savings Plan	Cash Received in Respect of Exchanged EBS Units(A)	Cash Received in Respect of Exchanged Emdeon Equity Awards(B)	Transaction Bonus(C)	Severance Payments(D)	Total
George I. Lazenby, IV	$4,900	$9,699,690	$1,750,254	$500,000	—	$11,954,844
Bob A. Newport, Jr.	$6,125	$2,944,943	$1,042,916	$500,000	—	$4,493,984
Gregory T. Stevens	$6,150	$2,077,935	$1,839,992	$490,000	—	$4,414,077
Gary D. Stuart	$6,154	$3,916,812	$806,117	$100,000	—	$4,829,083
Tracy L. Bahl	$6,125	$3,049,386	$1,942,098	—	$1,011,300	$6,008,909
J. Philip Hardin	$6,125	$2,534,790	$656,976	$125,000	—	$3,322,891

(A)	The amounts reported in this column reflect the value of the cash Merger consideration ($19.00) payable in respect of shares of Class A common stock issuable upon the exchange of EBS Units (other than unearned performance-contingent equity awards held by our former Executive Chairman which were forfeited immediately prior to the 2011 Transactions), in accordance with the Merger Agreement and without regard to applicable tax withholding.
(B)	The amounts reported in this column reflect the value of the cash Merger consideration ($19.00) payable in respect of (i) options (other than (x) the rollover options and (y) unearned performance-contingent equity awards held by our former Executive Chairman which were forfeited immediately prior to the 2011 Transactions) and (ii) unvested RSUs, in accordance with the Merger Agreement and without regard to applicable tax withholding.
(C)	The amounts reported in this column reflect the cash bonuses paid in connection with the consummation of the 2011 Transactions.
(D)	The amounts reported in this column reflect the amounts payable to Mr. Bahl in connection with his termination by the Company without “cause” on November 2, 2011, whereby he is entitled to receive continuing payments of (i) his base salary for two years with each payment being a separate payment due on the same fixed schedule that the Company follows for its regular payroll, and (ii) premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), for a period of eighteen (18) months or, if earlier, until such time as Mr. Bahl is eligible for similar coverage with a subsequent employer. Mr. Bahl’s receipt of severance benefits are conditioned on continued compliance with his obligation not to compete with us and not to solicit our employees or customers (for a period of 18 months following his termination of employment).
(6)	Mr. Bahl joined our board of directors in 2008 as a non-employee director and he also provided consulting services and strategic advice to us, in addition to serving as our chairman. In May 2009, we entered into an employment agreement with Mr. Bahl, pursuant to which he expanded his role and served as our Executive Chairman until his termination by the Company without “cause” on November 2, 2011.
(7)	Mr. Hardin resigned in May 2012.

Grants of Plan-Based Awards During 2011

The following table summarizes (i) awards granted under our Management Bonus Program, (ii) awards of options to purchase shares of our Class A common stock, (iii) awards of RSUs and (iv) rollover options.

GRANTS OF PLAN-BASED AWARDS DURING 2011

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options(5)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)(2)	Target ($)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
George I. Lazenby, IV	N/A	93,750	375,000	750,000	—	—	—	—	—		—	—
Chief Executive	3/1/2011	—	—	—	—	—	—	15,000	—		—	231,300
Officer	3/1/2011	—	—	—	—	—	—	—	75,000		15.42	504,000
	11/2/2011	—	—	—	—	—	—	—	1,350	(7)	250.00	—	(8)
Bob A. Newport, Jr.	N/A	48,750	195,000	390,000	—	—	—	—	—		—	—
Chief Financial	3/1/2011	—	—	—	—	—	—	12,000	—		—	185,040
Officer	3/1/2011	—	—	—	—	—	—	—	60,000		15.42	403,200
	11/2/2011	—	—	—	—	—	—	—	460	(7)	250.00	—	(8)
Gregory T. Stevens	N/A	47,250	189,000	378,000	—	—	—	—	—		—	—
Executive Vice President,	3/1/2011	—	—	—	—	—	—	12,000	—		—	185,040
General Counsel &	3/1/2011	—	—	—	—	—	—	—	50,000		15.42	336,000
Secretary	11/2/2011	—	—	—	—	—	—	—	425	(7)	250.00	—	(8)
Gary D. Stuart	N/A	48,750	195,000	390,000	—	—	—	—	—		—	—
Executive Vice President —	3/1/2011	—	—	—	—	—	—	10,000	—		—	154,200
Payer Services	3/1/2011	—	—	—	—	—	—	—	50,000		15.42	336,000
	11/2/2011	—	—	—	—	—	—	—	550	(7)	250.00	—	(8)
Tracy L. Bahl	N/A	62,500	250,000	500,000	—	—	—	—	—		—	—
Executive Chairman	3/1/2011	—	—	—	—	—	—	—	—		—	—
	3/1/2011	—	—	—	—	—	—	—	—		—	—
	11/2/2011	—	—	—	—	—	—	—	—		—	—
J. Philip Hardin	N/A	36,250	145,000	290,000	—	—	—	—	—		—	—
Executive Vice President —	3/1/2011	—	—	—	—	—	—	5,000	—		—	77,100
Provider Services	3/1/2011	—	—	—	—	—	—	—	25,000		15.42	168,000
	11/2/2011	—	—	—	—	—	—	—	370	(7)	250.00	—	(8)

(1)	The amounts reported in these columns reflect amounts payable pursuant to our Management Bonus Program for 2011 at various points within the range of Company performance goals, assuming the satisfaction of individual performance criteria. For a description of the material terms of these awards and actual payouts made, see “— Compensation Discussion and Analysis — Annual Cash Bonuses.”
(2)	The “threshold” represents the amount payable upon achievement at the starting point of the targeted ranges of Adjusted EBITDA and revenue, as calculated under the Management Bonus Program for 2011.
(3)	The “maximum” represents the amount payable upon achievement at the top of the targeted ranges of Adjusted EBITDA and revenue, as calculated under the Management Bonus Program for 2011.
(4)	Awards reported in this column include grants of RSUs. Each RSU represents a contingent right to receive one share of Class A common stock. The restrictions on the RSUs would have lapsed in equal annual installments over a four year period from the date of grant. As discussed above, these RSUs were cancelled in exchange for a cash payment in connection with the 2011 Transactions.
(5)	Awards reported in this column include options to purchase shares of Class A common stock. The options were scheduled to vest in equal annual installments over a four year period from the date of grant. As discussed above, these options were cancelled in exchange for a cash payment in connection with the 2011 Transactions.
(6)	The amounts reported in this column represent the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. Please see Note 15 to the Consolidated Financial Statements for the year ended December 31, 2011 included elsewhere in this prospectus for more information on how these amounts were calculated.

(7)	These amounts reflect the rollover options granted pursuant to the Parent Equity Plan in connection with the rollover of outstanding options previously granted under the 2009 Plan.
(8)	There was no incremental expense associated with the rollover options, as the rollover options represented a value-for-value exchange of options in connection with the 2011 Transactions. The grant date fair value of the rollover options is as follows: Mr. Lazenby: $1,029,394, Mr. Newport: $350,756, Mr. Stevens: $324,068, Mr. Stuart: $419,383 and Mr. Hardin: $282,130.

Outstanding Equity Awards at December 31, 2011

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

	Option Awards(1)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (2)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(3)
George I. Lazenby, IV	11/2/2011	1,302	—	—	250.00	8/11/2019
Chief Executive Officer	11/2/2011	48	—	—	250.00	3/11/2020

Bob A. Newport, Jr.	11/2/2011	460	—	—	250.00	8/11/2019
Chief Financial Officer

Gregory T. Stevens	11/2/2011	425	—	—	250.00	8/11/2019
Executive Vice President,
General Counsel & Secretary

Gary D. Stuart	11/2/2011	550	—	—	250.00	8/11/2019
Executive Vice President —
Payer Services

Tracy L. Bahl	—	—	—	—	—	—
Executive Chairman

J. Philip Hardin	11/2/2011	370	—	—	250.00	8/11/2019
Executive Vice President —
Provider Services

(1)	As discussed above, with the exception of the rollover options and unearned performance-contingent equity awards held by our former Executive Chairman, all outstanding equity awards were cancelled in exchange for a cash payment in connection with the 2011 Transactions. The Parent Equity Plan is the successor to the 2009 Plan.
(2)	These amounts reflect the shares of Parent common stock underlying vested rollover options granted pursuant to the Parent Equity Plan in connection with the rollover and conversion of outstanding options previously granted under the 2009 Plan.
(3)	The rollover options have a 10-year term from the grant date of the original option which was granted under the 2009 Plan and rolled into the Parent Equity Plan. All or a portion of a rollover option may expire prior to its stated expiration date in the event of the optionee’s termination of employment.

Equity Awards Exercised and Vested During the Year Ended December 31, 2011

The following table sets forth information regarding the exercise of stock options, the vesting of RSUs and the vesting of EBS Units (and corresponding shares of Class B common stock) during the year ended December 31, 2011 for each of the named executive officers.

EQUITY AWARDS EXERCISED AND VESTED DURING THE YEAR ENDED DECEMBER 31, 2011

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George I. Lazenby, IV	344,083	1,094,754	181,995	3,410,778
Chief Executive Officer

Bob A. Newport, Jr.	195,806	636,791	75,280	1,397,521
Chief Financial Officer

Gregory T. Stevens	432,564	1,469,492	89,442	1,599,738
Executive Vice President,
General Counsel & Secretary

Gary D. Stuart	155,436	509,242	75,721	1,419,989
Executive Vice President — Payer Services

Tracy L. Bahl	554,885	1,942,098	126,429	2,357,918
Executive Chairman

J. Philip Hardin	137,768	455,101	56,547	1,048,427
Executive Vice President —
Provider Services

(1)	In connection with the 2011 Transactions, each option outstanding under the 2009 Plan, other than (i) the rollover options and (ii) unearned performance-contingent stock options held by our former Executive Chairman which were forfeited immediately prior to the 2011 Transactions, was cancelled in exchange for a cash payment equal to, without interest and less applicable withholding taxes, the product of (x) the number of shares subject to the option and (y) the difference between the per-share Merger consideration ($19.00) and the option exercise price.
(2)	Amounts reported include the vesting of RSUs and EBS Units (and corresponding shares of Class B common stock). In connection with the 2011 Transactions, all outstanding unvested RSUs and EBS Units became fully vested and each RSU and EBS Unit outstanding immediately prior to the 2011 Transactions, other than any unearned performance-contingent awards held by our former Executive Chairman which were forfeited, were cancelled in exchange for a cash payment equal to, without interest and less applicable withholding taxes, the product of (x) the number of shares in respect of which such RSU or EBS Unit conveyed the right to receive and (y) the per-share Merger consideration ($19.00).

Potential Payments Upon Termination or Change in Control

The following is a description of the severance, termination and change in control benefits payable to each of our named executive officers pursuant to their respective agreements and our equity incentive plans that were in effect during 2011. This disclosure assumes the applicable triggering date occurred on December 31, 2011.

Severance Benefits-Employment Agreements

The employment of each named executive officer may be terminated by us or by the executive at any time, with or without “cause.” Pursuant to each named executive officer’s employment agreement in effect at the end of 2011, the applicable named executive officer is entitled to receive severance benefits upon termination by us without “cause,” upon his resignation for “good reason,” or upon his termination due to his death or permanent disability. Upon an eligible termination, each named executive officer is entitled to continued payment of his base salary for one year (two years in the case of Mr. Lazenby and 18 months in the case of Mr. Stevens) and reimbursement for COBRA health insurance premiums (up to the amount we pay for active employees) for one year (18 months in the case of Messrs. Lazenby and Stevens). The executive’s entitlement to these severance payments and benefits is generally conditioned on continued compliance with his obligations not to compete with us and not to solicit our employees or customers for 18 months following termination of employment (two years in the case of Mr. Lazenby) and his release of all claims against us.

A termination for “cause” generally includes any of the following: failure to comply with our employment policies; misconduct or dishonesty in connection with his duties; or conviction of a felony or crime involving moral turpitude. Resignation for “good reason” generally includes: a reduction in the executive’s base salary; a reduction in the executive’s title, authority or duties or a relocation by more than fifty miles of the executive’s principal place of employment. For Messrs. Hardin and Stuart, severance benefits are payable only upon resignation for “good reason” within 24 months following a “change in control.” A transaction that results in a “change in control” is a sale or merger of Emdeon in which our stockholders do not hold a majority of the surviving or successor corporation; the acquisition by any person (other than the controlling stockholders of the Company prior to the 2011 Transactions) of 50% or more of our voting stock; a change in the composition of our board of directors members as a result of a proxy contest; or stockholder approval of a liquidation, sale, or other disposition of substantially all Emdeon’s assets. Under the terms of their employment agreements, Messrs. Lazenby, Newport and Stevens are entitled to severance benefits in the event of resignation for “good reason” whether before or after a “change in control” transaction.

No named executive officer has any right to receive a “gross up” for any excise tax imposed by Section 4999 of the Code, or any other federal, state and local income tax.

In connection with the 2011 Transactions, Mr. Bahl’s employment was terminated without “cause” pursuant to his employment agreement. Since such termination occurred prior to the 2011 Measurement Date (which is defined in his Management Award as the date on which our outside auditor issues its opinion regarding Emdeon’s 2011 financial statements), he was entitled to continued payment of his base salary for two years and reimbursement for COBRA health premiums (up to the amount we pay for active employees) for 18 months. Mr. Bahl’s receipt of these benefits is conditioned upon his continued compliance with his obligation not to compete with us and not to solicit our employees or customers for 18 months following his termination of employment.

In May 2012, Mr. Hardin voluntarily resigned from the Company. Accordingly, Mr. Hardin is not entitled to any severance or change in control benefits in connection with his departure.

Accelerated Vesting of Equity-Based Awards

As discussed above, all equity awards outstanding immediately prior to the 2011 Transactions (other than the rollover options and unearned performance-contingent equity awards held by our former Executive

Chairman), whether or not vested, were cancelled in exchange for a cash payment in connection with the 2011 Transactions. The provisions governing the 2012 equity awards held by certain of our named executive officers pursuant to the Parent Equity Plan are described in further detail in the section entitled “Executive Compensation — Severance and Change in Control Protection.”

Calculations of Benefits to Which Executives Would be Entitled

Assuming termination of employment occurred on December 31, 2011, the dollar value of the payments and other benefits to be provided to each named executive officer under his employment agreement are estimated to be as follows:

Estimated Payments And Benefits Upon Termination

Name	Termination by us Without “Cause” or Upon Death Or Disability	Resignation for “Good Reason”	Resignation for “Good Reason” Following a “Change in Control”
George I. Lazenby, IV	Salary Continuation $1,000,000	Salary Continuation $1,000,000	Salary Continuation $1,000,000
Chief Executive Officer	Insurance Coverage $24,468	Insurance Coverage $24,468	Insurance Coverage $24,468

Bob A. Newport, Jr.	Salary Continuation $325,000	Salary Continuation $325,000	Salary Continuation $325,000
Chief Financial Officer	Insurance Coverage $14,168	Insurance Coverage $14,168	Insurance Coverage $14,168

Gregory T. Stevens	Salary Continuation $472,500	Salary Continuation $472,500	Salary Continuation $472,500
Executive Vice President,	Insurance Coverage $24,356	Insurance Coverage $24,356	Insurance Coverage $24,356
General Counsel & Secretary

Gary D. Stuart	Salary Continuation $325,000	—	Salary Continuation $325,000
Executive Vice President —	Insurance Coverage $13,943		Insurance Coverage $13,943
Payer Services

Tracy L. Bahl(1)	Salary Continuation $1,000,000	—	Salary Continuation $1,000,000
Executive Chairman	Insurance Coverage $11,300		Insurance Coverage $11,300

J. Philip Hardin(2)	Salary Continuation $290,000	—	Salary Continuation $290,000
Executive Vice President —	Insurance Coverage $16,312		Insurance Coverage $16,312
Provider Services

(1)	Mr. Bahl’s employment was terminated by the Company without “cause” (as defined in his employment agreement) on November 2, 2011, effective immediately following the consummation of the 2011 Transactions. Accordingly, beginning on November 2, 2011, Mr. Bahl became entitled to receive the benefits set forth above provided that he complies with certain post-employment non-competition and non-solicitation obligations.
(2)	Mr. Hardin resigned from the Company in May 2012. Accordingly, Mr. Hardin is not entitled to receive any benefits under his employment agreement.

In addition, upon a “change in control” of Emdeon, if the named executive officer’s employment was terminated by us without “cause” or by him for “good reason”, the vesting of all of his EBS Units (and corresponding shares of Class B common stock), stock options and RSUs would have accelerated and become vested as of the date of his termination of employment. As discussed above, because the consummation of the 2011 Transactions on November 2, 2011 constituted a “change in control,” all equity awards outstanding immediately prior to the consummation of the 2011 Transactions, whether or not vested, were accelerated and cashed out in connection with the 2011 Transactions (other than the rollover options and unearned performance-contingent equity awards held by our former Executive Chairman).

DIRECTOR COMPENSATION

This section describes the compensation we provide to our non-employee directors. Directors who are employed by us are not compensated by us for their services as directors. The table below shows amounts paid to our non-employee directors for the year ended December 31, 2011.

DIRECTOR COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Dinyar S. Devitre	60,883	84,991	—	373,543	519,417
Mark F. Dzialga	33,600	—	—	140,000	173,600
Philip U. Hammarskjold	33,600	—	—	140,000	173,600
Jim D. Kever	50,400	84,991	—	373,543	508,934
Jonathan C. Korngold	33,600	—	—	140,000	173,600
Kevin M. McNamara(3)	72,500	—	—	—	72,500
Philip M. Pead(4)	38,967	84,991	—	371,383	495,341
Allen R. Thorpe	33,600	—	—	140,000	173,600
Michael Dal Bello(5)	—	—	—	—	—
Anjan Mukherjee(5)	—	—	—	—	—
Neil P. Simpkins(5)	—	—	—	—	—

(1)	The amounts reported in this column represent the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. Please see Note 15 to the Consolidated Financial Statements for the year ended December 31, 2011 included elsewhere in this prospectus for more information on how these amounts were calculated.
(2)	For 2011, amounts reported in the All Other Compensation column include the amounts detailed in the following table:

	Cash Received in Respect of Exchanged EBS Units(A)	Cash Received in Respect of Exchanged Emdeon Equity Awards(B)	Value Received on Vesting of Emdeon Equity Awards		Total
Dinyar S. Devitre	$137,541	$143,015	$92,987	(C)	$373,543
Mark F. Dzialga	—	$140,000	—		$140,000
Philip U. Hammarskjold	—	$140,000	—		$140,000
Jim D. Kever	$137,541	$143,015	$92,987	(C)	$373,543
Jonathan C. Korngold	—	$140,000	—		$140,000
Philip M. Pead	$137,541	$35,000	$198,842	(D)	$371,383
Allen R. Thorpe	—	$140,000	—		$140,000

(A)	The amounts reported in this column reflect the value of the per share cash Merger consideration ($19.00) payable in respect of shares of Class A common stock issuable upon the exchange of EBS Units, in accordance with the Merger Agreement and without regard to applicable tax withholding.
(B)	The amounts reported in this column reflect the value of the per share cash Merger consideration ($19.00) payable in respect of (i) options and (ii) unvested RSUs, in accordance with the Merger Agreement and without regard to applicable tax withholding.
(C)	The amounts reported in this column reflect the value received in connection with the vesting of the non-employee directors’ 2010 annual grant of RSUs.
(D)	The amount reported in this column reflects the value received by Mr. Pead in connection with (i) the vesting of his 2010 annual grant of RSUs and (ii) the accelerated vesting of his 2011 annual grant of RSUs. In connection with his resignation from the board of directors effective August 24, 2011, the board approved an amendment to Mr. Pead’s award agreements to provide for immediate vesting of his outstanding equity awards.

(3)	Mr. McNamara was appointed to the board of directors on August 24, 2011.
(4)	Mr. Pead resigned from the board of directors, effective as of August 24, 2011.
(5)	In connection with the 2011 Transactions, Messrs. Dal Bello, Mukherjee and Simpkins were appointed to the board of directors; however, for the period November 2, 2011 through December 31, 2011, no director received compensation for his services.

2011

Prior to the 2011 Transactions, we operated under a director compensation program that our board of directors approved prior to the IPO, which set forth compensation guidelines for our non-employee directors including the director representatives of our Principal Equityholders. For purposes of this paragraph, the term “Principal Equityholders” includes General Atlantic and Hellman & Friedman and their affiliates. Under this director compensation program, non-employee directors (other than representatives of the Principal Equityholders) received an annual retainer of $50,000, and representatives of the Principal Equityholders received an annual retainer of $40,000. Non-employee directors who were not representatives of the Principal Equityholders also received incremental committee retainers as follows: the audit committee chairman received an additional annual retainer of $15,000 and other members of the audit committee received an additional annual retainer of $5,000; the chairmen of each of the compensation committee and the nominating and corporate governance committee received an additional annual retainer of $7,500 and other members of those committees received an additional annual retainer of $5,000 for each committee. In addition, each non-employee director (other than representatives of the Principal Equityholders) received an annual grant of $85,000 of RSUs with respect to shares of Class A common stock on the date of each annual meeting of our stockholders, based upon the closing price of our Class A common stock on such date. The restrictions on the RSUs lapsed one year from the date of grant, subject to continued membership on our board of directors, and were subject to accelerated vesting in connection with a change in control (as defined under the 2009 Plan) if the director was involuntarily removed from, or not nominated for re-election to, our board of directors other than for cause prior to the vesting date.

In connection with the 2011 Transactions, all outstanding equity awards (whether vested or unvested) held by our non-employee directors fully vested and were cancelled and converted into the right to receive an amount in cash equal to the per share Merger consideration ($19.00) and, with respect to stock options, the excess, if any, of the per share Merger consideration over the exercise price per share of such stock option, without interest and less any required withholding taxes. For more specific detail on cash-out payments received by our directors in connection with the 2011 Transactions, see discussion in footnote 2 to the Director Compensation Table above.

2012

In January 2012, pursuant to the Stockholders’ Agreement, Blackstone, in consultation with Hellman & Friedman, appointed Pamela J. Pure as an independent director to serve as a member of Parent’s and our boards of directors and audit committees. In connection with Ms. Pure’s appointment, she will receive $100,000 as an annual retainer and was granted options to purchase 100 shares of Parent common stock pursuant to the Parent Equity Plan. The options will vest in equal annual installments over a three-year period, subject to continued membership on Parent’s and our boards of directors, and are subject to accelerated vesting in connection with a change of control (as defined in the Stockholders’ Agreement). No other director currently receives compensation for his services as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Parent owns 100% of the issued and outstanding shares of common stock of Holdings, which, in turn, owns 100% of the issued and outstanding shares of common stock of Emdeon. The Investor Group indirectly owns 100% of Parent. The issued and outstanding capital stock of Parent consists of 1,211,041.75 shares of Parent common stock. The holders of Parent common stock are generally entitled to one vote per share on all matters submitted for action by the stockholders, to receive ratably such dividends and distributions as may be declared or paid from time to time by the board of directors and to pro rata distribution of any available and remaining assets upon a liquidation or dissolution of Holdings.

The following table sets forth certain information as of June 30, 2012 with respect to shares of Parent common stock beneficially owned by (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group and (iv) each person known to us to be the beneficial owner of more than 5% of the outstanding Parent common stock as of such date.

Except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and investment power with respect to shares of Parent common stock owned by such stockholder. Unless otherwise noted, the address of each beneficial owner of is c/o Emdeon Inc., 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214, (615) 932-3000.

Name and Address of Beneficial Owner	Shares of Parent Common Stock Beneficially Owned		Percentage of Parent Common Stock Beneficially Owned
Principal Stockholders:
Blackstone(1)	966,041.75		79.53%
Hellman & Friedman(2)	245,000.00		20.17%
Directors and Named Executive Officers:
George I. Lazenby, IV	1,350.00	(3)	*
Bob A. Newport, Jr.	460.00	(3)	*
Gregory T. Stevens	425.00	(3)	*
Gary D. Stuart	550.00	(3)	*
Michael Dal Bello(4)	—		—
Anjan Mukherjee(5)	—		—
Pamela J. Pure	—		—
Neil P. Simpkins(6)	—		—
Allen Thorpe(7)	—		—
All directors and executive officers as a group (12 persons)	3,590.00	(3)	*

*	Less than 1%.
(1)	Shares of Parent common stock shown as beneficially owned by Blackstone are held by the following entities: Blackstone Capital Partners VI L.P. (545,297.50 shares); Blackstone Family Investment Partnershup VI L.P. (88.00 shares); Blackstone Family Investment Partnership VI- ESC L.P. (4,614.50 shares); Blackstone Eagle Principal Transaction Partners L.P. (406,041.75 shares); and GSO COF Facility LLC (10,000.00 shares). The address of each of the entities listed in this note is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.
(2)	Shares of Parent common stock shown as beneficially owned by Hellman & Friedman are held by the following entities: H&F Harrington AIV II, L.P. (83,320.24 shares); HFCP VI Domestic AIV, L.P. (159,987.45 shares); Hellman & Friedman Investors VI, L.P. (896.06 shares); Hellman & Friedman Capital Executives VI, L.P. (715.40 shares); Hellman & Friedman Capital Associates VI, L.P. (80.85 shares). The address of each of the entities listed in this note is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111.

(3)	Includes shares of Parent common stock issuable upon exercise of the rollover options, all of which are fully vested.
(4)	Mr. Dal Bello is an employee of Blackstone, but has no investment or voting control over the shares beneficially owned by Blackstone. Mr. Dal Bello disclaims beneficial ownership of any shares of Parent common stock owned directly or indirectly by Blackstone, except to the extent of his indirect pecuniary interest therein, if any. Mr. Dal Bello’s address is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.
(5)	Mr. Mukherjee is a Senior Managing Director in Blackstone’s Private Equity Group. Mr. Mukherjee disclaims beneficial ownership of any shares of Parent common stock owned directly or indirectly by Blackstone, except to the extent of his indirect pecuniary interest therein, if any. Mr. Mukherjee’s address is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.
(6)	Mr. Simpkins is a Senior Managing Director in Blackstone’s Private Equity Group. Mr. Simpkins disclaims beneficial ownership of any shares of Parent common stock owned directly or indirectly by Blackstone, except to the extent of his indirect pecuniary interest therein, if any. Mr. Simpkins’s address is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.
(7)	Mr. Thorpe is a Managing Director of Hellman & Friedman, but is not a member of its investment committee. Mr. Thorpe disclaims beneficial ownership of any shares of Parent common stock owned directly or indirectly by Hellman & Friedman, except to the extent of his pecuniary interests therein, if any. The address for Mr. Thorpe is c/o Hellman & Friedman LLC, 390 Park Avenue, 21st Floor, New York, New York 10022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policies and Procedures

The Company’s board of directors has adopted a Related Party Transaction Policy (“RPT Policy”), which sets forth the Company’s policy with respect to the review, approval, ratification and disclosure of all related party transactions by the audit committee. In accordance with the RPT Policy, the audit committee has overall responsibility for the implementation and compliance with the RPT Policy.

For the purposes of the RPT Policy, an “interested transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company was, is or will be a participant and the amount involved exceeds, will or may be expected to exceed $100,000 and in which any related party (as defined in the RPT Policy) had, has or will have a direct or indirect material interest.

The Company’s RPT Policy requires that the audit committee review all “interested transactions” and either ratify, approve or disapprove our entry into the transaction. In determining whether to approve or ratify an “interested transaction,” the audit committee is required to consider all relevant information and take into account necessary factors, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under same or similar circumstances and the benefits to the Company of the transaction. In addition, the following “interested transactions” are deemed pre-approved by the audit committee: (i) any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship; (ii) any director compensation; (iii) any transactions with another company at which a related party’s only relationship is as a director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed $100,000; or (iv) any transaction where the related party’s interest arises solely from the ownership of the Company securities and all holders of such securities received the same benefit on a pro rata basis.

The Company’s RPT Policy also provides that the audit committee shall review previously approved or ratified “interested transactions” that are ongoing to determine whether the transaction remains appropriate or should otherwise be modified or terminated. Additionally, the Company also makes periodic inquiries of directors, executive officers and the Investor Group with respect to any potential related person transaction to which they may be a party or of which they may be aware.

Tax Receivable Agreement Obligations to Related Parties

General

In connection with our IPO, we entered into two tax receivable agreements (the “Investors Tax Receivable Agreements”) with an entity referred to herein as the “Tax Receivable Entity,” which is currently controlled by affiliates of the Investor Group. In connection with the 2011 Transactions, we entered into amended and restated Investors Tax Receivable Agreements. We also entered into a third tax receivable agreement (the “Management Tax Receivable Agreement” and, together with the Investors Tax Receivable Agreements, the “Tax Receivable Agreements”) with certain members of our senior management and directors (“Management Members”) in connection with our IPO. Except as otherwise discussed below under “— Certain Provisions of Tax Receivable Agreements,” the Tax Receivable Agreements generally provide for the payment by us to the Tax Receivable Entity or the Management Members of 85% of the amount of cash savings, if any, in United States federal, state and local income tax or franchise tax that we actually realize as a result of certain tax benefits (i) in existence at the time of our IPO, (ii) created in connection with our IPO, (iii) resulting from the 2011 Transactions, (iv) resulting from certain payments made under the Tax Receivable Agreements and (v) related to imputed interest deemed to be paid by us in connection with the Tax Receivable Agreements. In addition, our December 31, 2011 corporate restructuring, pursuant to which MediFax-EDI Holding Company became a direct subsidiary of Emdeon, should result in additional tax benefits that are covered by the Tax Receivable Agreements, and thereby have the effect of increasing the amounts payable by us under such agreements.

Certain Provisions of Tax Receivable Agreements

The Tax Receivable Entity and the Management Members will not reimburse us for any payments made with respect to tax benefits that are subsequently disallowed, except that excess payments made to the Tax Receivable Entity or the Management Members will be netted against payments otherwise to be made, if any, after our determination of such excess. As a result, in such circumstances, we could make payments under the Tax Receivable Agreements that are greater than our actual cash tax savings and may not be able to recoup those payments.

The amount and/or timing of aggregate payments due pursuant to the Tax Receivable Agreements may vary based on a number of factors, including the amount and timing of the taxable income we generate in the future and the tax rate then applicable, the use of loss carryovers and the portion of payments under the Tax Receivable Agreements constituting imputed interest or amortizable basis.

The Tax Receivable Agreements provide that, upon certain changes of control, our or our successor’s obligations under the Tax Receivable Agreements would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other tax benefits covered by the Tax Receivable Agreements. The 2011 Transactions did not result in a covered change of control under the Investor Tax Receivable Agreements, because those agreements were amended to provide that the 2011 Transactions would not be treated as a covered change of control. The 2011 Transactions, however, did result in a covered change of control under the Management Tax Receivable Agreement. As a result of the covered change of control caused by the 2011 Transactions under the Management Tax Receivable Agreement or as a result of a subsequent covered change of control under the Investor Tax Receivable Agreements, we could be required to make payments under the Tax Receivable Agreements that significantly exceed our actual cash tax savings from the tax benefits giving rise to such payments.

We have the right to terminate the Tax Receivable Agreements at any time by making a lump sum payment in satisfaction of our remaining obligations thereunder. The calculation of such payment assumes, among other things, that we will have sufficient taxable income to fully utilize tax benefits covered by the applicable Tax Receivable Agreement. Payments to terminate the Tax Receivable Agreements early could be substantial and could exceed our actual cash tax savings, including our future cash tax savings, to which the Tax Receivable Agreements relate.

Because we are a holding company with no operations of our own, our ability to make payments under the Tax Receivable Agreements is substantially dependent on the ability of our subsidiaries to make distributions to us. To the extent that we are unable to make payments under the Tax Receivable Agreements for any reason, such payments will be deferred and will accrue interest until paid.

All payments due under the Tax Receivable Agreements are subordinate and junior in right of payment to any principal, interest or other amounts payable in respect of our indebtedness. However, we are not restricted from making such payments, including in a lump sum pursuant to our termination rights in connection with a subsequent change of control or an IPO.

The Management Members may terminate the Management Tax Receivable Agreement upon certain changes in tax law. In the event of such a termination, the Management Members would have the right, subject to the delivery of an appropriate tax opinion and certain other conditions, to require us to pay a lump sum amount in lieu of the periodic payments otherwise provided under the agreement. That lump sum amount would be calculated by increasing the portion of the tax savings retained by the Company to 30% (from 15%) and by calculating a present value for the total amount that would otherwise be payable under the Management Tax Receivable Agreement, assuming, among other things, that we will have sufficient taxable income to fully utilize the tax benefits covered by the Management Tax Receivable Agreement. This lump sum amount may be paid in cash or by a subordinated note.

Transaction and Advisory Fee Agreement

In connection with the 2011 Transactions, we entered into a transaction and advisory fee agreement with Blackstone Management Partners L.L.C., an affiliate of Blackstone (“BMP”), and Hellman & Friedman, L.P., an affiliate of Hellman & Friedman (“HFLP,” and, together with BMP, the “Managers”), for a term of 12 years. Pursuant to the agreement, we paid the Managers, at the closing of the Merger, a $30.0 million transaction fee in consideration for the Managers undertaking financial and structural analysis, due diligence and other assistance related to the Merger and reimbursed the Managers for out-of-pocket expenses incurred by the Managers in connection with the Merger and the provision of services under the agreement. In addition, in consideration for certain advisory services, we are obligated to pay the Managers at the beginning of each fiscal year an aggregate advisory fee of $6.0 million or an agreed upon amount not to exceed 2% of consolidated EBITDA (as defined in the credit agreement governing the senior credit facilities) for such fiscal year. Pursuant to the agreement, the Managers also are entitled to receive transaction fees equal to 1% of the aggregate transaction value upon the consummation of any acquisition, divestiture, disposition, merger, consolidation, restructuring or recapitalization, issuance of private or public debt or equity securities (including an initial public offering of equity securities), financing or similar transaction involving us.

Pursuant to the agreement, in connection with or in anticipation of our change in control, sale of all or substantially all of our assets or an initial public offering of our equity or equity of our parent entity or its successors, the Managers have the option to receive, in consideration of such Manager’s role in facilitating such transaction and in settlement of the termination of the services, a single lump sum cash payment equal to the then-present value of all the then-current and future annual advisory fees payable under the agreement, assuming a remaining 12-year payment period from the date of election. To the extent that we do not pay the lump sum fee when due, the obligation will accrue interest at an annual rate of 10%, compounded quarterly.

During the period from November 2, 2011 to April 30, 2012, we paid approximately $30.0 million ($28.05 million to BMP and $1.95 million to HFLP) in transaction fees, approximately $7.0 million (approximately $6.3 to BMP and approximately $0.7 to HFLP) in advisory fees and $0.4 as reimbursement to BMP for their out of pocket expenses. With respect to the Merger transaction fee, the fee was paid by us on behalf of Parent. As a result, the Merger transaction fee was reflected as a reduction of the equity contributed by Parent. The advisory fee was reflected within sales, marketing, general and administrative expense in the accompanying consolidated statements of operations.

The transaction and advisory fee agreement also contains certain indemnification provisions, including those relating to the indemnification of Managers and their respective affiliates and representatives from liabilities relating to the services contemplated thereunder.

Transaction Fee Letter Agreement

In connection with the 2011 Transactions, Parent entered into an agreement with Blackstone Advisory Partners L.P. (“BAP”) whereby BAP agreed to provide advisory services, including general business and financial analysis, transaction feasibility analysis, due diligence support, pricing analysis, assistance with negotiations and the development of a general transaction strategy. In exchange for these services, Parent agreed to pay a transaction fee of $10.0 million that was contingent upon the closing of the Merger. Immediately following the Merger, Parent caused us to pay $10.0 million to BAP on behalf of Parent. This fee, as it was incurred on behalf of Parent, was reflected as a reduction of the equity contributed by Parent.

Outstanding 2019 Notes and Term Loans Held by Related Party

In connection with the 2011 Transactions, certain investment funds managed by GSO Capital Partners LP (the “GSO-managed funds”) purchased a portion of the outstanding 2019 notes and the senior credit facilities. GSO Advisor Holdings LLC (“GSO Advisor”) is the general partner of GSO Capital Partners LP. Blackstone, indirectly through its subsidiaries, holds all of the issued and outstanding equity interests of GSO Advisor. As of

April 30, 2012, the GSO-managed funds held $100.0 million in principal amount of the outstanding 2019 notes and $64.0 million in principal amount of the senior credit facilities. The Company paid approximately $1.1 million in interest on the senior credit facilities to the GSO-managed funds in the period from November 2, 2011 to April 30, 2012.

Stockholders’ Agreement

In connection with the 2011 Transactions, Parent entered into the Stockholders’ Agreement with Emdeon, the Investor Group and other equity holders of Parent, including certain members of Emdeon’s senior management. The Stockholders’ Agreement governs certain matters relating to ownership of Parent and its subsidiaries, including with respect to the election of directors of Emdeon and its parent companies, restrictions on the issuance and transfer of shares (including preemptive rights, tag-along rights, drag-along rights and right of first refusal), other corporate governance provisions, registration rights and indemnification provisions. The transfer restrictions apply until the earlier of (i) the fifth anniversary (and, with respect to Blackstone, the second anniversary) of the closing date of the 2011 Transactions and (ii) the initial public offering of equity securities of Parent, Holdings or Emdeon meeting certain specified criteria (the “Initial Holding Period”). At any time after the Initial Holding Period, certain investors party to the Stockholders’ Agreement have a right of first refusal over the transfer of any shares of capital stock of Parent. In addition, at any time after the fifth anniversary of the 2011 Transactions, so long as Hellman & Friedman holds 25% or more of its initial ownership interest in Parent, the Stockholders’ Agreement provides Hellman & Friedman the right to require Parent to consummate, at Hellman & Friedman’s election, either (i) a registered public offering meeting certain requirements specified in the Stockholders’ Agreement or (ii) a sale transaction that results in a change in ownership of more than 50% of the outstanding equity securities of Parent or the disposition of substantially all the assets of Parent and its subsidiaries, taken as a whole, to an unaffiliated third party. The Stockholders’ Agreement also provides Blackstone the right, at any time, to require any of Parent, Holdings or Emdeon to consummate an initial public offering meeting certain requirements specified in the Stockholders’ Agreement.

Pursuant to the Stockholders’ Agreement, Parent’s board of directors must be comprised of at least five members, three of whom are designated by Blackstone, one of whom is designated by Hellman & Friedman, and one of whom is Emdeon’s chief executive officer. Blackstone may increase the size of Parent’s board of directors to seven directors to accommodate the election of two independent directors to be selected by Blackstone in consultation with Hellman & Friedman. In the event that Hellman & Friedman ceases to hold 25% or more of its initial ownership interest in Parent, it will no longer be entitled to designate a director for election to Parent’s board of directors or to a consultation right with respect to the election of directors. Blackstone has the right (in consultation with Hellman & Friedman) to appoint and remove all independent directors and fill vacancies created by reason of death, removal or resignation of all such independent directors. Pursuant to the Stockholders’ Agreement, Parent is obligated to cause each of its subsidiaries (including us) to take all necessary action to cause its board of directors to be constituted in accordance with the foregoing requirements.

Transactions with Investor Group Portfolio Companies

The Investor Group and its affiliates have ownership interests in a broad range of companies. We have entered into commercial transactions in the ordinary course of our business with some of these companies, including the sale of goods and services and the purchase of goods and services.

Amended and Restated Data License Agreement with WebMD

In 2008, we entered into an Amended and Restated Data License Agreement (the “Data License Agreement”) with our former parent company, HLTH Corporation, and its affiliates, currently known as WebMD Health Corp. (“WebMD”), which remains in effect. Prior to November 2006, the group of companies that comprised Emdeon Business Services was owned by WebMD. EBS Master was formed by WebMD to act as a holding company for Emdeon Business Services. In November 2006, affiliates of General Atlantic purchased a 52% interest in EBS Master. In February 2008, WebMD sold its remaining 48% interest in EBS Master to affiliates of General Atlantic.

Pursuant to the Data License Agreement with WebMD, we are required (on an exclusive basis) to provide WebMD (subject to applicable law and our contractual relationships with our customers) with certain “de-identified data” that we collect in providing our solutions for use in applications offered by WebMD primarily related to clinical purposes or created for clinical, non-financial purposes. We also granted WebMD a non-exclusive license to use such “de-identified” data in connection with any other uses (other than financial or administrative applications or products that are targeted to providers, payers or their suppliers or that relate to claims submission). Under the agreement, WebMD is required to pay us a royalty based on the revenues it earns from use of the “de-identified data” we provide. The agreement has an initial term of ten years from February 8, 2008, and automatically renews for an additional five year term unless terminated by either party prior to extension.

In October 2009, Emdeon acquired certain additional rights to specified uses of its data from WebMD in order to broaden Emdeon’s ability to pursue business intelligence and data analytics solutions for payers and providers. Emdeon previously licensed exclusive rights to this data to WebMD pursuant to the Data License Agreement. In April 2010, Emdeon exercised an option to acquire certain additional rights to specified uses of its data from WebMD.

Indemnification of Directors and Officers; Directors’ and Officers’ Insurance

The Company has entered into an indemnification agreement with each of its executive officers and directors. Certain directors and officers of the Company and its subsidiaries also are entitled under the Merger Agreement to continued indemnification and insurance coverage.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

The Issuer and the guarantors of the outstanding notes entered into registration rights agreements with the initial purchasers of the outstanding notes in which the Issuer and the guarantors agreed, under certain circumstances, to use their commercially reasonable efforts to file a registration statement relating to offers to exchange the outstanding notes for exchange notes, to cause the registration statement to become effective under the Securities Act and to consummate the exchange offers on or prior to the 365th day after the date of issuance of the outstanding notes. As of the date of this prospectus, $375.0 million in aggregate principal amount of the 11% Senior Notes due 2019 and $375.0 million in aggregate principal amount of the 11 1/4% Senior Notes due 2020 are outstanding. The outstanding notes were issued in November 2011.

Under certain circumstances set forth in the registration rights agreements, the Issuer and the guarantors are required to use their commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreements and keep such registration statement effective for up to one year after the effective date of the shelf registration statement.

Under the registration rights agreements, if (i) the Issuer has not exchanged exchange notes for all outstanding notes validly tendered in accordance with the terms of an exchange offer nor had a shelf registration statement declared effective under the Securities Act, in either case, on or prior to the 365th day after the date of issuance of the outstanding notes, (ii) if the Issuer is required to file a shelf registration statement covering resales of the notes and such shelf registration statement is not declared effective on or prior to the 90th day after the date such shelf registration statement filing was requested or required, or (iii) if applicable, a shelf registration statement covering resales of the notes has been declared effective and such shelf registration statement ceases to be effective at any time during the effectiveness period (subject to certain exceptions) (each such event referred to in clauses (i), (ii) and (iii), a “Registration Default”), then additional interest (“Additional Interest”) shall accrue on the principal amount of the outstanding notes at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such Additional Interest continues to accrue; provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum) (any such Additional Interest to be calculated by the Issuer) commencing on (x) the 366th day after the date of issuance of the outstanding notes, in the case of (i) above, (y) the 366th day after the date such shelf registration statement filing was requested or required in the case of (ii) above, or (z) the day such shelf registration ceases to be effective in the case of (iii) above; provided, however, that upon the exchange of exchange notes for all outstanding notes tendered (in the case of clause (i) above), upon the effectiveness of the applicable shelf registration statement (in the case of clause (ii) above), or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (iii) above), Additional Interest on the outstanding notes in respect of which such events relate as a result of such clause, as the case may be, shall cease to accrue.

If you wish to exchange your outstanding notes for exchange notes in the exchange offers, you will be required to make the following written representations:

•	you are not an affiliate of the Issuer or any guarantor within the meaning of Rule 405 of the Securities Act;

•

you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties unrelated to us, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not an affiliate of the Issuer or any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are an affiliate of the Issuer or any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offers

On the terms and subject to the conditions set forth in this prospectus and in the applicable accompanying letter of transmittal, the Issuer will accept for exchange in the exchange offers any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in a minimum principal amount of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuer will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the exchange offers.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any Additional Interest upon failure by the Issuer and the guarantors to fulfill their obligations under the applicable registration rights agreement to complete the exchange offers, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indentures governing the terms of the outstanding notes. For a description of the indentures, see “Description of the Exchange 2019 Notes” and “Description of the Exchange 2020 Notes.”

The exchange offers are not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offers. The Issuer and the guarantors intend to conduct the exchange offers in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the applicable registration rights agreement except the Issuer and the guarantors will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreements.

The Issuer will be deemed to have accepted for exchange properly tendered outstanding notes when the Issuer has given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from the Issuer and delivering exchange notes to holders. Subject to the terms of the applicable registration rights agreement, the Issuer expressly reserves the right to amend or terminate the exchange offers and to refuse to accept the occurrence of any of the conditions specified in the section entitled “— Conditions to the Exchange Offers.”

If you tender your outstanding notes in the exchange offers, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offers. It is important that you read the section entitled “— Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on                     , 2012, which is the 21st business day after the date of this prospectus. However, if the Issuer, in its sole discretion, extends the period of time for which the applicable exchange offer is open, the term “expiration date” will mean the latest time and date to which the Issuer shall have extended the expiration of the applicable exchange offer.

To extend the period of time during which an exchange offer is open, the Issuer will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

The Issuer reserves the right, in its sole discretion:

•	to delay accepting for exchange any outstanding notes (if the Issuer amends or extends the exchange offers);

•

to extend the exchange offers or to terminate the exchange offers if any of the conditions set forth in the section entitled “— Conditions to the Exchange Offers” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the applicable registration rights agreement, to amend the terms of the exchange offers in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by notice to the registered holders of the outstanding notes. If the Issuer amends the exchange offers in a manner that it determines to constitute a material change, the Issuer will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offers

Despite any other term of the exchange offers, the Issuer will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and the Issuer may terminate or amend the exchange offers as provided in this prospectus prior to the expiration date if:

•	the exchange offers or the making of any exchange by a holder violates any applicable law or interpretation of the SEC;

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offers that might materially impair its ability to proceed with the exchange offers;

•	a material adverse development has occurred in any existing action or proceeding with respect to the Issuer; or

•	all governmental approvals which the Issuer deems necessary for the consummation of the exchange offers have not been obtained.

In addition, the Issuer will not be obligated to accept for exchange the outstanding notes of any holder that has not made to the Issuer:

•	the representations described in the sections entitled “— Purpose and Effect of the Exchange Offers,” “— Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to the Issuer an appropriate form for registration of the exchange notes under the Securities Act.

The Issuer expressly reserves the right at any time or at various times to extend the period of time during which the exchange offers are open. Consequently, the Issuer may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. The Issuer will return any outstanding notes that the Issuer does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offers.

The Issuer expressly reserves the right to amend or terminate the exchange offers and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. In addition, the Issuer is generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offers after the change. The Issuer will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for sole benefit of the Issuer and the Issuer may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in its sole discretion. If the Issuer fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Issuer may assert at any time or at various times prior to the expiration date.

In addition, the Issuer will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offers, you must comply with either of the following:

•

complete, sign and date the applicable letter of transmittal, or a facsimile of the applicable letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below in the section entitled “— Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message (as defined below) prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between the Issuer and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by the Issuer, they should also submit evidence satisfactory to the Issuer of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	the Issuer may enforce that agreement against such participant.

Acceptance of Exchange Notes

In all cases, the Issuer will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offers only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offers, you will represent to the Issuer that, among other things:

•	you are not an affiliate of the Issuer or the guarantors within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Issuer will interpret the terms and conditions of the exchange offers, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Determinations of the Issuer in this regard will be final and binding on all parties. The Issuer reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in their or their counsel’s judgment, be unlawful. The Issuer also reserves the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as the Issuer determine. Neither the Issuer, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC, as book-entry transfer facilities, for purposes of the exchange offers. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an agent’s message, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automatic Tender Offer Program, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (i) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (ii) states that the tender is being made thereby; and (iii) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “— Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. The Issuer will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and its determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn outstanding notes may be retendered by following the procedures in the section entitled “— Procedures for Tendering Outstanding Notes” at any time on or prior to the expiration date.

Exchange Agent

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offers. Wilmington Trust, National Association also acts as trustee under the indentures governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Mail, Hand or Overnight Delivery:	By Facsimile:
Wilmington Trust, National Association c/o Wilmington Trust Company Corporate Capital Markets Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1626	(302) 636-4139 For Information or Confirmation by Telephone: Sam Hamed (302)636-6181

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreements provide that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offers. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding unregistered notes pursuant to the exchange offers.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges, as the terms of the exchange notes are substantially identical to the terms of the outstanding notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offers.

Transfer Taxes

The Issuer and the guarantors will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offers.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct the Issuer to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offers, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuances of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the applicable offering memorandum distributed in connection with the private offerings of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the applicable registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE EXCHANGE 2019 NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (1) the term “Issuer” refers only to Emdeon Inc. and not to any of its Subsidiaries and (2) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries.

The Issuer issued $375.0 million aggregate principal amount of 11% Senior Notes due 2019 (the “outstanding 2019 notes”) under an indenture dated November 2, 2011, as amended or supplemented from time to time (the “2019 Indenture”), among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The outstanding 2019 notes were initially issued in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the exchange 2019 notes to be issued in the exchange offers for such notes are substantially identical to the outstanding 2019 notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding 2019 notes will not apply to the exchange 2019 notes. In this section, we refer to the outstanding 2019 notes together with the exchange 2019 notes offered hereby that are to be exchanged for the outstanding 2019 notes as the “2019 Notes.” Except as set forth herein, the terms of the 2019 Notes include those stated in the 2019 Indenture and those made part of the 2019 Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the 2019 Indenture. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the 2019 Indenture, including the definitions therein of certain terms used below. We urge you to read the 2019 Indenture because it, and not this description, defines your rights as Holders of the 2019 Notes. You may request copies of the 2019 Indenture at our address set forth under “Prospectus Summary – Corporate Information.”

Brief Description of the 2019 Notes

The 2019 Notes:

•	are general, unsecured, senior obligations of the Issuer;

•	rank equally in right of payment with all existing and future Senior Indebtedness (including the Senior Secured Credit Facilities and the 2020 Notes) of the Issuer;

•

are effectively subordinated to all Secured Indebtedness of the Issuer (including the Senior Secured Credit Facilities), to the extent of the value of the collateral securing such Secured Indebtedness;

•	are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of the Issuer that do not guarantee the 2019 Notes;

•	are senior in right of payment to all future Subordinated Indebtedness of the Issuer; and

•

are Guaranteed on a senior unsecured basis by the Guarantors and each wholly owned U.S. Subsidiary that is a Restricted Subsidiary, if any, subject to certain exceptions, that Guarantees Indebtedness of the Issuer under the Senior Secured Credit Facilities.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally Guarantee, irrevocably and unconditionally, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the 2019 Indenture and the 2019 Notes, whether for payment of principal of, premium, if any, or interest on the 2019 Notes or expenses, indemnification or otherwise, on the terms set forth in the 2019 Indenture.

The Guarantors Guarantee the 2019 Notes and, in the future, subject to exceptions set forth under the caption “— Certain Covenants — Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,” each direct and indirect U.S. Wholly-Owned Subsidiary that is a Restricted Subsidiary of the Issuer that Guarantees certain Indebtedness of the Issuer or any other Guarantor will Guarantee the 2019 Notes, subject to certain exceptions and to release as provided below or elsewhere in this “Description of the Exchange 2019 Notes.” Each of the Guarantees of the 2019 Notes is a general, unsecured, senior obligation of each Guarantor, ranks equally in right of payment with all existing and future Senior Indebtedness of such Guarantor (including such Guarantor’s Guarantee of the Senior Secured Credit Facilities), is effectively subordinated to all Secured Indebtedness of such Guarantor (including such Guarantor’s Guarantee of the Senior Secured Credit Facilities), to the extent of the value of the collateral of such Guarantor securing such Secured Indebtedness, and ranks senior in right of payment to all future Subordinated Indebtedness of such Guarantor. Each of the Guarantees of the 2019 Notes is structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of each Guarantor that do not Guarantee the 2019 Notes.

Not all of the Issuer’s Subsidiaries guarantee the 2019 Notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or a Guarantor. As a result, all of the existing and future liabilities of our non-guarantor Subsidiaries, including any claims of trade creditors, will be effectively senior to the 2019 Notes. The 2019 Indenture does not limit the amount of liabilities that are not considered Indebtedness which may be incurred by the Issuer or its Restricted Subsidiaries, including the non-Guarantors. For the three months ended March 31, 2012, our non-guarantor Subsidiaries represented approximately 0.2% of our revenues, and as of March 31, 2012, our non-guarantor Subsidiaries represented approximately 0.1% of our total assets (excluding intercompany balances).

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to Our Indebtedness and the Notes — Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.”

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the 2019 Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Guarantor may consolidate with, amalgamate or merge with or into or sell all or substantially all its assets to the Issuer or another Guarantor without limitation or any other Person upon the terms and conditions set forth in the 2019 Indenture. See “— Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets.”

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange, disposition or transfer (by merger, amalgamation, consolidation or otherwise) of (i) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, in each case if such sale, exchange, disposition or transfer is made in compliance with the applicable provisions of the 2019 Indenture;

(b) the release or discharge of the guarantee by such Guarantor of Indebtedness under the Senior Secured Credit Facilities, or the release or discharge of such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to the covenant described under “— Certain Covenants — Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”);

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the 2019 Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the 2019 Indenture in accordance with the terms of the 2019 Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate of such Guarantor or the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for in the 2019 Indenture relating to such transaction have been complied with.

Ranking

The payment of the principal of, premium, if any, and interest on the 2019 Notes and the payment of any Guarantee will rank equally in right of payment to all existing and future Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Secured Credit Facilities and the 2020 Notes.

The 2019 Notes and the Guarantees are effectively subordinated in right of payment to all of the Issuer’s and the Guarantors’ existing and future Secured Indebtedness to the extent of the value of the collateral securing such Secured Indebtedness. As of May 31, 2012, the Issuer and the Guarantors had $1,332.2 million of Secured Indebtedness outstanding, including borrowings and the related guarantees under the Senior Secured Credit Facilities and including capital leases. As of March 31, 2012, the Issuer also had (1) an additional approximately $125.0 million of borrowing capacity under the revolving credit facility under the Senior Secured Credit Facilities, which, if borrowed, would be Secured Indebtedness, and (2) the option to raise additional tranches of term loans and/or increase commitments under the revolving credit facility and/or the term loan facility and/or add one or more incremental revolving credit facility tranches under the Senior Secured Credit Facilities up to either (a) $300 million or (b) an unlimited amount if our “Consolidated First Lien Net Leverage Ratio” (as defined in the Credit Agreement) would be equal to or less than 4.00 to 1.00 on a pro forma basis, which, if borrowed, would be Secured Indebtedness.

Although the 2019 Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Issuer’s Restricted Subsidiaries (including the Guarantors) may incur, under certain circumstances the amount of such additional Indebtedness could be substantial and under certain circumstances such additional Indebtedness may be secured. The 2019 Indenture also does not limit the amount of additional Indebtedness that any direct or indirect parent company of the Issuer may incur. See “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying Agent and Registrar for the 2019 Notes

The Issuer will maintain one or more paying agents for the 2019 Notes. Currently, the paying agent for the 2019 Notes is the Trustee.

The Issuer will also maintain one or more registrars and a transfer agent. Currently, the registrar and transfer agent with respect to the 2019 Notes is the Trustee. The registrar will maintain a register reflecting ownership of the 2019 Notes outstanding from time to time. The paying agent will make payments on, and the transfer agent will facilitate transfer of, the 2019 Notes on behalf of the Issuer.

The Issuer may change the paying agents, the registrars or the transfer agent without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent, registrar or transfer agent.

If any 2019 Notes are listed on an exchange and the rules of such exchange so require, the Issuer will satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and will comply with any notice requirements required under such exchange in connection with any change of paying agent, registrar or transfer agent.

Transfer and Exchange

A Holder may transfer or exchange 2019 Notes in accordance with the 2019 Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of 2019 Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuer will not be required to transfer or exchange any 2019 Note for a period of 15 days before a selection of 2019 Notes to be redeemed. The registered Holder of a 2019 Note will be treated as the owner of the 2019 Note for all purposes.

Principal, Maturity and Interest

The Issuer issued an aggregate principal amount of $375.0 million of outstanding 2019 notes on November 2, 2011. The 2019 Notes will mature on December 31, 2019. Subject to compliance with the covenant described below under the caption “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional 2019 Notes from time to time under the 2019 Indenture (“Additional 2019 Notes”). The 2019 Notes offered by the Issuer and any Additional 2019 Notes subsequently issued under the 2019 Indenture will be treated as a single class for all purposes under the 2019 Indenture, including waivers, amendments, redemptions and offers to purchase, except for certain waivers and amendments as set forth herein. Unless the context requires otherwise, references to “2019 Notes” for all purposes of the 2019 Indenture and this “Description of the Exchange 2019 Notes” include any Additional 2019 Notes that are actually issued. The 2019 Notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

Interest on the 2019 Notes will accrue at the rate of 11% per annum. Interest on the 2019 Notes is payable semi-annually in arrears on each June 30 and December 31, commencing June 30, 2012 to the Holders of 2019 Notes of record on the immediately preceding June 15 and December 15, respectively. Interest on the 2019 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the 2019 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of Principal, Premium and Interest

Cash payments of principal of, premium, if any, and interest on the 2019 Notes are payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, cash payment of interest may be made through the paying agent by check mailed to the Holders of the 2019 Notes at their respective addresses set forth in the register of Holders; provided, that (a) all cash payments of principal, premium, if any, and interest with respect to the 2019 Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made through the paying agent by wire transfer of immediately available funds to the accounts specified by the registered Holder or Holders thereof and (b) all cash payments of principal, premium, if any, and interest with respect to certificated 2019 Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the 2019 Notes. However, under certain circumstances, the Issuer may be required to offer to purchase 2019 Notes as described under the caption “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase 2019 Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer will not be entitled to redeem the 2019 Notes at its option prior to December 31, 2015. At any time prior to December 31, 2015, the Issuer may on one or more occasions redeem all or a part of the 2019 Notes, upon notice as described under “— Selection and Notice,” at a redemption price equal to 100% of the principal amount of the 2019 Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after December 31, 2015, the Issuer may redeem the 2019 Notes, in whole or in part, upon notice as described under the heading “— Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the 2019 Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 31 of each of the years indicated below:

Year	Senior Notes Percentage
2015	105.500%
2016	102.750%
2017 and thereafter	100.000%

In addition, until December 31, 2014, the Issuer may, at its option, and on one or more occasions, redeem up to 35.0% of the aggregate principal amount of 2019 Notes issued under the 2019 Indenture at a redemption price equal to the sum of (a) 100% of the aggregate principal amount thereof, plus (b) a premium equal to the stated interest rate per annum on the 2019 Notes, plus (c) accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of 2019 Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Equity Offerings or a contribution to the Issuer’s common equity capital made with the net cash proceeds of a concurrent Equity Offering; provided, that (a) at least 50% of the aggregate principal amount of 2019 Notes originally issued under the 2019 Indenture on the Issue Date and any Additional 2019 Notes issued under the 2019 Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Notice of any redemption, whether in connection with an Equity Offering or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering. If any 2019

Notes are listed on an exchange, and the rules of such exchange so require, the Issuer will notify the exchange of any such notice of redemption. In addition, the Issuer will notify the exchange of the principal amount of any 2019 Notes outstanding following any partial redemption of such 2019 Notes.

Selection and Notice

If the Issuer is redeeming less than all of the 2019 Notes issued under the 2019 Indenture at any time, the Trustee will select the 2019 Notes to be redeemed (a) if the 2019 Notes are listed on an exchange, in compliance with the requirements of such exchange or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason by lot or by such other method as the Trustee shall deem fair and appropriate. No 2019 Notes of $2,000 or less can be redeemed in part.

Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of 2019 Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 2019 Notes or a satisfaction and discharge of the 2019 Indenture. If any 2019 Note is to be redeemed in part only, any notice of redemption that relates to such 2019 Note shall state the portion of the principal amount thereof that has been or is to be redeemed.

With respect to 2019 Notes represented by certificated notes, the Issuer will issue a new 2019 Note in a principal amount equal to the unredeemed portion of the original 2019 Note in the name of the Holder upon cancellation of the original 2019 Note; provided, that new 2019 Notes will only be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. 2019 Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on 2019 Notes or portions of them called for redemption.

Repurchase at the Option of Holders

Change of Control

The 2019 Indenture provides that if a Change of Control occurs after the Issue Date, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding 2019 Notes as described under “— Optional Redemption,” the Issuer will make an offer to purchase all of the 2019 Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the 2019 Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of 2019 Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all of the 2019 Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all of the 2019 Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any 2019 Notes purchased pursuant to a Change of Control Offer will be required to surrender such 2019 Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such 2019 Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered 2019 Notes and their election to require the Issuer to purchase such 2019 Notes, provided that the paying agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the 2019 Notes, the principal amount of the 2019 Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered 2019 Notes and its election to have such 2019 Notes purchased;

(7) that Holders whose 2019 Notes are being purchased only in part will be issued new 2019 Notes and such new 2019 Notes will be equal in principal amount to the unpurchased portion of the 2019 Notes surrendered. The unpurchased portion of the 2019 Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of 2019 Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the 2019 Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the 2019 Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1) accept for payment all 2019 Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all of the 2019 Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the 2019 Notes so accepted together with an Officer’s Certificate to the Trustee stating that such 2019 Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Secured Credit Facilities provide, and future credit agreements or other agreements relating to Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the 2019 Indenture). If we experience a change of control that triggers a default under the Senior Secured Credit Facilities, we could seek a waiver of such default or seek to refinance the Senior Secured Credit Facilities. In the event we do not obtain such a waiver or do not refinance the Senior Secured Credit Facilities, such default could result in amounts outstanding under the Senior Secured Credit Facilities being declared due and payable.

Our ability to pay cash to the Holders of 2019 Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the 2019 Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the 2019 Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants — Liens.” Such restrictions in the 2019 Indenture can be waived only with the consent of the Holders of a majority in principal amount of the 2019 Notes then outstanding. Except for the limitations contained in such covenants, however, the 2019 Indenture does not contain any covenants or provisions that may afford Holders of the 2019 Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2019 Indenture applicable to a Change of Control Offer made by the Issuer and purchases all 2019 Notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to certain Persons. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of 2019 Notes may require the Issuer to make an offer to repurchase the 2019 Notes as described above.

The provisions under the 2019 Indenture relative to the Issuer’s obligation to make an offer to repurchase the 2019 Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the 2019 Notes then outstanding.

Asset Sales

The 2019 Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided, that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the 2019 Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing;

(b) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale; and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $75.0 million and (ii) 2.00% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under the Senior Secured Credit Facilities, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Secured Indebtedness, which is secured by a Lien that is permitted by the 2019 Indenture, and to correspondingly reduce commitments with respect thereto;

(c) Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto), provided that the Issuer shall equally and ratably reduce Obligations under the 2019 Notes as provided under “Optional Redemption” or through open-market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their 2019 Notes at 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of 2019 Notes to be repurchased, to the date of repurchase; or

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary; or

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale.

provided, that in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $40.0 million, the Issuer shall make an offer to all Holders of the 2019 Notes and, if required by the terms of any Indebtedness that is pari passu with the 2019 Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the 2019 Notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, or an integral multiple of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the 2019 Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $40.0 million by delivering the notice required pursuant to the terms of the 2019 Indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $40.0 million or less.

To the extent that the aggregate amount of 2019 Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of 2019 Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the 2019 Notes and the Issuer shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the 2019 Notes or such Pari Passu Indebtedness tendered with adjustments as necessary so that no 2019 Notes or Pari Passu Indebtedness will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under the Senior Secured Credit Facilities, or otherwise invest such Net Proceeds in any manner not prohibited by the 2019 Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the 2019 Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the 2019 Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the 2019 Indenture by virtue thereof.

The provisions under the 2019 Indenture relative to the Issuer’s obligation to make an offer to repurchase the 2019 Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the 2019 Notes then outstanding.

Future credit agreements or other similar agreements to which the Issuer becomes a party may contain restrictions on the Issuer’s ability to repurchase 2019 Notes. In the event an Asset Sale occurs at a time when the Issuer is prohibited from purchasing 2019 Notes, the Issuer could seek the consent of its lenders to the repurchase of 2019 Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from repurchasing 2019 Notes. In such a case, the Issuer’s failure to repurchase tendered Notes would constitute an Event of Default under the 2019 Indenture which would, in turn, likely constitute a default under such other agreements.

Certain Covenants

Set forth below are summaries of certain covenants contained in the 2019 Indenture.

Changes in Covenants When 2019 Notes Rated Investment Grade

During any period of time that (i) the 2019 Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the 2019 Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”) then, the covenants specifically listed under the following captions in this “Description of the Exchange 2019 Notes” section of this prospectus will not be applicable to the 2019 Notes (collectively, the “Suspended Covenants”):

(1) “Repurchase at the Option of Holders — Asset Sales”;

(2) “— Limitation on Restricted Payments”;

(3) “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “— Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “— Transactions with Affiliates”;

(6) “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and

(7) “— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.”

During any period that the foregoing covenants have been suspended, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”

If and while the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants, the 2019 Notes will be entitled to substantially less covenant protection. In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the 2019 Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the 2019 Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the 2019 Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this “Description of the Exchange 2019 Notes” as the “Suspension Period”. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero.

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the 2019 Indenture with respect to the 2019 Notes; provided, that (1) with respect to Restricted Payments made after such reinstatement, the amount available to be made as Restricted Payments will be calculated as though the covenant described above under the caption “— Certain Covenants — Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period; and (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” (3) any Affiliate Transaction entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (6) of the second paragraph of the covenant described under “— Certain Covenants – Transactions with Affiliates”; (4) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in clauses (1) through (3) of the first paragraph of the covenant described under “— Certain Covenants — Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (a) of the second paragraph of the covenant described under “— Certain Covenants — Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;” and (5) no Subsidiary of the Issuer shall be required to comply with the covenant described under “— Certain Covenants — Limitation on Guarantees of Indebtedness by Restricted Subsidiaries” after such reinstatement with respect to any guarantee entered into by such Subsidiary during any Suspension Period.

There can be no assurance that the 2019 Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend, payment or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a) dividends and distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends and distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer, including in connection with any merger, amalgamation or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7), (8) and (9) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment (all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”; it being understood that Excluded Contract Amounts shall not constitute Restricted Payments except to the extent representing Excluded Contract Restricted Payments), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Fixed Charge Coverage Test”); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), 6(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period and including the predecessor) beginning on October 1, 2011 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit; plus

(b) 100.0% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests to any future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any direct or indirect parent company of the Issuer or any of the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock;

and (B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below) applied in accordance with clause (2) of the next succeeding paragraph, (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100.0% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) (other than by a Restricted Subsidiary and other than any Excluded Contributions); plus

(d) 100.0% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment; provided that, in the case of this clause (e), if the fair market value of such Investment shall exceed $50.0 million, such fair market value shall be determined by the board of directors of the Issuer, whose resolution with respect thereto will be delivered to the Trustee), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of the 2019 Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (6) (a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase, exchange or other acquisition or retirement (a) of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor or Disqualified Stock of the Issuer or a Guarantor or (b) Disqualified Stock of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Issuer or a Guarantor, that, in each case, is incurred or issued, as applicable, in compliance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including tender premium) required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired, defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b) such new Indebtedness is subordinated to the 2019 Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, exchanged, acquired or retired;

(c) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or, if earlier, the date that is 91 days after the maturity date of the 2019 Notes); and

(d) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the 2019 Notes);

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent company of the Issuer held by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company of the Issuer in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of the Issuer or any direct or indirect parent company of the Issuer in connection with the 2011 Transactions; provided, that the aggregate amount of Restricted Payments made under this clause (4) do not exceed in any calendar year $15.0 million (which shall increase to $25.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any calendar year (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer); provided, further, that such amount in any calendar year under this clause may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to any future, present or former employees, directors, officers, members of management, or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries (or any direct or indirect parent company to the extent contributed to the Issuer) after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer from any future, present or former employees, directors, officers, members of management or consultants of the Issuer (or their respective Controlled Investment Affiliates or Immediate Family Members), any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the 2019 Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted Subsidiaries after the Issue Date;

(b) the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such parent company after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed the greater of (a) $30.0 million and (b) 0.75% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or any Restricted Subsidiary or any direct or indirect parent company of the Issuer and any repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options, warrants or similar rights;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent company of the Issuer to fund a payment of dividends on such company’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any direct or indirect parent company of the Issuer after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not be subsequently sold or transferred for, Cash Equivalents)) not to exceed the greater of (a) $100.0 million and (b) 2.00% of Total Assets at such time;

(12) distributions or payments of Securitization Fees;

(13) any Restricted Payment made in connection with the 2011 Transactions and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under “— Certain Covenants — Transactions with Affiliates”, including any payments to holders of Equity Interests of Emdeon Inc. (immediately prior to giving effect to the 2011 Transactions) in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales”; provided, that if the Issuer shall have been required to make a Change of Control Offer or Asset Sale Offer, as applicable, to purchase the 2019 Notes on the terms provided in the 2019 Indenture applicable to Change of Control Offers or Asset Sale Offers, respectively, all 2019 Notes validly tendered by Holders of such 2019 Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(15) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent company of the Issuer in amounts required for any direct or indirect parent company of the Issuer to pay, in each case without duplication,

(a) franchise and similar taxes, and other fees and expenses, required to maintain their corporate existence;

(b) consolidated, combined or similar foreign, federal, state or local income or similar taxes of a tax group that includes the Issuer and/or its Subsidiaries and whose common parent is a direct or indirect parent of the Issuer, to the extent such income or similar taxes are attributable to the income of the Issuer and its Restricted Subsidiaries or, to the extent of any cash amounts actually received from its Unrestricted Subsidiaries for such purpose, to the income of such Unrestricted Subsidiaries; provided, that in each case the amount of such payments in respect of any fiscal year does not exceed the amount that the Issuer and/or its Restricted Subsidiaries (and, to the extent permitted above, its Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of the relevant foreign, federal, state or local income or similar taxes for such fiscal year had the Issuer, its Restricted Subsidiaries and/or its Unrestricted Subsidiaries (to the extent described above), as applicable, paid such taxes separately from any such parent company;

(c) customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity;

(f) amounts payable pursuant to the Management Fee Agreement, (including any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole, as compared to the Management Fee Agreement as in effect on the Issue Date (it being understood that any amendment thereto or replacement thereof to increase the fees payable pursuant to the Management Fee Agreement would be deemed to be materially disadvantageous to the Holders)), solely to the extent such amounts are not paid directly by the Issuer or its Subsidiaries;

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct or indirect parent company of the Issuer;

(h) to finance Investments that would otherwise be permitted to be made pursuant to this covenant if made by the Issuer; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant “— Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” below) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the 2019 Indenture, (D) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph and (E) such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof); and

(i) amounts that would be permitted to be paid by the Issuer under clauses (3), (4), (7), (8), (12), (13), (16) and (20) of the covenant described under “— Certain Covenants — Transactions with Affiliates”; provided, that the amount of any dividend or distribution under this clause (15)(i) to permit such payment shall reduce, without duplication, Consolidated Net Income of the Issuer to the extent, if any, that such payment would have reduced Consolidated Net Income of the Issuer if such payment had been made directly by the Issuer and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (15)(i) and such payment would have been added back to (or, to the extent excluded from Consolidated Net Income, would have been deducted from) EBITDA if such payment had been made directly by the Issuer, in each case, in the period such payment is made; and

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the penultimate sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the 2019 Indenture. For the avoidance of doubt, this covenant shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under the terms of the 2019 Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries’ for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the then outstanding aggregate principal amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (i) $75.0 million and (ii) 2.00% of Total Assets (in each case, determined on the date of such incurrence).

The foregoing limitations will not apply to:

(1) Indebtedness incurred pursuant to any Credit Facilities by the Issuer or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided that immediately after giving effect to any such incurrence or issuance, the then outstanding aggregate principal amount of all Indebtedness incurred or issued under this clause (1) does not exceed $1,650.0 million;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by (a) the 2019 Notes (including any guarantee thereof) (but excluding any Additional 2019 Notes) and (b) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the 2020 Notes (including any guarantee thereof);

(3) Indebtedness of the Issuer and its Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock incurred or issued by the Issuer or any Restricted Subsidiary and Preferred Stock incurred or issued by the Issuer or any Restricted Subsidiary, to finance the purchase, lease or improvement of property (real or personal), equipment or other assets used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount not to exceed the greater of (a) $60.0 million and (b) 1.50% of Total Assets (in each case, determined at the date of incurrence or issuance), so long as such Indebtedness, Disqualified Stock or Preferred Stock is incurred or issued at the date of such purchase, lease or improvement or within 270 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 Business Days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (Contingent Obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided, that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the 2019 Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided, that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the 2019 Notes of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred under the 2019 Indenture, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “— Certain Covenants — Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to the second paragraph of “— Certain Covenants — Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) or (3) of the definition thereof) and,

(b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not exceed the greater of (i) $125.0 million and (ii) 3.25% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs, and accrued interest, fees and expenses in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the 2019 Notes);

(b) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment to the 2019 Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment to the 2019 Notes or the Guarantee thereof at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii) Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and, provided, further, that subclause (a) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Credit Facilities or Secured Indebtedness;

(14) (a) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary, incurred or issued to finance an acquisition (or other purchase of assets) or (b) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the 2019 Indenture; provided, that in the case of clauses (a) and (b), after giving effect to such acquisition, merger, amalgamation or consolidation, either (x) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test set forth in the first paragraph of this covenant or (y) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the 2019 Indenture, or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided, that such guarantee is incurred in accordance with the covenant described below under “— Certain Covenants — Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “— Certain Covenants — Limitation on Restricted Payments”;

(19) to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(20) (a) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries and (b) Indebtedness in respect of Bank Products;

(21) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms;

(22) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (a) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(23) the incurrence of Indebtedness of Restricted Subsidiaries of the Issuer that are not Guarantors in an amount outstanding under this clause (23) not to exceed together with any other Indebtedness incurred under this clause (23) the greater of (a) $50.0 million and (b) 1.25% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness deemed incurred pursuant to this clause (23) shall cease to be deemed incurred or outstanding for purposes of this clause (23) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (23)); and

(24) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (24) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided, that all Indebtedness outstanding under the Senior Secured Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the second paragraph above; and

(2) the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The 2019 Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the 2019 Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The 2019 Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral or because it is guaranteed by other obligors.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related Guarantee of Indebtedness, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the 2019 Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the 2019 Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to or restrict (a) Liens securing obligations in respect of the 2019 Notes and the related Guarantees, (b) Liens securing obligations in respect of (x) Indebtedness and other Obligations permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the 2019 Indenture to be incurred pursuant to clause (1) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) obligations of the Issuer or any Subsidiary in respect of any Bank Products provided by any lender party to any Senior Secured Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products are provided were entered into) and (c) Liens securing obligations in respect of Indebtedness permitted to be incurred under the covenant described above under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that, with respect to Liens securing Indebtedness permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto and the application of the net proceeds thereof, the Consolidated Secured Debt Ratio would be no greater than 4.00 to 1.00.

Any Lien created for the benefit of the Holders of the 2019 Notes pursuant to the preceding paragraph shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease,

conveyance or other disposition will have been made, is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided, that in the case where the surviving Person is not a corporation, a co-obligor of the 2019 Notes is a corporation;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the 2019 Notes pursuant to supplemental indentures or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the 2019 Indenture, the 2019 Notes and the Registration Rights Agreement; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, comply with the 2019 Indenture. The Successor Company will succeed to, and be substituted for the Issuer under the 2019 Indenture, the Guarantees and the 2019 Notes, as applicable.

Notwithstanding the foregoing, clauses (3), (4), (5) and (6) of the preceding paragraph of the covenant did not apply to the 2011 Transactions.

Notwithstanding the immediately preceding clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the 2019 Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the 2019 Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, comply with the 2019 Indenture;

(2) the transaction is made in compliance with the first paragraph of the covenant described under “Repurchase at the Option of Holders — Asset Sales”; or

(3) in the case of assets comprised of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries.

Subject to certain limitations described in the 2019 Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the 2019 Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (1) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (2) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or (4) liquidate or dissolve or change its legal form if the Issuer determines in good faith that such action is in the best interests of the Issuer.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the 2019 Indenture described above under the covenant “— Certain Covenants — Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses pursuant to the Management Fee Agreement (plus any unpaid management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses accrued in any prior year) and the termination fees pursuant to the Management Fee Agreement, or any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole, as compared to the Management Fee Agreement as in effect on the Issue Date (it being understood that any amendment thereto or replacement thereof to increase the fees payable pursuant to the Management Fee Agreement would be deemed to be materially disadvantageous to the Holders);

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of or for the benefit of, current or former employees, directors, officers, managers or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or any parent company of the Issuer which holds, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Issuer) is a party as of the Issue Date and any similar agreements which it (or any parent company of the Issuer which holds, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Issuer) may enter into thereafter; provided, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries (or such parent company) of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole;

(8) the 2011 Transactions and the payment of all fees and expenses related to the 2011 Transactions, including Transaction Expenses;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the 2019 Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any direct or indirect parent company of the Issuer or to any Permitted Holder or to any employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments and Indebtedness and Disqualified Stock (and cancellation of any thereof) of the Issuer and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement that are, in each case, approved by the Issuer in good faith; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the Issuer in good faith;

(14) (i) investments by Permitted Holders in securities of the Issuer or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as (x) the investment is being offered by the Issuer or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (y) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities (provided, that any investments in debt securities by any Debt Fund Affiliates shall not be subject to the limitation in this clause (y)), and (ii) payments to Permitted Holders in respect of securities of the Issuer or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Issuer and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities;

(15) payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto);

(16) payments by the Issuer (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent company) and its Subsidiaries, to the extent such payments are permitted under clause (15)(b) of the second paragraph under the caption “— Certain Covenants — Limitation on Restricted Payments”;

(17) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee and any Affiliate of the Issuer, as lessor, which is approved by a majority of the disinterested members of the board of directors of the Issuer in good faith;

(18) intellectual property licenses in the ordinary course of business;

(19) any payments by the Issuer and the Issuer’s Subsidiaries made pursuant to any Tax Receivable Agreement; and

(20) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to stockholders of the Issuer or any direct or indirect parent thereof pursuant to the Stockholders’ Agreement or the Registration Rights Agreement.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries that is a Guarantor;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries that is a Guarantor; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries that is a Guarantor,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Secured Credit Facilities and the related documentation and Hedging Obligations and the related documentation;

(b) (i) the 2019 Indenture, the 2019 Notes and the guarantees thereof and (ii) the 2020 Notes Indenture, the 2020 Notes and the guarantees thereof;;

(c) purchase money obligations for property acquired in the ordinary course of business and capital lease obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or arising in connection with any Permitted Liens;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(k) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(m) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(n) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(o) restrictions arising in connection with cash or other deposits permitted under the covenant “— Liens”;

(p) any agreement or instrument (A) relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred or issued subsequent to the Issue Date pursuant to the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” if the encumbrances and restrictions are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers (as determined in good faith by the Issuer) or is otherwise in effect on the Issue Date and (B) either (x) the Issuer determines that such encumbrance or restriction will not adversely affect the Issuer’s ability to make principal and interest payments on the 2019 Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(q) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (p) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(r) restrictions created in connection with any Qualified Securitization Facility that, in the good faith determination of the Issuer are necessary or advisable to effect such Qualified Securitization Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Securitization Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the 2019 Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the 2019 Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the 2019 Notes; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided, that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day period described in clause (1) above.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC from and after the Issue Date:

(1) within 90 days after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) within five (5) Business Days of the date on which an event would have been required to be reported on a Form 8-K or any successor or comparable form if the Issuer had been a reporting company under the Exchange Act, a current report relating to such event on Form 8-K or any successor or comparable form;

in each case, in a manner that complies in all material respects with the requirements specified in such form (except as described above or below and subject, in the case of required financial information, to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above); provided, that the Issuer shall not be so obligated to file such reports with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, in which event the Issuer will make available such information to the Trustee, the Holders of the 2019 Notes and prospective purchasers of 2019 Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any 2019 Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; provided, further, that any report required to be delivered under clause (1) or (2) above prior to the completion of the first full fiscal year following the Issue Date shall not be required to comply with Regulation S-X or contain all purchase accounting adjustments relating to the 2011 Transactions to the extent it is not practicable to include any such adjustments in such report.

In the event that any direct or indirect parent company of the Issuer of which the Issuer is a Wholly-Owned Subsidiary becomes a Guarantor, the 2019 Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided, that, if and so long as such parent company shall have Independent Assets or Operations (as defined below), the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a stand-alone basis, on the other hand. “Independent Assets or Operations” means, with respect to any such parent company, that such parent company’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in the Issuer and the Restricted Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such parent company, is more than 3.0% of such parent company’s corresponding consolidated amount.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the time periods specified above, or (2) by posting on the Issuer’s website and providing to the Trustee within 15 days of the time periods after the Issuer would have been required to file annual and interim reports with the SEC, the financial information (including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above.

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “— Events of Default and Remedies” until 90 days after the receipt of the written notice delivered thereunder.

To the extent any information is not provided within the time periods specified in this section “— Reports and Other Information” and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Events of Default and Remedies

The 2019 Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the 2019 Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the 2019 Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the 2019 Notes then outstanding to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in the 2019 Indenture or the 2019 Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the 2019 Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $40.0 million or more outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “— Reports and Other Information”) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $40.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “— Reports and Other Information”) would constitute a Significant Subsidiary); or

(7) the Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “— Reports and Other Information”) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statement of the Issuer for a fiscal quarter end) would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the 2019 Indenture or the release of any such Guarantee in accordance with the 2019 Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the 2019 Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding 2019 Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the 2019 Notes then outstanding to be due and payable immediately.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding 2019 Notes will become due and payable without further action or notice. The 2019 Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

The 2019 Indenture provides that the Holders of a majority in aggregate principal amount of the 2019 Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the 2019 Notes waive any existing Default and its consequences under the 2019 Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the 2019 Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the 2019 Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the 2019 Indenture at the request or direction of any of the Holders of the 2019 Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the 2019 Indenture or the 2019 Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding 2019 Notes have requested in writing the Trustee to pursue the remedy;

(3) Holders of the 2019 Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding 2019 Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period.

Subject to certain restrictions, under the 2019 Indenture the Holders of a majority in principal amount of the total outstanding 2019 Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the 2019 Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The 2019 Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the 2019 Indenture, and the Issuer is required, within 10 Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies (other than the Issuer and the Guarantors) shall have any liability, for any obligations of the Issuer or the Guarantors under the 2019 Notes, the Guarantees or the 2019 Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting 2019 Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2019 Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the 2019 Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the 2019 Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the 2019 Notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of 2019 Notes to receive payments in respect of the principal of, premium, if any, and interest on the 2019 Notes when such payments are due solely out of the trust created pursuant to the 2019 Indenture;

(2) the Issuer’s obligations with respect to 2019 Notes concerning issuing temporary 2019 Notes, registration of such 2019 Notes, mutilated, destroyed, lost or stolen 2019 Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the 2019 Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants that are described in the 2019 Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the 2019 Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the 2019 Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the 2019 Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the 2019 Notes, cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the 2019 Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such 2019 Notes and the Issuer must specify whether such 2019 Notes are being defeased to maturity or to a particular redemption date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the 2019 Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the 2019 Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the 2019 Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the 2019 Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the 2019 Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The 2019 Indenture will be discharged and will cease to be of further effect as to all 2019 Notes, when either:

(1) all 2019 Notes theretofore authenticated and delivered, except lost, stolen or destroyed 2019 Notes which have been replaced or paid and 2019 Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all 2019 Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the 2019 Notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the 2019 Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the 2019 Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption,

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the 2019 Indenture or the 2019 Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the 2019 Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the 2019 Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the 2019 Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the 2019 Indenture, any Guarantee and the 2019 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the 2019 Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2019 Notes, and any existing Default or compliance with any provision of the 2019 Indenture or the 2019 Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the 2019 Notes then outstanding, other than 2019 Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the 2019 Notes).

The 2019 Indenture provides that, without the consent of each affected Holder of 2019 Notes, an amendment or waiver may not, with respect to any 2019 Notes held by a non-consenting Holder:

(1) reduce the principal amount of such 2019 Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such 2019 Note or alter or waive the provisions with respect to the redemption of such 2019 Notes (other than provisions relating to (a) notice periods (to the extent consistent with applicable requirements of clearing and settlement systems) for redemption and conditions to redemption and (b) the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any 2019 Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the 2019 Notes, except a rescission of acceleration of the 2019 Notes by the Holders of at least a majority in aggregate principal amount of the 2019 Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the 2019 Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any 2019 Note payable in money other than that stated therein;

(6) make any change in the provisions of the 2019 Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the 2019 Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or premium, if any, or interest on such Holder’s 2019 Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s 2019 Notes;

(9) make any change to or modify the ranking of the 2019 Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the 2019 Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, in any manner materially adverse to the Holders of the 2019 Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the 2019 Indenture to which it is a party) and the Trustee may amend or supplement the 2019 Indenture and any Guarantee or 2019 Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated 2019 Notes in addition to or in place of certificated 2019 Notes;

(3) to comply with the covenant relating to mergers, amalgamations, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the 2019 Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to provide for the issuance of Additional 2019 Notes in accordance with the terms of the 2019 Indenture;

(8) to comply with requirements of the SEC in order to effect or maintain the qualification of the 2019 Indenture under the Trust Indenture Act;

(9) to evidence and provide for the acceptance and appointment under the 2019 Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(10) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(11) to add a Guarantor under the 2019 Indenture or to release a Guarantor in accordance with the terms of the 2019 Indenture;

(12) to conform the text of the 2019 Indenture, Guarantees or the 2019 Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the 2019 Indenture, Guarantee or 2019 Notes as provided in an Officer’s Certificate; or

(13) to make any amendment to the provisions of the 2019 Indenture relating to the transfer and legending of 2019 Notes as permitted by the 2019 Indenture, including, without limitation to facilitate the issuance and administration of the 2019 Notes; provided, that (a) compliance with the 2019 Indenture as so amended would not result in 2019 Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer 2019 Notes.

The consent of the Holders is not necessary under the 2019 Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication or electronic delivery will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing or transmitting.

Concerning the Trustee

The 2019 Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the 2019 Indenture has been qualified under the Trust Indenture Act) or resign.

The 2019 Indenture provides that the Holders of a majority in principal amount of the 2019 Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The 2019 Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the 2019 Indenture at the request of any Holder of the 2019 Notes, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

Governing Law

The 2019 Indenture, the 2019 Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the 2019 Indenture. For purposes of the 2019 Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“2011 Transactions” means the Merger and the transactions contemplated by the Merger Agreement, the acquisition of the Equity Interests of EBS Master LLC by one or more Wholly-Owned Subsidiaries of the Issuer as a result of which EBS Master LLC will be a Wholly-Owned Subsidiary of the Issuer, the repayment and refinancing of certain Indebtedness, the issuance of the 2019 Notes, and borrowings under the Senior Secured Credit Facilities as in effect on the Issue Date, and the payment of transactions fees and expenses and other transactions in connection therewith or incidental thereto.

“2020 Notes” means the $375,000,000 in aggregate principal amount of the Issuer’s 11 1/4% Senior Notes due 2020 (including any notes issued in exchange therefor pursuant to this prospectus).

“2020 Indenture” means the Indenture for the 2020 Notes dated November 2, 2011, between the Issuer and Wilmington Trust, National Association, as trustee, as amended or supplemented from time to time.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or consolidating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition,” control” (including, with correlative meanings, the terms “controlling,” “controlled by “and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any 2019 Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such 2019 Note, and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such 2019 Notes at December 31, 2015 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required remaining scheduled interest payments due on such 2019 Note through December 31, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points over (b) the then outstanding principal amount of such 2019 Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a Sale and Lease-Back Transaction) of property or assets of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “— Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the 2019 Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “— Certain Covenants — Limitation on Restricted Payments” or any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $25.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation, expropriation or any similar action with respect to assets or the granting of Liens not prohibited by the 2019 Indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets (other than royalties or other revenues (except accounts receivable)) or related assets in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the 2019 Indenture;

(l) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(r) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(s) the granting of a Lien that is permitted under the covenant described above under “Certain Covenants — Liens”; and

(t) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, pounds sterling, yen, euros or any national currency of any participating member state of the EMU; or

(b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250.0 million;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(11) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above; and

(12) investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (11) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11) and (12) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign

Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (12) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holder; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total voting power of the Voting Stock of the Issuer directly or indirectly through any of its direct or indirect parent holding companies, other than in connection with any transaction or series of transactions in which the Issuer shall become the Wholly-Owned Subsidiary of a Parent Company.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person, including the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (q) annual agency fees paid to the administrative agents and collateral agents under any Credit Facilities, (r) costs associated with obtaining Hedging Obligations, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the 2011 Transactions or any acquisition, (t) penalties and interest relating to taxes, (u) any Additional Interest and any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (v) Excluded Contract Amounts to the extent relating to Tax Receivable Agreements, (w) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (x) any expensing of bridge, commitment and other financing fees and any other fees related to the 2011 Transactions or any acquisitions after the Issue Date, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility and (z) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to any multi-year strategic initiatives), Transaction Expenses, duplicative running costs, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening and opening costs for facilities, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business shall be excluded;

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided, that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “— Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in the 2019 Notes or the 2019 Indenture), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the 2011 Transactions or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Issuer or any of its direct or indirect parent companies in connection with the 2011 Transactions, shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the 2019 Notes, the 2020 Notes and other securities and the syndication and incurrence of any Credit Facilities), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the 2019 Notes, the 2020 Notes and other securities and any Credit Facilities) and including, in each case, any such transaction consummated on or prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification 805), shall be excluded;

(12) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the 2011 Transactions (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded;

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation — Stock Compensation, shall be excluded; and

(15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging;

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness

(including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items;

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation;

(d) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks; and

(e) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under the 2019 Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens on the property of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of the Issuer as of such date to (2) EBITDA of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit, all obligations relating to Qualified Securitization Facilities and Tax Receivable Agreements) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of repurchase or purchase accounting in connection with the 2011 Transactions or any acquisition); provided, that Consolidated Total Indebtedness shall not include Indebtedness in respect of (A) any letter of credit, except to the extent of unreimbursed amounts under standby letters of credit and (B) Hedging Obligations existing on the Issue Date or otherwise permitted by clause (10) of the second paragraph under “— Certain Covenants — Limitation on

Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the 2019 Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer. The U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds,

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies.

“Credit Agreement” means that certain Credit Agreement, dated as of the Issue Date, by and among the Issuer, Beagle Intermediate Holdings, Inc., Bank of America, N.A., as the administrative agent, and the lenders and other parties party thereto, as amended from time to time.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuances is permitted under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders.

“Data Sublicense Agreements” means the Amended and Restated Data License Agreement, effective February 8, 2008, and the Data Sublicense Agreement, effective October 1, 2009, each as amended, restated,

supplemented or modified from time to time, among WebMD Health Corp. and Emdeon Inc. and its Affiliates relating to the processing of and use of health information.

“Debt Fund Affiliate” means (i) any fund managed by, or under common management with, GSO Capital Partners LP, (ii) any fund managed by GSO Debt Funds Management LLC, Blackstone Debt Advisors L.P., Blackstone Distressed Securities Advisors L.P., Blackstone Mezzanine Advisors L.P. or Blackstone Mezzanine Advisors II L.P. and (iii) any other Affiliate of the Investors that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of “— Certain Covenants — Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the 2019 Notes or the date the 2019 Notes are no longer outstanding; provided, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members), of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors of the Issuer (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (i) and (l)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to clauses (1) through (15) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(q) through (z) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) the amount of any restructuring charges or reserves, integration and facilities opening costs or any one-time costs incurred in connection with acquisitions and Investments, project start-up costs and costs related to the closure and/or consolidation of facilities; plus

(e) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Issuer may elect not to add back such non-cash charge in the current period and (B) to the extent the Issuer elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary; plus

(g) the amount of management, monitoring, consulting, advisory fees and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the Management Fee Agreement or otherwise to the Investors to the extent otherwise permitted under “— Certain Covenants — Transactions with Affiliates”; plus

(h) the amount of “run rate” cost savings, operating expense reductions and synergies projected by the Issuer in good faith to result from actions taken, committed to be taken or expected in good faith to be taken no later than twelve (12) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions; plus

(i) the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(j) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “— Certain Covenants — Limitation on Restricted Payments”; plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net loss from disposed, abandoned or discontinued operations; plus

(m) Excluded Contract Amounts; plus

(n) interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables;

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(b) any net income from disposed, abandoned or discontinued operations.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale or issuance of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale or issuance that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contract Amounts” means any payments and obligations under the Tax Receivable Agreements and the Data Sublicense Agreements, including, but not limited to, any charges, costs, expenses (including accrual or accretion of interest expense), losses and liabilities reflected on the consolidated financial statements of the Issuer in accordance with GAAP.

“Excluded Contract Restricted Payments” means any payments under the Tax Receivable Agreements in excess of any amounts otherwise regularly due and payable pursuant to the Tax Receivable Agreements (other than any lump sum payments becoming payable as a result of (a) a public offering of the Issuer’s common stock or the common stock of any direct or indirect parent company of the Issuer or (b) a change of control as determined under the Tax Receivable Agreements, which shall not constitute Excluded Contract Restricted Payments).

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “— Certain Covenants — Limitation on Restricted Payments.”

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation (including the 2011 Transactions), the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation (including the 2011 Transactions) which is being given pro forma effect that have been or are expected to be realized based on actions taken, committed to be taken or expected in good faith to be taken within 18 months). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means (1) generally accepted accounting principles in the United States of America which are in effect on the Issue Date or (2) if elected by the Issuer by written notice to the Trustee in connection with the delivery of financial statements and information, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standard Board, as in effect on the first date of the period for which the Issuer is making such election; provided, that (a) any such election once made shall be irrevocable, (b) all financial statements and reports required to be provided, after such election pursuant to the 2019 Indenture shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in the 2019 Indenture shall be computed in conformity with IFRS, (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall restate its consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date and (y) for delivery of audited annual financial information, it shall provide consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the 2019 Indenture and the 2019 Notes.

“Guarantor” means each Subsidiary of the Issuer, if any, that Guarantees the 2019 Notes in accordance with the terms of the 2019 Indenture. On the Issue Date, each Restricted Subsidiary that guaranteed any Indebtedness of the Issuer under the Senior Secured Credit Facilities became a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother- in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and not paid after becoming due and payable; or

(d) representing the net obligations under any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of the Issuer appearing upon the balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) obligations under or in respect of Qualified Securitization Facilities or (c) the Tax Receivable Agreements; provided, further, that Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the 2019 Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and SunTrust Robinson Humphrey, Inc.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if the applicable securities are not then rated by Moody’s or S&P an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, managers and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investors” means any of Blackstone Capital Partners VI L.P. and any of its Affiliates, Hellman & Friedman Capital Partners VI, L.P. and any of its Affiliates and funds or partnerships managed or advised by it or any of its respective Affiliates but not including, however, any portfolio company of any of the foregoing.

“Issue Date” means November 2, 2011.

“Issuer” means Emdeon Inc., a Delaware corporation (and not any of its Subsidiaries), and its successors.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment. If a payment date is on a legal holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Management Fee Agreement” means the management services or similar agreements between certain of the management companies associated with one or more of the Investors or their advisors, if applicable, and the Issuer (and/or its direct or indirect parent companies).

“Management Stockholders” means the members of management (and their Controlled Investment Affiliates and Immediate Family Members) of the Issuer (or its direct parent) who were holders of Equity Interests of any direct or indirect parent companies of the Issuer on the Issue Date or became holders of such Equity Interests in connection with the 2011 Transactions.

“Merger” means the merger of Beagle Acquisition Corp. with and into Emdeon, Inc. pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of August 3, 2011, by and among Beagle Parent Corp., Beagle Acquisition Corp. and Emdeon Inc., as amended, modified and supplemented from time to time.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate Cash Equivalents proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under the 2019 Indenture (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets and required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Offering Memorandum” means the confidential offering memorandum, dated October 14, 2011, relating to the initial sale of the 2019 Notes.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person that meets the requirements set forth in the 2019 Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee that meets the requirements set forth in the 2019 Indenture.

“Parent Company” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Capital Stock of the Issuer, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

“Permitted Holders” means any of the Investors and Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that in the case of such group and without giving effect to the existence of such group or any other group, such Investors and Management Stockholders, collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the 2019 Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit or product line, including research and development and related assets in respect of any product) that is engaged directly or through entities that will be Restricted Subsidiaries in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit or product line), or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4) any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under “Repurchase at the Option of Holders — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided, that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the 2019 Indenture;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(b) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or

(c) in satisfaction of judgments against other Persons; or

(d) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding not to exceed the greater of (a) $100.0 million and (b) 2.00% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants — Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” performance guarantees and Contingent Obligations incurred in the ordinary course of business and the creation of liens on the assets of the Issuer or any Restricted Subsidiary in compliance with the covenant described under “Certain Covenants — Liens”;

(11) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “— Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases or other acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an

Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $100.0 million and (b) 2.50% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Qualified Securitization Facility or any repurchase obligation in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $15.0 million outstanding in the aggregate;

(16) loans and advances to employees, directors, officers, managers and consultants (a) for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or (b) to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of its Restricted Subsidiaries;

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(19) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(20) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts;

(21) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(22) repurchases of 2019 Notes;

(23) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices; and

(24) Investments consisting of promissory notes issued by the Issuer or any Guarantor to future, present or former officers, directors and employees, members of management, or consultants of the Issuer or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent thereof, to the extent the applicable Restricted Payment is a permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payment”.

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person and exceptions on title policies insuring liens granted on Mortgaged Properties (as defined in the Senior Secured Credit Facilities);

(6) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (13) or (23) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that (a) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Obligations relating to Refinancing Indebtedness that (x) is secured by Liens on the same assets as the assets securing the Refinancing Indebtedness or (y) extends, replaces, refunds, refinances, renews or defeases Indebtedness incurred or Disqualified Stock or Preferred Stock issued under clauses (3), (4), (12) or (13) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (b) Liens securing Obligations relating to Indebtedness permitted to be incurred pursuant to clause (23) extend only to the assets of Restricted Subsidiaries of the Issuer that are not Guarantors and (c) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to clause (4) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so purchased, leased or improved;

(7) Liens existing on the Issue Date (including to secure any Refinancing Indebtedness of any Indebtedness secured by such Liens);

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided, further, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing (x) Hedging Obligations and (y) obligations in respect of Bank Products;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, sub-leases, licenses or sub-licenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(18) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and proceeds and products thereof, and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the 2019 Indenture, and (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums and accrued and unpaid interest), related to such modification, refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) Liens securing obligations in an aggregate principal amount outstanding which does not exceed the greater of (a) $50.0 million and (b) 1.25% of Total Assets (in each case, determined as of the date of such incurrence);

(21) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(22) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(26) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under the Senior Secured Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(29) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(31) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted by the 2019 Indenture;

(32) ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(33) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(34) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(35) Liens on the assets of non-guarantor Restricted Subsidiaries securing Indebtedness of such Subsidiaries that were permitted by the terms of the 2019 Indenture to be incurred;

(36) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under the 2019 Indenture to be applied against the purchase price for such Investment;

(37) any interest or title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, licensor’s or sub-licensor’s interest under leases or licenses entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business; and

(38) deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any of its Subsidiaries in the ordinary course of business of the Issuer and such Subsidiary to secure the performance of the Issuer’s or such Subsidiary’s obligations under the terms of the lease for such premises.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (i) the board of directors of the Issuer shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the applicable Securitization Subsidiary, (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) or (b) constituting a receivables financing facility.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the 2019 Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registration Rights Agreement” means a registration rights agreement with respect to the 2019 Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment and any other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof.

“Securitization Facility” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Secured Credit Facilities, the 2020 Notes and the related guarantees and 2019 Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all (x) Hedging Obligations (and guarantees thereof) and (y) obligations in respect of Bank Products (and guarantees thereof) owing to a lender under the Senior Secured Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided, that such Hedging Obligations and obligations in respect of Bank Products, as the case may be, are permitted to be incurred under the terms of the 2019 Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the 2019 Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the 2019 Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the 2019 Indenture.

“Senior Secured Credit Facilities” means the term loan facility, revolving credit facility and other credit facilities under the Credit Agreement, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under the caption “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“Subordinated Indebtedness” means:

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the 2019 Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the 2019 Notes.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (1) any business conducted by the Issuer or any of its Restricted Subsidiaries on the Issue Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date.

“Stockholders’ Agreement” means the stockholders’ agreement among the Issuer, Beagle Parent Corp., a Delaware corporation, Beagle Intermediate Holdings, Inc., a Delaware corporation, the Sponsors (as defined therein), certain co-investors designated by the Sponsors and certain members of the Issuer’s senior management.

“Subordinated Indebtedness” means, with respect to the 2019 Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the 2019 Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the 2019 Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax Receivable Agreements” means, collectively, the three tax receivable agreements, each dated as of August 17, 2009 and as amended, restated, supplemented, or modified on or prior to the Issue Date, among the Issuer and the other persons party thereto, as in effect on the Issue Date and as may be amended, restated, supplemented, modified, replaced or substituted after the Issue Date so long as such amendment, restatement, supplement, modification, replacement or substitution is in a manner not materially disadvantageous to the Holders, when taken as a whole, as compared to the Tax Receivable Agreements in effect on the Issue Date, as determined in the good faith judgment of a majority of the disinterested members of the board of directors of the Issuer.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the 2011 Transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 31, 2015; provided, that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided, that:

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “— Certain Covenants — Limitation on Restricted Payments”; and

(3) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.

“U.S. Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF THE EXCHANGE 2020 NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (1) the term “Issuer” refers only to Emdeon Inc. and not to any of its Subsidiaries and (2) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries.

The Issuer issued $375.0 million aggregate principal amount of 11 1/4% Senior Notes due 2020 (the “outstanding 2020 notes”) under an indenture dated November 2, 2011, as amended or supplemented from time to time (the “2020 Indenture”), among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The outstanding 2020 notes were initially issued in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the exchange 2020 notes to be issued in the exchange offers for such notes are substantially identical to the outstanding 2020 notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding 2020 notes will not apply to the exchange 2020 notes. In this section, we refer to the outstanding 2020 notes together with the exchange 2020 notes offered hereby that are to be exchanged for the outstanding 2020 notes as the “2020 Notes.” Except as set forth herein, the terms of the 2020 Notes include those stated in the 2020 Indenture and those made part of the 2020 Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the 2020 Indenture. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the 2020 Indenture, including the definitions therein of certain terms used below. We urge you to read the 2020 Indenture because it, and not this description, defines your rights as Holders of the 2020 Notes. You may request copies of the 2020 Indenture at our address set forth under “Prospectus Summary — Corporate Information.”

Brief Description of the 2020 Notes

The 2020 Notes:

•	are general, unsecured, senior obligations of the Issuer;

•	rank equally in right of payment with all existing and future Senior Indebtedness (including the Senior Secured Credit Facilities and the 2019 Notes) of the Issuer;

•

are effectively subordinated to all Secured Indebtedness of the Issuer (including the Senior Secured Credit Facilities), to the extent of the value of the collateral securing such Secured Indebtedness;

•	are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of the Issuer that do not guarantee the 2020 Notes;

•	are senior in right of payment to all future Subordinated Indebtedness of the Issuer; and

•

are Guaranteed on a senior unsecured basis by the Guarantors and also by each wholly owned U.S. Subsidiary that is a Restricted Subsidiary, if any, subject to certain exceptions, that Guarantees Indebtedness of the Issuer under the Senior Secured Credit Facilities.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally Guarantee, irrevocably and unconditionally, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the 2020 Indenture and the 2020 Notes, whether for payment of principal of, premium, if any, or interest on the 2020 Notes or expenses, indemnification or otherwise, on the terms set forth in the 2020 Indenture.

The Guarantors Guarantee the 2020 Notes and, in the future, subject to exceptions set forth under the caption “— Certain Covenants — Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,” each direct and indirect U.S. Wholly-Owned Restricted Subsidiary of the Issuer that guarantees certain Indebtedness of the Issuer or any other Guarantor will guarantee the 2020 Notes, subject to certain exceptions and to release as provided below or elsewhere in this “Description of the Exchange 2020 Notes.” Each of the Guarantees of the 2020 Notes is a general, unsecured, senior obligation of each Guarantor, ranks equally in right of payment with all existing and future Senior Indebtedness of such Guarantor (including such Guarantor’s guarantee of the Senior Secured Credit Facilities), is effectively subordinated to all Secured Indebtedness of such Guarantor (including such Guarantor’s Guarantee of the Senior Secured Credit Facilities), to the extent of the value of the collateral of such Guarantor securing such Secured Indebtedness, and ranks senior in right of payment to all future Subordinated Indebtedness of such Guarantor. Each of the Guarantees of the 2020 Notes is structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of each Guarantor that do not Guarantee the 2020 Notes.

Not all of the Issuer’s Subsidiaries guarantee the 2020 Notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or a Guarantor. As a result, all of the existing and future liabilities of our non-guarantor Subsidiaries, including any claims of trade creditors, will be effectively senior to the 2020 Notes. The 2020 Indenture does not limit the amount of liabilities that are not considered Indebtedness which may be incurred by the Issuer or its Restricted Subsidiaries, including the non-Guarantors. For the three months ended March 31, 2012, our non-guarantor Subsidiaries represented approximately 0.2% of our revenues, and as of March 31, 2012, our non-guarantor Subsidiaries represented approximately 0.1% of our total assets (excluding intercompany balances).

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to Our Indebtedness and the Notes — Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.”

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the 2020 Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Guarantor may consolidate with, amalgamate or merge with or into or sell all or substantially all its assets to the Issuer or another Guarantor without limitation or any other Person upon the terms and conditions set forth in the 2020 Indenture. See “— Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets.”

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange, disposition or transfer (by merger, amalgamation, consolidation or otherwise) of (i) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, in each case if such sale, exchange, disposition or transfer is made in compliance with the applicable provisions of the 2020 Indenture;

(b) the release or discharge of the guarantee by such Guarantor of Indebtedness under the Senior Secured Credit Facilities, or the release or discharge of such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to the covenant described under “— Certain Covenants — Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”);

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the 2020 Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the 2020 Indenture in accordance with the terms of the 2020 Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate of such Guarantor or the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for in the 2020 Indenture relating to such transaction have been complied with.

Ranking

The payment of the principal of, premium, if any, and interest on the 2020 Notes and the payment of any Guarantee will rank equally in right of payment to all existing and future Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Secured Credit Facilities and the 2019 Notes.

The 2020 Notes and the Guarantees are effectively subordinated in right of payment to all of the Issuer’s and the Guarantors’ existing and future Secured Indebtedness to the extent of the value of the collateral securing such Secured Indebtedness. As of May 31, 2012, the Issuer and the Guarantors had $1,332.2 million of Secured Indebtedness outstanding, including borrowings and the related guarantees under the Senior Secured Credit Facilities and including capital leases. As of March 31, 2012, the Issuer also had (1) an additional approximately $125.0 million of borrowing capacity under the revolving credit facility under the Senior Secured Credit Facilities, which, if borrowed, would be Secured Indebtedness, and (2) the option to raise additional tranches of term loans and/or increase commitments under the revolving credit facility and/or the term loan facility and/or add one or more incremental revolving credit facility tranches under the Senior Secured Credit Facilities up to either (a) $300 million or (b) an unlimited amount if our “Consolidated First Lien Net Leverage Ratio” (as defined in the Credit Agreement) would be equal to or less than 4.00 to 1.00 on a pro forma basis, which, if borrowed in compliance with the 2020 Indenture, would be Secured Indebtedness.

Although the 2020 Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Issuer’s Restricted Subsidiaries (including the Guarantors) may incur, under certain circumstances the amount of such additional Indebtedness could be substantial and under certain circumstances such additional Indebtedness may be secured. The 2020 Indenture also does not limit the amount of additional Indebtedness that any direct or indirect parent company of the Issuer may incur. See “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying Agent and Registrar for the 2020 Notes

The Issuer will maintain one or more paying agents for the 2020 Notes. Currently, the paying agent for the 2020 Notes is the Trustee.

The Issuer will also maintain one or more registrars and a transfer agent. Currently, the registrar and transfer agent with respect to the 2020 Notes is the Trustee. The registrar will maintain a register reflecting ownership of the 2020 Notes outstanding from time to time. The paying agent will make payments on, and the transfer agent will facilitate transfer of, the 2020 Notes on behalf of the Issuer.

The Issuer may change the paying agents, the registrars or the transfer agent without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent, registrar or transfer agent.

If any 2020 Notes are listed on an exchange and the rules of such exchange so require, the Issuer will satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and will comply with any notice requirements required under such exchange in connection with any change of paying agent, registrar or transfer agent.

Transfer and Exchange

A Holder may transfer or exchange 2020 Notes in accordance with the 2020 Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of 2020 Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of 2020 Notes to be redeemed. The registered Holder of a Note will be treated as the owner of the Note for all purposes.

Principal, Maturity and Interest

The Issuer issued an aggregate principal amount of $375.0 million of outstanding 2020 notes on November 2, 2011. The 2020 Notes will mature on December 31, 2020. Subject to compliance with the covenant described below under the caption “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional 2020 Notes from time to time under the 2020 Indenture (“Additional 2020 Notes”); provided that prior to the Disposition Date, Additional 2020 Notes shall be limited to $125 million in principal amount. The 2020 Notes offered by the Issuer and any Additional 2020 Notes subsequently issued under the 2020 Indenture will be treated as a single class for all purposes under the 2020 Indenture, including waivers, amendments, redemptions and offers to purchase, except for certain waivers and amendments as set forth herein. Unless the context requires otherwise, references to “2020 Notes” for all purposes of the 2020 Indenture and this “Description of the Exchange 2020 Notes” include any Additional 2020 Notes that are actually issued. The 2020 Notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

Interest on the 2020 Notes will accrue at the rate of 11 1/4% per annum. Interest on the 2020 Notes will be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing March 31, 2012 to the Holders of 2020 Notes of record on the immediately preceding March 15, June 15, September 15 and December 15, respectively. Interest on the 2020 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the 2020 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of Principal, Premium and Interest

Cash payments of principal of, premium, if any, and interest on the 2020 Notes are payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, cash payment of interest may be made through the paying agent by check mailed to the Holders of the 2020 Notes at their respective addresses set forth in the register of Holders; provided, that (a) all cash payments of principal, premium, if any, and interest with respect to the 2020 Notes represented by one or more global notes registered in the name of or held by the

Depository Trust Company (“DTC”) or its nominee will be made through the paying agent by wire transfer of immediately available funds to the accounts specified by the registered Holder or Holders thereof and (b) all cash payments of principal, premium, if any, and interest with respect to certificated 2020 Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the 2020 Notes. However, under certain circumstances, the Issuer may be required to offer to purchase 2020 Notes as described under the caption “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase 2020 Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer will not be entitled to redeem the 2020 Notes at its option prior to December 31, 2015. At any time prior to December 31, 2015, the Issuer may on one or more occasions redeem all or a part of the 2020 Notes, upon notice as described under “— Selection and Notice,” at a redemption price equal to 100% of the principal amount of the 2020 Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after December 31, 2015, the Issuer may redeem the 2020 Notes, in whole or in part, upon notice as described under the heading “Repurchase at the Option of Holders — Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the 2020 Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 31 of each of the years indicated below:

Year	Notes Percentage
2015	105.625%
2016	102.813%
2017 and thereafter	100.000%

In addition, until December 31, 2014, the Issuer may, at its option, and on one or more occasions, redeem up to 35.0% of the aggregate principal amount of 2020 Notes issued under the 2020 Indenture at a redemption price equal to the sum of (a) 100% of the aggregate principal amount thereof, plus (b) a premium equal to the stated interest rate per annum on the 2020 Notes, plus (c) accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of 2020 Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Equity Offerings or a contribution to the Issuer’s common equity capital made with the net cash proceeds of a concurrent Equity Offering; provided, that (a) at least 50% of the aggregate principal amount of 2020 Notes originally issued under the 2020 Indenture on the Issue Date and any Additional 2020 Notes issued under the 2020 Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Notice of any redemption, whether in connection with an Equity Offering or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering. If any 2020 Notes are listed on an exchange, and the rules of such exchange so require, the Issuer will notify the exchange of any such notice of redemption. In addition, the Issuer will notify the exchange of the principal amount of any 2020 Notes outstanding following any partial redemption of such 2020 Notes.

Selection and Notice

If the Issuer is redeeming less than all of the 2020 Notes issued under the 2020 Indenture at any time, the Trustee will select the 2020 Notes to be redeemed (a) if the 2020 Notes are listed on an exchange, in compliance with the requirements of such exchange or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason by lot or by such other method as the Trustee shall deem fair and appropriate. No 2020 Notes of $2,000 or less can be redeemed in part.

Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of 2020 Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 2020 Notes or a satisfaction and discharge of the 2020 Indenture. If any 2020 Note is to be redeemed in part only, any notice of redemption that relates to such 2020 Note shall state the portion of the principal amount thereof that has been or is to be redeemed.

With respect to 2020 Notes represented by certificated notes, the Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note; provided, that new 2020 Notes will only be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. 2020 Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on 2020 Notes or portions of them called for redemption.

Repurchase at the Option of Holders

Change of Control

The 2020 Indenture provides that if a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding 2020 Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the 2020 Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the 2020 Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of 2020 Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all of the 2020 Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all of the 2020 Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any 2020 Notes purchased pursuant to a Change of Control Offer will be required to surrender such 2020 Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such 2020 Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered 2020 Notes and their election to require the Issuer to purchase such 2020 Notes, provided that the paying agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the 2020 Notes, the principal amount of the 2020 Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered 2020 Notes and its election to have such 2020 Notes purchased;

(7) that Holders whose 2020 Notes are being purchased only in part will be issued new 2020 Notes and such new 2020 Notes will be equal in principal amount to the unpurchased portion of the 2020 Notes surrendered. The unpurchased portion of the 2020 Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of 2020 Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the 2020 Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the 2020 Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1) accept for payment all 2020 Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all of the Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the 2020 Notes so accepted together with an Officer’s Certificate to the Trustee stating that such 2020 Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Secured Credit Facilities provide, and future credit agreements or other agreements relating to Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the 2020 Indenture). If we experience a change of control that triggers a default under the Senior Secured Credit Facilities, we could seek a waiver of such default or seek to refinance the Senior Secured Credit Facilities. In the event we do not obtain such a waiver or do not refinance the Senior Secured Credit Facilities, such default could result in amounts outstanding under the Senior Secured Credit Facilities being declared due and payable.

Our ability to pay cash to the Holders of 2020 Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the 2020 Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of

Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the 2020 Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants — Liens.” Such restrictions in the 2020 Indenture can be waived only with the consent of the Holders of a majority in principal amount of the 2020 Notes then outstanding. Except for the limitations contained in such covenants, however, the 2020 Indenture does not contain any covenants or provisions that may afford Holders of the 2020 Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2020 Indenture applicable to a Change of Control Offer made by the Issuer and purchases all 2020 Notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to certain Persons. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of 2020 Notes may require the Issuer to make an offer to repurchase the 2020 Notes as described above.

The provisions under the 2020 Indenture relative to the Issuer’s obligation to make an offer to repurchase the 2020 Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the 2020 Notes then outstanding.

Asset Sales

The 2020 Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided, that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the 2020 Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing;

(b) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale; and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $75.0 million and (ii) 2.00% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under the Senior Secured Credit Facilities, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Secured Indebtedness, which is secured by a Lien that is permitted by the 2020 Indenture, and to correspondingly reduce commitments with respect thereto;

(c) Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto), provided that the Issuer shall equally and ratably reduce Obligations under the 2020 Notes as provided under “Optional Redemption” or through open-market purchases of the 2020 Notes (to the extent such purchases are at or above 100.0% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their 2020 Notes at 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of 2020 Notes to be repurchased, to the date of repurchase; or

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary; or

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided, that in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $40.0 million, the Issuer shall make an offer to all Holders of the 2020 Notes, and, if required by the terms of any Indebtedness that is pari passu with the 2020 Notes, including the 2019 Notes (collectively,” Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the 2020 Notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, or an integral multiple of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the 2020 Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $40.0 million by delivering the notice required pursuant to the terms of the 2020 Indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $40.0 million or less.

To the extent that the aggregate amount of 2020 Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of 2020 Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the 2020 Notes and the Issuer shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the 2020 Notes or such Pari Passu Indebtedness tendered with adjustments as necessary so that no 2020 Notes or Pari Passu Indebtedness will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under the Senior Secured Credit Facilities, or otherwise invest such Net Proceeds in any manner not prohibited by the 2020 Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the 2020 Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the 2020 Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the 2020 Indenture by virtue thereof.

The provisions under the 2020 Indenture relative to the Issuer’s obligation to make an offer to repurchase the 2020 Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the 2020 Notes then outstanding.

Future credit agreements or other similar agreements to which the Issuer becomes a party may contain restrictions on the Issuer’s ability to repurchase 2020 Notes. In the event an Asset Sale occurs at a time when the Issuer is prohibited from purchasing 2020 Notes, the Issuer could seek the consent of its lenders to the repurchase of 2020 Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from repurchasing Notes. In such a case, the Issuer’s failure to repurchase tendered 2020 Notes would constitute an Event of Default under the 2020 Indenture which would, in turn, likely constitute a default under such other agreements.

Certain Covenants

Set forth below are summaries of certain covenants contained in the 2020 Indenture.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend, payment or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a) dividends and distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends and distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer, including in connection with any merger, amalgamation or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7), (8) and (9) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment (all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”; it being understood that Excluded Contract Amounts shall not constitute Restricted Payments except that Excluded Contract Restricted Payments shall constitute Restricted Payments), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Fixed Charge Coverage Test”); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), 6(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period and including the predecessor) beginning on October 1, 2011 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit; plus

(b) 100.0% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i)(A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests to any future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any direct or indirect parent company of the Issuer or any of the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock;

and (B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below) applied in accordance with clause (2) of the next succeeding paragraph, (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100.0% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) (other than by a Restricted Subsidiary and other than any Excluded Contributions); plus

(d) 100.0% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment; provided that, in the case of this clause (e), if the fair market value of such Investment shall exceed $25.0 million, such fair market value shall be determined by the board of directors of the Issuer, whose resolution with respect thereto will be delivered to the Trustee, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of the 2020 Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (6) (a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase, exchange or other acquisition or retirement (a) of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor or Disqualified Stock of the Issuer or a Guarantor or (b) Disqualified Stock of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Issuer or a Guarantor, that, in each case, is incurred or issued, as applicable, in compliance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including tender premium) required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired, defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b) such new Indebtedness is subordinated to the 2020 Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, exchanged, acquired or retired;

(c) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or, if earlier, the date that is 91 days after the maturity date of the 2020 Notes); and

(d) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the 2020 Notes);

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent company of the Issuer held by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company of the Issuer in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of the Issuer or any direct or indirect parent company of the Issuer in connection with the 2011 Transactions; provided, that the aggregate amount of Restricted Payments made under this clause (4) do not exceed in any calendar year $15.0 million (which shall increase to $25.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any calendar year (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer); provided, further, that such amount in any calendar year under this clause may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to any future, present or former employees, directors, officers, members of management, or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries (or any direct or indirect parent company to the extent contributed to the Issuer) after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer from any future, present or former employees, directors, officers, members of management or consultants of the Issuer (or their respective Controlled Investment Affiliates or Immediate Family Members), any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the 2020 Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted Subsidiaries after the Issue Date;

(b) the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such parent company after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) after the Disposition Date, Investments in Unrestricted Subsidiaries having an aggregate fair market value taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed the greater of (a) $30.0 million and (b) 0.75% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or any Restricted Subsidiary or any direct or indirect parent company of the Issuer and any repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options, warrants or similar rights;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent company of the Issuer to fund a payment of dividends on such company’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any direct or indirect parent company of the Issuer after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not be subsequently sold or transferred for, Cash Equivalents)) not to exceed $80.0 million (or, after the Disposition Date, not to exceed the greater of (a) $100.0 million and (b) 2.00% of Total Assets at such time);

(12) distributions or payments of Securitization Fees;

(13) any Restricted Payment made in connection with the 2011 Transactions and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under “— Certain Covenants — Transactions with Affiliates”, including any payments to holders of Equity Interests of Emdeon Inc. (immediately prior to giving effect to the 2011 Transactions) in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales”; provided, that if the Issuer shall have been required to make a Change of Control Offer or Asset Sale Offer, as applicable, to purchase the 2020 Notes on the terms provided in the 2020 Indenture applicable to Change of Control Offers or Asset Sale Offers, respectively, all 2020 Notes validly tendered by Holders of such 2020 Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(15) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent company of the Issuer in amounts required for any direct or indirect parent company of the Issuer to pay, in each case without duplication,

(a) franchise and similar taxes, and other fees and expenses, required to maintain their corporate existence;

(b) consolidated, combined or similar foreign, federal, state or local income or similar taxes of a tax group that includes the Issuer and/or its Subsidiaries and whose common parent is a direct or indirect parent of the Issuer, to the extent such income or similar taxes are attributable to the income of the Issuer and its Restricted Subsidiaries or, to the extent of any cash amounts actually received by the Issuer from its Unrestricted Subsidiaries for such purpose, to the income of such Unrestricted Subsidiaries; provided, that in each case the amount of such payments in respect of any fiscal year does not exceed (A) the amount of such taxes actually paid by such direct or indirect parent companies on account of such taxes and (B) the amount that the Issuer and/or its Restricted Subsidiaries (and, to the extent permitted above, its Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of the relevant foreign, federal, state or local income or similar taxes for such fiscal year had the Issuer, its Restricted Subsidiaries and/or its Unrestricted Subsidiaries (to the extent described above), as applicable, paid such taxes separately from any such parent company;

(c) customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity;

(f) amounts that would be permitted to be paid by the Issuer under clause (3) of the covenant described under “— Certain Covenants — Transactions with Affiliates”;

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct or indirect parent company of the Issuer;

(h) to finance Investments that would otherwise be permitted to be made pursuant to this covenant if made by the Issuer; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant “— Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” below) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the 2020 Indenture, (D) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph and (E) such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof); and

(i) amounts that would be permitted to be paid by the Issuer under clauses (3), (4), (7), (8), (12), (16) and (20) of the covenant described under “— Certain Covenants — Transactions with Affiliates” (and, after the Disposition Date, clause (13) of the covenant described under “— Certain Covenants — Transactions with Affiliates”); provided, that the amount of any dividend or distribution under this clause (15)(i) to permit such payment shall reduce, without duplication, Consolidated Net Income of the Issuer to the extent, if any, that such payment would have reduced Consolidated Net Income of the Issuer if such payment had been made directly by the Issuer and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (15)(i) and such payment would have been added back to (or, to the extent excluded from Consolidated Net Income, would have been deducted from) EBITDA if such payment had been made directly by the Issuer, in each case, in the period such payment is made; and

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents or were contributed to such Unrestricted Subsidiary in anticipation of such distribution, dividend or other payment);

provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16) (and, prior to the Disposition Date (unless otherwise consented by the GSMP Group) clauses (5), (6), and (14)), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted

Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the penultimate sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the 2020 Indenture. For the avoidance of doubt, this covenant shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under the terms of the 2020 Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries’ for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the then outstanding aggregate principal amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed (A) prior to the Disposition Date, an amount equal to (1) $50.0 million (determined on the date of such incurrence) minus (2) the outstanding aggregate principal amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued by Restricted Subsidiaries that are not Guarantors pursuant to clause (14)(b) and (B) after the Disposition Date, the greater of (i) $75.0 million and (ii) 2.00% of Total Assets (in each case, determined on the date of such incurrence).

The foregoing limitations will not apply to:

(1) Indebtedness incurred pursuant to any Credit Facilities by the Issuer or any Restricted Subsidiary that is a Guarantor (or, after the Disposition Date, any Restricted Subsidiary), and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided that immediately after giving effect to any such incurrence or issuance, the then outstanding aggregate principal amount of all Indebtedness incurred or issued under this clause (1) does not exceed $1,500.0 million; provided, further, that prior to the Disposition Date, Restricted Subsidiaries that are not Guarantors may incur under this clause (1) an amount of Indebtedness incurred pursuant to any Credit Facilities that are revolving credit facilities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) not to exceed $50.0 million at any one time outstanding;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by (a) the 2020 Notes (including any guarantee thereof) (but excluding any Additional 2020 Notes) and (b) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the 2019 Notes (including any guarantee thereof);

(3) Indebtedness of the Issuer and its Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock incurred or issued by the Issuer or any Restricted Subsidiary and Preferred Stock incurred or issued by the Issuer or any Restricted Subsidiary, to finance the purchase, lease or improvement of property (real or personal), equipment or other assets used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount not to exceed $60.0 million (or, after the Disposition Date, the greater of (a) $60.0 million and (b) 1.50% of Total Assets) (in each case, determined at the date of incurrence or issuance), so long as such Indebtedness, Disqualified Stock or Preferred Stock is incurred or issued at the date of such purchase, lease or improvement or within 270 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 Business Days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (Contingent Obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Wholly-Owned Restricted Subsidiary or a Guarantor (or, after the Disposition Date, any Restricted Subsidiary); provided, that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the 2020 Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (7);

(8) Indebtedness of a Wholly-Owned Restricted Subsidiary or a Guarantor (or, after the Disposition Date, any Restricted Subsidiary) to the Issuer or another Restricted Subsidiary; provided, that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the 2020 Notes of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8);

(9) shares of Preferred Stock of a Wholly-Owned Restricted Subsidiary or a Guarantor (or, after the Disposition Date, any Restricted Subsidiary) issued to the Issuer or another Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred under the 2020 Indenture, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “— Certain Covenants — Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to the second paragraph of “— Certain Covenants — Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) or (3) of the definition thereof) (the “Contribution Indebtedness”); provided, that prior to the Distribution Date:

(i) the aggregate outstanding principal amount of such Contribution Indebtedness shall not exceed $100.0 million (determined on the date of such incurrence);

(ii) such Contribution Indebtedness is incurred or issued within one year of the Issuer’s receipt of such net cash proceeds;

(iii) such Contribution Indebtedness has each (x) a Weighted Average Life to Maturity at the time such Contribution Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of, the 2020 Notes or (y) has a Weighted Average Life to Maturity at the time such Contribution Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the 2019 Notes and other terms and conditions substantially identical to the 2019 Notes (regardless of whether such Contribution Indebtedness is fungible with or issued under the same indenture as the 2019 Notes); and

(iv) such Contribution Indebtedness is unsecured and (x) ranks equally in right of payment with the 2020 Notes or any Guarantee thereof or (y) is subordinated in right of payment to the 2020 Notes or any Guarantee thereof; and,

(b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not exceed $125.0 million (or, after the Disposition Date, the greater of (i) $125.0 million and (ii) 3.25% of Total Assets) (in each case, determined on the date of such incurrence); it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b)); provided that prior to the Disposition Date (unless otherwise consented by the GSMP Group), the sum of (1) the then outstanding aggregate principal amount of Indebtedness, Disqualified Stock and Preferred Stock that is incurred or issued, as applicable, pursuant to this clause (12)(b) by Restricted Subsidiaries that are not Guarantors plus (2) the then outstanding aggregate principal amount of Indebtedness, Disqualified Stock and Preferred Stock that is both (A) incurred or issued, as applicable, pursuant to this clause (12)(b) by the Issuer or any Restricted Subsidiary that is a Guarantor and

(B) secured pursuant to clause (6) of the definition of “Permitted Liens” shall not exceed $75.0 million in the aggregate (determined on the date of such incurrence);

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs, and accrued interest, fees and expenses in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the 2020 Notes);

(b) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment to the 2020 Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment to the 2020 Notes or the Guarantee thereof at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii) Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and, provided, further, that subclause (a) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Credit Facilities or Secured Indebtedness;

(14) (a) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition (or other purchase of assets) or (b) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the 2020 Indenture; provided, that in the case of clauses (a) and (b), after giving effect to such acquisition, merger, amalgamation or consolidation, either (x) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test set forth in the first paragraph of this covenant or (y) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation; provided, further that prior to the Disposition Date, no more than $50.0 million of the outstanding principal amount of Indebtedness, Disqualified Stock or Preferred Stock incurred or issued pursuant to this clause (14)(b), less any outstanding principal amount of Indebtedness, Disqualified Stock or Preferred Stock incurred or issued by Restricted Subsidiaries that are not Guarantors under the first paragraph of this covenant, shall be Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the 2020 Indenture, or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided, that such guarantee is incurred in accordance with the covenant described below under “— Certain Covenants — Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “— Certain Covenants — Limitation on Restricted Payments”;

(19) to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(20) (a) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries and (b) Indebtedness in respect of Bank Products;

(21) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms;

(22) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (a) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(23) the incurrence of Indebtedness of Restricted Subsidiaries of the Issuer that are not Guarantors in an amount outstanding under this clause (23) not to exceed together with any other Indebtedness incurred under this clause (23) $50.0 million (or, after the Disposition Date, the greater of (a) $50.0 million and (b) 1.25% of Total Assets) (in each case, determined on the date of such incurrence); it being understood that any Indebtedness deemed incurred pursuant to this clause (23) shall cease to be deemed incurred or outstanding for purposes of this clause (23) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (23)); and

(24) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Restricted Subsidiary or joint venture in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) at any time, whether at the time of incurrence or issuance or upon the application of all or a portion of the proceeds thereof, meets the criteria of more than one of the categories of permitted Indebtedness,

Disqualified Stock or Preferred Stock described in clauses (1) through (24) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify and may subsequently reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in such of the above clauses or under the first paragraph of this covenant as determined by the Issuer at such time; provided, that all Indebtedness outstanding under the Senior Secured Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the second paragraph above; provided, further, that prior to the Disposition Date, the amount of all Indebtedness outstanding under the Senior Secured Credit Facilities on the Issue Date will be treated as incurred on the Issue Date (or any date on which such Indebtedness is refinanced with Secured Indebtedness) under clause (1) of the second paragraph above; and

(2) the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The 2020 Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the 2020 Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be. In addition to the foregoing, prior to the Disposition Date (unless otherwise consented by the GSMP Group), Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Secured Indebtedness which is, by its express terms, subordinated as to rights to receive, or subject to turnover of, payments or proceeds of collateral to any other Secured Indebtedness of the Issuer or a Guarantor secured in whole or in part by the same collateral (including any “second-lien debt” or “first-loss” or “last-out” tranche).

The 2020 Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it is guaranteed by other obligors or (3) after the Disposition Date, Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

Prior to the Disposition Date, (i) no Non-Debt Fund Affiliate shall be permitted to, directly or indirectly, acquire or hold, whether acquired in primary or secondary transactions, any Secured Indebtedness of the Issuer or any Guarantor or any Indebtedness of any Restricted Subsidiaries that are not Guarantors (collectively, “Priority Debt”), and (ii) neither the Issuer nor its Restricted Subsidiaries shall issue, directly or indirectly, or permit or suffer to remain outstanding, any Priority Debt to any Non-Debt Fund Affiliate; provided that, notwithstanding the foregoing, the Non-Debt Fund Affiliates may acquire in secondary market transactions Indebtedness outstanding under the Senior Secured Credit Facilities so long as (x) such Indebtedness held by the Non-Debt Fund Affiliates shall not exceed, in the aggregate, 20% of the Indebtedness then outstanding under the Senior Secured Credit Facilities, and (y) all Indebtedness owned by the Non-Debt Fund Affiliates are excluded in any required lender votes (but not, for avoidance of doubt, any votes requiring all lenders or each affected lender) under the Senior Secured Credit Facilities.

Prior to the Disposition Date, no Debt Fund Affiliate shall be permitted to, directly or indirectly, acquire or hold, whether acquired in primary or secondary transactions, any Secured Indebtedness outstanding under the Senior Secured Credit Facilities; provided that, notwithstanding the foregoing, the Debt Fund Affiliates may acquire and hold Indebtedness, including revolving commitments and revolving loans, outstanding under the Senior Secured Credit Facilities so long as all Indebtedness, including revolving commitments and revolving loans, held by Debt Fund Affiliates do not account for more than 50% of the funded loans and revolving commitments of consenting lenders included in determining any required lender votes (but not, for avoidance of doubt, any votes requiring all lenders or each affected lender) under the Senior Secured Credit Facilities.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related Guarantee of Indebtedness, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the 2020 Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the 2020 Notes or the Guarantees are equally and ratably secured,

except that the foregoing shall not apply to or restrict (a) Liens securing obligations in respect of the 2020 Notes and the related Guarantees, (b) Liens securing obligations in respect of (x) Indebtedness and other Obligations permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the 2020 Indenture to be incurred pursuant to clause (1) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) obligations of the Issuer or any Subsidiary in respect of any Bank Products provided by any lender party to any Senior Secured Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products are provided were entered into) and (c) Liens securing obligations in respect of Indebtedness permitted to be incurred under the covenant described above under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that, with respect to Liens securing Indebtedness permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto and the application of the net proceeds thereof, the Consolidated Secured Debt Ratio would be no greater than 4.00 to 1.00.

Any Lien created for the benefit of the Holders of the 2020 Notes pursuant to the preceding paragraph shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided, that in the case where the surviving Person is not a corporation, a co-obligor of the 2020 Notes is a corporation;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the 2020 Notes pursuant to supplemental indentures or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the 2020 Indenture, the 2020 Notes and the Registration Rights Agreement; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, comply with the 2020 Indenture. The Successor Company will succeed to, and be substituted for the Issuer under the 2020 Indenture, the Guarantees and the 2020 Notes, as applicable.

Notwithstanding the foregoing clauses (3), (4), (5) and (6) of the preceding paragraph of the covenant did not apply to the 2011 Transactions.

Notwithstanding the immediately preceding clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the 2020 Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment,

transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the 2020 Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, comply with the 2020 Indenture;

(2) the transaction is made in compliance with the first paragraph of the covenant described under “Repurchase at the Option of Holders — Asset Sales”; or

(3) in the case of assets comprised of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries.

Subject to certain limitations described in the 2020 Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the 2020 Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (1) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (2) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or (4) liquidate or dissolve or change its legal form if the Issuer determines in good faith that such action is in the best interests of the Issuer.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the 2020 Indenture described above under the covenant “— Certain Covenants — Limitation on Restricted Payments” and the definition of “Permitted Investments” (except, prior to the Disposition Date (unless otherwise consented by the GSMP Group),

Restricted Payments permitted by clause (15)(i) of the second paragraph of such covenant and clauses (3), (4), (8), (12), (13), (18) and (19) of the definition of “Permitted Investments”);

(3) (a) so long as (A) no Event of Default under clauses (1), (2) or (6) under the caption “Events of Default and Remedies” shall have occurred and is continuing or shall result therefrom or (B) the Disposition Date has occurred, (i) the payment of management, consulting, monitoring, transaction and advisory and other fees pursuant to the Management Fee Agreement (plus any unpaid management, consulting, monitoring, transaction and advisory and other fees accrued in any prior year) and (ii) the termination fees pursuant to the Management Fee Agreement and (b) payment of all indemnities and expenses under such Management Fee Agreement (plus any unpaid indemnities and expenses accrued in any prior year);

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of or for the benefit of, current or former employees, directors, officers, managers or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or any parent company of the Issuer which holds, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Issuer) is a party as of the Issue Date and any similar agreements which it (or any parent company of the Issuer which holds, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Issuer) may enter into thereafter; provided, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries (or such parent company) of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole;

(8) the 2011 Transactions and the payment of all fees and expenses related to the 2011 Transactions, including Transaction Expenses;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the 2020 Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any direct or indirect parent company of the Issuer or to any Permitted Holder or to any employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments and Indebtedness and Disqualified Stock (and cancellation of any thereof) of the Issuer and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement that are, in each case, approved by the Issuer in good faith; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the Issuer in good faith;

(14) (i) investments by Permitted Holders in securities of the Issuer or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as (x) the investment is being offered by the Issuer or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (y) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities (provided, that any investments in debt securities by any Debt Fund Affiliates shall not be subject to the limitation in this clause (y)), and (ii) payments to Permitted Holders in respect of securities of the Issuer or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Issuer and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities;

(15) payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto);

(16) payments by the Issuer (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent company) and its Subsidiaries, to the extent such payments are permitted under clause (15)(b) of the second paragraph under the caption “— Certain Covenants — Limitation on Restricted Payments”;

(17) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee and any Affiliate of the Issuer, as lessor, which is approved by a majority of the disinterested members of the board of directors of the Issuer in good faith;

(18) intellectual property licenses in the ordinary course of business;

(19) any payments by the Issuer and the Issuer’s Subsidiaries made pursuant to any Tax Receivable Agreement; and

(20) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to stockholders of the Issuer or any direct or indirect parent thereof pursuant to the Stockholders’ Agreement or the Registration Rights Agreement.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries that is a Guarantor;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries that is a Guarantor; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries that is a Guarantor,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Secured Credit Facilities and the related documentation and Hedging Obligations and the related documentation;

(b) (i) the 2020 Indenture, the 2020 Notes and the guarantees thereof and (ii) the 2019 Notes Indenture, the 2019 Notes and the guarantees thereof;

(c) purchase money obligations for property acquired in the ordinary course of business and capital lease obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or arising in connection with any Permitted Liens;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(k) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(m) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(n) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(o) restrictions arising in connection with cash or other deposits permitted under the covenant “— Liens”;

(p) any agreement or instrument (A) relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred or issued subsequent to the Issue Date pursuant to the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” if the encumbrances and restrictions are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers (as determined in good faith by the Issuer) or is otherwise in effect on the Issue Date and (B) the Issuer determines that such encumbrance or restriction will not adversely affect the Issuer’s ability to make principal and interest payments on the 2020 Notes as and when they come due (or, after the Disposition Date, in lieu of satisfying the requirements of this clause (B), such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness);

(q) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (p) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(r) restrictions created in connection with any Qualified Securitization Facility that, in the good faith determination of the Issuer are necessary or advisable to effect such Qualified Securitization Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Securitization Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the 2020 Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the 2020 Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the 2020 Notes; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided, that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day period described in clause (1) above.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC:

(1) within 90 days after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) within five (5) Business Days of the date on which an event would have been required to be reported on a Form 8-K or any successor or comparable form if the Issuer had been a reporting company under the Exchange Act, a current report relating to such event on Form 8-K or any successor or comparable form;

in each case, in a manner that complies in all material respects with the requirements specified in such form (except as described above or below and subject, in the case of required financial information, to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above); provided, that the Issuer shall not be so obligated to file such reports with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, in which event the Issuer will make available such information to the Trustee, the Holders of the 2020 Notes and prospective purchasers of 2020 Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Sections 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any 2020 Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; provided, further, that any report required to be delivered under clause (1) or (2) above prior to the completion of the first full fiscal year following the Issue Date shall not be required to comply with Regulation S-X or contain all purchase accounting adjustments relating to the 2011 Transactions to the extent it is not practicable to include any such adjustments in such report.

In the event that any direct or indirect parent company of the Issuer of which the Issuer is a Wholly-Owned Subsidiary becomes a Guarantor, the 2020 Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided, that, if and so long as such parent company shall have Independent Assets or Operations (as defined below), the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the

Issuer and its Restricted Subsidiaries on a stand-alone basis, on the other hand. “Independent Assets or Operations” means, with respect to any such parent company, that such parent company’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in the Issuer and the Restricted Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such parent company, is more than 3.0% of such parent company’s corresponding consolidated amount.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the time periods specified above, or (2) by posting on the Issuer’s website and providing to the Trustee within 15 days of the time periods after the Issuer would have been required to file annual and interim reports with the SEC, the financial information (including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above.

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “— Events of Default and Remedies” until 90 days after the receipt of the written notice delivered thereunder.

To the extent any information is not provided within the time periods specified in this section “— Reports and Other Information” and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Events of Default and Remedies

The 2020 Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the 2020 Notes;

(2) default for 10 Business Days (or following the Disposition Date, 30 days) or more in the payment when due of interest on or with respect to the 2020 Notes;

(3) (A) until the Disposition Date, failure by the Issuer or any Guarantor to comply with any of its obligations, covenants or agreements contained in “— Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” (with respect to the Issuer only) or (B) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the 2020 Notes then outstanding to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3)(A) above) contained in the 2020 Indenture or the 2020 Notes; provided that, notwithstanding anything to the contrary in this clause (B), prior to the Disposition Date (unless the GSMP Group consents to longer grace periods not to exceed the period provided in the foregoing clause (B)), failure by the Issuer or any Guarantor to comply with their respective obligations under “— Certain Covenants — Limitation on Restricted Payments,” “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” “Certain Covenants – Liens,” “— Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” (other than with respect to the Issuer), “— Certain Covenants —Transactions with Affiliates,” “Certain Covenants — Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries,” “— Certain Covenants — Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,” “Repurchase at the Option of

Holders — Asset Sales” and “Repurchase at the Option of Holders — Change of Control” shall result in an Event of Default after such failure continues for 15 days after receipt of written notice given by the Trustee or by the GSMP Group with a copy of the notice to the Trustee;

(4) (a) prior to the Disposition Date, the occurrence of any event of default under any Indebtedness (other than Indebtedness under the Senior Secured Credit Facilities) of the Issuer or any Significant Subsidiary or (b) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the 2020 Notes, if such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity, in each case of the foregoing clauses (a) and (b), if the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness as to which an event of default, if applicable, or default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods) has occurred, or the maturity of which has been so accelerated, aggregate $40.0 million or more outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “— Reports and Other Information”) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $40.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “— Reports and Other Information”) would constitute a Significant Subsidiary);

(7) the Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “— Reports and Other Information”) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statement of the Issuer for a fiscal quarter end) would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the 2020 Indenture or the release of any such Guarantee in accordance with the 2020 Indenture; or

(8) prior to the Disposition Date (unless waived by the GSMP Group), (A) failure by the Issuer for 30 days after receipt of written notice given by the GSMP Group to comply with any of its covenants and other agreements in the Note Purchase Agreement or (B) failure of any representation and warranty made or deemed to have been made by or on behalf of the Issuer or by any of its officers in the Note Purchase Agreement or the GSMP Agreement or any officer’s certificate contemplated thereby to be true and correct in any material respect; provided if a matter or circumstance exists which would constitute a breach of the representations and warranties or a breach of the covenants or a potential or actual Default or Event of Default pursuant to this clause (8), that matter or circumstance will not constitute an Event of Default, unless such matter or circumstance has not been cured or remedied within 60 days after the earlier of (x) a responsible officer of the Issuer obtaining actual knowledge of such matter or circumstance and the breach arising as a result thereof and (y) after receipt of written notice given by the Trustee or by the GSMP Group with a copy of the notice to the Trustee.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the 2020 Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding 2020 Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the 2020 Notes then outstanding to be due and payable immediately.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding 2020 Notes will become due and payable without further action or notice. The 2020 Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

The 2020 Indenture provides that the Holders of a majority in aggregate principal amount of the 2020 Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the 2020 Notes waive any existing Default and its consequences under the 2020 Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the 2020 Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the 2020 Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

If, at any time prior to the Disposition Date, unless waived by the GSMP Group, a Default in the payment when due of interest on, principal of, or premium, if any, on, the 2020 Notes or an Event of Default has occurred and is continuing, then in each case the 2020 Notes will accrue interest at the stated interest rate on the 2020 Notes plus the Default Interest Rate until the earlier of such time as no such payment Default or such Event of Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable) or the Disposition Date. At any other time, only amounts payable under or in respect of the 2020 Notes not paid when due will accrue interest at the stated interest rate on the 2020 Notes plus the Default Interest Rate until such time as such overdue amounts are paid in full, including any interest thereon (to the extent that the payment of such overdue interest shall be legally enforceable). Default interest shall be payable in cash on demand.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the 2020 Indenture at the request or direction of any of the Holders of the 2020 Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the 2020 Indenture or the 2020 Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding 2020 Notes have requested in writing the Trustee to pursue the remedy;

(3) Holders of the 2020 Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding 2020 Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period.

Subject to certain restrictions, under the 2020 Indenture the Holders of a majority in principal amount of the total outstanding 2020 Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the 2020 Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The 2020 Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the 2020 Indenture, and the Issuer is required, within 10 Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies (other than the Issuer and the Guarantors) shall have any liability, for any obligations of the Issuer or the Guarantors under the 2020 Notes, the Guarantees or the 2020 Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting 2020 Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2020 Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the 2020 Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the 2020 Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the 2020 Notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of 2020 Notes to receive payments in respect of the principal of, premium, if any, and interest on the 2020 Notes when such payments are due solely out of the trust created pursuant to the 2020 Indenture;

(2) the Issuer’s obligations with respect to 2020 Notes concerning issuing temporary 2020 Notes, registration of such 2020 Notes, mutilated, destroyed, lost or stolen 2020 Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the 2020 Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants that are described in the

2020 Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the 2020 Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the 2020 Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the 2020 Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the 2020 Notes, cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the 2020 Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such 2020 Notes and the Issuer must specify whether such 2020 Notes are being defeased to maturity or to a particular redemption date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the 2020 Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the 2020 Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the 2020 Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the 2020 Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Secured Credit Facilities or any other material agreement or instrument (other than the 2020 Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The 2020 Indenture will be discharged and will cease to be of further effect as to all 2020 Notes, when either:

(1) all 2020 Notes theretofore authenticated and delivered, except lost, stolen or destroyed 2020 Notes which have been replaced or paid and 2020 Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all 2020 Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the 2020 Notes, cash in U.S. dollars, U.S. dollar-denominated U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the 2020 Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the 2020 Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption,

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the 2020 Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the 2020 Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the 2020 Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the 2020 Indenture, any Guarantee and the 2020 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the 2020 Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2020 Notes, and any existing Default or compliance with any provision of the 2020 Indenture or the 2020 Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the 2020 Notes then outstanding, other than 2020 Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the 2020 Notes).

The 2020 Indenture provides that, without the consent of each affected Holder of 2020 Notes, an amendment or waiver may not, with respect to any 2020 Notes held by a non-consenting Holder:

(1) reduce the principal amount of such 2020 Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such 2020 Notes (other than provisions relating to (a) notice periods (to the extent consistent with applicable requirements of clearing and settlement systems) for redemption and conditions to redemption and (b) the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the 2020 Notes, except a rescission of acceleration of the 2020 Notes by the Holders of at least a majority in aggregate principal amount of the 2020 Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the 2020 Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the 2020 Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the 2020 Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or premium, if any, or interest on such Holder’s 2020 Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s 2020 Notes;

(9) make any change to or modify the ranking of the 2020 Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the 2020 Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, in any manner materially adverse to the Holders of the 2020 Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the 2020 Indenture to which it is a party) and the Trustee may amend or supplement the 2020 Indenture and any Guarantee or 2020 Notes without the consent of any Holder:

(1) after the Disposition Date, to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated 2020 Notes in addition to or in place of certificated 2020 Notes;

(3) to comply with the covenant relating to mergers, amalgamations, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the 2020 Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to provide for the issuance of Additional 2020 Notes in accordance with the terms of the 2020 Indenture;

(8) to comply with requirements of the SEC in order to effect or maintain the qualification of the 2020 Indenture under the Trust Indenture Act;

(9) to evidence and provide for the acceptance and appointment under the 2020 Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(10) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(11) to add a Guarantor under the 2020 Indenture or to release a Guarantor in accordance with the terms of the 2020 Indenture;

(12) to conform the text of the 2020 Indenture, Guarantees or the 2020 Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the 2020 Indenture, Guarantee or 2020 Notes as provided in an Officer’s Certificate; or

(13) to make any amendment to the provisions of the 2020 Indenture relating to the transfer and legending of 2020 Notes as permitted by the 2020 Indenture, including, without limitation to facilitate the issuance and administration of the 2020 Notes; provided, that (a) compliance with the 2020 Indenture as so amended would not result in 2020 Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer 2020 Notes.

The consent of the Holders is not necessary under the 2020 Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication or electronic delivery will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing or transmitting.

Concerning the Trustee

The 2020 Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the 2020 Indenture has been qualified under the Trust Indenture Act) or resign.

The 2020 Indenture provides that the Holders of a majority in principal amount of the 2020 Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The 2020 Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the 2020 Indenture at the request of any Holder of the 2020 Notes, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

Governing Law

The 2020 Indenture, the 2020 Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the 2020 Indenture. For purposes of the 2020 Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“2011 Transactions” means the Merger and the transactions contemplated by the Merger Agreement, the acquisition of the Equity Interests of EBS Master LLC by one or more Wholly-Owned Subsidiaries of the Issuer as a result of which EBS Master LLC will be a Wholly-Owned Subsidiary of the Issuer, the repayment and refinancing of certain Indebtedness, the issuance of the 2020 Notes, the borrowings under the Senior Secured Credit Facilities as in effect on the Issue Date, and the payment of transactions fees and expenses and other transactions in connection therewith or incidental thereto.

“2019 Notes” means the $375,000,000 in aggregate principal amount of the Issuer’s 11% Senior Notes due 2019 (including any notes issued in exchange therefor pursuant to this prospectus).

“2019 Indenture” means the Indenture for the 2019 Notes, dated November 2, 2011, between the Issuer and Wilmington Trust, National Association, as trustee, as amended or supplemented from time to time.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or consolidating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any 2020 Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such 2020 Note, and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such 2020 Notes at December 31, 2015 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required remaining scheduled interest payments due on such 2020 Note through December 31, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points over (b) the then outstanding principal amount of such 2020 Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a Sale and Lease-Back Transaction) of property or assets of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “— Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the 2020 Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “— Certain Covenants — Limitation on Restricted Payments” or any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $25.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Wholly-Owned Restricted Subsidiary or any Guarantor (or, after the Disposition Date, a Restricted Subsidiary);

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation, expropriation or any similar action with respect to assets or the granting of Liens not prohibited by the 2020 Indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets (other than royalties or other revenues (except accounts receivable)) or related assets in connection with any

Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the 2020 Indenture;

(l) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(r) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(s) the granting of a Lien that is permitted under the covenant described above under “Certain Covenants — Liens”; and

(t) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, pounds sterling, yen, euros or any national currency of any participating member state of the EMU; or

(b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250.0 million;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(11) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above; and

(12) investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (11) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11) and (12) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (12) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holder;

(2) at any time prior the earlier of a Qualified IPO and the Disposition Date, any combination of Permitted Holders shall cease to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, in the aggregate Capital Stock representing at least a majority of the total voting power and economic power represented by the issued and outstanding Capital Stock of the Issuer;

(3) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total voting power of the Voting Stock of the Issuer directly or indirectly through any of its direct or indirect parent holding companies, other than in connection with any transaction or series of transactions in which the Issuer shall become the Wholly-Owned Subsidiary of a Parent Company; or

(4) in connection with an Excluded Contract Change of Control, any lump sum payment pursuant to the Tax Receivable Agreements in excess of any amounts otherwise regularly due and payable pursuant to the Tax Receivable Agreements.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person, including the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including

(a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (q) annual agency fees paid to the administrative agents and collateral agents under any Credit Facilities, (r) costs associated with obtaining Hedging Obligations, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the 2011 Transactions or any acquisition, (t) penalties and interest relating to taxes, (u) any Additional Interest and any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (v) Excluded Contract Amounts to the extent relating to Tax Receivable Agreements, (w) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (x) any expensing of bridge, commitment and other financing fees and any other fees related to the 2011 Transactions or any acquisitions after the Issue Date, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility and (z) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to any multi-year strategic initiatives) and Transaction Expenses shall be excluded;

(2) duplicative running costs, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, pre-opening and opening costs for facilities, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with non-ordinary course product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, restructuring charges or reserves and project start-up costs shall be excluded; provided that the aggregate amount of all items excluded pursuant to this clause (2) for any period shall not exceed 15% of EBITDA (prior to giving effect to this clause for such period (other than items excluded pursuant to this clause (2) to the extent resulting from actions taken or with respect to which substantial steps have been taken or were committed to be taken prior to the Issue Date (notwithstanding that actions may actually be taken after the Issue Date);

(3) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(4) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(5) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business shall be excluded;

(6) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided, that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period;

(7) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “— Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in the 2020 Notes or the 2020 Indenture), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(8) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the 2011 Transactions or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(9) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded;

(10) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(11) any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Issuer or any of its direct or indirect parent companies in connection with the 2011 Transactions, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(12) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the 2020 Notes, the 2019 Notes and other securities and the syndication and incurrence of any Credit Facilities), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the 2020 Notes, the 2019 Notes and other securities and any Credit Facilities) and including, in each case, any such transaction consummated on or prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification 805), shall be excluded;

(13) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the 2011 Transactions (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded;

(14) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(15) any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation — Stock Compensation, shall be excluded; and

(16) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging;

(b) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(c) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks; and

(d) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under the 2020 Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens on the property of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) EBITDA of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit, all obligations relating to Qualified Securitization Facilities and Tax Receivable Agreements) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of repurchase or purchase accounting in connection with the 2011 Transactions or any acquisition); provided, that Consolidated Total Indebtedness shall not include Indebtedness in respect of (A) any letter of credit, except to the extent of unreimbursed amounts under standby letters of credit and (B) Hedging Obligations existing on the Issue Date or otherwise permitted by clause (10) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the 2020 Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer. The U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds,

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies.

“Credit Agreement” means that certain Credit Agreement, dated as of the Issue Date, by and among the Issuer, Beagle Intermediate Holdings, Inc., Bank of America, N.A., as the administrative agent, and the lenders and other parties party thereto, as amended from time to time.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuances is permitted under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds in compliance with the Indenture Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders.

“Data Sublicense Agreements” means the Amended and Restated Data License Agreement, effective February 8, 2008, and the Data Sublicense Agreement, effective October 1, 2009, each as amended, restated, supplemented or modified from time to time, among WebMD Health Corp. and Emdeon Inc. and its Affiliates relating to the processing of and use of health information.

“Debt Fund Affiliate” means (i) any fund managed by, or under common management with, GSO Capital Partners LP, (ii) any fund managed by GSO Debt Funds Management LLC, Blackstone Debt Advisors L.P., Blackstone Distressed Securities Advisors L.P., Blackstone Mezzanine Advisors L.P. or Blackstone Mezzanine Advisors II L.P. and (iii) any other Affiliate of the Investors that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Interest Rate” means a rate equal to 2% per annum.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of “— Certain Covenants — Limitation on Restricted Payments.”

“Disposition Date” means the first day on which the GSMP Group no longer constitutes the Required Holders.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the 2020 Notes or the date the 2020 Notes are no longer outstanding; provided, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members), of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors of the Issuer (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (h) and (k)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to clauses (1) through (16) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(q) through (z) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) [reserved]; plus

(e) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Issuer may elect not to add back such non-cash charge in the current period and (B) to the extent the Issuer elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary; plus

(g) the amount of management, monitoring, consulting, advisory fees and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the Management Fee Agreement or otherwise to the Investors to the extent otherwise permitted under “— Certain Covenants — Transactions with Affiliates”; plus

(h) the amount of “run rate” cost savings, operating expense reductions and synergies projected by the Issuer in good faith to result from actions taken, committed to be taken or expected in good faith to be taken no later than twelve (12) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions); provided, further, that the aggregate amount of all items added back pursuant to this clause (1)(h) for any period, when added to the aggregate amount of pro forma adjustments for cost savings, operating expense reductions and synergies made pursuant to the penultimate paragraph of the definition of “Fixed Charge Coverage Ratio,” shall not exceed 15% of EBITDA (prior to giving effect to this clause (1)(h) and any such pro forma adjustments made pursuant to the penultimate paragraph of the definition of “Fixed Charge Coverage Ratio”) for such period (other than items added back pursuant to this clause (1)(h) and any such pro forma adjustments made pursuant to the penultimate paragraph of the definition of “Fixed Charge Coverage Ratio” to the extent resulting from actions taken or with respect to which substantial steps have been taken or were committed to be taken prior to the Issue Date (notwithstanding that actions may actually be taken after the Issue Date)); plus

(i) the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(j) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “— Certain Covenants — Limitation on Restricted Payments”; plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net loss from disposed, abandoned or discontinued operations; plus

(m) Excluded Contract Amounts; plus

(n) interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables; plus

(o) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items,

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(b) any net income from disposed, abandoned or discontinued operations.

Notwithstanding anything to the contrary contained herein, for purposes of determining EBITDA for any period that includes any of the fiscal quarters ended September 30, 2010, December 31, 2010, March 31, 2011 and June 30, 2011, EBITDA for such fiscal quarters shall be $74,554,000, $75,100,000, $70,126,000 and $75,696,000, respectively, in each case, as may be subject to addbacks and adjustments (without duplication) pursuant to clause (1)(h) above, clause (2) of the definition of “Consolidated Net Income” and the penultimate paragraph of the definition of “Fixed Charge Coverage Ratio” for the applicable period. For the period of four fiscal quarters ended on June 30, 2011, the amount of adjustments pursuant to clause (1)(h) above and the penultimate paragraph of the definition of “Fixed Charge Coverage Ratio,” net of the amount of actual benefits realized in such period from such actions, was $7,475,000.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale or issuance of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Issuer;

(3) any such public or private sale or issuance that constitutes an Excluded Contribution; and

(4) prior to the Disposition Date (unless otherwise consented by the GSMP Group) issuances to any Investor.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contract Amounts” means any payments and obligations under the Tax Receivable Agreements and the Data Sublicense Agreements, including, but not limited to, any charges, costs, expenses (including accrual or accretion of interest expense), losses and liabilities reflected on the consolidated financial statements of the Issuer in accordance with GAAP.

“Excluded Contract Change of Control” has the meaning specified in the definition of “Excluded Contract Restricted Payments.”

“Excluded Contract Restricted Payments” means any payments under the Tax Receivable Agreements in excess of any amounts otherwise regularly due and payable pursuant to the Tax Receivable Agreements (other than any lump sum payments becoming payable as a result of (a) a public offering of the Issuer’s common stock or the common stock of any direct or indirect parent company of the Issuer constituting a Qualified Excluded Contract IPO, or (b) a change of control as determined under the Tax Receivable Agreements (an “Excluded Contract Change of Control”), which shall not constitute Excluded Contract Restricted Payments).

“Excluded Contribution” means net cash proceeds and marketable securities (and, after the Disposition Date, Qualified Proceeds) received by the Issuer from

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “— Certain Covenants — Limitation on Restricted Payments.”

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith (as confirmed, prior to the Disposition Date, for transactions referred to in clauses (3)(b), (3)(c) and (3)(d) of the first paragraph of “— Certain Covenants — Limitation on Restricted Payments “involving marketable securities and other property in excess of $25.0 million, by a resolution of the board of directors of the Issuer, whose resolution with respect thereto will be delivered to the Trustee).

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation (including the 2011 Transactions), the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation (including the 2011 Transactions) which is being given pro forma effect that have been or are expected to be realized based on actions taken, committed to be taken or expected in good faith to be taken within 18 months); provided that any increase to EBITDA as a result of cost savings, synergies and operating expense reductions pursuant to this paragraph shall be subject to the limitation set forth in the penultimate proviso of clause (1)(h) of the definition of “EBITDA.”

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such

Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means (1) generally accepted accounting principles in the United States of America which are in effect on the Issue Date or (2) after the Disposition Date, if elected by the Issuer by written notice to the Trustee in connection with the delivery of financial statements and information, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standard Board, as in effect on the first date of the period for which the Issuer is making such election; provided, that (a) any such election once made shall be irrevocable, (b) all financial statements and reports required to be provided after such election pursuant to the 2020 Indenture shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in the 2020 Indenture shall be computed in conformity with IFRS, (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall restate its consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date and (y) for delivery of audited annual financial information, it shall provide consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date.

“GSMP Agreement” means collectively, (a) the VCOC letter agreement, dated as of October 4, 2011, by and among the Issuer, GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd., GSMP V Institutional US, Ltd, GSLP I Offshore Holdings Fund A, L.P., GSLP I Offshore Holdings Fund B, L.P., GSLP I Offshore Holdings Fund C, L.P., GSLP I Onshore Holdings Fund, L.L.C. and GS Mezzanine Partners V Institutional, L.P. and (b) any note purchase agreement relating to the issuance of any Additional 2020 Notes upon the issuance of such Additional 2020 Notes.

“GSMP Group” means, collectively, (i) GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd., GSMP V Institutional US, Ltd., GSLP I Offshore Holdings Fund A, L.P., GSLP I Offshore Holdings Fund B, L.P., GSLP I Offshore Holdings Fund C, L.P., GSLP I Onshore Holdings Fund, L.L.C., (ii) any other Affiliate thereof or The Goldman Sachs Group, Inc., and (iii) any Subsidiaries of the foregoing.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the 2020 Indenture and the 2020 Notes.

“Guarantor” means each Subsidiary of the Issuer, if any, that Guarantees the 2020 Notes in accordance with the terms of the 2020 Indenture. On the Issue Date, each Restricted Subsidiary that guaranteed any Indebtedness of the Issuer under the Senior Secured Credit Facilities became a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and not paid after becoming due and payable; or

(d) representing the net obligations under any Hedging Obligations,

(e) if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of the Issuer appearing upon the balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) obligations under or in respect of Qualified

Securitization Facilities or (c) the Tax Receivable Agreements; provided, further, that Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the 2020 Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and SunTrust Robinson Humphrey, Inc.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if the applicable securities are not then rated by Moody’s or S&P an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, managers and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investors” means any of Blackstone Capital Partners VI L.P. and any of its Affiliates, Hellman & Friedman Capital Partners VI, L.P. and any of its Affiliates and funds or partnerships managed or advised by it or any of its respective Affiliates but not including, however, any portfolio company of any of the foregoing.

“Issue Date” means November 2, 2011.

“Issuer” means Emdeon Inc., a Delaware corporation (and not any of its Subsidiaries), and its successors.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment. If a payment date is on a legal holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Management Fee Agreement” means the management services or similar agreements between certain of the management companies associated with one or more of the Investors or their advisors, if applicable, and the Issuer (and/or its direct or indirect parent companies) as in effect on the Issue Date (or, on the date of any permitted amendment thereto or replacement thereof), and in each case, any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole, as compared to the Management Fee Agreement as in effect on the Issue Date (it being understood that any amendment thereto or replacement thereof to increase the fees payable pursuant to the Management Fee Agreement would be deemed to be materially disadvantageous to the Holders);

“Management Stockholders” means the members of management (and their Controlled Investment Affiliates and Immediate Family Members) of the Issuer (or its direct parent) who were holders of Equity Interests of any direct or indirect parent companies of the Issuer on the Issue Date or became holders of such Equity Interests in connection with the 2011 Transactions.

“Merger” means the merger of Beagle Acquisition Corp. with and into Emdeon, Inc. pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of August 3, 2011, by and among Beagle Parent Corp., Beagle Acquisition Corp. and Emdeon Inc., as amended, modified and supplemented from time to time.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate Cash Equivalents proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under the 2020 Indenture (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets and required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Debt Fund Affiliate” means any Affiliate of any Investors other than (a) the Issuer or any Subsidiary of the Issuer, (b) any Debt Fund Affiliates and (c) any natural person.

“Note Purchase Agreement” means the note purchase agreement, dated as of October 4, 2011, by and among the Issuer, GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd. and GSMP V Institutional US, Ltd.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Offering Memorandum” means the confidential offering memorandum, dated October 28, 2011, relating to the initial sale of the 2020 Notes.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person that meets the requirements set forth in the 2020 Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee that meets the requirements set forth in the 2020 Indenture.

“Parent Company” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Capital Stock of the Issuer, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act ) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

“Permitted Holders” means any of the Investors and Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that in the case of such group and without giving effect to the existence of such group or any other group, such Investors and Management Stockholders, collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the 2020 Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Wholly-Owned Restricted Subsidiaries or any Guarantor (or, after the Disposition Date, any of its Restricted Subsidiaries);

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit or product line, including research and development and related assets in respect of any product) that is engaged directly or through entities that will be Restricted Subsidiaries in a Similar Business if as a result of such Investment:

(a) such Person becomes a Wholly-Owned Restricted Subsidiary or a Guarantor (or, after the Disposition Date, a Restricted Subsidiary); or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit or product line) to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4) any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under “Repurchase at the Option of Holders — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided, that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the 2020 Indenture;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business; or

(b) in exchange for any other Investment, accounts receivable or indorsements for collection or deposit held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or

(c) in satisfaction of judgments against other Persons; or

(d) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding not to exceed the greater of (a) $100.0 million and (b) 2.00% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants — Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” performance guarantees and Contingent Obligations incurred in the ordinary course of business and the creation of liens on the assets of the Issuer or any Restricted Subsidiary in compliance with the covenant described under “Certain Covenants — Liens”;

(11) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “— Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph (and, prior to the Disposition Date (unless otherwise consented by the GSMP Group), except transactions described in (A) clauses (11) and (13) of such paragraph and (B) clause (15) of such paragraph constituting Investments in excess of $25.0 million outstanding at any time));

(12) Investments consisting of purchases or other acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed $100.0 million (or, after the Disposition Date, not to exceed the greater of (a) $100.0 million and (b) 2.50% of Total Assets) (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Qualified Securitization Facility or any repurchase obligation in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $15.0 million outstanding in the aggregate;

(16) loans and advances to employees, directors, officers, managers and consultants (a) for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or (b) to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of its Restricted Subsidiaries;

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(19) after the Disposition Date, Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(20) after the Disposition Date, Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts;

(21) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(22) repurchases of 2020 Notes;

(23) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices; and

(24) Investments consisting of promissory notes issued by the Issuer or any Guarantor to future, present or former officers, directors and employees, members of management, or consultants of the Issuer or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent thereof, to the extent the applicable Restricted Payment is a permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payment.”

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person and exceptions on title policies insuring liens granted on Mortgaged Properties (as defined in the Senior Secured Credit Facilities);

(6) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (13) or (23) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that (a) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Obligations relating to Refinancing Indebtedness that (x) is secured by Liens on the same assets as the assets securing the Refinancing Indebtedness or (y) extends, replaces, refunds, refinances, renews or defeases Indebtedness incurred or Disqualified Stock or Preferred Stock issued under clauses (3), (4), (12) or (13) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (b) Liens securing Obligations relating to Indebtedness permitted to be incurred pursuant to clause (23) extend only to the assets of Restricted Subsidiaries of the Issuer that are not Guarantors, (c) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to clause (4) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so purchased, leased or improved and (d) prior to the Disposition Date (unless otherwise consented by the GSMP Group), the aggregate principal amount of Obligations relating to Indebtedness incurred and then outstanding pursuant to clause (12)(b) that is secured by Liens pursuant to this clause (6) does not exceed $75.0 million (determined on the date of incurrence of such Lien);

(7) Liens existing on the Issue Date (including to secure any Refinancing Indebtedness of any Indebtedness secured by such Liens);

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided, further, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing (x) Hedging Obligations and (y) obligations in respect of Bank Products;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, sub-leases, licenses or sub-licenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(18) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and proceeds and products thereof, and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the 2020 Indenture, and (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums and accrued and unpaid interest), related to such modification, refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) Liens securing obligations in an aggregate principal amount outstanding which does not exceed $50.0 million (or, after the Disposition Date, the greater of (a) $50.0 million and (b) 1.25% of Total Assets) (in each case, determined as of the date of such incurrence);

(21) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(22) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(26) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under the Senior Secured Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(29) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(31) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted by the 2020 Indenture;

(32) ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(33) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(34) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(35) Liens on the assets of non-guarantor Restricted Subsidiaries securing Indebtedness of such Subsidiaries that were permitted by the terms of the 2020 Indenture to be incurred;

(36) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under the 2020 Indenture to be applied against the purchase price for such Investment;

(37) any interest or title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, licensor’s or sub-licensor’s interest under leases or licenses entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business; and

(38) deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any of its Subsidiaries in the ordinary course of business of the Issuer and such Subsidiary to secure the performance of the Issuer’s or such Subsidiary’s obligations under the terms of the lease for such premises.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Excluded Contract IPO” means the underwritten public offering of common Equity Interests of the Issuer or any of the Issuer’s direct or indirect parent companies the proceeds of which are contributed to the Issuer, in each case, pursuant to an effective registration statement filed with the SEC in accordance with the

Securities Act (other than a registration statement on Form S-8 or any successor form) generating net proceeds to the Issuer (or, any parent company of the Issuer contributed to the Issuer) of not less than $250.0 million.

“Qualified IPO” means the initial underwritten public offering of common Equity Interests of the Issuer or any of the Issuer’s direct or indirect parent companies, in each case, pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (other than a registration statement on Form S-8 or any successor form) generating gross proceeds to the Issuer (or, any parent company of the Issuer contributed to the Issuer) of not less than $100.0 million.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (i) the board of directors of the Issuer shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the applicable Securitization Subsidiary, (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) or (b) constituting a receivables financing facility.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the 2020 Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registration Rights Agreement” means a registration rights agreement with respect to the 2020 Notes, dated as of the Issue Date, among Beagle Acquisition Corp., Emdeon Inc., the Guarantors, GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd., GSMP V Institutional US, Ltd., GSLP I Offshore Holdings Fund A, L.P., GSLP I Offshore Holdings Fund B, L.P., GSLP I Offshore Holdings Fund C, L.P., and GSLP I Onshore Holdings Fund, L.L.C., and the Initial Purchasers.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Required Holders” means Holders of at least a majority in aggregate principal amount of the 2020 Notes then outstanding.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment and any other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof.

“Securitization Facility” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Secured Credit Facilities, the 2019 Notes and the related guarantees and 2020 Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all (x) Hedging Obligations (and guarantees thereof) and (y) obligations in respect of Bank Products (and guarantees thereof) owing to a lender under the Senior Secured Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided, that such Hedging Obligations and obligations in respect of Bank Products, as the case may be, are permitted to be incurred under the terms of the 2020 Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the 2020 Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the 2020 Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the 2020 Indenture.

“Senior Secured Credit Facilities” means the term loan facility, revolving credit facility and other credit facilities under the Credit Agreement, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under the caption “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (1) any business conducted by the Issuer or any of its Restricted Subsidiaries on the Issue Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date.

“Stockholders’ Agreement” means the stockholders’ agreement among the Issuer, Beagle Parent Corp., a Delaware corporation, Beagle Intermediate Holdings, Inc., a Delaware corporation, the Sponsors (as defined therein), certain co-investors designated by the Sponsors and certain members of the Issuer’s senior management.

“Subordinated Indebtedness” means, with respect to the 2020 Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the 2020 Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the 2020 Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax Receivable Agreements” means, collectively, the three tax receivable agreements, each dated as of August 17, 2009 and as amended, restated, supplemented, or modified on or prior to the Issue Date, among the Issuer and the other persons party thereto, as in effect on the Issue Date and as may be amended, restated, supplemented, modified, replaced or substituted after the Issue Date so long as such amendment, restatement, supplement, modification, replacement or substitution is in a manner not materially disadvantageous to the Holders, when taken as a whole, as compared to the Tax Receivable Agreements in effect on the Issue Date, as determined in the good faith judgment of a majority of the disinterested members of the board of directors of the Issuer.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the 2011 Transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 31, 2015; provided, that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided, that:

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “— Certain Covenants — Limitation on Restricted Payments”; and

(3) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.

“U.S. Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments;

provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wholly-Owned Restricted Subsidiary” means a Wholly-Owned Subsidiary of the Issuer that is also a Restricted Subsidiary.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facilities

In connection with the 2011 Transactions, we entered into a $1,224.0 million term loan facility and a $125.0 million revolving facility. The credit agreement governing the senior credit facilities provides that, subject to certain conditions, we may request additional tranches of term loans, increase commitments under the revolving facility or the term loan facility or add one or more incremental revolving facility tranches (provided that the revolving credit commitments outstanding at any time have no more than three different maturity dates) in an aggregate amount not to exceed (a) $300.0 million plus (b) an unlimited amount at any time, subject to compliance on a pro forma basis with a first lien net leverage ratio of no greater than 4.00:1.00. Availability of such additional tranches of term loans or revolving facilities and/or increased commitments is subject to, among other conditions, the absence of any default under the credit agreement governing the senior credit facilities and the receipt of commitments by existing or additional financial institutions. Proceeds of the revolving facility, including up to $30.0 million in the form of borrowings on same-day notice, referred to as swingline loans, and up to $50.0 million in the form of letters of credit, are available to provide financing for working capital and general corporate purposes.

In April 2012, we amended the credit agreement governing the senior credit facilities to reprice the senior credit facilities and borrow $80.0 million of additional term loans for general corporate purposes, including acquisitions.

Interest Rate and Fees

Borrowings under the senior credit facilities bear interest at an annual rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the highest of (i) the applicable prime rate (ii) the federal funds rate plus 0.50% and (iii) a LIBOR rate determined by reference to the costs of funds for United States dollar deposits for an interest period of one month, adjusted for certain additional costs, plus 1.00% with a floor of 2.25% for the term loan facility or (b) a LIBOR rate determined by reference to the costs of funds for United States dollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, which, in the case of the term loan facility only, shall be no less than 1.25%. During the three months ended March 31, 2012, the applicable margin for the term loan facility was 4.50% for base rate borrowings and 5.50% for LIBOR borrowings. During the three months ended March 31, 2012, the applicable margin for the revolving facility was 4.25% for base rate borrowings and 5.25% for LIBOR borrowings. The applicable margin for the revolving facility is subject to a 0.25% step-down based on our first lien net leverage ratio at the end of each fiscal quarter.

Following the amendment to reprice the senior credit facilities and borrow $80.0 million of additional term loans, the LIBOR-based interest rate on the term loan facility is LIBOR plus 3.75%, compared to the previous interest rate of LIBOR plus 5.50%. The new LIBOR-based interest rate on the revolving facility, is LIBOR plus 3.50% (with a potential step-down to LIBOR plus 3.25% based on the our first lien net leverage ratio), compared to the previous interest rate of LIBOR plus 5.25% (with a potential step-down to LIBOR plus 5.00% based on our first lien net leverage ratio). The term loan facility remains subject to a LIBOR floor of 1.25%, and there continues to be no LIBOR floor on the revolving facility.

In addition to paying interest on outstanding principal under the senior credit facilities, we are required to pay customary agency fees, letter of credit fees and a 0.50% commitment fee in respect of the unutilized commitments under the revolving facility.

Prepayments

The credit agreement governing the senior credit facilities requires that we prepay outstanding loans under the term loan facility, subject to certain exceptions, with (a) 100% of the net cash proceeds of any incurrence of debt other than debt permitted under the credit agreement governing the senior credit facilities, (b) commencing with the fiscal year ended December 31, 2012, 50% (which percentage will be reduced to 25% and 0% based on our first lien net leverage ratio) of our annual excess cash flow and (c) 100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions.

We may voluntarily prepay outstanding loans under the senior credit facilities at any time without premium or penalty other than breakage costs with respect to LIBOR loans; provided, however, that if on or prior to the first anniversary of any repricing transaction, we prepay any loans under the term loan facility in connection with a repricing transaction, we must pay a prepayment premium of 1.00% of the aggregate principal amount of the loans so prepaid.

We are required to make quarterly payments equal to 0.25% of the original principal amount of the loans under the term loan facility, with the balance due and payable on November 2, 2018. Any principal amount outstanding under the revolving facility is due and payable on the November 2, 2016.

Guarantees

Certain of our United States wholly-owned restricted subsidiaries, together with the Company, are co-borrowers and jointly and severally liable for all obligations under the senior credit facilities. Such obligations of the co-borrowers are unconditionally guaranteed by Holdings, the Company and each of our existing and future United States wholly-owned restricted subsidiaries (with certain exceptions including immaterial subsidiaries). These obligations are secured by a perfected security interest in substantially all of the assets of the co-borrowers and guarantors now owned or later acquired, including a pledge of all of the capital stock of the Company and our United States wholly-owned restricted subsidiaries and 65% of the capital stock of our foreign restricted subsidiaries, subject in each case to the exclusion of certain assets and additional exceptions.

Restrictive Covenants and Other Matters

The credit agreement governing the senior credit facilities requires us to comply with maximum first lien net leverage ratio and consolidated cash interest coverage ratio financial maintenance covenants, to be tested on the last day of each fiscal quarter beginning with the quarter ended March 31, 2012. A breach of these covenants is subject to certain equity cure rights. In addition, the senior credit facilities contain a number of negative covenants that, among other things and subject to certain exceptions, restrict our ability and the ability of our subsidiaries to:

•	incur additional indebtedness or guarantees;

•	incur liens;

•	make investments, loans and acquisitions;

•	consolidate or merge;

•	sell assets, including capital stock of subsidiaries;

•	pay dividends on capital stock or redeem, repurchase or retire capital stock of the Company or any restricted subsidiary;

•	alter the business of the Company;

•	amend, prepay, redeem or purchase subordinated debt;

•	engage in transactions with affiliates; and

•	enter into agreements limiting dividends and distributions of certain subsidiaries.

The credit agreement governing the senior credit facilities also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default (including upon change of control).

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion is a summary of certain material United States federal income tax considerations relating to the exchange of outstanding notes for exchange notes pursuant to the exchange offer and the ownership and disposition of exchange notes received pursuant to the exchange offer. This summary does not purport to be a complete analysis of all the potential United States federal income tax considerations. This summary is based on the Code, the Treasury regulations promulgated thereunder, judicial authority, and Internal Revenue Service (the “IRS”) rulings, all as in effect on the date of this prospectus. All of these are subject to change, possibly with retroactive effect, or different interpretations, which may result in United States federal income tax consequences different from those summarized below. No ruling has been or will be sought from the IRS, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange or of holding or disposing of the exchange notes, or that any such position will not be sustained.

This summary does not address all aspects of United States federal income taxation that might be relevant to particular holders in light of their personal circumstances or status (for example, holders subject to the alternative minimum tax provisions of the Code), or to holders that may be subject to special rules under United States federal income tax law, including: banks and other financial institutions; tax-exempt organizations; S corporations, partnerships or other pass-through entities; insurance companies; dealers in stocks, securities or currencies; regulated investment companies; real estate investment trusts; persons that use a mark-to-market accounting method; persons holding notes as part of a hedging or conversion transaction or a straddle; persons deemed to sell notes under the constructive sale provisions of the Code; persons who or that are, or may become, subject to the expatriation provisions of the Code; and persons whose functional currency is not the United States dollar; individual retirement accounts or other tax-deferred accounts. Any such persons are urged to consult their own tax advisors regarding the tax consequences to them of the exchange and of holding and disposing of the exchange notes.

This summary also does not discuss any aspect of state, local or foreign law, or United States federal estate and gift tax law. This summary applies only to holders who hold the outstanding notes and the exchange notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

THE FOLLOWING DISCUSSION IS INTENDED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. INVESTORS CONSIDERING THE EXCHANGE OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE United States FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE United States FEDERAL ESTATE TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-United States TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this summary, the term “United States holder” means a beneficial owner of an outstanding note or an exchange note that is, for United States federal income tax purposes:

•	an individual citizen or resident of the United States as determined for United States federal income tax purposes;

•

a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons (within the meaning of the Code) has the authority to control all of its substantial decisions, or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The term “non-United States holder” means a beneficial owner of an outstanding note or an exchange note that is an individual, a corporation, an estate or a trust that is not a United States holder.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds outstanding notes or exchange notes, the United States federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Any such partner should consult its own tax advisors about the United States federal income tax consequences of the exchange and of ownership and disposition of the exchange notes.

Treatment of the Exchange

The exchange of an outstanding note for an exchange note pursuant to the exchange offers will not constitute a taxable exchange for United States federal income tax purposes. Accordingly a holder will not recognize any gain or loss upon the receipt of an exchange note for an outstanding note, a holder’s holding period for an exchange note will include the holding period for the outstanding note exchanged therefor, and a holder’s tax basis in the exchange note immediately after the exchange will be the same as such holder’s adjusted tax basis in such outstanding note immediately before the exchange.

Characterization of the Exchange Notes

In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the exchange notes or the outstanding notes (as described in the sections entitled “Description of the Exchange 2019 Notes — Repurchase at the Option of Holders — Change of Control” and “Description of the Exchange 2020 Notes — Repurchase at the Option of Holders — Change of Control”). These contingencies may implicate the provisions of United States Treasury regulations relating to “contingent payment debt instruments.” Pursuant to the applicable United States Treasury regulations, such contingencies will not cause the exchange notes to be treated as contingent payment debt instruments if, based on all the facts and circumstances as of the date of issuance, there is only a remote likelihood that any of such contingencies will occur, or if such contingencies, in the aggregate, are considered incidental. We believe that the foregoing contingencies should be considered remote and/or incidental. Accordingly, we intend to take the position that the exchange notes should not be treated as contingent payment debt instruments. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable United States Treasury regulations. Our position, however, is not binding on the IRS and the IRS may take a position contrary to our position, which could affect the timing and character of a holder’s income with respect to the exchange notes.

The remainder of this discussion assumes that the exchange notes will not be treated as contingent payment debt instruments. Holders should consult their own tax advisors regarding the tax considerations relating to contingent payment debt instruments.

United States Holders

Payment of Interest. In general, stated interest on an exchange note will be taxable to a United States holder as ordinary interest income at the time such stated interest is accrued or received, in accordance with the United States holder’s regular method of accounting for United States federal income tax purposes. It is expected, and this discussion assumes, that the exchange notes will not be treated as issued with “original issue discount” (equal to or greater than a statutorily defined de minimis amount) within the meaning of Section 1273 of the Code.

Market Discount. In general, outstanding notes will have “market discount” if such notes were acquired by a holder after their original issuance at a discount of more than a de minimis amount to their stated redemption price at maturity. United States holders of outstanding notes that have market discount in such notes will carry over that market discount to the exchange notes received pursuant to the exchange offer.

Under the market discount rules, a United States holder will be required to treat any principal payment on, or any gain on a sale, exchange, redemption or other disposition of, an exchange note as ordinary income to the extent of any accrued market discount (on the outstanding note or the exchange note) that has not previously been included in income. If a United States holder disposes of an exchange note in an otherwise nontaxable transaction, other than certain specified nonrecognition transactions, such holder will be required to include any accrued market discount as ordinary income as if such holder had sold the exchange note at its then fair market value. In addition, a United States holder may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the outstanding note or the exchange note.

Market discount generally accrues ratably on a straight line basis from the date on which a United States holder acquired the outstanding note through the maturity date of the exchange note for which the outstanding note was exchanged, unless such United States holder makes an irrevocable election to accrue market discount under a constant yield method. A United States holder may elect to include market discount in income currently as it accrues, in which case the rule described above regarding deferral of interest deductions will not apply. If such a United States holder elects to include market discount in income currently, the holder’s adjusted basis in an exchange note will be increased by any market discount included in income. An election to include market discount in income currently applies to all market discount obligations acquired by the United States holder during or after the first taxable year for which the election is made, and the election may not be revoked without the consent of the IRS.

The rules regarding market discount are complex. United States holders are urged to consult their own tax advisor regarding the application of these rules to their particular situation.

Amortizable Bond Premium. A United States holder who acquired outstanding notes at a premium (i.e., the excess of the holder’s adjusted tax basis over the note’s stated redemption price at maturity) will carry over that premium to the exchange notes acquired in the exchange. A United States holder generally may elect to amortize that premium (“amortizable bond premium”) from the acquisition date of the outstanding note to the maturity date under a constant yield method based on the note’s payment period. Amortizable bond premium will be treated as an offset to interest income on the exchange notes and not as a separate deduction. However, because the exchange notes may be called under certain circumstances at a price in excess of their principal amount, the deduction for amortizable bond premium may be reduced or eliminated. The election to amortize bond premium, once made, applies to all debt obligations held or subsequently acquired by the electing United States holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If such an election to amortize bond premium is not made, a United States holder must include all amounts of taxable interest in income without reduction for such premium, and may receive a tax benefit from the premium only in computing such United States holder’s gain or loss upon a disposition of an exchange note.

The rules regarding amortizable bond premium are complex. United States holders are urged to consult their own tax advisor regarding the application of these rules to their particular situation.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes. Upon a sale, exchange, redemption or other taxable disposition of an exchange note, a United States holder generally will recognize gain or loss equal to the difference between (i) the amount realized on the sale, exchange, retirement, redemption or other taxable disposition (less a portion allocable to accrued but unpaid interest, which will be treated as ordinary interest income to the extent not previously included in gross income) and (ii) the holder’s adjusted tax basis in the exchange note. A United States holder’s adjusted tax basis in an exchange note immediately after the exchange generally will be the same as such holder’s basis in the outstanding note exchanged therefor. Such tax basis will be increased by any amount includible in income as accrued market discount (if current inclusion is elected as described in more detail above), and decreased by the amount of any premium amortized by the holder and used to offset interest income, and by payments from us other than qualified stated interest (if any). Subject to the market discount rules discussed above, this gain or loss will generally be a capital gain or loss and will be long-term capital gain or loss if the United States holder’s holding period in the exchange note exceeds one year at the time of the disposition. The deductibility of capital losses is subject to limitations under the Code.

Medicare Contribution Tax on Unearned Income. For taxable years beginning after December 31, 2012, a 3.8% Medicare tax will be imposed on the lesser of the “net investment income” or the amount by which modified adjusted gross income exceeds a threshold amount, in either case, of United States holders that are individuals, estates and trusts. Net investment income includes, among other things, interest income derived other than from the conduct of a nonpassive trade or business. Payments of interest on the exchange notes are expected to constitute net investment income.

Information Reporting and Backup Withholding Tax. Information reporting requirements generally will apply with respect to payments of principal, payments of stated interest, and the proceeds of sales or other dispositions (including a retirement or redemption) of the exchange notes unless an exemption exists. In addition, backup withholding may apply to such payments and proceeds if a United States holder fails to provide its correct taxpayer identification number and certify that it is exempt from backup withholding. All individual United States holders are subject to these requirements. In general, corporations are exempt from these requirements, provided that their exemptions are properly established. Under current law, the backup withholding rate is 28% through 2012, and 31% thereafter.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be credited against a United States holder’s United States federal income tax liability (or refunded), provided that the required information is timely provided to the IRS. United States holders should consult their own tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-United States Holders

Payment of Interest. Generally, interest income of a non-United States holder with respect to the exchange notes will not be subject to United States federal income tax or withholding tax, provided that (i) the non-United States holder does not actually or constructively own 10% or more of the combined voting power of all classes of our stock entitled to vote, (ii) the non-United States holder is not a controlled foreign corporation related to us actually or constructively within the meaning of the Code and applicable United States Treasury Regulations, (iii) the non-United States holder is not a bank whose receipt of interest on the exchange notes is on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (iv) either (a) the non-United States holder provides its name and address on an IRS Form W-8BEN (or a suitable substitute form) and certifies, under penalties of perjury, that it is not a United States person as defined under the Code or (b) the non-United States holder holds the exchange notes through certain financial intermediaries and the certification requirements of applicable United States Treasury Regulations are satisfied.

If a non-United States holder cannot satisfy the requirements described above, payments of interest made to the non-United States holder will be subject to United States federal withholding at a rate of 30%, unless, under current procedures, the non-United States holder provides (1) a properly completed IRS Form W-8BEN (or successor form) signed under penalties of perjury claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty between the United States and the non-United States holder’s country of residence, or (2) a properly completed IRS Form W-8 ECI (or successor form) signed under penalties of perjury claiming that the payments of interest are effectively connected with such non-United States holder’s conduct of a trade or business in the United States, as discussed below.

Interest that is effectively connected income generally will be taxable on a net basis at regular graduated rates in the same manner as if the non-United States holder were a United States holder (unless an applicable income tax treaty provides otherwise). Effectively connected interest received by a corporate non-United States holder may also, in some circumstances, be subject to an additional “branch profits tax” at a 30% rate (or, if applicable, a lower treaty rate).

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes. A non-United States holder of an exchange note generally will not be subject to United States federal income tax or withholding tax on any gain realized on a sale, exchange, retirement, redemption or other taxable disposition of the note (other than any amount representing accrued but unpaid interest on the note, which is subject to the rules discussed in the section entitled “— Non-United States Holders — Payment of Interest”) unless (i) the gain is effectively connected with a United States trade or business of the non-United States holder (and, if required by an applicable income tax treaty, is attributable to a “permanent establishment” maintained in the United States by the non-United States holder), in which case the non-United States holder will be taxed in the same manner discussed above with respect to effectively connected income, or (ii) in the case of a non-United States holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met, in which case the non-United States holder will be subject to a 30% United States federal income tax on any gain recognized (except as otherwise provided by an applicable income tax treaty), which may be offset by certain United States source losses.

Information Reporting and Backup Withholding Tax. Generally, we must report to the IRS and to a non-United States holder the amount of interest paid to a non-United States holder and the amount of tax, if any, withheld with respect to those payments. Under the provisions of an applicable income tax treaty or agreement, copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-United States holder resides.

United States backup withholding tax generally will not apply to payments of interest on an exchange note to a non-United States holder if the non-United States holder certifies that such holder is a foreign person as described in the section entitled “— Non-United States Holders — Payment of Interest,” provided that the payor does not have actual knowledge or reason to know that the holder is a United States person.

Information reporting and, depending on the circumstances, backup withholding, will apply to the proceeds of a sale, exchange or other disposition of an exchange note within the United States or conducted through certain United States-related financial intermediaries, unless the non-United States holder certifies to the payor under penalties of perjury that such holder is a non-United States holder or otherwise establishes an exemption.

Under current law, the backup withholding rate is 28% through 2012, and 31% thereafter. Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-United States holder under the backup withholding rules will be allowed as a credit against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. Non-United States holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

HIRE Act

The recently enacted Hiring Incentives to Restore Employment Act (the “Hire Act”) modifies some of the withholding, information reporting and certification rules above with respect to certain holders who fail to comply with the Hire Act’s new reporting and disclosure obligations. If applicable, additional withholding could apply to most types of United States source payments (including payments of principal and interest, and the proceeds of sales and other dispositions) to such holders after December 31, 2013, or later for certain types of payments. The Hire Act contains an exception that provides that the new withholding tax will not apply to payments made on debt instruments that are outstanding on March 18, 2012, and proposed regulations extend this grandfathering provision to cover debt instruments that are outstanding on January 1, 2013. Nonetheless, because the United States Treasury has broad authority to interpret these new rules and promulgate regulations, holders should consult their own tax advisors regarding whether the Hire Act may be relevant to their investment in the exchange notes.

CERTAIN MATERIAL ERISA CONSIDERATIONS

The following is a summary of certain material considerations associated with the exchange of outstanding notes for exchange notes by employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), which are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-United States or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment of a portion of the assets of any Plan in connection with the exchange of outstanding notes for exchange notes, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The exchange of outstanding notes for exchange notes and the acquisition and/or holding of exchange notes by an ERISA Plan with respect to which we, a guarantor or the initial purchasers are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the exchange of the outstanding notes for the exchange notes and the acquisition and holding of the exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that any of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the exchange of the outstanding notes and the acquisition and holding of the exchange notes, or any interest therein, should not be made by any person investing “plan assets” of any Plan, unless such exchange of the outstanding notes and purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

By the exchange of an outstanding note and the acquisition and holding of an exchange note, or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to exchange the outstanding notes or to acquire and hold the exchange notes, or any interest therein, constitutes the assets of any Plan or (ii) the exchange of the outstanding notes and the purchase and holding of the exchange notes, or any interest therein, by such purchaser or subsequent transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the exchange of the outstanding notes or purchasing or holding the exchange notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the exchange of the outstanding notes and to the purchase and holding of the exchange notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offers, we have agreed that for a period of up to 90 days, we will use our commercially reasonable efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request. In addition, until                 , 2012, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offers and will indemnify the holders of outstanding notes, participating broker-dealers selling exchange notes during the applicable period and their affiliates against certain liabilities, including liabilities under the Securities Act, the Exchange Act or otherwise, in connection with the exchange offers.

LEGAL MATTERS

The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts, in reliance upon local counsel where necessary. Bass, Berry & Sims PLC, Nashville, Tennessee has passed upon certain matters governed by laws of the State of Tennessee, and Andrews Kurth LLP, Houston, Texas has passed upon certain matters governed by laws of the State of Texas. Ropes & Gray LLP and some attorneys of Ropes & Gray LLP are members of RGIP, LLC, which is an investor in certain investments associated with Blackstone and a co-investor in Parent. RGIP, LLC indirectly owns less than 1% of the outstanding equity interests of the Issuer.

EXPERTS

The consolidated financial statements of Emdeon Inc. at December 31, 2011 (Successor) and 2010, and for the period from November 2, 2011 to December 31, 2011 (Successor), the period from January 1, 2011 to November 1, 2011 and the years ended December 31, 2010 and 2009, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantors have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantors and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made. We are not currently subject to the informational requirements of the Exchange Act. As a result of the exchange offers, we will become subject to certain informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the SEC to the extent required. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials also may be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov). However, any such information filed with the SEC does not constitute a part of this prospectus.

We have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will, subject to certain exceptions, file with the SEC or make available to the holders of the notes, the trustee and prospective purchasers of the notes annual reports, quarterly reports and current reports similar to those that would be required if we were subject to SEC reporting requirements. In addition, to the extent not satisfied by the foregoing, for so long as any of the notes remain outstanding, we have agreed to furnish to any holder of the notes, any prospective purchaser of the notes or securities analysts, upon their request, the information required by Rule 144A(d)(4) under the Securities Act.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2011 and 2010	F-3
Consolidated Statements of Operations for the period from November 2, 2011 to December 31, 2011, the period from January 1, 2011 to November 1, 2011 and years ended December 31, 2010 and 2009	F-4

Consolidated Statements of Comprehensive Income (Loss) for the period from November 2, 2011 to December 31, 2011, the period from January 1, 2011 to November 1, 2011 and years ended December 31, 2010 and 2009

F-5
Consolidated Statements of Equity for the period from November 2, 2011 to December 31, 2011, the period from January 1, 2011 to November 1, 2011 and years ended December 31, 2010 and 2009	F-6
Consolidated Statements of Cash Flows for the period from November 2, 2011 to December 31, 2011, the period from January 1, 2011 to November 1, 2011 and years ended December 31, 2010 and 2009	F-8
Notes to Consolidated Financial Statements	F-9

Unaudited Consolidated Financial Statements:
Condensed Consolidated Balance Sheets as of March 31, 2012 and December 31, 2011	F-58
Condensed Consolidated Statements of Operations for the three months ended March 31, 2012 and March 31, 2011	F-59
Condensed Consolidated Statements of Comprehensive Income (Loss) for the three months ended March 31, 2012 and March 31, 2011	F-60
Condensed Consolidated Statements of Equity for the three months ended March 31, 2012 and March 31, 2011	F-61
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2012 and March 31, 2011	F-62
Notes to Unaudited Consolidated Financial Statements	F-63

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder

Emdeon Inc.

We have audited the accompanying consolidated balance sheets of Emdeon Inc. as of December 31, 2011 (Successor) and 2010, and the related consolidated statements of operations, comprehensive income (loss), equity and cash flows for the period from November 2, 2011 to December 31, 2011 (Successor), the period from January 1, 2011 to November 1, 2011 and the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Emdeon Inc. at December 31, 2011 (Successor) and 2010, and the consolidated results of its operations and its cash flows for the period from November 2, 2011 to December 31, 2011 (Successor), the period from January 1, 2011 to November 1, 2011 and the years ended December 31, 2010 and 2009, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Nashville, Tennessee

April 10, 2012

Emdeon Inc.

Consolidated Balance Sheets

(amounts in thousands, except share and per share amounts)

	Successor	Predecessor
	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$37,925	$99,188
Accounts receivable, net of allowance for doubtful accounts of $1,201 and $5,394 at December 31, 2011 and December 31, 2010, respectively	188,960	174,191
Deferred income tax assets	6,042	7,913
Prepaid expenses and other current assets	16,926	25,020

Total current assets	249,853	306,312
Property and equipment, net	278,090	231,307
Goodwill	1,470,216	908,310
Intangible assets, net	1,821,897	1,035,886
Other assets, net	39,403	9,750

Total assets	$3,859,459	$2,491,565

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,827	$4,732
Accrued expenses	132,137	112,245
Deferred revenues	5,561	12,130
Current portion of long-term debt	16,034	12,494

Total current liabilities	162,559	141,601
Long-term debt, excluding current portion	1,945,074	933,749
Deferred income tax liabilities	518,037	200,357
Tax receivable agreement obligations to related parties	139,713	138,533
Other long-term liabilities	1,413	22,037
Commitments and contingencies
Equity:
Common stock (par value, $.01), 100 shares authorized, issued and outstanding at December 31, 2011	—	—
Preferred stock (par value, $0.00001), 25,000,000 shares authorized and 0 shares issued and outstanding at December 31, 2010	—	—
Class A common stock (par value, $0.00001), 400,000,000 shares authorized and 91,064,486 shares outstanding at December 31, 2010	—	1
Class B common stock, exchangeable (par value, $0.00001), 52,000,000 shares authorized and 24,689,142 shares outstanding at December 31, 2010	—	—
Additional paid-in capital	1,110,310	738,888
Contingent consideration	—	1,955
Accumulated other comprehensive loss	(194)	(2,569)
Retained earnings	(17,453)	53,250

Emdeon Inc. equity	1,092,663	791,525
Noncontrolling interest	—	263,763

Total equity	1,092,663	1,055,288

Total liabilities and equity	$3,859,459	$2,491,565

See accompanying notes.

Emdeon Inc.

Consolidated Statements of Operations

(amounts in thousands)

	Successor	Predecessor
	November 2 through December 31, 2011	January 1 through November 1, 2011	Fiscal Year Ended December 31, 2010	Fiscal Year Ended December 31, 2009
Revenue	$190,384	$929,264	$1,002,152	$918,448
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	117,421	572,541	612,367	562,636
Development and engineering	5,153	26,090	30,638	30,539
Sales, marketing, general and administrative	21,778	111,463	116,947	118,996
Depreciation and amortization	28,772	128,761	124,721	105,321
Accretion	2,916	—	—	—
Transaction related costs	17,857	66,625	—	—

Operating income (loss)	(3,513)	23,784	117,479	100,956
Interest expense, net	29,343	43,201	61,017	70,171
Other income, net	(5,843)	(8,036)	(9,284)	(519)

Income (loss) before income tax provision (benefit)	(27,013)	(11,381)	65,746	31,304
Income tax provision (benefit)	(9,560)	8,201	32,579	17,301

Net income (loss)	(17,453)	(19,582)	33,167	14,003
Net income attributable to noncontrolling interest	—	5,109	13,621	4,422

Net income (loss) attributable to Emdeon Inc.	$(17,453)	$(24,691)	$19,546	$9,581

See accompanying notes.

Emdeon Inc.

Consolidated Statements of Comprehensive Income (Loss)

(amounts in thousands)

	Successor	Predecessor
	November 2 through December 31, 2011	January 1 through November 1, 2011	Fiscal Year Ended December 31, 2010	Fiscal Year Ended December 31, 2009
Net income (loss)	$(17,453)	$(19,582)	$33,167	$14,003

Other comprehensive income (loss):
Changes in fair value of interest rate swap, net of taxes	—	—	5,841	8,688
Other comprehensive income amortization, net of taxes	—	2,762	5,062	6,985
Foreign currency translation adjustment	(194)	101	91	25

Other comprehensive income (loss)	(194)	2,863	10,994	15,698

Total comprehensive income (loss)	(17,647)	(16,719)	44,161	29,701
Comprehensive income (loss) attributable to non- controlling interest	—	(5,719)	(15,979)	(7,917)

Comprehensive income (loss) attributable to Emdeon Inc.	$(17,647)	$(22,438)	$28,182	$21,784

See accompanying notes.

Emdeon Inc.

Consolidated Statements of Equity

(amounts in thousands, except share amounts)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Contingent Consideration	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Non- Controlling Interest	Total Equity
	Shares	Amount	Shares	Amount
Predecessor Balances:
Balance at January 1, 2009	77,413,610	$1	22,586,390	$—	$670,702	$—	$24,123	$(23,195)	$206,522	$878,153
Reclassification of liability awards to equity awards	—	—	—	—	20,548	—	—	—	6,183	26,731
Equity compensation expense	—	—	—	—	5,784	—	—	—	1,531	7,315
Net Issuance of shares in connection with equity compensation plans, net of taxes	435,331	—	—	—	14,062	—	—	(468)	(22,054)	(8,460)
Purchase of eRx Network L.L.C.	—	—	1,850,000	—	3,504	—	—	318	19,707	23,529
Issuance of Units of EBS Master to members of management, net of taxes	—	—	2,537,325	—	(11,899)	—	—	394	18,246	6,741
Conversion of EBS Master Units held by eRx to shares of Class A common stock, net of taxes	1,850,000	—	(1,850,000)	—	21,968	—	—	(376)	(17,443)	4,149
Issuance of Class A shares in connection with IPO (includes costs paid in 2008)	10,725,000	—	—	—	144,915	—	—			144,915
Repurchase of units of EBS Master issued to members of management, net of taxes	—	—	(370,760)	—	(1,107)	—	—	(74)	(3,500)	(4,681)
Contribution of data sublicense intangible to EBS Master	—	—	—	—	(5,872)	—	—	—	9,312	3,440
Other					(231)					(231)
Tax receivable agreements with related parties, net of taxes	—	—	—	—	(131,433)	—	—	—	—	(131,433)
Comprehensive income:
Net income	—	—	—	—	—	—	9,581	—	4,422	14,003
Change in the fair value of interest rate swap, net of taxes	—	—	—	—	—	—	—	6,755	1,933	8,688
Foreign currency translation adjustment	—	—	—	—	—		—	17	8	25
Other comprehensive income amortization, net of taxes	—	—	—	—	—	—	—	5,431	1,554	6,985

Balance at December 31, 2009	90,423,941	1	24,752,955	—	730,941	—	33,704	(11,198)	226,421	979,869
Equity compensation expense	—	—	—	—	14,093	—	—	—	3,628	17,721
Issuance of shares in connection with equity compensation plans, net of taxes	242,158				983			(2)	(537)	444
Exchange of units of EBS Master to Class A common stock, net of taxes	36,829	—	(36,829)	—	425	—	—	(4)	(339)	82
Cancellation of Class B common stock, net of taxes	—	—	(26,984)	—	127	—	—	(2)	(197)	(72)
Issuance of Class A common stock in connection with acquisitions, net of taxes	361,558	—	—	—	4,369	1,955	—	(7)	720	7,037
Other					50					50
Contribution of data sublicense intangible to EBS Master	—	—	—	—	(856)	—	—	—	1,358	502
Capital contribution to EBS Master	—	—	—	—	(10,777)	—	—	—	17,092	6,315
Transactions with noncontrolling interest	—	—	—	—	(467)	—	—	8	(362)	(821)
Comprehensive income:
Net income	—	—	—	—	—	—	19,546	—	13,621	33,167
Changes in the fair value of interest rate swap, net of taxes	—	—	—	—	—	—	—	4,591	1,250	5,841
Foreign currency translation adjustment	—	—	—	—	—	—	—	66	25	91
Other comprehensive income amortization, net of taxes	—	—	—	—	—	—	—	3,979	1,083	5,062

Balance at December 31, 2010	91,064,486	1	24,689,142	—	738,888	1,955	53,250	(2,569)	263,763	1,055,288
See accompanying notes.

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Contingent Consideration	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Non- Controlling Interest	Total Equity
	Shares	Amount	Shares	Amount
Equity compensation expense	—	—	—	—	43,525	—	—	—	11,407	54,932
Issuance of shares in connection with equity compensation plans, net of taxes	208,399	—	—	—	2,303	—	—	—	(1,085)	1,218
Tax receivable agreements with related parties, net of taxes	—	—	—	—	(59)	—	—	—	—	(59)
Adjustment to contingent consideration for stock acquisitions, net of taxes	—	—	—	—	(845)	(1,955)	—	—	—	(2,800)
Comprehensive income:
Net income (loss)	—	—	—	—	—	—	(24,691)	—	5,109	(19,582)
Foreign currency translation adjustment	—	—	—	—	—	—	—	80	21	101
Other comprehensive income amortization, net of taxes	—	—	—	—	—	—	—	2,173	589	2,762
Elimination of Predecessor equity in connection with merger (see Note 1)	(91,272,885)	(1)	(24,689,142)	—	(783,812)	—	(28,559)	316	(279,804)	(1,091,860)

Predecessor Balances
Subsequent to Merger	—	$—	—	$—	$—	$—	$—	$—	$—	$—

Successor capital contribution, net	100	$—	—	$—	$1,110,310	$—	$—	$—	$—	$1,110,310
Comprehensive income:										—
Net loss	—	—	—	—	—	—	(17,453)	—	—	(17,453)
Foreign currency translation adjustment	—	—	—	—	—	—	—	(194)	—	(194)

Successor Balances:
Balance at December 31, 2011	100	$—	—	$—	$1,110,310	$—	$(17,453)	$(194)	$—	$1,092,663

See accompanying notes.

Emdeon Inc.

Consolidated Statements of Cash Flows

(amounts in thousands)

	Successor	Predecessor
	November 2 through December 31, 2011	January 1 through November 1, 2011	Fiscal Year Ended December 31, 2010	Fiscal Year Ended December 31, 2009
Operating activities
Net income (loss)	$(17,453)	$(19,582)	$33,167	$14,003
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,772	128,761	124,721	105,321
Equity compensation expense	—	54,932	17,721	25,415
Deferred income tax expense (benefit)	(5,771)	(15,045)	12,236	(1,248)
Accretion expense	2,916	—	—	—
Amortization of debt discount and issuance costs	1,642	11,673	12,911	11,947
Amortization of discontinued cash flow hedge from other comprehensive loss	—	3,167	5,800	7,970
Change in fair value of interest rate swap (not subject to hedge accounting)	(2,755)	(7,983)	(3,908)	—
Change in contingent consideration	(5,843)	(8,036)	(9,284)	—
Other	489	1,119	419	1,173
Changes in operating assets and liabilities:
Accounts receivable	(13,447)	660	(2,429)	(2,571)
Prepaid expenses and other	982	6,638	(12,552)	4,945
Accounts payable	(2,912)	8,505	(7,499)	4,731
Accrued expenses, deferred revenue, and other liabilities	(15,401)	47,613	451	(9,234)
Tax receivable agreement obligations to related parties	—	(3,519)	95	299

Net cash provided by (used in) operating activities	(28,781)	208,903	171,849	162,751

Investing activities
Purchases of property and equipment	(8,279)	(51,902)	(79,988)	(48,292)
Payments for acquisitions, net of cash acquired	—	(39,422)	(251,464)	(76,250)
Purchase of Emdeon Inc., net of cash acquired	(1,932,852)	—	—	—
Other	—	—	(3,000)	1,300

Net cash used in investing activities	(1,941,131)	(91,324)	(334,452)	(123,242)

Financing activities
Proceeds from issuance of stock	852,879	—	306	147,964
Proceeds from Term Loan Facility	1,185,114	—	—	—
Proceeds from Revolving Facility	25,000	—	—	—
Proceeds from Senior Notes	729,375	—	—	—
Payments on Revolving Facility	(10,000)	—	—	(10,000)
Payment of debt issue costs	(35,901)	—	—	—
Proceeds from incremental term loan	—	—	97,982	—
Debt principal and data sublicense obligation payments	(942,138)	(10,128)	(11,423)	(29,203)
Repayment of assumed debt obligations	—	—	(35,254)	(200)
Other	(2,868)	(263)	(1,819)	(7,549)

Net cash provided by (used in) financing activities	1,801,461	(10,391)	49,792	101,012

Net increase (decrease) in cash and cash equivalents	(168,451)	107,188	(112,811)	140,521
Cash and cash equivalents at beginning of period	206,376	99,188	211,999	71,478

Cash and cash equivalents at end of period	$37,925	$206,376	$99,188	$211,999

Supplemental disclosures of cash flow information
Cash paid for interest	$16,959	$35,119	$42,955	$49,649

Cash paid during the period for income taxes	$4,392	$5,554	$26,126	$21,087

Supplemental disclosures of noncash transactions
Execution of tax receivable agreements:
Additional paid in capital	$—	$—	$—	$141,745

Tax receivable agreement obligations to related parties	$—	$—	$—	$141,745

Acquisition of certain data rights:			—
Intangible assets	$—	$—	$6,341	$37,606

Current portion of long-term debt	$—	$—	$608	$3,078

Long-term debt	$—	$—	$5,733	$34,528

See accompanying notes.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

1. Nature of Business and Organization

Nature of Business

Emdeon Inc. (the “Company”), through its subsidiaries, is a provider of revenue and payment cycle management and clinical information exchange solutions, connecting payers, providers and patients of the U.S. healthcare system. The Company’s product and service offerings integrate and automate key business and administrative functions for healthcare payers and healthcare providers throughout the patient encounter, including pre-care patient eligibility and benefits verification and enrollment, clinical exchange capabilities, claims management and adjudication, payment integrity, payment distribution, payment posting and denial management and patient billing and payment processing.

Organization

The Company was formed as a Delaware limited liability company in September 2006 and converted into a Delaware corporation in September 2008 in anticipation of the Company’s August 2009 initial public offering (the “IPO”).

On August 3, 2011, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Beagle Parent Corp. (“Parent”) and Beagle Acquisition Corp. (“Merger Sub”), an indirect wholly-owned subsidiary of Parent. At a special meeting of stockholders held on November 1, 2011, the Company’s stockholders voted to approve the transactions contemplated by the Merger Agreement. On November 2, 2011, Merger Sub merged with and into the Company with the Company surviving the merger (the “Merger”). Subsequent to the Merger, the Company became an indirect wholly-owned subsidiary of Parent, which is controlled by affiliates of The Blackstone Group L.P. (“Blackstone”). As a result of the consummation of the Merger, each share of Class A common stock, par value $0.00001 (“Class A common stock”), and Class B common stock, par value $0.00001 (“Class B common stock”), of the Company, other than (i) shares owned by the Company and its wholly-owned subsidiaries and (ii) shares owned by Parent and its subsidiaries, including shares and other equity contributed by certain rollover investors in connection with the Merger, was cancelled and/or converted into the right to receive $19.00 in cash, without interest and less any applicable withholding taxes.

The Merger was financed as follows (the following transactions, together with the Merger, are sometimes referred to as the “2011 Transactions”):

•	Cash held by the Company at closing;
•	$1.224 billion new senior secured term loan credit facility;
•	$125.0 million new senior secured revolving credit facility;
•	$375.0 million senior notes due 2019;
•	$375.0 million senior notes due 2020;
•	$966.0 million cash capital contribution from the Company’s new equity investors;
•

Contribution by affiliates of Hellman and Friedman (“H&F”) of shares of Class A common stock and membership interests in EBS Master LLC (“EBS Master”) in exchange for shares of common stock of Parent; and

•

Contribution by certain of our senior management team members of a limited number of stock options to acquire shares of Class A common stock in exchange for stock options to acquire shares of common stock of Parent.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Immediately following the Merger, we repaid all amounts due under the Company’s prior credit agreements and terminated our prior interest rate swap agreement with the proceeds from the 2011 Transactions.

As a result of the Merger and the change in the basis of the Company’s assets and liabilities, periods prior to the Merger are referred to as “Predecessor” and periods after the Merger are referred to as “Successor”. Because of this change in basis, the Predecessor and Successor period financial statements are not comparable.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles and include all subsidiaries and entities that are controlled by the Company. The results of operations for companies acquired are included in the consolidated financial statements from the effective date of acquisition. All material intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.

Noncontrolling Interest

For periods prior to the Merger, noncontrolling interest represents the noncontrolling stockholders’ proportionate share of equity and net income of EBS Master, a former majority owned subsidiary of the Company that became wholly-owned as a result of the 2011 Transactions.

Accounting Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors and various other assumptions that the Company believes are necessary to consider in order to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses and disclosure of contingent assets and liabilities. The Company is subject to uncertainties such as the impact of future events, economic, environmental and political factors and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in the reported results of operations; and if material, the effects of changes in estimates are disclosed in the notes to the consolidated financial statements. Estimates and assumptions by management affect: the allowance for doubtful accounts; the fair value assigned to assets acquired and liabilities assumed in business combinations; tax receivable agreement obligations; the fair value of interest rate swap obligations; contingent consideration; the carrying value of long-lived assets (including goodwill and intangible assets); the amortization period of long-lived assets (excluding goodwill); the carrying value, capitalization and amortization of software development costs; the provision and benefit for income taxes and related deferred tax accounts; certain accrued expenses; revenue recognition; contingencies; and the value attributed to equity awards.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Business Combinations

The Company allocates the consideration transferred (i.e. purchase price) in a business combination to the acquired business’ identifiable assets, liabilities and noncontrolling interests at their acquisition date fair value. The excess of the consideration transferred over the amount allocated to the identifiable assets and liabilities and noncontrolling interest, if any, is recorded as goodwill. Any excess of the fair value of the identifiable assets acquired and liabilities assumed over the consideration transferred, if any, is generally recognized within earnings as of the acquisition date.

The fair value of the consideration transferred, assets, liabilities and noncontrolling interests is estimated based on one or a combination of income, costs or market approaches as determined based on the nature of the asset or liability and the level of inputs available to the Company (i.e. quoted prices in an active market, other observable inputs or unobservable inputs). To the extent that the Company’s initial accounting for a business combination is incomplete at the end of a reporting period, provisional amounts are reported for those items which are incomplete. The Company retroactively adjusts such provisional amounts as of the acquisition date once new information is received about facts and circumstances that existed as of the acquisition date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents.

Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects the Company’s best estimate of losses inherent in the Company’s receivables portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available evidence.

Software Development Costs

Software development costs that are incurred in the preliminary project stage are expensed as incurred. Once certain criteria have been met, direct costs incurred in developing or obtaining computer software are capitalized. Training and data conversion costs are expensed as incurred. Capitalized software costs are included in property and equipment in the accompanying consolidated balance sheets and are amortized over a three-year period.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The useful lives for newly acquired assets are generally as follows:

Computer equipment	3-5 years

Production equipment	5-7 years

Office equipment, furniture and fixtures	3-7 years

Software	3 years

Technology	6 years

Leasehold improvements	Shorter of useful life or lease term

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Expenditures for maintenance, repair and renewals of minor items are expensed as incurred. Expenditures for maintenance, repair and renewals that extend the useful life of an asset are capitalized.

Goodwill and Intangible Assets

Goodwill and intangible assets resulting from the Company’s acquisitions are accounted for using the acquisition method of accounting. Intangible assets with definite lives are amortized on a straight-line basis over the estimated useful lives of the related assets generally as follows:

Customer relationships	10 to 20 years

Tradenames	20 years

Data sublicense agreement	6 years

Non-compete agreements	5 years

Backlog	1 to 2 years

The Company qualitatively assesses the carrying value of goodwill as of October 1 of each year to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. In such cases, the Company determinates whether potential impairment losses are present by comparing the carrying value of its reporting units to the fair value of its reporting units. If the fair value of the reporting unit is less than the carrying value of the reporting unit, then a hypothetical acquisition method allocation is used to determine the amount of goodwill impairment. The Company recognized no impairment in conjunction with its most recent goodwill impairment analysis.

Long-Lived Assets

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and fair value. Long-lived assets held for sale are reported at the lower of cost or fair value less costs to sell.

Other Assets

Other assets consist primarily of debt issuance costs, a cost method investment and other miscellaneous items. Debt issuance costs are generally amortized using the effective interest method over the term of the debt. The amortization is included in interest expense in the accompanying consolidated statements of operations.

Derivatives

Derivative financial instruments are used to manage the Company’s interest rate exposure. The Company does not enter into financial instruments for speculative purposes. Derivative financial instruments are accounted for and measured at fair value and recorded on the balance sheet. For derivative instruments that are designated and qualify as a cash flow hedge, the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same line item associated with the forecasted transaction in the same period or periods during which the hedged transaction affects earnings (for example, in “interest expense” when the hedged transactions are interest cash flows associated with floating-

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

rate debt). The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any, is recognized in interest expense in current earnings during the period of change.

Equity Compensation

Compensation expense related to the Company’s equity awards is generally recognized on a straight-line basis over the requisite service period. For awards subject to vesting based on performance conditions, however, compensation expense is recognized under the accelerated method. The fair value of the equity awards is determined by use of a Black-Scholes model and assumptions as to expected term, expected volatility, expected dividends and the risk free rate.

Revenue Recognition

The Company generates virtually all of its revenue by providing solutions that automate and simplify business and administrative functions for payers, providers and pharmacies, generally on either a per transaction, per document, per communication or per member per month basis or, in some cases, on a monthly flat fee, contingent fee or hourly basis.

Revenue for transaction-related services, payment services, patient statements and consulting services are recognized as the services are provided. Postage fees related to the Company’s payment services and patient statement volumes are recorded on a gross basis. Revenue for our government eligibility and enrollment and accounts receivable management services generally are recognized at the time that our provider customer receives notice from the payer of a pending payment.

Cash receipts or billings in advance of revenue recognition are recorded as deferred revenues in the accompanying consolidated balance sheets.

The Company excludes sales and use tax from revenue in the accompanying consolidated statements of operations.

Income Taxes

The Company records deferred income taxes for the tax effect of differences between book and tax bases of its assets and liabilities, as well as differences relating to the timing of recognition of income and expenses.

Deferred income taxes reflect the available net operating losses and the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Realization of the future tax benefits related to deferred tax assets is dependent on many factors, including the Company’s past earnings history, expected future earnings, the character and jurisdiction of such earnings, unsettled circumstances that, if unfavorably resolved, would adversely affect utilization of its deferred tax assets, carryback and carryforward periods and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset.

The Company recognizes tax benefits for uncertain tax positions at the time the Company concludes that the tax position, based solely on its technical merits, is more likely than not to be sustained upon examination. The benefit, if any, is measured as the largest amount of benefit, determined on a cumulative probability basis that is

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

more likely than not to be realized upon ultimate settlement. Tax positions failing to qualify for initial recognition are recognized in the first subsequent interim period that they meet the more likely than not standard, are resolved through negotiation or litigation with the taxing authority or on expiration of the statute of limitations.

Tax Receivable Agreement Obligations

In connection with the IPO, the Company entered into tax receivable agreements which obligated the Company to make payments to certain current and former owners of the Company, including affiliates of General Atlantic LLC (“General Atlantic”), H&F and certain members of management, equal to 85% of the applicable cash savings that the Company realizes as a result of tax attributes arising from certain previous transactions, including the 2011 Transactions. In connection with the 2011 Transactions, General Atlantic assigned its rights under the tax receivable agreements to affiliates of Blackstone (Blackstone, together with H&F and certain current and former members of management, are hereinafter sometimes referred to collectively as the “TRA Members”).

Prior to the Merger, the Company’s balance sheet reflected these obligations at the amount that was both probable and reasonably estimable. In connection with the Merger, the tax receivable agreement obligations were adjusted to their fair value. The fair value of the obligations at the time of the Merger is being accreted to the amount of the gross expected obligations using the interest method. Changes in the amount of these obligations resulting from changes to either the timing or amount of cash flows are recognized in the period of change and measured using the discount rate inherent in the initial fair value of the obligations. The accretion of these obligations is classified as a separate caption in the accompanying consolidated statements of operations.

Recent Accounting Pronouncements

On January 1, 2010, the Company adopted the clarification and additional disclosure provisions of FASB ASU No. 2010-06, an update to FASB ASC Fair Value Measurements and Disclosures Topic. Effective January 1, 2011, the Company adopted the remaining provisions of this update with respect to the separate disclosure of purchases, sales, issuances and settlements relating to Level 3 fair value measurements. This update clarifies that companies must provide fair value measurement disclosures for each class of assets and liabilities and expands the requirements to include disclosure of amounts and reasons for transfers among different levels within the fair value hierarchy and information within a reconciliation about purchases, sales, issuances and settlements on a gross basis. The adoption of this update had no material impact on the Company’s consolidated financial statements. The disclosures required by this update are presented within Note 11 to the consolidated financial statements.

On December 31, 2010, the Company early adopted the clarification and additional disclosure provisions of FASB ASU No. 2010-29, an update to FASB ASC Business Combination Topic. This update, which is applicable to public entities, clarifies that required pro forma financial information should be presented with an assumption that any current period acquisition occurred as of the beginning of the comparable prior annual reporting period only. Additionally, this update expands the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The adoption of the clarification and additional disclosure provisions of this update had no material impact on the Company’s consolidated financial statements. The disclosures required by this update are presented within Note 4 to the consolidated financial statements.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

On January 1, 2011, the Company adopted FASB ASU No. 2009-13, an update to FASB ASC Revenue Recognition Topic, which amends existing accounting standards for revenue recognition for multiple-element arrangements. To the extent a deliverable within a multiple-element arrangement is not accounted for pursuant to other accounting standards, the update establishes a selling price hierarchy that allows for the use of an estimated selling price to determine the allocation of arrangement consideration to a deliverable in a multiple-element arrangement where neither vendor-specific objective evidence nor third-party evidence is available for that deliverable. The adoption of this update had no material effect on the Company’s consolidated financial statements.

In June 2011, the FASB issued ASU No. 2011-04, an update to FASB ASC Fair Value Measurements Topic, which clarifies the intent of the FASB regarding existing requirements, changes certain principles for measuring fair value and expands the disclosure requirements related to fair value measurements. Specifically, this update expands the restriction on the use of block discounts to all fair value measurements and provides conditions which must be satisfied prior to the application of other premiums and discounts (e.g., control premiums and discounts for lack of marketability) to fair value measurements. Additionally, this update requires the disclosure of quantitative information about significant unobservable inputs, the valuation processes in place for Level 3 measurements, the sensitivity of fair value measurements to changes in unobservable inputs, the hierarchy classification for assets and liabilities whose fair value is disclosed only in footnotes, any transfers between Level 1 and Level 2 of the fair value hierarchy and the reason nonfinancial assets measured at fair value are being used in a manner that differs from the highest and best use. This update becomes effective in periods beginning after December 15, 2011 and is required to be adopted prospectively. Early adoption is not permitted. The Company is currently evaluating the impact that the pending adoption will have on the Company’s fair value measurements and related disclosures in its consolidated financial statements.

On October 1, 2011, the Company adopted FASB ASU No. 2011-08, an update to FASB ASC Intangibles — Goodwill and Other Topic, which amends the existing accounting standards related to the method of assessing goodwill for potential impairment. Specifically, this update limits the requirement for a company to perform a quantitative goodwill impairment test to situations in which management believes it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The adoption of this update had no material effect on the Company’s consolidated financial statements.

On December 31, 2011, Company retroactively adopted FASB ASU No. 2011-05, an update to FASB ASC Comprehensive Income Topic, which amends the existing accounting standards related to the presentation of comprehensive income in a company’s financial statements. This update requires that all non-owner changes in stockholders’ equity be presented in either a single continuous statement of comprehensive income or in two separate but consecutive statements. In the two statement approach, the first statement would present total net income and its components followed consecutively by a second statement that should present total other comprehensive income, the components of other comprehensive income and the total of comprehensive income. Under either presentation alternative, reclassification adjustments and the effect of those adjustments on net income and other comprehensive income must be presented in the respective statement or statements, as applicable. The Company elected to add a separate statement of comprehensive income (loss) in the accompanying consolidated financial statements to comply with this update; however, the adoption of the provisions of this update had no material impact on the Company’s consolidated financial statements.

In December 2011, the FASB issued ASU No. 2011-12, which defers the effective date for the requirement to present reclassification adjustments for each component of accumulated other comprehensive income in both income and other comprehensive income on the face of the financial statements. The Company does not expect the adoption of this update to have a material impact on the Company’s consolidated financial statements.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

3. Concentration of Credit Risk

The Company’s revenue is primarily generated in the United States. Changes in economic conditions, government regulations or demographic trends, among other matters, in the United States could adversely affect the Company’s revenue and results of operations.

The Company maintains its cash and cash equivalent balances in either insured depository accounts or money market mutual funds. The money market mutual funds are limited to investments in low-risk securities such as United States or government agency obligations, or repurchase agreements secured by such securities.

4. Business Combinations

The Merger

On November 2, 2011, Merger Sub merged with and into the Company with the Company surviving the Merger. The Merger was accounted for as a reverse acquisition, and as such, the Company’s assets and liabilities have been adjusted to their fair values as of the Merger date.

In connection with the 2011 Transactions, General Atlantic assigned its rights under the tax receivable agreements to affiliates of Blackstone. This assignment did not affect the Company’s overall payment obligations under the tax receivable agreements; however, because this assignment involved a transaction among owners apart from the consideration transferred for the shares of the Predecessor, the Company reduced the gross consideration transferred in the Merger by $64,891, the fair value of these rights assigned to affiliates of Blackstone.

Predecessor Acquisitions

In January 2010, the Company acquired all of the voting interest of FutureVision Investment Group, L.L.C. and substantially all of the assets of two related companies, FVTech, Inc. and FVTech Arizona, Inc. (collectively, “FVTech”). FVTech is a provider of outsourced services specializing in electronic data conversion and information management solutions.

In March 2010, the Company acquired Healthcare Technology Management Services, Inc. (“HTMS”), a management consulting company focused primarily on the healthcare payer market.

In June 2010, the Company acquired all of the equity interests of Chapin Revenue Cycle Management, LLC (“Chapin”), a technology-enabled provider of accounts receivable denial and recovery services.

In October 2010, the Company acquired all of the equity interests of Chamberlin Edmonds Holdings Inc. and Chamberlin Edmonds & Associates, Inc. (collectively, “CEA”), a technology-enabled provider of government program eligibility and enrollment services.

In May 2011, the Company acquired all of the equity interests of EquiClaim, LLC (“EquiClaim”), a technology-enabled provider of healthcare audit and recovery solutions.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

The following table summarizes certain information related to these acquisitions. The preliminary values of the consideration transferred and the liabilities assumed in the Merger, including the related deferred tax effects, are subject to change based on the receipt of a final valuation of the Company’s tax receivable agreement obligations.

	Successor	Predecessor
	Merger	FVTech	HTMS	Chapin	CEA	EquiClaim
Total Consideration Fair Value at Acquisition Date:
Cash paid at closing	$1,932,852	$20,005	$7,841	$16,096	$209,520	$39,758
Parent common stock fair value	245,000	—	—	—	—	—
Parent options fair value	4,125	—	—	—	—	—
Class A common stock fair value	—	—	2,263	2,554	—	—
Estimated contingent consideration	—	13,850	8,230	3,885	2,364	—
Other	—	303	409	398	85	(350)

	$2,181,977	$34,158	$18,743	$22,933	$211,969	$39,408

Allocation of the Consideration Transferred:
Cash	$206,376	$372	$1,029	$62	$533	$—
Accounts receivable	175,514	1,736	3,270	1,322	14,412	1,983
Deferred income tax assets	2,640	—	—	—	—	—
Prepaid expenses and other current assets	20,226	35	—	46	4,583	74
Property and equipment	278,122	18,423	—	3,065	26,371	2,331
Other assets	4,205	29	—	12	91	—
Identifiable intangible assets:
Tradename	156,000	160	190	50	3,570	160
Noncompetition agreements	11,500	—	3,150	3,350	1,560	100
Customer relationships	1,623,000	560	—	4,640	77,710	14,030
Data sublicense	31,000	—	—	—	—	—
Backlog	19,000	—	1,630	—	16,820	3,680
Goodwill	1,470,216	14,038	12,414	10,895	167,153	18,079
Accounts payable	(12,346)	(338)	(1,786)	(146)	(4,198)	(98)
Accrued expenses	(149,480)	(550)	(1,050)	(363)	(13,674)	(931)
Deferred revenues	(4,340)	—	—	—	—	—
Current maturities of long-term debt	(11,861)	—	(104)	—	(2,850)	—
Long-term debt	(960,936)	—	—	—	(32,300)	—
Deferred income tax liabilities	(531,813)	—	—	—	(46,980)	—
Tax receivable obligations to related parties	(137,058)	—	—	—	—	—
Other long-term liabilities	(7,988)	(307)	—	—	(832)	—

Total consideration transferred	$2,181,977	$34,158	$18,743	$22,933	$211,969	$39,408

Acquisition costs in sales, marketing, general and administrative expense:
For the period from January 1, 2011 to November 1, 2011	$—	$—	$—	$—	$—	$351
For the year ended December 31, 2010	$—	$143	$184	$246	$758	$—

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

	Successor	Predecessor
	Merger	FVTech	HTMS	Chapin	CEA	EquiClaim
Other Information:
Total consideration Parent common stock (in shares)	245,000	—	—	—	—	—
Total consideration Class A common stock (in shares)	—	—	152,532	209,026	—	—
Gross contractual accounts receivable	$181,398	$1,774	$3,286	$1,720	$15,873	$2,094
Amount not expected to be collected	$5,884	$38	$16	$398	$1,461	$111
Goodwill expected to be deductible for tax purposes	$—	$18,834	$9,339	$18,020	$—	$39,483

Contingent Consideration Information:
Contingent consideration range	N/A	$0 - 40,000	$0 - 14,000	Maximum of 627,080 shares of Class A common stock	N/A	N/A
Remaining performance period applicable	N/A	2012	2012	N/A	N/A	N/A
Type of measurement	N/A	Level 3	Level 3	Level 3	Level 3	N/A
Key assumptions at the acquisition date:
Discount rate	N/A	11.60%	20.50%	N/A	12.60%	N/A
Expected performance	N/A	$1,500 - 27,000	90% probability	20% to 70% probability	N/A	N/A
Class A common stock price	N/A	N/A	N/A	$13.28	N/A	N/A
Marketability discount	N/A	N/A	N/A	8%	N/A	N/A

Increase (decrease) to net income:
Period from November 2, 2011 to December 31, 2011	$—	$2,690	$3,100	$—	$—	$—
Period from January 1, 2011 to November 1, 2011	$—	$4,480	$3,650	$—	$(59)	$—
Year ended December 31, 2010	$—	$6,680	$1,480	$1,134	$—	$—

The Company recognizes goodwill attributable to the assembled workforce and expected synergies among the operations of the acquired entities and the Company’s existing operations.

In November 2011, the Company paid cash of $2,800 in full satisfaction of the former Chapin equityholders contingent right to receive Emdeon Class A common stock.

Pro Forma Information

The following represents the unaudited pro forma results of consolidated operations as if the Merger had been reflected in the operating results beginning January 1, 2010, the CEA acquisition had been reflected in the operating results beginning January 1, 2009 and the eRx acquisition had been included in the operating results beginning January 1, 2008.

	Pro Forma Year Ended December 31,
	2011	2010	2009
Revenues	$1,121,950	$1,066,623	$1,013,580

Net income (loss) attributable to Emdeon Inc.	$(61,518)	$(70,665)	$2,417

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

The supplemental pro forma earnings for the years ended December 31, 2011, 2010 and 2009 were adjusted to exclude the following:

	Pro Forma Year Ended December 31,
	2011	2010	2009
2011 Transactions related costs	$84,482	$—	$—
Acquisition costs related to CEA	$—	$758	$218
Transaction related fees paid upon closing of the CEA acquisition	$—	$5,375	$—

5. Property and Equipment

Property and equipment as of December 31, 2011 and 2010, consists of the following:

	Successor	Predecessor
	2011	2010
Computer equipment	$30,950	$62,239
Production equipment	18,910	27,216
Office equipment, furniture and fixtures	11,212	18,975
Software	28,881	87,727
Technology	148,764	145,888
Leasehold improvements	20,514	24,278
Construction in process	29,027	23,963

	288,258	390,286

Less accumulated depreciation	(10,168)	(158,979)

Property and equipment, net	$278,090	$231,307

Depreciation expense was $10,168, $51,878, $51,596 and $42,231 for the periods from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and for the years ended December 31, 2010, and 2009, respectively.

6. Goodwill and Intangible Assets

The following tables presents the changes in the carrying amount of goodwill for the indicated periods.

	Payer	Provider	Pharmacy	Total
Balance at December 31, 2009 (Predecessor)	$303,650	$315,647	$83,730	$703,027
Acquisitions	18,451	186,580	—	205,031
Other	—	—	252	252

Balance at December 31, 2010 (Predecessor)	322,101	502,227	83,982	908,310
Acquisitions	18,079	—	—	18,079
Other	—	(825)	—	(825)

Balance at November 1, 2011 (Predecessor)	340,180	501,402	83,982	925,564
Eliminate Predecessor goodwill	(340,180)	(501,402)	(83,982)	(925,564)
Record Successor goodwill	518,156	775,931	176,129	1,470,216

Balance at December 31, 2011 (Successor)	$518,156	$775,931	$176,129	$1,470,216

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Intangible assets subject to amortization as of December 31, 2011 consist of the following:

	Weighted Average Remaining Life	Gross Carrying Amount	Accumulated Amortization	Net
Customer relationships	19.6	$1,623,000	$(13,658)	$1,609,342
Tradenames	19.8	156,000	(1,300)	154,700
Data sublicense agreement	5.8	31,000	(873)	30,127
Non-compete agreements	4.8	11,500	(383)	11,117
Backlog	1.2	19,000	(2,389)	16,611

Total		$1,840,500	$(18,603)	$1,821,897

Amortization expense was $18,603, $76,883, $73,125 and $63,089 for the periods from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and for the years ended December 31, 2010 and 2009, respectively. Aggregate future amortization expense for intangible assets is estimated to be:

2012	$110,787
2013	100,398
2014	97,287
2015	97,287
2016	96,904
Thereafter	1,319,234

$1,821,897

7. Debt Issuance Costs

As of December 31, 2011 and 2010, the total unamortized debt issuance costs were $35,214 and $1,204, respectively, and are included in other assets in the accompanying consolidated balance sheets.

8. Accrued Expenses

Accrued expenses as of December 31, 2011 and 2010 consist of the following:

	Successor	Predecessor
	2011	2010
Customer deposits	$27,383	$26,840
Accrued compensation	16,257	15,530
Accrued rebates	6,187	5,394
Accrued telecommunications	3,676	2,677
Accrued outside services	10,367	7,698
Accrued insurance	3,237	2,003
Accrued income, sales and other taxes	4,505	2,578
Accrued interest	15,317	885
Interest rate swap agreement	—	10,738
Accrued liabilities for purchases of property and equipment	5,841	6,497
Current portion of tax receivable agreement obligations to related parties	374	3,746
Pass-through payments	20,704	9,218
Other accrued liabilities	18,289	18,441

	$132,137	$112,245

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

9. Long-Term Debt

In connection with the 2011 Transactions, the Company incurred substantial new indebtedness comprised of a senior secured term loan facility (the “Term Loan Facility”), a revolving credit facility (the “Revolving Facility”; together with the Term Loan Facility, the “Senior Credit Facilities”), 11.00% Senior Notes due 2019 (the “2019 Notes”) and 11.25% Senior Notes due 2020 (the “2020 Notes”; together with the 2019 Notes, the “Senior Notes”).

Long-term debt as of December 31, 2011 and 2010 consisted of the following:

	Successor	Predecessor
	2011	2010
Senior Credit Facilities
$1,224 million Senior Secured Term Loan facility, due November 2, 2018, net of unamortized discount of $38,160 at December 31, 2011 (effective interest rate of 7.79% at December 31, 2011)	$1,185,840	$—
$125 million Senior Secured Revolving Credit facility, expiring on November 2, 2016 and bearing interest at a variable base rate plus a spread rate	15,000	—
Senior Notes
$375 million 11% Senior Notes due December 31, 2019, net of unamortized discount of $9,257 at December 31, 2011 (effective interest rate of 11.53% at December 31, 2011)	365,743	—
$375 million 11.25% Senior Notes due December 31, 2020, net of unamortized discount of $11,134 at December 31, 2011 (effective interest rate of 11.86% at December 31, 2011)	363,866	—
Obligation under data sublicense agreement	30,659	40,323
Prior Credit Facilities
$755 million First Lien Term Loan facility, due November 16, 2013, net of unamortized discount of $28,628 at December 31, 2010	—	650,172
$170 million Second Lien Term Loan facility, due May 16, 2014, net of unamortized discount of $12,136 at December 31, 2010	—	157,864
$100 million Incremental Borrowing on First Lien Term Loan facility, due November 16, 2013, net of unamortized discount of $1,866 at December 31, 2010	—	97,884
Less current portion	(16,034)	(12,494)

Long-term debt	$1,945,074	$933,749

Senior Credit Facilities

The credit agreement governing the Senior Credit Facilities (the “Senior Credit Agreement”) provides that, subject to certain conditions, the Company may request additional tranches of term loans, increase commitments under the Revolving Facility or the Term Loan Facility or add one or more incremental revolving credit facility tranches (provided that the revolving credit commitments outstanding at any time have no more than three different maturity dates) in an aggregate amount not to exceed (a) $300,000 plus (b) an unlimited amount at any time, subject to compliance on a pro forma basis with a first lien net leverage ratio of no greater than 4.00:1.00. Availability of such additional tranches of term loans or revolving credit facilities and/or increased commitments is subject to, among other conditions, the absence of any default under the Senior Credit Agreement and the

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

receipt of commitments by existing or additional financial institutions. Proceeds of the Revolving Facility, including up to $30,000 in the form of borrowings on same-day notice, referred to as swingline loans, and up to $50,000 in the form of letters of credit, are available to provide financing for working capital and general corporate purposes.

Borrowings under the Senior Credit Facilities bear interest at an annual rate equal to an applicable margin plus, at the Company’s option, either (a) a base rate determined by reference to the highest of (i) the applicable prime rate (ii) the federal funds rate plus 0.50% and (iii) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month, adjusted for certain additional costs, plus 1.00% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, which, in the case of the Term Loan Facility only, shall be no less than 1.25%. The applicable margin for the Term Loan Facility is 4.50% for base rate borrowings and 5.50% for LIBOR borrowings. The applicable margin for the Revolving Facility is 4.25% for base rate borrowings and 5.25% for LIBOR borrowings. The applicable margin for the Revolving Facility is subject to a 0.25% step-down based on the Company’s first lien net leverage ratio at the end of each fiscal quarter.

In addition to paying interest on outstanding principal under the Senior Credit Facilities, the Company is required to pay customary agency fees, letter of credit fees and a 0.50% commitment fee in respect of the unutilized commitments under the Revolving Facility.

The Senior Credit Agreement requires that the Company prepay outstanding loans under the Term Loan Facility, subject to certain exceptions, with (a) 100% of the net cash proceeds of any incurrence of debt other than debt permitted under the Senior Credit Agreement, (b) commencing with the fiscal year ended December 31, 2012, 50% (which percentage will be reduced to 25% and 0% based on the Company’s first lien net leverage ratio) of the Company’s annual excess cash flow and (c) 100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions.

The Company may voluntarily prepay outstanding loans under the Senior Credit Facilities at any time without premium or penalty other than breakage costs with respect to LIBOR loans, provided, however, that if on or prior to November 2, 2012 the Company prepays any loans under the Term Loan Facility in connection with a repricing transaction, the Company must pay a prepayment premium of 1.00% of the aggregate principal amount of the loans so prepaid.

The Company is required to make quarterly payments equal to 0.25% of the original principal amount of the loans under the Term Loan Facility, with the balance due and payable on November 2, 2018. Any principal amount outstanding under the Revolving Facility is due and payable on November 2, 2016.

Certain of the Company’s U.S. wholly-owned restricted subsidiaries, together with the Company, are co-borrowers and jointly and severally liable for all obligations under the Senior Credit Facilities. Such obligations of the co-borrowers are unconditionally guaranteed by Beagle Intermediate Holdings, Inc (a direct wholly-owned subsidiary of Parent), the Company and each of its existing and future U.S. wholly-owned restricted subsidiaries (with certain exceptions including immaterial subsidiaries). These obligations are secured by a perfected security interest in substantially all of the assets of the co-borrowers and guarantors now owned or later acquired, including a pledge of all of the capital stock of the Company and its U.S. wholly-owned restricted subsidiaries and 65% of the capital stock of its foreign restricted subsidiaries, subject in each case to the exclusion of certain assets and additional exceptions.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

The Senior Credit Agreement requires the Company to comply with maximum first lien net leverage ratio and consolidated cash interest coverage ratio financial maintenance covenants, to be tested on the last day of each fiscal quarter beginning with the quarter ending March 31, 2012. A breach of these covenants is subject to certain equity cure rights. In addition, the Senior Credit Facilities contain a number of negative covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of its subsidiaries to:

•	incur additional indebtedness or guarantees;
•	incur liens;
•	make investments, loans and acquisitions;
•	consolidate or merge;
•	sell assets, including capital stock of subsidiaries;
•	pay dividends on capital stock or redeem, repurchase or retire capital stock of the Company or any restricted subsidiary;
•	alter the business of the Company;
•	amend, prepay, redeem or purchase subordinated debt;
•	engage in transactions with affiliates; and
•	enter into agreements limiting dividends and distributions of certain subsidiaries.

The Senior Credit Agreement also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default (including upon change of control).

Senior Notes

The 2019 Notes bear interest at an annual rate of 11.00% with interest payable semi-annually on June 30 and December 31 of each year, commencing on June 30, 2012. The 2019 Notes mature on December 31, 2019. The 2020 Notes bear interest at an annual rate of 11.25% with interest payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2012. The 2020 Notes mature on December 31, 2020.

The Company may redeem the 2019 Notes, the 2020 Notes or both, in whole or in part, at any time on or after December 31, 2015 at the applicable redemption price, plus accrued and unpaid interest. In addition, at any time prior to December 31, 2014, the Company may, at its option and on one or more occasions, redeem up to 35% of the aggregate principal amount of the 2019 Notes or the 2020 Notes, at a redemption price equal to 100% of the aggregate principal amount, plus a premium equal to the stated interest rate on the 2019 Notes or the 2020 Notes, respectively, plus accrued and unpaid interest with the net cash proceeds of certain equity offerings; provided that at least 50% of the sum of the aggregate principal amount of the 2019 Notes or 2020 Notes, respectively, originally issued (including any additional notes) remain outstanding immediately after such redemption and the redemption occurs within 180 days of the equity offering. At any time prior to December 31, 2015, the Company may redeem the 2019 Notes, the 2020 Notes or both, in whole or in part, at its option and on one or more occasions, at a redemption price equal to 100% of the principal amount, plus an applicable premium and accrued and unpaid interest.

The Senior Notes are senior unsecured obligations and rank equally in right of payment with all of the Company’s existing and future indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness. The Company’s obligations under the Senior Notes are guaranteed on a senior basis by all of its existing and subsequently acquired or organized wholly-owned U.S. restricted subsidiaries that guarantee the Senior Credit Facilities or its other indebtedness or indebtedness of any affiliate guarantor. The Senior Notes and the related guarantees are effectively subordinated to the Company’s existing and future

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

secured obligations and that of its affiliate guarantors to the extent of the value of the collateral securing such obligations, and are structurally subordinated to all existing and future indebtedness and other liabilities of any of the Company’s subsidiaries that do not guarantee the Senior Notes.

If the Company experiences specific kinds of changes in control, it must offer to purchase the Senior Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. The indentures governing the Senior Notes (the “Indentures”) contain customary covenants that restrict the ability of the Company and its restricted subsidiaries to:

•	pay dividends on capital stock or redeem, repurchase or retire capital stock;
•	incur additional indebtedness or issue certain capital stock;
•	incur certain liens;
•	make investments, loans, advances and acquisitions;
•	consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries;
•	prepay subordinated debt;
•	engage in certain transactions with affiliates; and
•	enter into agreements restricting the subsidiaries’ ability to pay dividends.

The Indentures also contain certain customary affirmative covenants and events of default.

Obligation Under Data Sublicense Agreement

In October 2009 and April 2010, the Company acquired certain additional rights to specified uses of its data from the former owner of the Company’s business, in order to broaden the Company’s ability to pursue business intelligence and data analytics solutions for payers and providers. The Company previously licensed exclusive rights to this data to the former owner of the Company’s business. In connection with these data rights acquisitions, the Company recorded amortizable intangible assets and corresponding obligations at inception based on the present value of the scheduled annual payments through 2018, which totaled $65,000 in the aggregate (approximately $45,000 remained payable at December 31, 2011). In connection with the Merger, the Company was required to adjust this obligation to its fair value.

Prior Credit Facilities

In November 2006, Emdeon Business Services LLC (“EBS LLC”), a wholly-owned subsidiary of the Company, entered into two credit agreements with several lenders that provided a $755,000 term loan (“First Lien Term Loan”), a $50,000 revolving credit agreement (“Revolver”) and a $170,000 term loan (“Second Lien Term Loan”). In October 2010, EBS LLC borrowed an additional $100,000 under an incremental term loan facility (“Incremental Term Loan”) through an amendment to the credit agreement governing the First Lien Term Loan.

The Revolver, which bore interest at a variable rate plus a spread, was scheduled to expire in November 2012. The Company paid a quarterly commitment fee on the unused portion of the Revolver that fluctuated, based upon certain leverage ratios, between 0.375% and 0.5% per annum. Commitment fees on the Revolver were $159 for the period from January 1, 2011 to November 1, 2011.

The First Lien Term Loan, which bore interest at LIBOR plus a spread, and the Incremental Term Loan, which bore interest at LIBOR subject to a floor plus a spread, were each payable in quarterly principal installments of approximately $1,800 and $250, respectively, plus accrued interest, through September 2013, with a balloon payment of the remaining principal amount outstanding due upon maturity in November 2013. Mandatory prepayments of principal related to excess cash flow and other circumstances were also required.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

The Second Lien Term Loan, which bore interest at LIBOR plus a spread, was subordinate to the First Lien Term Loan and was scheduled to mature in May 2014.

Proceeds of the Senior Credit Facilities and the Senior Notes were, together with other sources of funds, used to finance the Merger and repay all amounts due under the Company’s prior credit facilities. In connection with the refinancing of the prior credit facilities, the Company incurred $6,950 of legal and other professional fees. Such costs have been included in transaction related costs in the accompanying consolidated statements of operations.

Aggregate Future Maturities

The aggregate amounts of future maturities under long-term debt arrangements are as follows:

Years Ending December 31,
2012	$16,036
2013	16,561
2014	17,540
2015	18,673
2016	34,976
Thereafter	1,915,873

$2,019,659

10. Interest Rate Swap

The following table summarizes the fair value of the Company’s derivative instrument at December 31, 2011 and 2010, respectively:

	Fair Values of Derivative Instruments Asset (Liability) Derivatives
		Successor	Predecessor
	Balance Sheet Location	2011	2010
Derivatives designated as hedging instruments:
Interest rate swap	Accrued expenses	$—	$(10,738)

Cash Flow Hedging Relationships

In December 2006, the Company entered into an interest rate swap agreement, with an original maturity of December 2011, to reduce the variability of interest payments associated with its total long-term debt. The notional amount of the swap was $0 and $240,720 as of December 31, 2011 and 2010, respectively. Changes in the cash flows of this interest rate swap were intended to offset the changes in cash flows attributable to fluctuations in the variable base rates underlying the Company’s long-term debt obligations. In October 2010, the Company removed the designation of its prior interest rate swap as a cash flow hedge such that subsequent changes in fair value were recorded within interest expense. The amortization of the amounts reflected in other comprehensive income related to the discontinued cash flow hedges are reflected within interest expense in the accompanying consolidated statements of operations.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

In connection with the 2011 Transactions, the prior interest rate swap was terminated. In January 2012, the Company executed three new interest rate swap agreements to reduce the variability of interest payments associated with the Term Loan Facility (See Note 23).

The effect of the derivative instrument on the accompanying consolidated statements of operations for the periods from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and for the years ended December 31, 2010 and 2009, respectively, is summarized in the following table:

	Successor	Predecessor
	November 2 through December 31, 2011	January 1 through November 1, 2011	Fiscal Year end December 31, 2010	Fiscal Year end December 31, 2009
Derivatives in Cash Flow Hedging Relationships
Gain/(loss) related to effective portion of derivative recognized in other comprehensive loss	$—	$—	$6,690	$9,908

Gain/(loss) related to effective portion of derivative reclassified from accumulated other comprehensive loss to interest expense	$—	$(11,645)	$(22,309)	$(27,736)

Derivatives Not Designated as Hedging Instruments
Gain recognized in interest expense	$2,755	$7,983	$3,980	$—

11. Fair Value Measurements

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company’s assets and liabilities that are measured at fair value on a recurring basis consist principally of the Company’s derivative financial instruments and contingent consideration associated with business combinations. The table below presents the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2011, aggregated by the level in the fair value hierarchy within which those measurements fall.

Description	Balance at December 31, 2011	Quoted in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Contingent Consideration Obligations	$(501)	$—	$—	$(501)

The valuation of the Company’s contingent consideration obligations is determined using a probability weighted discounted cash flow method. This analysis reflects the contractual terms of the purchase agreements (e.g., minimum and maximum payments, length of earn-out periods, manner of calculating any amounts due, etc.) and utilizes assumptions with regard to future cash flows, probabilities of achieving such future cash flows and a discount rate.

The valuation of the Company’s derivative financial instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivative, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The fair value of interest rate swaps is determined using the market standard methodology of netting the discounted future fixed cash payments (or receipts) and the

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

discounted expected variable cash receipts (or payments). The variable cash receipts (or payments) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves.

The Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts and guarantees.

The table below presents a reconciliation of the fair value of our liabilities that use significant unobservable inputs (Level 3).

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

	Successor	Predecessor
	November 2 through December 31, 2011	January 1 through November 1, 2011	Fiscal Year Ended December 31, 2010	Fiscal Year Ended December 31, 2009
Balance at beginning of period	$(9,163)	$(16,046)	$—	—
Issuances of contingent consideration	(49)	(2,154)	(25,330)	—
Settlement of contingent consideration	2,868	1,001	—	—
Total changes included in other income, net	5,843	8,036	9,284	—

Balance at end of period	$(501)	$(9,163)	$(16,046)	$—

Assets and Liabilities Measured at Fair Value upon Initial Recognition

The carrying amount and the estimated fair value of financial instruments held by the Company as of December 31, 2011 were:

	Carrying Amount	Fair Value
Cash and cash equivalents	$37,925	$37,925
Accounts receivable	$188,960	$188,960
Senior Credit Facilities	$1,200,840	$1,251,885
Senior Notes	$729,609	$787,504
Cost method investment	$3,458	$3,461

The carrying amounts of cash equivalents and accounts receivable approximate fair value because of their short-term maturities. The fair value of long-term debt is based upon market trades by investors in partial interests of these instruments. The fair value of the cost method investment is estimated using a discounted cash flow model.

12. Lease Commitments

The Company recognizes lease expense on a straight-line basis, including predetermined fixed escalations, over the initial lease term including reasonably assured renewal periods from the time that the Company controls the leased property.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

The Company leases its offices and other facilities under operating lease agreements that expire at various dates through 2025. Future minimum lease commitments under these non-cancelable lease agreements as of December 31, 2011 were as follows:

Years Ending December 31:
2012	$8,682
2013	6,923
2014	6,954
2015	6,768
2016	6,734
Thereafter	18,739

Total minimum lease payments	$54,800

Total rent expense for all operating leases was $1,748, $8,176, $8,729 and $8,191 for the periods from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and for the years ended December 31, 2010 and 2009, respectively.

13. Legal Proceedings

In the normal course of business, the Company is involved in various claims and legal proceedings. While the ultimate resolution of these matters has yet to be determined, the Company does not believe that their outcomes will have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

14. Noncontrolling Interests

The Company executed transactions that both increased and decreased its ownership interest in EBS Master in the Predecessor periods. In connection with the 2011 Transactions, all of the noncontrolling interests were acquired by affiliates of the Company. The changes in noncontrolling interests are summarized in the following table:

	Successor	Predecessor
	November 2, through December 31, 2011	January 1, through November 1, 2011	Fiscal Year end December 31, 2010	Fiscal Year end December 31, 2009
Net income (loss) attributable to Emdeon Inc.	$(17,453)	$(24,691)	$19,546	$9,581

Transfers from the noncontrolling interest:
Increase in Emdeon Inc. paid-in capital for the issuance of EBS Units to Emdeon Inc.	—	—	—	13,706
Increase in Emdeon Inc. paid-in capital for the issuance of EBS Units in connection with the acquisitions	—	—	4,369	3,504
Increase (decrease) in Emdeon Inc. paid-in capital for issuance of EBS Units in connection with equity compensation plans	—	2,303	983	(12,650)
Increase in Emdeon Inc. paid-in capital for exchange of EBS Units to Class A common stock of Emdeon Inc.	—	—	425	21,968
Increase in Emdeon Inc. paid-in capital for cancellation of EBS Units	—	—	127	—

Net transfers from noncontrolling interest	—	2,303	5,904	26,528

Change from net income attributable to Emdeon Inc. and transfers from noncontrolling interest	$(17,453)	$(22,388)	$25,450	$36,109

15. Equity Compensation Plans

Effect of the Merger

In connection with the 2011 Transactions, the Company’s outstanding stock options, EBS Master units (“EBS Units”) and restricted stock units under various equity compensation programs became fully vested immediately prior to the closing of the Merger in accordance with the award agreements and were settled in cash, canceled or, for certain members of senior management, exchanged for new options of Parent common stock (the “Rollover Options”). Except for the Rollover Options, each option holder received an amount in cash, without interest and less applicable withholding taxes, equal to $19.00 less the exercise price of each option. Additionally, each EBS Unit and restricted stock unit holder received $19.00 in cash, without interest and less applicable withholding taxes.

The exercise price of the Rollover Options and the number of shares of Parent common stock underlying the Rollover Options were adjusted as a result of the Merger. Additionally, the Rollover Options provide each of the holders a right, exercisable within 61 days and 180 days following the Merger, to require the Company to repurchase shares issued upon exercise of the Rollover Options at their initial fair value. As the repurchase rights are within the control of the option holder, the Company has included the fair value ($4,125) of these Rollover Options in accrued expenses in the accompanying consolidated balance sheet at December 31, 2011.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

EBS LLC Equity Plans Prior to IPO

Prior to the IPO, certain employees and directors of the Company participated in one of two equity compensation plans — the Amended and Restated EBS Executive Equity Incentive Plan (the “EBS Equity Plan”) and the Amended and Restated EBS Incentive Plan (the “EBS Phantom Plan”). In connection with the IPO, outstanding awards under the EBS Phantom Plan were converted into awards under the 2009 Equity Incentive Plan adopted by the Company’s stockholders in July 2009 (the “2009 Plan”) and outstanding awards under the EBS Equity Plan were converted into EBS Units that were governed by individual agreements with certain directors and members of executive management (“Management Awards”), as well as awards under the 2009 Plan.

EBS Equity Plan

The EBS Equity Plan consisted of a class of non-voting EBS Master equity units called Grant Units. The Grant Units represented profits interests in EBS Master. The Grant Units appreciated with increases in value of EBS Master. All Grant Units were issued by a separate legal entity, EBS Executive Incentive Plan LLC, which was created for this sole purpose and held no other assets. The Grant Units generally vested ratably over a four or five year period. For all awards granted prior to May 26, 2009, EBS Master had the right, but not the obligation, to repurchase any employee’s vested units on termination of employment. If EBS Master exercised this repurchase right, the employee would receive a cash payment based on a formula specified in the EBS Equity Plan.

Awards under the EBS Equity Plan were historically accounted for as liabilities due to certain repurchase features and were recorded at fair value at the end of each reporting period in accordance with the vesting schedule. On June 26, 2009, the Company modified the terms of each of the awards to remove the Company’s ability to repurchase the Grant Units within six months of vesting and to require that any repurchases following this six-month period be at fair value. As a result of this modification, the Company reclassified all of the Grant Units from liability awards to equity awards. Because the modified terms had no impact on the fair value of the Grant Units and the awards were previously classified as liabilities, compensation expense was measured based on the fair value of the Grant Units at the date of modification. Based on this fair value of the Grant Units, the Company recognized equity compensation of $4,614 at that date which reduced net income for the year ended December 31, 2009. No incremental compensation expense was recognized specifically as a result of the modification.

In connection with the IPO, the Grant Units converted into (i) vested and unvested EBS Units (together with corresponding shares of Class B common stock that had voting, but no economic rights), (ii) options to purchase shares of Class A common stock that vested over three years, and (iii) options to purchase shares of Class A common stock that vested over four years. The options were granted with an exercise price equal to the IPO price. The Company accounted for this conversion as a modification of the original Grant Unit awards and recognized $1,784 of incremental measured compensation.

Under the EBS Equity Plan, EBS Master issued 850,000 Grant Units to the Company’s executive chairman that were earned and vested based on both continued employment (ratably over four years) and the attainment of certain financial performance targets with respect to each of the Company’s fiscal years ending December 31, 2011 and 2012. Under the terms of the award, the number of Grant Units that were earned and vested varied based on which, if any, of six specified financial performance targets were satisfied for each of the Company’s fiscal years ending December 31, 2011 and 2012. A maximum of 425,000 Grant Units could have been earned and vested for each of the 2011 and 2012 financial performance targets. In the event the minimum financial

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

performance target for either of 2011 or 2012 years were not achieved, none of the Grant Units would be earned or vest related to that year.

In connection with the IPO, the Grant Units with performance conditions converted into (i) 206,578 unvested EBS Units (together with corresponding shares of Class B common stock that had voting, but no economic rights) and (ii) 643,422 options to purchase shares of Class A common stock with an exercise price equal to the IPO price that vested over three years. The Company accounted for this conversion as a modification of the original Grant Unit award.

EBS Phantom Plan

The EBS Phantom Plan was designed to allow individual employees to participate economically in the future growth and value creation of EBS LLC. Each participant received a specified number of units in the EBS Phantom Plan called Phantom Units. These Phantom Units appreciated with increases in value of EBS Master above amounts specified in the respective employee’s grant agreements. These Phantom Units did not give employees an ownership interest and had no voting rights.

The Phantom Units generally vested ratably over a four or five year vesting period following the date of grant. Upon a realization event, as defined in the EBS Phantom Plan, the holders of these Phantom Units would receive consideration based on the product of the number of Phantom Units earned at the time of the realization event and a formula as defined in the EBS Phantom Plan. EBS Master had the right, but not the obligation, to repurchase any employee’s vested Phantom Units on termination of employment. If EBS Master exercised this repurchase right, the employee received a cash payment as defined in the EBS Phantom Plan. The Company accounted for these awards as liabilities due to the existence of these repurchase features. As a result, compensation expense was remeasured at the end of each reporting period.

In connection with the IPO, the Phantom Units converted, depending on vesting status, into (i) shares of Class A common stock, (ii) restricted Class A common stock units and (iii) options to purchase shares of Class A common stock with an exercise price equal to the IPO price that vested over three years. The Company accounted for this conversion as a modification of the original Phantom Unit awards. In connection with this modification, the Company calculated the final measurement of the liability at the IPO date and recognized a change in estimate for the proportion of the Phantom Units for which the requisite service had been rendered as of the IPO date. This change in estimate resulted in an increase to stock compensation expense of $9,209 for the year ended December 31, 2009.

2009 Plan and Management Awards Subsequent to IPO

The Company reserved 17,300,000 shares of Class A common stock for issuance to employees, directors and consultants under the 2009 Plan. The equity granted in connection with the IPO pursuant to the 2009 Plan and Management Awards replaced outstanding awards under the EBS Equity Plan and EBS Phantom Plan. As these awards were issued in connection with the conversion of the Grant Units and Phantom Units, the fair value was derived from the allocation of the remaining compensation expense previously associated with the Grant Units and Phantom Units to the respective share based payments received (i.e., EBS Units, restricted stock units, shares of Class A common stock and stock options) on a relative fair value basis.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

In addition to the awards issued in connection with the conversion of the Grant Units and Phantom Units, the Company issued restricted stock units and stock options of the Company, some of which contained performance conditions as described below.

EBS Units and Restricted Class A common stock units

The fair value of EBS Units and restricted stock units was determined based on the closing trading price of the Class A common stock on the grant date. Upon vesting, the EBS Units, together with the corresponding shares of Class B common stock, were exchangeable for Class A common stock on a one-for-one basis. Upon vesting, restricted stock units converted into Class A common stock.

In connection with the vesting of all outstanding awards immediately prior to and in connection with the Merger, all remaining unrecognized compensation expense was recognized and is reflected in the Predecessor period from January 1, 2011 to November 1, 2011.The weighted average grant date fair value of restricted Class A common stock units issued during the year ended December 31, 2011 was $15.39. The total fair value of the EBS Units and restricted Class A common stock units vested during the period from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and for the years ended December 31, 2010 and 2009 was $0, $16,649, $9,383 and $7,412, respectively.

Options to Purchase Shares of Class A common stock

Options to purchase shares of Class A common stock were granted under the 2009 Plan both in connection with the conversion of the Grant Units and Phantom Units and as new awards to certain employees and directors of the Company. Option awards were generally granted with a term of ten years, an exercise price equal to the market price of the Class A common stock on the date of grant, and with vesting periods of three to four years. The fair value of the options issued in connection with the conversion of the Grant Units and Phantom Units was derived by the allocation of the remaining compensation expense associated with the Grant Units and Phantom Units to the converted awards on a relative fair value basis. The Company calculated the fair value of the new options granted under the 2009 Plan using the Black-Scholes option pricing model.

In connection with the vesting of all outstanding options immediately prior to and in connection with the Merger, all remaining unrecognized compensation expense was recognized and is reflected in the Predecessor period from January 1, 2011 to November 1, 2011.

Performance Awards

The Company issued unvested EBS Units, options to purchase Class A common stock and restricted Class A common stock units that contain performance conditions.

Executive Chairman: With respect to performance awards issued to the Company’s executive chairman in connection with the conversion of the Grant Units, the Company issued 206,578 unvested EBS Units and options to purchase 643,422 shares of Class A common stock that vested over three years. The replacement awards issued were subject to the same financial target performance conditions as the Grant Units. The unvested EBS Units and options were earned and vested based upon continued employment and the attainment of certain financial performance objectives. The fair value of these awards was derived consistent with other converted awards by the allocation of the remaining compensation expense of the Grant Units with performance conditions based on relative fair value of the share based payments issued. The fair value of these unvested EBS Units that were subject to performance conditions issued in connection with the conversion was $11.01 per unit.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

The fair value of options granted in connection with the conversion of Grant Units that were subject to performance conditions was $5.26 per option. In connection with the Merger, 40% of performance based EBS Units and options were earned and vested and the remaining 60% were cancelled. The Company recorded $1,631 of compensation expense related to the accelerated vesting of these awards, which is reflected in the Predecessor period from January 1, 2011 to November 1, 2011.

Other Management: During 2010, the Company issued 150,000 restricted Class A common stock units, one half of which were scheduled to vest after three years and one half of which were scheduled to vest after four years, with vesting accelerated if certain financial performance targets were achieved, to certain members of management who joined the Company following the CEA acquisition. The grant date fair value of these restricted Class A common stock units was $12.15. In connection with the vesting of all outstanding awards immediately prior to and in connection with the Merger, all remaining unrecognized compensation expense was recognized and is reflected in the Predecessor period from January 1, 2011 to November 1, 2011.

Activity Summary

A summary of the status of unvested EBS Units issued pursuant to the Management Awards and restricted Class A common stock units issued under the 2009 Plan as of December 31, 2010, and changes during the period from January 1, 2011 to November 1, 2011, is presented below:

	EBS Units	EBS Units with Performance Conditions	Restricted Class A common stock Units	Restricted Class A common stock Units with Performance Conditions
Unvested at December 31, 2010	619,307	206,578	564,543	150,000
Granted	—	—	288,515	45,000
Canceled	—	(123,947)	(18,183)	—
Vested	(619,307)	(82,631)	(834,875)	(195,000)

Unvested at November 1, 2011	—	—	—	—

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

A summary of option activity under the 2009 Plan for the periods from January 1, 2011 to November 1, 2011 and November 2, 2011 to December 31, 2011 are presented below:

	Options		Weighted Average Exercise Price		Weighted Average Remaining Contractual Term		Aggregate Intrinsic Value

	Service Options	Performance Options	Service Options	Performance Options	Service Options	Performance Options	Service Options	Performance Options
Outstanding at January 1, 2011 (Predecessor)	6,367,124	643,422	$15.39	$15.50	8.8	8.6	$—	$—
Granted	1,486,800	—	15.36
Exercised	(6,617,837)	(257,369)	15.37	15.50
Expired	(11,258)	—	16.28
Forfeited	(87,691)	(386,053)	15.73	15.50
Rollover Options	(1,137,138)	—	15.43

Outstanding at November 1, 2011 (Predecessor)	—	—	$—	$—	—	—	$—	$—

Rollover Options issued	5,410	—	$250.00	$—	9.8	—	$4,058	$—
Outstanding and Exercisable at December 31, 2011 (Successor)	5,410	—	$250.00	$—	9.8	—	$4,058	$—

Black-Scholes Option Pricing Model Assumptions

The following table summarizes the weighted average fair values of awards valued using the Black-Scholes option pricing model and the weighted average assumptions used to develop the fair value estimates under each of the valuation models for the period from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and for the years ended December 31, 2010 and 2009, respectively:

	Rollover Options	Options			EBS Equity Plan Grant Units	EBS Equity Plan Grant Units with Performance Conditions
	Successor	Predecessor			Predecessor
	Period from November 2, 2011 to December 31, 2011	Period from January 1, 2011 to November 1, 2011	Year Ended December 31,		Year Ended December 31,
			2010	2009	2009	2009
Weighted average fair value	$762.51	$6.66	$6.95	$7.54	$8.51	$6.66
Expected dividend yield	—	—	—	—	—	—
Expected volatility	29.16%	40.26%	43.10%	47.00%	47.00%	47.00%
Risk-free interest rate	0.90%	2.51%	2.53%	2.55%	2.50%	2.30%
Expected term (years)	5.0	6.3	6.3	6.3	5.6	6.4

Expected dividend yield — The Company is subject to limitations on the payment of dividends under its credit facilities as further discussed in Note 9 to the consolidated financial statements. An increase in the dividend yield will decrease compensation expense.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Expected volatility — This is a measure of the amount by which the price of the equity instrument has fluctuated or is expected to fluctuate. For periods prior to the IPO, the expected volatility was estimated based on the median historical volatility of a group of guideline companies. Following the IPO, the expected volatility was based upon a weighted average of the Company’s historical volatility following the IPO and the median historical volatility of a group of guideline companies (weighted based upon proportion of the expected term represented by the Company’s historical volatility and the volatility of the guideline companies, respectively). An increase in the expected volatility will increase compensation expense.

Risk-free interest rate — This is the U.S. Treasury rate for the week of the grant having a term approximating the expected life of the award. An increase in the risk-free interest rate will increase compensation expense.

Expected term — This is the period of time over which the awards are expected to remain outstanding. The Company estimates the expected term as the mid-point between the vesting date and the contractual term. An increase in the expected term will increase compensation expense.

Employee Stock Purchase Plan

The Emdeon Inc. Employee Stock Purchase Plan (“ESPP”) became effective on July 1, 2010. Under the ESPP, the Company was authorized to issue up to 8,900,000 shares of Class A common stock to qualifying employees. Eligible employees had the ability to direct the Company, during each six month option period, to withhold between 1% and 10% of their base pay, the proceeds from which were used to purchase shares of Class A common stock at a price equal to the lesser of 85% of the closing market price on the exercise date or the grant date. For accounting purposes, the ESPP was considered a compensatory plan such that the Company recognized equity compensation expense based on the fair value of the options held by the employees to purchase the Company’s shares. In connection with the 2011 Transactions, a final settlement of the ESPP was administered, employee contributions were used to purchase shares of Class A common stock and the ESPP was terminated.

Summary of Equity Compensation Expense

For the periods from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and for the years ended December 31, 2010 and 2009, the Company recognized expense of $0, $54,932, $17,722 and $25,415, and an income tax benefit of $0, $15,216, $4,787 and $4,992, respectively, in the aggregate related to its equity compensation plans.

16. Retirement Plans

Employees of the Company may participate in a 401k plan, which provides for matching contributions from the Company. Expenses related to this plan were $676, $3,340, $2,071 and $1,312 for the period from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and for the years ended December 31, 2010 and 2009, respectively. The maximum Company matching contribution was increased from 2% of eligible compensation in 2010 to 2.5% of eligible compensation in 2011.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

17. Income Taxes

The income tax provision for the periods from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and for the years ended December 31, 2010 and 2009, respectively, was as follows:

	Successor	Predecessor
	November 2 through December 31, 2011	January 1 through November 1, 2011	Fiscal Year end December 31, 2010	Fiscal Year end December 31, 2009
Current:
Federal	$(3,212)	$18,814	$18,166	$14,998
State	(577)	4,432	2,177	3,551

Current income tax provision (benefit)	(3,789)	23,246	20,343	18,549

Deferred:
Federal	(6,512)	(5,154)	12,927	(6,169)
State	741	(9,891)	(691)	4,921

Deferred income tax provision (benefit)	(5,771)	(15,045)	12,236	(1,248)

Total income tax provision (benefit)	$(9,560)	$8,201	$32,579	$17,301

The differences between the federal statutory rate and the effective income tax rate principally relate to the impact of valuation allowances and uncertain tax positions related to state income taxes, book versus tax basis differences in the Company’s investment in EBS Master, non-deductible costs related to the 2011 Transactions and stock compensation expense recorded for book purposes but not deductible for tax. The reconciliation between the federal statutory rate and the effective income tax rate is as follows:

	Successor	Predecessor
	November 2 through December 31, 2011	January 1 through November 1, 2011	Fiscal Year end December 31, 2010	Fiscal Year end December 31, 2009
Statutory U.S. federal tax rate	35.00%	35.00%	35.00%	35.00%
State income taxes (net of federal benefit)	(0.48)	52.49	2.78	8.75
Meals and entertainment	(0.29)	(3.36)	0.63	0.39
2011 Transactions related costs	(1.24)	(34.77)	—	—
Other	(0.07)	1.54	(1.38)	2.60
Tax credits	0.52	11.14	(0.63)	(1.14)
Equity compensation	—	(62.26)	2.06	5.67
Non-timing basis differences	1.86	(89.58)	12.49	33.57
Noncontrolling interest	—	15.71	(7.20)	(5.17)
Foreign loss not benefited	0.09	2.03	(0.34)	3.29
Return to provision adjustments	—	—	1.34	10.12
Change in valuation allowance	—	—	4.80	(37.81)

Effective income tax rate	35.39%	(72.06)%	49.55%	55.27%

At December 31, 2011, the Company had net operating loss carry forwards (tax effected) for federal and state income tax purposes of approximately $65,803 and $21,285, respectively, which expire from 2026 through 2031 and 2021 through 2026, respectively. A portion of net operating loss carry forwards may be subject to an

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

annual limitation regarding their utilization against taxable income in future periods due to the “change of ownership” provisions of the Internal Revenue Code and similar state provisions. A portion of these carry forwards may expire before becoming available to reduce future income tax liabilities. As a result, the Company has recorded a state valuation allowance in the amount of $17,582 as of December 31, 2011.

The Company and certain of its subsidiaries are included in Parent’s consolidated filing group for U.S. federal income tax purposes, as well as in certain state income tax returns that include Parent. With respect to tax returns for any taxable period in which the Company or any of its subsidiaries are included in a tax return filing with Parent, the amount of taxes to be paid by the Company is determined, subject to certain adjustments, as if it and its subsidiaries filed their own tax returns excluding Parent.

Significant components of the Company’s deferred tax assets (liabilities) as of December 31, 2011 and 2010 were as follows:

	Successor	Predecessor
	2011	2010
Deferred tax assets and (liabilities):
Depreciation and amortization	$(336,024)	$(160,145)
Investment in partnership	(257,947)	(81,914)
Accounts receivable	1,087	1,245
Fair value of interest rate swap	—	1,362
Accruals and reserves	97	6,292
Capital and net operating losses	89,327	50,854
Debt discount and interest	186	(3,546)
Equity compensation	1,632	6,181
Valuation allowance	(20,821)	(26,313)
Tax receivable agreement obligation to related parties	8,638	12,208
Other	1,830	1,332

Net deferred tax assets and (liabilities)	$(511,995)	$(192,444)

Reported as:
Current deferred tax assets	$6,042	$7,913
Non-current deferred tax liabilities	(518,037)	(200,357)

Net deferred tax assets and (liabilities)	$(511,995)	$(192,444)

A reconciliation of the beginning and ending amount of unrecognized tax benefit is as follows:

	Successor	Predecessor
	November 2 through December 31, 2011	January 1 through November 1, 2011	Fiscal Year end December 31, 2010	Fiscal Year end December 31, 2009
Unrecognized benefit from prior years	$9,354	$1,368	$1,272	$—
Decreases from prior period tax positions	(1,017)	—	—	—
Increases from prior period tax positions	—	7,986	—	—
Increases from current period tax positions	1,574	—	96	1,272

Ending unrecognized benefit	$9,911	$9,354	$1,368	$1,272

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

The Company had unrecognized tax benefits of $228 and $889 as of December 31, 2011 and 2010, respectively, that if recognized, would affect the effective income tax rate. The Company does not currently anticipate that the total amount of unrecognized tax positions will significantly increase or decrease in the next twelve months.

The Company recognizes interest income and expense (if any) related to income taxes as a component of income tax expense. The Company has recorded cumulative interest expense of $63 and $173 as of December 31, 2011 and 2010, respectively.

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various states and foreign jurisdictions. The Company’s U.S. federal and state income tax returns for the tax years 2007 and beyond remain subject to examination by the Internal Revenue Service. With respect to state and local jurisdictions and countries outside of the United States, the Company and its subsidiaries are typically subject to examination for a number of years after the income tax returns have been filed. Although the outcome of tax audits is always uncertain, the Company believes that adequate amounts of tax, interest and penalties have been provided for in the accompanying consolidated financial statements for any adjustments that may be incurred due to state, local or foreign audits.

18. Tax Receivable Agreement Obligations to Related Parties

In connection with the IPO, the Company entered into tax receivable agreements which obligated the Company to make payments to certain current and former owners of the Company, including certain affiliates of General Atlantic, H&F and certain members of management, equal to 85% of the applicable cash savings that the Company realizes as a result of tax attributes arising from certain previous transactions, including the 2011 Transactions. The Company will retain the benefit of the remaining 15% of these tax savings.

In connection with the 2011 Transactions, H&F and certain current and former members of management exchanged all of their remaining EBS Units (and corresponding shares of Class B common stock) for cash and a combination of cash and shares of Parent, respectively, and General Atlantic assigned its rights under the tax receivable agreements to affiliates of Blackstone. Additionally, effective December 31, 2011, the Company simplified its corporate structure. The tax attributes of the exchange of EBS Units and corporate restructuring are expected to provide the Company with additional cash savings, 85% of which are payable to the TRA Members. Collectively, the Company expects the tax attributes of the above referenced events to result in cumulative payments under the tax receivable agreements of $361,097.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Based on current facts and circumstances, the Company estimates the aggregate payments due under the tax receivable agreements to be as follows:

Years Ending December 31:
2012	$374
2013	27,504
2014	29,625
2015	31,238
2016	23,317
Thereafter	249,039

Gross expected payments	361,097
Less: Amounts representing discount	(221,010)

Total tax receivable agreement obligations due to related parties	140,087
Less: Current portion due (included in accrued expenses)	(374)

Tax receivable agreement obligations due to related parties	$139,713

The timing and/or amount of aggregate payments due may vary based on a number of factors, including the amount and timing of the taxable income the Company generates in the future and the tax rate then applicable, the use of loss carryovers and the portion of payments under the tax receivable agreements constituting imputed interest or amortizable basis.

19. Other Related Party Transactions

Transaction and Advisory Fee Agreement

In connection with the 2011 Transactions, the Company entered into a transaction and advisory fee agreement with Blackstone Management Partners L.L.C., an affiliate of Blackstone (“BMP”), and Hellman & Friedman, L.P., an affiliate of H&F (“HFLP,” and, together with BMP, the “Managers”), for a term of twelve years. Pursuant to the agreement, the Company paid the Managers, at the closing of the Merger, a $30,000 transaction fee in consideration for the Managers undertaking financial and structural analysis, due diligence and other assistance related to the Merger and reimbursed the Managers for any out-of-pocket expenses incurred by the Managers in connection with the Merger and the provision of services under the agreement. In addition, in consideration for certain advisory services, the Company is obligated to pay the Managers at the beginning of each fiscal year an aggregate advisory fee of $6,000 or an agreed upon amount not to exceed 2% of consolidated EBITDA (as defined in the Senior Credit Agreement) for such fiscal year. Pursuant to the agreement, the Managers are also entitled to receive transaction fees equal to 1% of the aggregate transaction value upon the consummation of any acquisition, divestiture, disposition, merger, consolidation, restructuring or recapitalization, issuance of private or public debt or equity securities (including an initial public offering of equity securities), financing or similar transaction involving the Company.

Pursuant to the agreement, in connection with or in anticipation of a change in control of the Company, sale of all or substantially all of the assets of the Company or an initial public offering of the equity of the Company or parent entity of the Company or their successors, the Managers have the option to receive, in consideration of such Manager’s role in facilitating such transaction and in settlement of the termination of the services, a single lump sum cash payment equal to the then-present value of all the then-current and future annual advisory fees payable under the agreement, assuming a remaining twelve-year payment period. To the extent that the Company does not pay the lump sum fee when due, the obligation will accrue interest at an annual rate of 10%, compounded quarterly.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

During the period from November 2, 2011 to December 31, 2011, the Company paid $30,000 ($28,050 to BMP and $1,950 to HFLP) in transaction fees, $986 ($715 to BMP and $271 to HFLP) in advisory fees and $400 as reimbursement to BMP for their out of pocket expenses. With respect to the Merger transaction fee, the fee was paid by the Company on behalf of Parent. As a result, the Merger transaction fee was reflected as a reduction of the equity contributed by Parent. The advisory fee was reflected within sales, marketing, general and administrative expense in the accompanying consolidated statements of operations.

Transaction Fee Letter Agreement

In connection with the 2011 Transactions, Parent entered into an agreement with Blackstone Advisory Partners L.P. (“BAP”) whereby BAP agreed to provide advisory services, including general business and financial analysis, transaction feasibility analysis, due diligence support, pricing analysis, assistance with negotiations and the development of a general transaction strategy. In exchange for these services, Parent agreed to pay a transaction fee of $10,000 that was contingent upon the closing of the Merger. Immediately following the Merger, Parent caused the Company to pay $10,000 to BAP on behalf of Parent. This fee, as it was incurred on behalf of Parent, was reflected as a reduction of the equity contributed by Parent.

2019 Notes and Term Loans Held by Related Party

During the period from November 2, 2011 to December 31, 2011, certain investment funds managed by GSO Capital Partners LP (the “GSO-managed funds”) held a portion of the 2019 Notes and the Senior Credit Facilities. GSO Advisor Holdings LLC (“GSO Advisor”) is the general partner of GSO Capital Partners LP. Blackstone, indirectly through its subsidiaries, holds all of the issued and outstanding equity interests of GSO Advisor. As of December 31, 2011, the GSO-managed funds held $100,000 in principal amount of the 2019 Notes and $52,500 in principal amount of the Senior Credit Facilities ($525 of which is classified within current portion of long-term debt). The Company paid $571 in interest on the Senior Credit Facilities to the GSO-managed funds in the period from November 2, 2011 to December 31, 2011.

Transactions with Blackstone Portfolio Companies

The Company provides various services to certain Blackstone portfolio companies under contracts that were executed in the normal course of business prior to the Merger. The Company recognized revenue of $769 and $4,478 related to services provided to Blackstone portfolio companies for the periods from November 2, 2011 to December 31, 2011 and January 1, 2011 to November 1, 2011, respectively.

Transactions with H&F Portfolio Companies

The Company both purchases from, and provides various services to, certain H&F portfolio companies under contracts that were executed in the normal course of business. The Company recognized revenue of $206, $1,174, 1,266 and $1,125 related to services provided to H&F portfolio companies for the periods from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and for the years ended December 31, 2010 and 2009, respectively. The Company paid H&F portfolio companies $0, $247, $143 and $46 related to services provided to the Company for the periods from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and for the years ended December 31, 2010 and 2009, respectively.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Other

During 2009, the Company executed an agreement with Patni Computer Systems Ltd. (“Patni”), a company in which General Atlantic had a substantial ownership interest, to outsource certain mailroom and verification services. Under this agreement, the Company paid Patni approximately $2,202, $3,855 and $441 in 2011, 2010 and 2009, respectively, in connection with services received under this agreement. In May 2011, General Atlantic sold all of its interests in Patni.

Following the merger of Allscripts-Misys Healthcare Solutions, Inc. (“Allscripts”) and Eclipsys Corporation in the third quarter of 2010, Philip M. Pead, a member of the Company’s board of directors at that time, was appointed as executive Chairman of the Board of Allscripts. The Company made payments of $1,647 during 2011 and $2,277 during 2010, to Allscripts under preexisting agreements between the Company and Allscripts for connectivity and other services. Mr. Pead resigned from the Company’s board of directors in August 2011.

20. Segment Reporting

Management views the Company’s operating results in three reportable segments: (a) payer services, (b) provider services and (c) pharmacy services. Listed below are the results of operations for each of the reportable segments. This information is reflected in the manner utilized by management to make operating decisions, assess performance and allocate resources. Segment assets are not presented to management for purposes of operational decision making, and therefore are not included in the accompanying tables. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies in the notes to the consolidated financial statements.

Payer Services Segment

The payer services segment provides payment cycle solutions to healthcare payers, both directly and through the Company’s channel partners, that simplify the administration of healthcare related to insurance eligibility and benefit verification, claims filing, payment integrity and claims and payment distribution. Additionally, the payer services segment provides consulting services primarily to healthcare payers.

Provider Services Segment

The provider services segment provides revenue cycle management solutions, patient billing and payment services, government program eligibility and enrollment services and clinical exchange capabilities, both directly and through the Company’s channel partners, that simplify the providers’ revenue cycle and workflow, reduce related costs and improve cash flow.

Pharmacy Services Segment

The pharmacy services segment provides electronic prescribing and other electronic solutions to pharmacies, pharmacy benefit management companies and government agencies related to prescription benefit claim filing, adjudication and management.

Other

Inter-segment revenue and expenses primarily represent claims management and patient statement services provided between segments.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Corporate and eliminations includes personnel and other costs associated with the Company’s management, administrative and other corporate services functions and eliminations to remove inter-segment revenues and expenses.

The revenue and total segment contribution for the reportable segments are as follows:

For the period from November 2, 2011 to December 31, 2011

	Payer	Provider	Pharmacy	Corporate & Eliminations	Consolidated
Revenue from external customers
Claims management	$35,004	$—	$—	$—	$35,004
Payment services	42,207	—	—	—	42,207
Patient statements	—	41,927	—	—	41,927
Revenue cycle management	—	51,123	—	—	51,123
Dental	—	5,167	—	—	5,167
Pharmacy services	—	—	14,956	—	14,956
Inter-segment revenues	514	107	62	(683)	—

Net revenue	77,725	98,324	15,018	(683)	190,384
Costs and expenses
Cost of operations	51,102	60,710	6,252	(643)	117,421
Development and engineering	1,940	2,234	979	—	5,153
Sales, marketing, general and administrative	5,870	4,518	830	10,560	21,778
Accretion	—	—	—	2,916	2,916
Transaction related costs	—	—	—	17,857	17,857

Segment contribution	18,813	$30,862	$6,957	$(31,373)	25,259

Depreciation and amortization					28,772
Interest expense, net					29,343
Other					(5,843)

Loss before income tax provision					$(27,013)

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

For the period from January 1, 2011 to November 1, 2011

	Payer	Provider	Pharmacy	Corporate & Eliminations	Consolidated
Revenue from external customers
Claims management	$171,288	$—	$—	$—	$171,288
Payment services	206,828	—	—	—	206,828
Patient statements	—	213,585	—	—	213,585
Revenue cycle management	—	240,861	—	—	240,861
Dental	—	25,926	—	—	25,926
Pharmacy services	—	—	70,776	—	70,776
Inter-segment revenues	2,845	450	—	(3,295)	—

Net revenue	380,961	480,822	70,776	(3,295)	929,264
Costs and expenses
Cost of operations	255,437	291,055	29,134	(3,085)	572,541
Development and engineering	8,700	11,693	5,697	—	26,090
Sales, marketing, general and administrative	26,905	38,385	5,078	41,095	111,463
Transaction related costs	10,443	9,029	2,282	44,871	66,625

Segment contribution	$79,476	$130,660	$28,585	$(86,176)	152,545

Depreciation and amortization					128,761
Interest expense, net					43,201
Other					(8,036)

Loss before income tax provision					$(11,381)

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

For the Year Ended December 31, 2010

	Payer	Provider	Pharmacy	Corporate & Eliminations	Consolidated
Revenue from external customers
Claims management	$192,385	$—	$—	$—	$192,385
Payment services	234,176	—	—	—	234,176
Patient statements	—	262,521	—	—	262,521
Revenue cycle management	—	199,873	—	—	199,873
Dental	—	31,403	—	—	31,403
Pharmacy services	—	—	81,794	—	81,794
Inter-segment revenue	3,501	402	—	(3,903)	—

Net revenue	430,062	494,199	81,794	(3,903)	1,002,152
Costs and expenses
Cost of operations	281,853	304,245	30,044	(3,775)	612,367
Development and engineering	9,475	13,993	7,170	—	30,638
Sales, marketing, general and administrative	28,914	33,982	6,133	47,918	116,947

Segment contribution	$109,820	$141,979	$38,447	$(48,046)	242,200

Depreciation and amortization					124,721
Interest expense, net					61,017
Other income					(9,284)

Income before income tax provision					$65,746

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

For the Year Ended December 31, 2009

	Payer	Provider	Pharmacy	Corporate & Eliminations	Consolidated
Revenue from external customers
Claims management	$184,605	$—	$—	$—	$184,605
Payment services	211,985	—	—	—	211,985
Patient statements	—	274,390	—	—	274,390
Revenue cycle management	—	155,112	—	—	155,112
Dental	—	31,513	—	—	31,513
Pharmacy services	—	—	60,843	—	60,843
Inter-segment revenue	902	1,498	—	(2,400)	—

Net revenue	397,492	462,513	60,843	(2,400)	918,448
Costs and expenses
Cost of operations	253,471	294,471	16,668	(1,974)	562,636
Development and engineering	11,744	12,893	5,902	—	30,539
Sales, marketing, general and administrative	26,980	35,070	8,102	48,844	118,996

Segment contribution	$105,297	$120,079	$30,171	$(49,270)	206,277

Depreciation and amortization					105,321
Interest expense, net					70,171
Other income					(519)

Income before income tax provision					$31,304

21. Accumulated Other Comprehensive (Loss) Income

The following is a summary of the accumulated other comprehensive (loss) income balances, net of taxes for the Sucessor period from November 2, 2011 to December 31, 2011 and, net of taxes and noncontrolling interest, for the Predecessor period from January 1, 2011 to November 1, 2011.

	Foreign Currency Translation Adjustment	Discontinued Cash Flow Hedge	Accumulated Other Comprehensive Income
Balance at January 1, 2011 (Predecessor)	$34	$(2,603)	$(2,569)
Change associated with foreign currency translation	80	—	80
Reclassification into earnings	—	2,173	2,173

Balance at November 1, 2011 (Predecessor)	114	(430)	(316)
Elimination of Predecessor accumulated other comprehensive (loss) income	(114)	430	316
Change associated with foreign currency translation	(194)	—	(194)

Balance at December 31, 2011 (Successor)	$(194)	$—	$(194)

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

22. Supplemental Condensed Consolidating Financial Information

In lieu of providing separate annual and interim financial statements for each guarantor of debt securities to be registered, Regulation S-X of SEC Guidelines, Rules, and Regulations (“Regulation S-X”) provides companies, if certain criteria are satisfied, with the option to instead provide condensed consolidating financial information for its issuers, guarantors and non-guarantors. In the case of the Company, the applicable criteria include the following (i) the Senior Notes are fully and unconditionally guaranteed on a joint and several basis, (ii) each of the guarantors of the Senior Notes is a direct or indirect wholly-owned subsidiary of the Company and (iii) any non-guarantors are considered minor as that term is defined in Regulation S-X. Because each of these criteria has been satisfied by the Company and the Senior Notes must be registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Indentures, summarized audited condensed consolidating balance sheets at December 31, 2011 and 2010, condensed consolidating statements of operations and cash flows for the periods from November 2, 2011 to December 31, 2011, January 1, 2011 to November 1, 2011 and for the years ended December 31, 2010 and 2009, respectively, for the Company, segregating the issuer, the subsidiary guarantors and consolidating adjustments, are reflected below. Prior year amounts have been reclassified to conform to the current year presentation.

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Condensed Consolidating Balance Sheet

	Successor
	As of December 31, 2011
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$572	$37,353	$—	$37,925
Accounts receivable, net of allowance for doubtful accounts	—	188,960	—	188,960
Deferred income tax assets	—	6,042	—	6,042
Prepaid expenses and other current assets	2,072	14,854	—	16,926

Total current assets	2,644	247,209	—	249,853
Property and equipment, net	8	278,082	—	278,090
Due from affiliates	—	51,237	(51,237)	—
Investment in consolidated subsidiaries	1,940,533	—	(1,940,533)	—
Goodwill	—	1,470,216	—	1,470,216
Intangible assets, net	160,500	1,661,397	—	1,821,897
Other assets, net	9,255	30,148	—	39,403

Total assets	$2,112,940	$3,738,289	$(1,991,770)	$3,859,459

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$—	8,827	—	8,827
Accrued expenses	19,324	112,813	—	132,137
Deferred revenues	—	5,561	—	5,561
Current portion of long-term debt	4,074	11,960	—	16,034

Total current liabilities	23,398	139,161	—	162,559
Due to affilates	51,237	—	(51,237)	—
Long-term debt, excluding current portion	781,575	1,163,499	—	1,945,074
Deferred income tax liabilities	24,354	493,683	—	518,037
Tax receivable agreement obligations to related parties	139,713	—	—	139,713
Other long-term liabilities	—	1,413	—	1,413
Commitments and contingencies

Equity	1,092,663	1,940,533	(1,940,533)	1,092,663

Total liabilities and equity	$2,112,940	$3,738,289	$(1,991,770)	$3,859,459

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Condensed Consolidating Balance Sheet

	Predecessor
	As of December 31, 2010
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$39,980	$59,208	$—	$99,188
Accounts receivable, net of allowance for doubtful accounts	—	174,191	—	174,191
Deferred income tax assets	—	7,913	—	7,913
Prepaid expenses and other current assets	986	24,034	—	25,020

Total current assets	40,966	265,346	—	306,312
Property and equipment, net	9	231,298	—	231,307
Due from affiliates	—	713	(713)	—
Investment in subsidiaries	961,270	—	(961,270)	—
Goodwill	—	908,310	—	908,310
Intangible assets, net	—	1,035,886	—	1,035,886
Other assets, net	3,000	6,750	—	9,750

Total assets	$1,005,245	$2,448,303	$(961,983)	$2,491,565

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$—	$4,732	$—	$4,732
Accrued expenses	4,549	107,696	—	112,245
Deferred revenues	—	12,130	—	12,130
Current portion of long-term debt	4,423	8,071	—	12,494

Total current liabilities	8,972	132,629	—	141,601
Due to affiliates	713	—	(713)	—
Long-term debt, excluding current portion	35,900	897,849	—	933,749
Deferred income tax liabilities	29,602	170,755	—	200,357
Tax receivable agreement obligations to related parties	138,533	—	—	138,533
Other long-term liabilities	—	22,037	—	22,037
Commitments and contingencies
Equity:

Emdeon Inc. equity	791,525	1,225,033	(1,225,033)	791,525
Noncontrolling interest	—	—	263,763	263,763

Total equity	791,525	1,225,033	(961,270)	1,055,288

Total liabilities and equity	$1,005,245	$2,448,303	$(961,983)	$2,491,565

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Condensed Consolidating Statement of Operations

	Successor
	November 2 through December 31, 2011
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Revenue	$—	$190,384	$—	$190,384
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	—	117,421	—	117,421
Development and engineering	—	5,153	—	5,153
Sales, marketing, general and administrative	1,385	20,393	—	21,778
Depreciation and amortization	1,501	27,271	—	28,772
Accretion	2,916	—	—	2,916
Transaction related costs	485	17,372	—	17,857

Operating income (loss)	(6,287)	2,774	—	(3,513)
Equity in earnings of consolidated subsidiaries	(3,182)	—	3,182	—
Interest expense, net	25,164	4,179	—	29,343
Other income, net	—	(5,843)	—	(5,843)

Income (loss) before income tax provision (benefit)	(28,269)	4,438	(3,182)	(27,013)
Income tax provision (benefit)	(10,816)	1,256	—	(9,560)

Net income (loss)	$(17,453)	$3,182	$(3,182)	$(17,453)

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Condensed Consolidating Statement of Operations

	Predecessor
	January 1 through November 1, 2011
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Revenue	$—	$929,264	$—	$929,264
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	—	572,541	—	572,541
Development and engineering	—	26,090	—	26,090
Sales, marketing, general and administrative	12,544	98,919	—	111,463
Depreciation and amortization	3	128,758	—	128,761
Transaction related costs	17,767	48,858	—	66,625

Operating income (loss)	(30,314)	54,098	—	23,784
Equity in earnings of consolidated subsidiaries	(16,482)	—	16,482	—
Interest expense, net	2,442	40,759	—	43,201
Other income, net	—	(8,036)	—	(8,036)

Income before income tax provision (benefit)	(16,274)	21,375	(16,482)	(11,381)
Income tax provision (benefit)	8,417	(216)	—	8,201

Net income (loss)	(24,691)	21,591	(16,482)	(19,582)
Net income attributable to noncontrolling interest	—	—	5,109	5,109

Net income (loss) attributable to Emdeon Inc.	$(24,691)	$21,591	$(21,591)	$(24,691)

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Condensed Consolidating Statement of Operations

	Predecessor
	Year Ended December 31, 2010
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Revenue	$—	$1,002,152	$—	$1,002,152
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	—	612,367	—	612,367
Development and engineering	—	30,638	—	30,638
Sales, marketing, general and administrative	3,198	113,749	—	116,947
Depreciation and amortization	—	124,721	—	124,721

Operating income (loss)	(3,198)	120,677	—	117,479
Equity in earnings of consolidated subsidiaries	(43,046)	—	43,046	—
Interest expense, net	3,089	57,928	—	61,017
Other income, net	—	(9,284)	—	(9,284)

Income before income tax provision	36,759	72,033	(43,046)	65,746
Income tax provision	17,213	15,366	—	32,579

Net income	19,546	56,667	(43,046)	33,167
Net income attributable to noncontrolling interest	—	—	13,621	13,621

Net income attributable to Emdeon Inc.	$19,546	$56,667	$(56,667)	$19,546

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Condensed Consolidating Statement of Operations

	Predecessor
	Year Ended December 31, 2009
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Revenue	$—	$918,448	$—	$918,448
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	—	562,636	—	562,636
Development and engineering	—	30,539	—	30,539
Sales, marketing, general and administrative	1,114	117,882	—	118,996
Depreciation and amortization	—	105,321	—	105,321

Operating income (loss)	(1,114)	102,070	—	100,956
Equity in earnings of consolidated subsidiaries	(14,439)	—	14,439	—
Interest expense, net	715	69,456	—	70,171
Other income, net	—	(519)	—	(519)

Income before income tax provision	12,610	33,133	(14,439)	31,304
Income tax provision	3,029	14,272	—	17,301

Net income	9,581	18,861	(14,439)	14,003
Net income attributable to noncontrolling interest	—	—	4,422	4,422

Net income attributable to Emdeon Inc.	$9,581	$18,861	$(18,861)	$9,581

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Condensed Consolidating Statement of Cash Flows

	Successor
	November 2 through December 31, 2011
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Operating activities
Net income (loss)	$(17,453)	$2,757	$(2,757)	$(17,453)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,501	27,271	—	28,772
Equity compensation expense	—		—	—
Deferred income tax expense (benefit)	(11,241)	5,470	—	(5,771)
Equity in earnings of consolidated subsidiaries	(2,757)	—	2,757	—
Accretion expense	2,916	—	—	2,916
Amortization of debt discount and issuance costs	356	1,286	—	1,642
Change in fair value of interest rate swap (not subject to hedge accounting)	—	(2,755)	—	(2,755)
Change in contingent consideration	—	(5,843)	—	(5,843)
Other	—	489	—	489
Changes in operating assets and liabilities:
Accounts receivable	—	(13,447)	—	(13,447)
Prepaid expenses and other	1,174	(192)	—	982
Accounts payable	—	(2,912)	—	(2,912)
Accrued expenses, deferred revenue, and other liabilities	(11,117)	(4,284)	—	(15,401)
Due to/from affiliates	(3,769)	3,769	—	—

Net cash provided by (used in) operating activities	(40,390)	11,609	—	(28,781)

Investing activities
Purchases of property and equipment	—	(8,279)	—	(8,279)
Purchases of Emdeon Inc., net of cash acquired	(1,586,854)	(345,998)	—	(1,932,852)

Net cash used in investing activities	(1,586,854)	(354,277)	—	(1,941,131)

Financing activities
Proceeds from issuance of stock	852,879	—	—	852,879
Proceeds from Term Loan Facility	25,332	1,159,782	—	1,185,114
Proceeds from Revolving Facility	—	25,000	—	25,000
Proceeds from Senior Notes	729,375	—	—	729,375
Payments on Revolving Facility	—	(10,000)	—	(10,000)
Payment of debt issue costs	(5,871)	(30,030)	—	(35,901)
Debt principal and data sublicense obligation payments	—	(942,138)	—	(942,138)
Other	(2,800)	(68)	—	(2,868)

Net cash provided by financing activities	1,598,915	202,546	—	1,801,461

Net decrease in cash and cash equivalents	(28,329)	(140,122)	—	(168,451)
Cash and cash equivalents at beginning of period	28,901	177,475	—	206,376

Cash and cash equivalents at end of period	$572	$37,353	$—	$37,925

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Condensed Consolidating Statement of Cash Flows

	Predecessor
	January 1 through November 1, 2011
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Operating activities
Net income (loss)	$(24,691)	$21,591	$(16,482)	$(19,582)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3	128,758	—	128,761
Equity compensation expense	1,300	53,632	—	54,932
Deferred income tax expense (benefit)	8,417	(23,462)	—	(15,045)
Equity in earnings of consolidated subsidiaries	(16,482)	—	16,482	—
Amortization of debt discount and issuance costs	—	11,673	—	11,673
Amortization of discontinued cash flow hedge from other comprehensive loss	—	3,167	—	3,167
Change in fair value of interest rate swap (not subject to hedge accounting)	—	(7,983)	—	(7,983)
Change in contingent consideration	—	(8,036)	—	(8,036)
Other	—	1,119	—	1,119
Changes in operating assets and liabilities:
Accounts receivable	—	660	—	660
Prepaid expenses and other	88	6,550	—	6,638
Accounts payable	—	8,505	—	8,505
Accrued expenses, deferred revenue, and other liabilities	29,263	18,350	—	47,613
Tax receivable agreement obligations to related parties	(3,519)	—	—	(3,519)
Due to/from affiliates	(2,667)	2,667	—	—

Net cash provided (used in) by operating activities	(8,288)	217,191	—	208,903

Investing activities
Purchases of property and equipment	—	(51,902)	—	(51,902)
Payments for acquisitions, net of cash acquired	—	(39,422)	—	(39,422)

Net cash used in investing activities	—	(91,324)	—	(91,324)

Financing activities
Debt principal and data sublicense obligation payments	(3,716)	(6,412)	—	(10,128)
Other	925	(1,188)	—	(263)

Net cash used in financing activities	(2,791)	(7,600)	—	(10,391)

Net increase (decrease) in cash and cash equivalents	(11,079)	118,267	—	107,188
Cash and cash equivalents at beginning of period	39,980	59,208	—	99,188

Cash and cash equivalents at end of period	$28,901	$177,475	$—	$206,376

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Condensed Consolidating Statement of Cash Flows

	Predecessor
	For the Year Ended December 31, 2010
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Operating activities
Net income	$19,546	$56,667	$(43,046)	$33,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2	124,719	—	124,721
Equity compensation expense	760	16,961	—	17,721
Deferred income tax expense (benefit)	17,213	(4,977)	—	12,236
Equity in earnings of consolidated subsidiaries	(43,046)	—	43,046	—
Amortization of debt discount and issuance costs	—	12,911	—	12,911
Amortization of discontinued cash flow hedge from other comprehensive loss	—	5,800	—	5,800
Change in fair value of interest rate swap (not subject to hedge accounting)	—	(3,908)	—	(3,908)
(Gain) loss on abandonment of leased properties	—	(105)	—	(105)
Change in contingent consideration	—	(9,284)	—	(9,284)
Other	—	524	—	524
Changes in operating assets and liabilities:
Accounts receivable	—	(2,429)	—	(2,429)
Prepaid expenses and other	(425)	(12,127)	—	(12,552)
Accounts payable	—	(7,499)	—	(7,499)
Accrued expenses, deferred revenue, and other liabilities	(92)	543	—	451
Tax receivable agreement obligations to related parties	95	—	—	95
Due to/from affiliates	504	(504)	—	—

Net cash provided by (used in) operating activities	(5,443)	177,292	—	171,849

Investing activities
Purchases of property and equipment	—	(79,988)	—	(79,988)
Payments for acquisitions, net of cash acquired	—	(251,464)	—	(251,464)
Investment in subsidiary	(80,000)	—	80,000	—
Other	(3,000)	—	—	(3,000)

Net cash provided by (used in) investing activities	(83,000)	(331,452)	80,000	(334,452)

Financing activities
Proceeds from issuance of stock	306	—	—	306
Capital contribution from Emdeon Inc.	—	80,000	(80,000)	—
Proceeds from incremental term loan	—	97,982	—	97,982
Debt principal and sublicense obligation payments	(3,624)	(7,799)	—	(11,423)
Repayment of assumed debt obligations	—	(35,254)	—	(35,254)
Other	—	(1,819)	—	(1,819)

Net cash provided by (used in) financing activities	(3,318)	133,110	(80,000)	49,792

Net decrease in cash and cash equivalents	(91,761)	(21,050)	—	(112,811)
Cash and cash equivalents at beginning of period	131,741	80,258	—	211,999

Cash and cash equivalents at end of period	$39,980	$59,208	$—	$99,188

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

Condensed Consolidating Statement of Cash Flows

	Predecessor
	For the Year Ended December 31, 2009
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Operating activities
Net income	$9,581	$18,861	$(14,439)	$14,003
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	105,321	—	105,321
Equity compensation expense	307	25,108	—	25,415
Deferred income tax expense (benefit)	3,029	(4,277)	—	(1,248)
Equity in earnings of consolidated subsidiaries	(14,439)	—	14,439	—
Amortization of debt discount and issuance costs	—	11,947	—	11,947
Amortization of discontinued cash flow hedge from other comprehensive loss	—	7,970	—	7,970
(Gain) loss on abandonment of leased properties	—	1,675	—	1,675
Other	—	(502)	—	(502)
Changes in operating assets and liabilities:
Accounts receivable	—	(2,571)	—	(2,571)
Prepaid expenses and other	(561)	5,506	—	4,945
Accounts payable	—	4,731	—	4,731
Accrued expenses, deferred revenue, and other liabilities	745	(9,979)	—	(9,234)
Tax receivable agreement obligations to related parties	299	—	—	299
Due to/from affiliates	97	(97)	—	—

Net cash provided by (used in) operating activities	(942)	163,693	—	162,751

Investing activities
Purchases of property and equipment	—	(48,292)	—	(48,292)
Payments for acquisitions, net of cash acquired	—	(76,250)	—	(76,250)
Purchases of Emdeon Business Services, net of cash acquired	(11)	11	—	—
Other	—	1,300	—	1,300

Net cash used in investing activities	(11)	(123,231)	—	(123,242)

Financing activities
Proceeds from issuance of stock	145,165	2,799	—	147,964
Repurchase of Class A common stock	(1,586)	—	—	(1,586)
Repurchase of Units of EBS Master LLC	(5,373)	—	—	(5,373)
Debt principal and sublicense obligation payments	(5,653)	(23,550)	—	(29,203)
Repayment of assumed debt obligations	—	(200)	—	(200)
Payments on revolver	—	(10,000)	—	(10,000)
Proceeds from capital contribution	138	(138)	—	—
Capital contributions from stockholders	—	203	—	203
Other	—	(793)	—	(793)

Net cash provided by (used in) financing activities	132,691	(31,679)	—	101,012

Net (decrease) increase in cash and cash equivalents	131,738	8,783	—	140,521
Cash and cash equivalents at beginning of period	3	71,475	—	71,478

Cash and cash equivalents at end of period	$131,741	$80,258	$—	$211,999

Emdeon Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Per Share, Unit and Per Unit Amounts)

23. Subsequent Event

In January 2012, the Company executed three new interest rate swap agreements, each of which mature in February 2017, to reduce the variability of interest payments associated with the Term Loan Facility. These interest rate swap agreements have notional amounts of $320,000, $160,000 and $160,000, respectively, and have the effect of fixing the Company’s interest payments on the hedged portion (collectively, $640,000) of the Term Loan Facility at 7.1485%.

For the quarterly period ended March 31, 2012

Emdeon Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$26,378	$37,925
Accounts receivable, net of allowance for doubtful accounts of $4,145 and $1,201 at March 31, 2012 and December 31, 2011, respectively	189,149	188,960
Deferred income tax assets	4,760	6,042
Prepaid expenses and other current assets	23,801	16,926

Total current assets	244,088	249,853
Property and equipment, net	273,977	278,090
Goodwill	1,470,120	1,470,216
Intangible assets, net	1,793,992	1,821,897
Other assets, net	43,853	39,403

Total assets	$3,826,030	$3,859,459

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,348	$8,827
Accrued expenses	132,768	132,137
Deferred revenues	7,860	5,561
Current portion of long-term debt	16,034	16,034

Total current liabilities	166,010	162,559
Long-term debt, excluding current portion	1,928,495	1,945,074
Deferred income tax liabilities	507,472	518,037
Tax receivable agreement obligations to related parties	144,179	139,713
Other long-term liabilities	2,493	1,413
Commitments and contingencies
Equity:
Common stock (par value, $.01), 100 shares authorized and outstanding at March 31, 2012 and December 31, 2011, respectively	—	—
Additional paid-in capital	1,110,310	1,110,310
Accumulated other comprehensive income (loss)	1,858	(194)
Accumulated deficit	(34,787)	(17,453)

Total equity	1,077,381	1,092,663

Total liabilities and equity	$3,826,030	$3,859,459

See accompanying notes to unaudited condensed consolidated financial statements.

Emdeon Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands)

	Successor	Predecessor
	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Revenue	$286,035	$271,499
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	175,193	168,652
Development and engineering	8,281	7,985
Sales, marketing, general and administrative	34,887	33,168
Depreciation and amortization	44,673	38,022
Accretion	4,466	—

Operating income	18,535	23,672
Interest expense, net	45,739	12,626
Other	—	(1,403)

Income (loss) before income tax provision (benefit)	(27,204)	12,449
Income tax provision (benefit)	(9,870)	5,174

Net income (loss)	(17,334)	7,275
Net income attributable to noncontrolling interest	—	2,881

Net income (loss) attributable to Emdeon Inc.	$(17,334)	$4,394

See accompanying notes to unaudited condensed consolidated financial statements.

Emdeon Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(unaudited and amounts in thousands)

	Successor	Predecessor
	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Net income (loss)	$(17,334)	$7,275

Other comprehensive income (loss):
Changes in fair value of interest rate swap, net of taxes	1,858	—
Other comprehensive income amortization, net of taxes	—	811
Foreign currency translation adjustment	194	(8)

Other comprehensive income (loss)	2,052	803

Total comprehensive income (loss)	(15,282)	8,078
Comprehensive income attributable to noncontrolling interest	—	3,052

Comprehensive income (loss) attributable to Emdeon Inc.	$(15,282)	$5,026

See accompanying notes to unaudited condensed consolidated financial statements.

Emdeon Inc.

Condensed Consolidated Statements of Equity

(unaudited and amounts in thousands, except share amounts)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Contingent Consideration	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Non- Controlling Interest	Total Equity
	Shares	Amount	Shares	Amount
Predecessor Balances:
Balance at January 1, 2011	91,064,486	$1	24,689,142	$—	$738,888	$1,955	$53,250	$(2,569)	$263,763	$1,055,288
Equity compensation expense	—	—	—	—	4,433	—	—	—	1,140	5,573
Issuance of shares in connection with equity compensation plans, net of taxes	63,293	—	—	—	194	—	—	—	(146)	48
Tax receivable agreement with related parties, net of taxes	—	—	—	—	(57)	—	—	—	—	(57)
Net income	—	—	—	—	—	—	4,394	—	2,881	7,275
Foreign currency translation adjustment	—	—	—	—	—		—	(6)	(2)	(8)
Other comprehensive income amortization, net of taxes	—	—	—	—	—	—	—	638	173	811

Balance at March 31, 2011	91,127,779	$1	24,689,142	$—	$743,458	$1,955	$57,644	$(1,937)	$267,809	$1,068,930

Successor Balances:
Balance at January 1, 2012	100	$—	—	$—	$1,110,310	$—	(17,453)	$(194)	$—	$1,092,663
Net income	—	—	—	—	—	—	(17,334)	—	—	(17,334)
Foreign currency translation adjustment	—	—	—	—	—	—	—	194	—	194
Change in fair value of interest rate swap, net of taxes	—	—	—	—	—	—	—	1,858	—	1,858

Balance at March 31, 2012	100	$—	—	$—	$1,110,310	$—	$(34,787)	$1,858	$—	$1,077,381

See accompanying notes to unaudited condensed consolidated financial statements.

Emdeon Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2012	2011
Operating activities
Net income (loss)	$(17,334)	$7,275
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	44,673	38,022
Accretion	4,466	—
Equity compensation	—	5,573
Deferred income tax benefit	(10,023)	—
Amortization of debt discount and issuance costs	2,545	3,455
Amortization of discontinued cash flow hedge from other comprehensive loss	—	922
Change in contingent consideration	—	(1,403)
Change in fair value of interest rate swap (not subject to hedge accounting)	—	(2,556)
Other	152	5
Changes in operating assets and liabilities:
Accounts receivable	(188)	(1,519)
Prepaid expenses and other	(4,510)	1,209
Accounts payable	1,754	4,766
Accrued expenses, deferred revenue and other liabilities	306	6,135
Tax receivable agreement obligations to related parties	(114)	(2,913)

Net cash provided by operating activities	21,727	58,971

Investing activities
Purchases of property and equipment	(15,146)	(19,654)

Net cash used in investing activities	(15,146)	(19,654)

Financing activities
Debt principal payments	(3,060)	(2,138)
Payments on revolver	(15,000)	—
Other	(68)	(1,283)

Net cash used in financing activities	(18,128)	(3,421)

Net increase (decrease) in cash and cash equivalents	(11,547)	35,896
Cash and cash equivalents at beginning of period	37,925	99,188

Cash and cash equivalents at end of period	$26,378	$135,084

See accompanying notes to unaudited condensed consolidated financial statements.

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements

(unaudited and amounts in thousands, except share and per share amounts)

1. Nature of Business and Organization

Nature of Business

Emdeon Inc. (the “Company”), through its subsidiaries, is a provider of revenue and payment cycle management and clinical information exchange solutions, connecting payers, providers and patients of the U.S. healthcare system. The Company’s product and service offerings integrate and automate key business and administrative functions for healthcare payers and healthcare providers throughout the patient encounter, including pre-care patient eligibility and benefits verification and enrollment, clinical exchange capabilities, claims management and adjudication, payment integrity, payment distribution, payment posting and denial management and patient billing and payment processing.

Organization

The Company was formed as a Delaware limited liability company in September 2006 and converted into a Delaware corporation in September 2008 in anticipation of the Company’s August 2009 initial public offering (the “IPO”).

On August 3, 2011, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Beagle Parent Corp. (“Parent”) and Beagle Acquisition Corp. (“Merger Sub”), an indirect wholly-owned subsidiary of Parent. At a special meeting of stockholders held on November 1, 2011, the Company’s stockholders voted to approve the transactions contemplated by the Merger Agreement. On November 2, 2011, Merger Sub merged with and into the Company with the Company surviving the merger (the “Merger”). Subsequent to the Merger, the Company became an indirect wholly-owned subsidiary of Parent, which is controlled by affiliates of The Blackstone Group L.P. (“Blackstone”). As a result of the consummation of the Merger, each share of Class A common stock, par value $0.00001 (“Class A common stock”) and Class B common stock, par value $0.00001 (“Class B common stock”), of the Company, other than (i) shares owned by the Company and its wholly-owned subsidiaries and (ii) shares owned by Parent and its subsidiaries, including shares and other equity contributed by certain rollover investors in connection with the Merger, was cancelled and/or converted into the right to receive $19.00 in cash, without interest and less any applicable withholding taxes.

The Merger was financed as follows (the following transactions, together with the Merger, are sometimes referred to as the “2011 Transactions”):

•	Cash held by the Company at closing;
•	$1.224 billion new senior secured term loan credit facility;
•	$125.0 million new senior secured revolving credit facility;
•	$375.0 million senior notes due 2019;
•	$375.0 million senior notes due 2020;
•	$966.0 million cash capital contribution from the Company’s new equity investors;
•

Contribution by affiliates of Hellman and Friedman (“H&F”) of shares of Class A common stock and membership interests in EBS Master LLC (“EBS Master”) in exchange for shares of common stock of Parent; and

•

Contribution by certain of our senior management team members of a limited number of stock options to acquire shares of Class A common stock in exchange for stock options to acquire shares of common stock of Parent.

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

Immediately following the Merger, the Company repaid all amounts due under the Company’s prior credit agreements and terminated its prior interest rate swap agreement with the proceeds from the 2011 Transactions.

As a result of the Merger and the change in the basis of the Company’s assets and liabilities, periods prior to the Merger are referred to as “Predecessor” and periods after the Merger are referred to as “Successor”. Because of this change in basis, the Predecessor and Successor period financial statements are not comparable.

2. Basis of Presentation and Summary of Significant New Accounting Policies

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X and, in the opinion of management, reflect all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. The results of operations for the interim period are not necessarily indicative of the results to be obtained for the full fiscal year. All material intercompany accounts and transactions have been eliminated in the unaudited condensed consolidated financial statements.

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.

Recent Accounting Pronouncements

On January 1, 2011, the Company adopted FASB Accounting Standards Update No. 2009-13, an update to FASB ASC Revenue Recognition Topic, which amends existing accounting standards for revenue recognition for multiple-element arrangements. To the extent a deliverable within a multiple-element arrangement is not accounted for pursuant to other accounting standards, the update establishes a selling price hierarchy that allows for the use of an estimated selling price to determine the allocation of arrangement consideration to a deliverable in a multiple-element arrangement where neither vendor-specific objective evidence nor third-party evidence is available for that deliverable. The adoption of this update had no material effect on the Company’s consolidated financial statements.

On October 1, 2011, the Company adopted FASB ASU No. 2011-08, an update to FASB ASC Intangibles—Goodwill and Other Topic, which amends the existing accounting standards related to the method of assessing goodwill for potential impairment. Specifically, this update limits the requirement for a company to perform a quantitative goodwill impairment test to situations in which management believes it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The adoption of this update had no material effect on the Company’s consolidated financial statements.

On December 31, 2011, the Company retroactively adopted FASB ASU No. 2011-05, an update to FASB ASC Comprehensive Income Topic, which amends the existing accounting standards related to the presentation of comprehensive income in a company’s financial statements. This update requires that all non-owner changes in stockholders’ equity be presented in either a single continuous statement of comprehensive income or in two

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

separate but consecutive statements. In the two statement approach, the first statement would present total net income and its components followed consecutively by a second statement that should present total other comprehensive income, the components of other comprehensive income and the total of comprehensive income. Under either presentation alternative, reclassification adjustments and the effect of those adjustments on net income and other comprehensive income must be presented in the respective statement or statements, as applicable. The Company elected to add a separate statement of comprehensive income (loss) in the accompanying consolidated financial statements to comply with this update; however, the adoption of the provisions of this update had no material impact on the Company’s consolidated financial statements.

In December 2011, the FASB issued ASU No. 2011-12, which defers the effective date for the requirement to present reclassification adjustments for each component of accumulated other comprehensive income in both income and other comprehensive income on the face of the financial statements. The Company does not expect the adoption of this update to have a material impact on the Company’s consolidated financial statements.

On January 1, 2012, the Company adopted FASB Accounting Standards Update No. 2011-04, an update to FASB ASC Fair Value Measurements Topic, which clarifies the intent of the FASB regarding existing requirements, changes certain principles for measuring fair value and expands the disclosure requirements related to fair value measurements. Specifically, this update expands the restriction on the use of block discounts to all fair value measurements and provides conditions which must be satisfied prior to the application of other premiums and discounts (e.g., control premiums and discounts for lack of marketability) to fair value measurements. Additionally, this update requires the disclosure of quantitative information about significant unobservable inputs, the valuation processes in place for Level 3 measurements, the sensitivity of fair value measurements to changes in unobservable inputs, the hierarchy classification for assets and liabilities whose fair value is disclosed only in footnotes, any transfers between Level 1 and Level 2 of the fair value hierarchy and the reason nonfinancial assets measured at fair value are being used in a manner that differs from the highest and best use. The adoption of this update had no material impact on the Company’s consolidated financial statements. The disclosures required by this update are presented in Note 8 to the accompanying consolidated financial statements.

3. Concentration of Credit Risk

The Company’s revenue is primarily generated in the United States. Changes in economic conditions, government regulations or demographic trends, among other matters, in the United States could adversely affect the Company’s revenue and results of operations.

The Company maintains its cash and cash equivalent balances in either insured depository accounts or money market mutual funds. The money market mutual funds are limited to investments in low-risk securities such as United States or government agency obligations, or repurchase agreements secured by such securities.

4. Business Combinations

The preliminary values of the consideration transferred and the liabilities assumed in the Merger, including the related deferred tax effects, are subject to change based on the receipt of a final valuation of the Company’s tax receivable agreement obligations.

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

5. Goodwill and Intangible Assets

Goodwill activity during the three months ended March 31, 2012 was as follows:

	Payer	Provider	Pharmacy	Total
Balance at December 31, 2011	$518,156	$775,931	$176,129	$1,470,216
Changes in preliminary purchase price allocation	(51)	(34)	(11)	(96)

Balance at March 31, 2012	$518,105	$775,897	$176,118	$1,470,120

Intangible assets subject to amortization as of March 31, 2012 consist of the following:

	Weighted Average Remaining Life	Gross Carrying Amount	Accumulated Amortization	Net
Customer relationships	19.4	$1,623,000	$(34,146)	$1,588,854
Trade names	19.6	156,000	(3,250)	152,750
Non-compete agreements	4.6	11,500	(958)	10,542
Data sublicense agreement	5.5	31,000	(2,182)	28,818
Backlog	0.9	19,000	(5,972)	13,028

Total		$1,840,500	$(46,508)	$1,793,992

Amortization expense was $27,905 and $22,833 for the three months ended March 31, 2012 and 2011, respectively. Aggregate future amortization expense for intangible assets is estimated to be:

2012 (remainder)	$82,882
2013	100,398
2014	97,287
2015	97,287
2016	96,904
Thereafter	1,319,234

$1,793,992

6. Long-Term Debt

In connection with the 2011 Transactions, the Company incurred substantial new indebtedness comprised of a senior secured term loan facility (the “Term Loan Facility”), a revolving credit facility (the “Revolving Facility”; together with the Term Loan Facility, the “Senior Credit Facilities”), 11.00% Senior Notes due 2019 (the “2019 Notes”) and 11.25% Senior Notes due 2020 (the “2020 Notes”; together with the 2019 Notes, the “Senior Notes”).

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

Long-term debt as of March 31, 2012 and December 31, 2011, consisted of the following:

	March 31,	December 31,
	2012	2011
Senior Credit Facilities
$1,224 million Senior Secured Term Loan facility, due November 2, 2018, net of unamortized discount of $37,036 and $38,160 at March 31, 2012 and December 31, 2011, respectively (effective interest rate of 7.79% at March 31, 2012)	$1,183,904	$1,185,840
$125 million Senior Secured Revolving Credit facility, expiring on November 2, 2016 and bearing interest at a variable base rate plus a spread rate	—	15,000
Senior Notes
$375 million 11% Senior Notes due December 31, 2019, net of unamortized discount of $9,077 and $9,257 at March 31, 2012 and December 31, 2011, respectively (effective interest rate of 11.53% at March 31, 2012)	365,923	365,743
$375 million 11.25% Senior Notes due December 31, 2020, net of unamortized discount of $10,957 and $11,134 at March 31, 2012 and December 31, 2011, respectively (effective interest rate of 11.86% at March 31, 2012)	364,043	363,866
Obligation under data sublicense agreement	30,659	30,659
Less current portion	(16,034)	(16,034)

Long-term debt	$1,928,495	$1,945,074

Senior Credit Facilities

The credit agreement governing the Senior Credit Facilities (the “Senior Credit Agreement”) provides that, subject to certain conditions, the Company may request additional tranches of term loans, increase commitments under the Revolving Facility or the Term Loan Facility or add one or more incremental revolving credit facility tranches (provided that the revolving credit commitments outstanding at any time have no more than three different maturity dates) in an aggregate amount not to exceed (a) $300,000 plus (b) an unlimited amount at any time, subject to compliance on a pro forma basis with a first lien net leverage ratio of no greater than 4.00:1.00. Availability of such additional tranches of term loans or revolving credit facilities and/or increased commitments is subject to, among other conditions, the absence of any default under the Senior Credit Agreement and the receipt of commitments by existing or additional financial institutions. Proceeds of the Revolving Facility, including up to $30,000 in the form of borrowings on same-day notice, referred to as swingline loans, and up to $50,000 in the form of letters of credits, are available to provide financing for working capital and general corporate purposes.

Borrowings under the Senior Credit Facilities bear interest at an annual rate equal to an applicable margin plus, at the Company’s option, either (a) a base rate determined by reference to the highest of (i) the applicable prime rate (ii) the federal funds rate plus 0.50% and (iii) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month, adjusted for certain additional costs, plus 1.00% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, which, in the case of the Term Loan Facility only, shall be no less than 1.25%. During the three months ended March 31, 2012, the applicable margin for the Term Loan Facility was 4.50% for base rate borrowings and 5.50% for LIBOR borrowings. During the three months ended March 31, 2012, the applicable margin for the Revolving Facility was 4.25% for base rate borrowings and 5.25% for LIBOR borrowings. The applicable margin for the Revolving Facility is subject to a 0.25% step-down based on the Company’s first lien net leverage ratio at the end of each fiscal quarter.

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

In addition to paying interest on outstanding principal under the Senior Credit Facilities, the Company is required to pay customary agency fees, letter of credit fees and a 0.50% commitment fee in respect of the unutilized commitments under the Revolving Facility.

The Senior Credit Agreement requires that the Company prepay outstanding loans under the Term Loan Facility, subject to certain exceptions, with (a) 100% of the net cash proceeds of any incurrence of debt other than debt permitted under the Senior Credit Agreement, (b) commencing with the fiscal year ended December 31, 2012, 50% (which percentage will be reduced to 25% and 0% based on the Company’s first lien net leverage ratio) of the Company’s annual excess cash flow and (c) 100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions.

The Company may voluntarily prepay outstanding loans under the Senior Credit Facilities at any time without premium or penalty other than breakage costs with respect to LIBOR loans; provided, however, that if on or prior to the anniversary of any repricing transaction, the Company prepays any loans under the Term Loan Facility in connection with a repricing transaction, the Company must pay a prepayment premium of 1.00% of the aggregate principal amount of the loans so prepaid.

The Company is required to make quarterly payments equal to 0.25% of the original principal amount of the loans under the Term Loan Facility, with the balance due and payable on November 2, 2018. Any principal amount outstanding under the Revolving Facility is due and payable on November 2, 2016.

Certain of the Company’s U.S. wholly-owned restricted subsidiaries, together with the Company, are co-borrowers and jointly and severally liable for all obligations under the Senior Credit Facilities. Such obligations of the co-borrowers are unconditionally guaranteed by Beagle Intermediate Holdings, Inc (a direct wholly-owned subsidiary of Parent), the Company and each of its existing and future U.S. wholly-owned restricted subsidiaries (with certain exceptions including immaterial subsidiaries). These obligations are secured by a perfected security interest in substantially all of the assets of the co-borrowers and guarantors now owned or later acquired, including a pledge of all of the capital stock of the Company and its U.S. wholly-owned restricted subsidiaries and 65% of the capital stock of its foreign restricted subsidiaries, subject in each case to the exclusion of certain assets and additional exceptions.

The Senior Credit Agreement requires the Company to comply with maximum first lien net leverage ratio and consolidated cash interest coverage ratio financial maintenance covenants, to be tested on the last day of each fiscal quarter beginning with the quarter ended March 31, 2012. A breach of these covenants is subject to certain equity cure rights. In addition, the Senior Credit Facilities contain a number of negative covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of its subsidiaries to:

•	incur additional indebtedness or guarantees;
•	incur liens;
•	make investments, loans and acquisitions;
•	consolidate or merge;
•	sell assets, including capital stock of subsidiaries;
•	pay dividends on capital stock or redeem, repurchase or retire capital stock of the Company or any restricted subsidiary;
•	alter the business of the Company;
•	amend, prepay, redeem or purchase subordinated debt;
•	engage in transactions with affiliates; and
•	enter into agreements limiting dividends and distributions of certain subsidiaries.

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

The Senior Credit Agreement also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default (including upon change of control).

In April 2012, the Company amended the Senior Credit Agreement to reprice the Senior Credit Facilities and borrow $80,000 of additional term loans (See Note 17).

Senior Notes

The 2019 Notes bear interest at an annual rate of 11.00% with interest payable semi-annually on June 30 and December 31 of each year, commencing on June 30, 2012. The 2019 Notes mature on December 31, 2019. The 2020 Notes bear interest at an annual rate of 11.25% with interest payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2012. The 2020 Notes mature on December 31, 2020.

The Company may redeem the 2019 Notes, the 2020 Notes or both, in whole or in part, at any time on or after December 31, 2015 at the applicable redemption price, plus accrued and unpaid interest. In addition, at any time prior to December 31, 2014, the Company may, at its option and on one or more occasions, redeem up to 35% of the aggregate principal amount of the 2019 Notes or the 2020 Notes, at a redemption price equal to 100% of the aggregate principal amount, plus a premium equal to the stated interest rate on the 2019 Notes or the 2020 Notes, respectively, plus accrued and unpaid interest with the net cash proceeds of certain equity offerings; provided that at least 50% of the sum of the aggregate principal amount of the 2019 Notes or 2020 Notes, respectively, originally issued (including any additional notes) remain outstanding immediately after such redemption and the redemption occurs within 180 days of the equity offering. At any time prior to December 31, 2015, the Company may redeem the 2019 Notes, the 2020 Notes or both, in whole or in part, at its option and on one or more occasions, at a redemption price equal to 100% of the principal amount, plus an applicable premium and accrued and unpaid interest.

The Senior Notes are senior unsecured obligations and rank equally in right of payment with all of the Company’s existing and future indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness. The Company’s obligations under the Senior Notes are guaranteed on a senior basis by all of its existing and subsequently acquired or organized wholly-owned U.S. restricted subsidiaries that guarantee the Senior Credit Facilities or its other indebtedness or indebtedness of any affiliate guarantor. The Senior Notes and the related guarantees are effectively subordinated to the Company’s existing and future secured obligations and that of its affiliate guarantors to the extent of the value of the collateral securing such obligations, and are structurally subordinated to all existing and future indebtedness and other liabilities of any of the Company’s subsidiaries that do not guarantee the Senior Notes.

If the Company experiences specific kinds of changes in control, it must offer to purchase the Senior Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. The indentures governing the Senior Notes (the “Indentures”) contain customary covenants that restrict the ability of the Company and its restricted subsidiaries to:

•	pay dividends on capital stock or redeem, repurchase or retire capital stock;
•	incur additional indebtedness or issue certain capital stock;
•	incur certain liens;
•	make investments, loans, advances and acquisitions;
•	consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries;
•	prepay subordinated debt;

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

•	engage in certain transactions with affiliates; and
•	enter into agreements restricting the subsidiaries’ ability to pay dividends.

The Indentures also contain certain customary affirmative covenants and events of default.

Obligation Under Data Sublicense Agreement

In October 2009 and April 2010, the Company acquired certain additional rights to specified uses of its data from the former owner of the Company’s business, in order to broaden the Company’s ability to pursue business intelligence and data analytics solutions for payers and providers. The Company previously licensed exclusive rights to this data to the former owner of the Company’s business. In connection with these data rights acquisitions, the Company recorded amortizable intangible assets and corresponding obligations at inception based on the present value of the scheduled annual payments through 2018, which totaled $65,000 in the aggregate (approximately $45,000 remained payable at March 31, 2012). In connection with the Merger, the Company was required to adjust this obligation to its fair value.

7. Interest Rate Swap

Risk Management Objective of Using Derivatives

The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity and credit risk, primarily by managing the amount, sources and duration of its debt funding and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to the Company’s borrowings.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps as part of its interest rate risk management strategy. During the three months ended March 31, 2012, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt pursuant to the Term Loan Facility. As of March 31, 2012, the Company had three outstanding interest rate derivatives with a combined notional of $640,000 that were designated as cash flow hedges of interest rate risk.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During the next twelve months, the Company estimates that an additional $2,591 will be reclassified as an increase to interest expense.

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

The following table summarizes the fair value of the Company’s derivative instruments at March 31, 2012 and December 31, 2011:

	Fair Values of Derivative Instruments
	Asset (Liability) Derivatives
	Balance Sheet Location	March 31, 2012	December 31, 2011
Derivatives designated as hedging instruments:
Interest rate swaps	Other assets	$5,540	$—
Interest rate swaps	Accrued expenses	(2,591)	—

		$2,949	$—

Tabular Disclosure of the Effect of Derivative Instruments on the Statement of Operations

The effect of the derivative instruments on the accompanying unaudited condensed consolidated statements of operations for the three months ended March 31, 2012 and 2011, respectively, is summarized in the following table:

	Successor	Predecessor
	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Derivatives in Cash Flow Hedging Relationships
Gain related to effective portion of derivative recognized in other comprehensive income	$2,524	$—

(Loss) related to effective portion of derivative reclassified from accumulated other comprehensive income (loss) to interest expense	$(425)	$(3,715)

Derivatives Not Designated as Hedging Instruments
Gain recognized in interest expense	$—	$2,556

Credit Risk-related Contingent Features

The Company has agreements with each of its derivative counterparties that contain a provision where if the Company defaults on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then the Company could also be declared in default on its derivative obligations.

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

8. Fair Value Measurements

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company’s assets and liabilities that are measured at fair value on a recurring basis consist of the Company’s derivative financial instruments and contingent consideration associated with business combinations. The table below summarizes these items as of March 31, 2012, aggregated by the level in the fair value hierarchy within which those measurements fall.

Description	Balance at March 31, 2012	Quoted in Markets Identical (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Interest rate swaps	$2,949	$—	$2,949	$—
Contingent consideration obligations	(445)	—	—	(445)

Total	$2,504	$—	$2,949	$(445)

The valuation of the Company’s derivative financial instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivative, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The fair value of the interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash payments (or receipts) and the discounted expected variable cash receipts (or payments). The variable cash receipts (or payments) are based on an expectation of future interest rates derived from observable market interest rate curves.

The Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company has considered the impact of netting and any applicable credit enhancements and measures the credit risk of its derivative financial instruments that are subject to master netting agreements on a net basis by counterparty portfolio.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs to evaluate the likelihood of default by itself and by its counterparties. As of March 31, 2012, the Company determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, the Company determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

The valuation of the Company’s contingent consideration obligations is determined using a probability weighted discounted cash flow method. This analysis reflects the contractual terms of the purchase agreements and utilizes assumptions with regard to future cash flows, probabilities of achieving such future cash flows and a discount rate. Significant increases with respect to assumptions as to future cash flows and probabilities of achieving such future cash flows would result in a higher fair value measurement while an increase in the discount rate would result in a lower fair value measurement.

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

The table below presents a reconciliation of the fair value of the liabilities that use significant unobservable inputs (Level 3).

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

	Successor	Predecessor
	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Balance at beginning of period	$(501)	$(16,046)
Issuance of contingent consideration	—	249
Settlement of contingent consideration	56	865
Total changes included in other income	—	1,403

Balance at end of period	$(445)	$(13,529)

Assets and Liabilities Measured at Fair Value upon Initial Recognition

The carrying amount and the estimated fair value of financial instruments held by the Company as of March 31, 2012 were:

	Carrying Amount	Fair Value
Cash and cash equivalents	$26,378	$26,378
Accounts receivable	$189,149	$189,149
Senior Credit Facilities	$1,183,904	$1,256,400
Senior Notes	$729,966	$839,063
Cost method investment	$3,458	$3,461

The carrying amounts of cash equivalents and accounts receivable approximate fair value because of their short-term maturities. The fair value of long-term debt is based upon market trades by investors in partial interests of these instruments. The fair value of the cost method investment is estimated using a probability-weighted discounted cash flow model that includes the costs of equity, long-term sustainable growth rate and a discount for lack of marketability as significant unobservable inputs.

9. Legal Proceedings

In the normal course of business, the Company is involved in various claims and legal proceedings. While the ultimate resolution of these matters has yet to be determined, the Company does not believe that their outcomes will have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

10. Noncontrolling Interests

The Company executed transactions that both increased and decreased its ownership interest in EBS Master in the Predecessor period. In connection with the 2011 Transactions, all of the noncontrolling interests were acquired by affiliates of the Company. The changes in noncontrolling interests are summarized in the following table:

	Successor	Predecessor
	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Net income (loss) attributable to Emdeon Inc.	$(17,334)	$4,394

Transfers from the noncontrolling interest:
Increase in Emdeon Inc. paid-in capital for issuance of EBS Master Units in connection with equity compensation plans	—	194

Net transfers from noncontrolling interest	—	194

Change from net income (loss) attributable to Emdeon Inc. and transfers from noncontrolling interest	$(17,334)	$4,588

12. Income Taxes

Income taxes for the three months ended March 31, 2012 and 2011 amounted to an income tax benefit of $9,870 and an income tax expense of $5,174, respectively. The Company’s effective tax rate was 36.3% for the three months ended March 31, 2012 compared with 41.6% during the same period in 2011. The Company’s effective tax rate is affected by deferred tax expense resulting from differences between the book and income tax basis of its investment in EBS Master, noncontrolling interest, changes in the Company’s valuation allowances and other factors. Changes in valuation allowances resulted in $47 and $624 of additional income tax expense for the three months ended March 31, 2012 and 2011, respectively.

13. Tax Receivable Agreement Obligation to Related Parties

In connection with the IPO, the Company entered into tax receivable agreements which obligated the Company to make payments to certain current and former owners of the Company, including certain affiliates of General Atlantic LLC (“General Atlantic”), H&F and certain members of management, equal to 85% of the applicable cash savings that the Company realizes as a result of tax attributes arising from certain previous transactions, including the 2011 Transactions. The Company will retain the benefit of the remaining 15% of these tax savings.

In connection with the 2011 Transactions, H&F and certain current and former members of management exchanged all of their remaining EBS Master units (“EBS Units”) (and corresponding shares of Class B common stock) for cash and a combination of cash and shares of Parent, respectively, and General Atlantic assigned its rights under the tax receivable agreements to affiliates of Blackstone (Blackstone, together with H&F and certain current and former members of management are hereinafter sometimes referred to collectively as the “TRA Members”). Additionally, effective December 31, 2011, the Company simplified its corporate structure. The tax attributes of the exchange of EBS Units and corporate restructuring are expected to provide the Company with additional cash savings, 85% of which are payable to the TRA Members. Collectively, the Company expects the tax attributes of the above referenced events to result in cumulative payments under the tax receivable agreements of approximately $361,000. $144,439 of this amount, which reflected the initial fair value of the tax

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

receivable agreement obligations plus recognized accretion, was reflected as an obligation on the balance sheet at March 31, 2012. The accompanying consolidated statement of operations for the three months ended March 31, 2012 includes accretion expense of $4,466 related to this obligation.

14. Segment Reporting

Management views the Company’s operating results in three reportable segments: (a) payer services, (b) provider services and (c) pharmacy services. Listed below are the results of operations for each of the reportable segments. This information is reflected in the manner utilized by management to make operating decisions, assess performance and allocate resources. Segment assets are not presented to management for purposes of operational decision making, and therefore are not included in the accompanying tables. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies in the notes to the Company’s audited consolidated financial statements included in the Annual Report for the year ended December 31, 2011.

Payer Services Segment

The payer services segment provides payment cycle solutions to healthcare payers, both directly and through the Company’s channel partners, that simplify the administration of healthcare related to insurance eligibility and benefit verification, claims filing, payment integrity and claims and payment distribution. Additionally, the payer services segment provides consulting services primarily to healthcare payers.

Provider Services Segment

The provider services segment provides revenue cycle management solutions, patient billing and payment services, government program eligibility and enrollment services and clinical exchange capabilities, both directly and through the Company’s channel partners, that simplify providers’ revenue cycle and workflow, reduce related costs and improve cash flow.

Pharmacy Services Segment

The pharmacy services segment provides electronic prescribing services and other electronic solutions to pharmacies, pharmacy benefit management companies and government agencies related to prescription benefit claim filing, adjudication and management.

Other

Inter-segment revenue and expenses primarily represent claims management and patient statement services provided between segments.

Corporate and eliminations includes personnel and other costs associated with the Company’s management, administrative and other corporate services functions and eliminations to remove inter-segment revenues and expenses.

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

The revenue and total segment contribution for the reportable segments are as follows:

Successor - Three Months Ended March 31, 2012

	Payer	Provider	Pharmacy	Corporate & Eliminations	Consolidated
Revenue from external customers
Claims management	$52,643	$—	$—	$—	$52,643
Payment services	65,409	—	—	—	65,409
Revenue cycle management	—	73,606	—	—	73,606
Patient statements	—	62,520	—	—	62,520
Dental	—	8,172	—	—	8,172
Pharmacy services	—	—	23,685	—	23,685
Inter-segment revenues	883	244	93	(1,220)	—

Net revenue	118,935	144,542	23,778	(1,220)	286,035
Costs and expenses:
Cost of operations	77,250	89,552	9,546	(1,155)	175,193
Development and engineering	2,765	3,837	1,679	—	8,281
Sales, marketing, general and administrative	8,747	9,750	1,626	14,764	34,887

Segment contribution	$30,173	$41,403	$10,927	$(14,829)	67,674

Depreciation and amortization					44,673
Accretion					4,466
Interest expense, net					45,739

Loss before income tax benefit					$(27,204)

Predecessor - Three Months Ended March 31, 2011

	Payer	Provider	Pharmacy	Corporate & Eliminations	Consolidated
Revenue from external customers
Claims management	$47,554	$—	$—	$—	$47,554
Payment services	62,236	—	—	—	62,236
Revenue cycle management	—	69,854	—	—	69,854
Patient statements	—	63,517	—	—	63,517
Dental	—	7,733	—	—	7,733
Pharmacy services	—	—	20,605	—	20,605
Inter-segment revenue	856	116	—	(972)	—

Net revenue	110,646	141,220	20,605	(972)	271,499
Costs and expenses:
Cost of operations	75,183	85,848	8,528	(907)	168,652
Development and engineering	2,370	3,915	1,700	—	7,985
Sales, marketing, general and administrative	7,446	11,243	1,462	13,017	33,168

Segment contribution	$25,647	$40,214	$8,915	$(13,082)	61,694

Depreciation and amortization					38,022
Interest expense, net					12,626
Other					(1,403)

Income before income tax provision					$12,449

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

15. Accumulated Other Comprehensive Income (Loss)

The following is a summary of the accumulated other comprehensive income (loss) balances, net of taxes, as of and for the three months ended March 31, 2012.

	Foreign Currency Translation Adjustment	Cash Flow Hedge	Accumulated Other Comprehensive Income (Loss)
Balance at January 1, 2012	$(194)	$—	$(194)
Change associated with foreign currency translation	194	—	194
Change associated with current period hedging	—	1,433	1,433
Reclassification into earnings	—	425	425

Balance at March 31, 2012	$—	$1,858	$1,858

16. Supplemental Condensed Consolidating Financial Information

In lieu of providing separate annual and interim financial statements for each guarantor of debt securities to be registered, Regulation S-X of SEC Guidelines, Rules, and Regulations (“Regulation S-X”) provides companies, if certain criteria are satisfied, with the option to instead provide condensed consolidating financial information for its issuers, guarantors and non-guarantors. In the case of the Company, the applicable criteria include the following: (i) the Senior Notes are fully and unconditionally guaranteed on a joint and several basis, (ii) each of the guarantors of the Senior Notes is a direct or indirect wholly-owned subsidiary of the Company and (iii) any non-guarantors are considered minor as that term is defined in Regulation S-X. Because each of these criteria has been satisfied by the Company and the Senior Notes must be registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Indentures, summarized condensed consolidating balance sheets as of March 31, 2012 and December 31, 2011 and unaudited condensed consolidating statements of operations, comprehensive income (loss) and cash flows for the three months ended March 31, 2012 and March 31, 2011, respectively, for the Company, segregating the issuer, the subsidiary guarantors and consolidating adjustments, are reflected below. Prior year amounts have been reclassified to conform to the current year presentation.

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

Condensed Consolidating Balance Sheet

	Successor
	As of March 31, 2012
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$17,848	$8,530	$—	$26,378
Accounts receivable, net of allowance for doubtful accounts	—	189,149	—	189,149
Deferred income tax assets	—	4,760	—	4,760
Prepaid expenses and other current assets	6,482	17,319	—	23,801

Total current assets	24,330	219,758	—	244,088
Property and equipment, net	6	273,971	—	273,977
Due from affiliates	—	55,481	(55,481)	—
Investment in consolidated subsidiaries	1,925,366	—	(1,925,366)	—
Goodwill	—	1,470,120	—	1,470,120
Intangible assets, net	158,250	1,635,742	—	1,793,992
Other assets, net	14,684	29,169	—	43,853

Total assets	$2,122,636	$3,684,241	$(1,980,847)	$3,826,030

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$—	$9,348	$—	$9,348
Accrued expenses	43,764	89,004	—	132,768
Deferred revenues	—	7,860	—	7,860
Current portion of long-term debt	4,074	11,960	—	16,034

Total current liabilities	47,838	118,172	—	166,010
Due to affiliates	55,481	—	(55,481)	—
Long-term debt, excluding current portion	781,940	1,146,555	—	1,928,495
Deferred income tax liabilities	15,817	491,655	—	507,472
Tax receivable agreement obligations to related parties	144,179	—	—	144,179
Other long-term liabilities	—	2,493	—	2,493
Commitments and contingencies

Equity	1,077,381	1,925,366	(1,925,366)	1,077,381

Total liabilities and equity	$2,122,636	$3,684,241	$(1,980,847)	$3,826,030

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

Condensed Consolidating Balance Sheet

	Successor
	As of December 31, 2011
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$572	$37,353	$—	$37,925
Accounts receivable, net of allowance for doubtful accounts	—	188,960	—	188,960
Deferred income tax assets	—	6,042	—	6,042
Prepaid expenses and other current assets	2,072	14,854	—	16,926

Total current assets	2,644	247,209	—	249,853
Property and equipment, net	8	278,082	—	278,090
Due from affiliates	—	51,237	(51,237)	—
Investment in consolidated subsidiaries	1,940,533	—	(1,940,533)	—
Goodwill	—	1,470,216	—	1,470,216
Intangible assets, net	160,500	1,661,397	—	1,821,897
Other assets, net	9,255	30,148	—	39,403

Total assets	$2,112,940	$3,738,289	$(1,991,770)	$3,859,459

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$—	$8,827	$—	$8,827
Accrued expenses	19,324	112,813	—	132,137
Deferred revenues	—	5,561	—	5,561
Current portion of long-term debt	4,074	11,960	—	16,034

Total current liabilities	23,398	139,161	—	162,559
Due to affiliates	51,237	—	(51,237)	—
Long-term debt, excluding current portion	781,575	1,163,499	—	1,945,074
Deferred income tax liabilities	24,354	493,683	—	518,037
Tax receivable agreement obligations to related parties	139,713	—	—	139,713
Other long-term liabilities	—	1,413	—	1,413
Commitments and contingencies

Equity	1,092,663	1,940,533	(1,940,533)	1,092,663

Total liabilities and equity	$2,112,940	$3,738,289	$(1,991,770)	$3,859,459

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

Condensed Consolidating Statement of Operations

	Successor
	Three Months Ended March 31, 2012
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Revenue	$—	$286,035	$—	$286,035
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	—	175,193	—	175,193
Development and engineering	—	8,281	—	8,281
Sales, marketing, general and administrative	1,925	32,962	—	34,887
Depreciation and amortization	2,251	42,422	—	44,673
Accretion	4,466	—	—	4,466

Operating income (loss)	(8,642)	27,177	—	18,535
Equity in earnings of consolidated subsidiaries	(4,838)	—	4,838	—
Interest expense, net	23,158	22,581	—	45,739

Income (loss) before income tax benefit	(26,962)	4,596	(4,838)	(27,204)
Income tax benefit	(9,628)	(242)	—	(9,870)

Net income (loss)	$(17,334)	$4,838	$(4,838)	$(17,334)

Condensed Consolidating Statement of Operations

	Predecessor
	Three Months Ended March 31, 2011
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Revenue	$—	$271,499	$—	$271,499
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	—	168,652	—	168,652
Development and engineering	—	7,985	—	7,985
Sales, marketing, general and administrative	957	32,211	—	33,168
Depreciation and amortization	1	38,021	—	38,022

Operating income (loss)	(958)	24,630	—	23,672
Equity in earnings of consolidated subsidiaries	(9,629)	—	9,629	—
Interest expense, net	720	11,906	—	12,626
Other	—	(1,403)	—	(1,403)

Income (loss) before income tax provision	7,951	14,127	(9,629)	12,449
Income tax provision	3,557	1,617	—	5,174

Net income (loss)	4,394	12,510	(9,629)	7,275
Net income attributable to noncontrolling interest	—	—	2,881	2,881

Net income (loss) attributable to Emdeon Inc.	$4,394	$12,510	$(12,510)	$4,394

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

Condensed Consolidating Statement of Comprehensive Income (Loss)

	Successor
	Three Months Ended March 31, 2012
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Net income (loss)	$(17,334)	$4,838	$(4,838)	$(17,334)
Other comprehensive income (loss):
Changes in fair value of interest rate swap, net of taxes	1,858	—	—	1,858
Foreign currency translation adjustment	—	194	—	194
Equity in other comprehensive earnings	194	—	(194)	—

Other comprehensive income (loss)	2,052	194	(194)	2,052

Total comprehensive income (loss)	$(15,282)	$5,032	$(5,032)	$(15,282)

Condensed Consolidating Statement of Comprehensive Income

	Predecessor
	Three Months Ended March 31, 2011
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Net income	$4,394	$12,510	$(9,629)	$7,275
Other comprehensive income (loss):
Other comprehensive income amortization, net of taxes	—	811	—	811
Foreign currency translation adjustment	—	(8)	—	(8)
Equity in other comprehensive earnings	632	—	(632)	—

Other comprehensive income (loss)	632	803	(632)	803

Total comprehensive income (loss)	5,026	13,313	(10,261)	8,078
Comprehensive income attributable to noncontrolling interest	—	—	3,052	3,052

Comprehensive income attributable to Emdeon Inc.	$5,026	$13,313	$(13,313)	$5,026

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

Condensed Consolidating Statement of Cash Flows

	Successor
	Three Months Ended March 31, 2012
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Operating activities
Net income (loss)	$(17,334)	$4,838	$(4,838)	$(17,334)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,251	42,422	—	44,673
Deferred income tax benefit	(9,628)	(395)	—	(10,023)
Equity in earnings of consolidated subsidiaries	(4,838)	—	4,838	—
Accretion expense	4,466	—	—	4,466
Amortization of debt discount and issuance costs	547	1,998	—	2,545
Change in fair value of interest rate swap (not subject Other	—	152	—	152
Changes in operating assets and liabilities:
Accounts receivable	—	(188)	—	(188)
Prepaid expenses and other	(4,410)	(100)	—	(4,510)
Accounts payable	—	1,754	—	1,754
Accrued expenses, deferred revenue, and other liabilities	21,962	(21,656)	—	306
Tax receivable agreement obligations to related parties	(114)	—	—	(114)
Due to/from affiliates	4,244	(4,244)	—	—

Net cash provided by (used in) operating activities	(2,854)	24,581	—	21,727

Investing activities
Purchases of property and equipment	—	(15,146)	—	(15,146)
Investment in subsidiaries, net	20,200	—	(20,200)	—

Net cash used in investing activities	20,200	(15,146)	(20,200)	(15,146)

Financing activities
Distributions to Emdeon Inc., net	—	(20,200)	20,200	—
Payments on Revolving Facility	—	(15,000)	—	(15,000)
Debt principal payments	(70)	(2,990)	—	(3,060)
Other	—	(68)	—	(68)

Net cash provided by (used in) financing activities	(70)	(38,258)	20,200	(18,128)

Net increase (decrease) in cash and cash equivalents	17,276	(28,823)	—	(11,547)
Cash and cash equivalents at beginning of period	572	37,353	—	37,925

Cash and cash equivalents at end of period	$17,848	$8,530	$—	$26,378

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

Condensed Consolidating Statement of Cash Flows

	Predecessor
	Three Months Ended March 31, 2011
	Emdeon Inc.	Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Operating activities
Net income (loss)	$4,394	$12,510	$(9,629)	$7,275
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1	38,021	—	38,022
Equity compensation	151	5,422	—	5,573
Deferred income tax expense (benefit)	3,557	(3,557)	—	—
Equity in earnings of consolidated subsidiaries	(9,629)	—	9,629	—
Amortization of debt discount and issuance costs	—	3,455	—	3,455
Amortization of discontinued cash flow hedge from other comprehensive loss	—	922	—	922
Change in contingent consideration	—	(1,403)	—	(1,403)
Change in fair value of interest rate swap (not subject to hedge accounting)	—	(2,556)	—	(2,556)
Other	—	5	—	5
Changes in operating assets and liabilities:
Accounts receivable	—	(1,519)	—	(1,519)
Prepaid expenses and other	(218)	1,427	—	1,209
Accounts payable	730	4,036	—	4,766
Accrued expenses, deferred revenue, and other liabilities	—	6,135	—	6,135
Tax receivable agreement obligations to related parties	(2,913)	—	—	(2,913)
Due to/from affiliates	(378)	378	—	—

Net cash provided by (used in) operating activities	(4,305)	63,276	—	58,971

Investing activities
Purchases of property and equipment	—	(19,654)	—	(19,654)

Net cash used in investing activities	—	(19,654)	—	(19,654)

Financing activities
Debt principal payments	—	(2,138)	—	(2,138)
Other	242	(1,525)	—	(1,283)

Net cash provided by (used in) financing activities	242	(3,663)	—	(3,421)

Net increase (decrease) in cash and cash equivalents	(4,063)	39,959	—	35,896
Cash and cash equivalents at beginning of period	39,980	59,208	—	99,188

Cash and cash equivalents at end of period	$35,917	$99,167	$—	$135,084

Emdeon Inc.

Notes to Condensed Consolidated Financial Statements—(Continued)

(unaudited and amounts in thousands, except share and per share amounts)

17. Subsequent Events

Amendment of Senior Credit Facilities

On April 24, 2012, the Company amended the Senior Credit Agreement to reprice the Senior Credit Facilities and borrow $80,000 of additional term loans for general corporate purposes, including acquisitions. Following this amendment, the interest rate on the Term Loan Facility is LIBOR plus 3.75%, compared to the previous interest rate of LIBOR plus 5.50%. The new interest rate on the Revolving Facility, is LIBOR plus 3.50% (with a potential step-down to LIBOR plus 3.25% based on the Company’s first lien net leverage ratio), compared to the previous interest rate of LIBOR plus 5.25% (with a potential step-down to LIBOR plus 5.00% based on the Company’s first lien net leverage ratio). The Term Loan Facility remains subject to a LIBOR floor of 1.25%, and there continues to be no LIBOR floor on the Revolving Facility.

Acquisition of TC3 Health, Inc.

On May 4, 2012, the Company acquired all of the equity interests of TC3 Health, Inc. (“TC3”), a technology-enabled provider of cost containment and payment integrity solutions for healthcare payers. Consideration for the transaction consisted of $61,356, which is subject to adjustment based on the outcome of a working capital settlement.

The accounting for this acquisition was incomplete at the date of this report as the Company has not yet received a valuation of the tangible and intangible assets acquired and liabilities assumed. Accordingly, the amounts recognized as of the acquisition date for each major class of assets acquired and liabilities assumed (including goodwill) have not been disclosed in this report.

Offers to Exchange

11% Senior Notes due 2019

and

11 1/4% Senior Notes due 2020

PROSPECTUS

                , 2012

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The following summarizes the limitations of liability and/or certain indemnification rights provided for in the applicable statutes and constituent documents of the registrants. These summaries are qualified in their entirety by reference to the complete text of the statutes and the constituent documents referred to below.

(a) The following entity is incorporated under the laws of California: Medi, Inc.

California General Corporation Law

Section 317 of the California General Corporation Law (“Section 317”) sets forth the provisions pertaining to the indemnification of corporate “agents.” For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the corporation in such capacity with such respect to any other corporation, partnership, joint venture, trust or other enterprise. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same can be made if it is determined that person acted in good faith or in a manner the person reasonably believed to be in the best interests of the corporation by action of the company through:

(i)	a majority vote of a quorum of the corporation’s board of directors consisting of directors who are not party to the proceedings;

(ii)	if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

(iii)	approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(iv)	such court in which the proceeding is or was pending upon application by designated parties.

Under certain circumstances, an agent can be indemnified, even when found liable. Indemnification is mandatory where the agent’s defense is successful on the merits. The law allows a corporation to make advances of expenses for certain actions upon the receipt of an undertaking that the agent will reimburse the corporation if the agent is found liable. The indemnification provided by Section 317 for acts while serving as a director or officer of the corporation, but not involving breach of duty to the corporation and its shareholders, shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw to the extend authorized by the corporation’s articles of the corporation. A corporation may also have the power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section.

Organizational Documents of the California Registrant

The amended and restated articles of incorporation of Medi, Inc. eliminate the liability of the directors of Medi, Inc. for monetary damages to the fullest extent permissible under California law. The amended and restated articles of incorporation also state that Medi, Inc. is authorized to provide for the indemnification of agents (as defined in Section 317) in excess of that expressly permitted for those agents by Section 317 to the extent permissible under California law, except for the limits set forth in Section 204 for breach of duty to Medi, Inc. and its shareholders

The bylaws of Medi, Inc. provide that Medi, Inc. shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding by reason of the fact that such person is or was an agent of Medi, Inc., against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of Medi, Inc., and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

The bylaws of Medi, Inc. further provide that Medi, Inc. shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding by reason of the fact that such person is or was an agent of Medi, Inc., against expenses actually and reasonably incurred by such person in connection with the defense or settlement of that proceeding if such person acted in good faith in a manner such person believed to be in the best interests of Medi, Inc. and the company’s shareholders. Under Medi, Inc.’s bylaws, the company is prohibited from indemnifying any person for any of the following:

•

in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Medi, Inc. in the performance of such person’s duty to Medi, Inc. and the company’s shareholders, unless and only to the extent that the court in which that proceeding is or was pending shall determine that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for expenses and then only to the extent that the court shall determine;

•	amounts paid in settling or otherwise disposing of a pending proceeding, without court approval; or

•	expenses incurred in defending a pending proceeding which is settled or otherwise disposed of without court approval.

The bylaws of Medi, Inc. provide that expenses incurred in defending any proceeding may be advanced by Medi, Inc. before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance if it is ultimately determined that the agent is not entitled to be indemnified.

(b)	The following entities are incorporated under the laws of Delaware: Chamberlin Edmonds & Associates, Inc., Chamberlin Edmonds Holdings, Inc., Emdeon Inc., MediFAX-EDI Holding Company, Medifax-EDI Holdings, Inc. and TC3 Health, Inc.

General Corporation Law of the State of Delaware

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s capacity as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145(j) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing such person’s dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Organizational Documents of Delaware Registrants

Chamberlin Edmonds & Associates, Inc.

Chamberlin Edmonds & Associates, Inc.’s amended and restated certificate of incorporation provides that Chamberlin Edmonds & Associates, Inc. shall indemnify, in the manner and to the fullest extent permitted by law, any person who was or is a party to, or is threatened to be made a party to, any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of Chamberlin Edmonds & Associates, Inc., or is or was serving at the request of Chamberlin Edmonds & Associates, Inc. as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise. To the fullest extent permitted by law, the indemnification provided therein may include expenses, judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by Chamberlin Edmonds & Associates, Inc. in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person seeking indemnification to pay such amounts if it is ultimately determined that such person is not entitled to be indemnified.

The amended and restated certificate of incorporation of Chamberlin Edmonds & Associates, Inc. further provides that a director of Chamberlin Edmonds & Associates, Inc. shall not be liable to Chamberlin Edmonds & Associates, Inc. or the company’s stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

The bylaws of Chamberlin Edmonds & Associates, Inc. provide that Chamberlin Edmonds & Associates, Inc. shall indemnify each of the company’s directors and officers to the fullest extent permitted by the DGCL.

Chamberlin Edmonds Holdings, Inc. and TC3 Health, Inc.

Each of the amended and restated certificate of incorporation of Chamberlin Edmonds Holdings, Inc. and TC3 Health, Inc. (each, the “company”) provides that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except in the case of (i) any breach of such director’s duty of loyalty to the company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which such director derives an improper personal benefit.

Under each of the amended and restated certificate of incorporation of Chamberlin Edmonds Holdings, Inc. and TC3 Health, Inc., the company, to the fullest extent permitted by law, is required to indemnify each person against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any proceeding in which such person may be involved by reason of the fact that such person is or was a director or officer of the company, or is or was serving any other incorporated or unincorporated enterprise in such capacity at the request of the company.

Each of the bylaws of Chamberlin Edmonds Holdings, Inc. and TC3 Health, Inc. provides that each person who was or is a party, or is threatened to be made a party, to or is involved in any proceeding, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the company or is or was serving at the request of the company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as director, officer, employee or agent, shall be indemnified by the company to the fullest extent permitted by the DGCL, against all costs, charges, expenses, liabilities and losses reasonably incurred by such person in connection therewith, and that indemnification shall continue as to such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that, the company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person, only if that proceeding was authorized by the company’s board of directors. The right to indemnification conferred in the company’s bylaws shall include the right to be paid by the company the expenses incurred in defending any such proceeding in advance of the proceeding’s final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced, if it is ultimately determined that such director or officer is not entitled to be indemnified under the company’s bylaws or otherwise.

Chamberlin Edmonds Holdings, Inc.’s bylaws further provide that Chamberlin Edmonds Holdings, Inc. may enter into an agreement with any director, officer, employee or agent of Chamberlin Edmonds Holdings, Inc. providing for indemnification to the fullest extent permitted by the DGCL.

Emdeon Inc.

Emdeon Inc.’s second amended and restated certificate of incorporation provides that a director of Emdeon Inc. shall not be liable to Emdeon Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL.

Emdeon Inc.’s second amended and restated certificate of incorporation further provides that Emdeon Inc. shall indemnify, to the fullest extent permitted by law, any person who was or is a party to, or is threatened to be made a party to, any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of Emdeon Inc., or is or was serving at the request of Emdeon Inc. as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement. Emdeon Inc. shall not be required to indemnify any such person in connection with a proceeding initiated by or on behalf of such person other than an action authorized by Emdeon Inc.’s board of directors.

The second amended and restated certificate of incorporation of Emdeon Inc. also provides that the company shall pay, on a current and as-incurred basis, expenses incurred by any person in defending or otherwise participating in any proceeding in advance of the final disposition of such proceeding upon presentation of (i) an unsecured written undertaking to repay such amounts if it ultimately determined that such person is not entitled to indemnification, and (ii) adequate documentation reflecting such expenses.

MediFAX-EDI Holding Company

MediFAX-EDI Holding Company’s certificate of incorporation provides that MediFAX-EDI Holding Company shall indemnify the company’s directors to the fullest extent available by the DGCL. Pursuant to the certificate of incorporation, a director of MediFAX-EDI Holding Company shall not be liable to MediFAX-EDI Holding Company or the company’s stockholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of such director’s duty of loyalty to MediFAX-EDI Holding Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) any transaction from which such director derived an improper personal benefit.

MediFAX-EDI Holding Company’s bylaws provide that MediFAX-EDI Holding Company shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding because such person is or was a director or officer of MediFAX-EDI Holding Company to the fullest extent authorized by the DGCL, against all liabilities, losses, judgments, settlements, penalties, fines or expenses incurred with respect to the proceeding.

MediFAX-EDI Holding Company’s bylaws further provide that to the extent that the DGCL requires that MediFAX-EDI Holding Company indemnify any person, such person shall be indemnified by MediFAX-EDI Holding Company in accordance with the provisions of the DGCL.

MediFAX-EDI Holding Company’s bylaws also provide that expenses incurred in defending a civil or criminal proceeding shall be paid by MediFAX-EDI Holding Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by MediFAX-EDI Holding Company.

Medifax-EDI Holdings, Inc.

Medifax-EDI Holdings, Inc.’s certificate of incorporation provides that Medifax-EDI Holdings, Inc. shall indemnify the company’s officers, directors, employees and agents to the full extent permitted by the DGCL.

Medifax-EDI Holdings, Inc.’s certificate of incorporation further provides that no director of Medifax-EDI Holdings, Inc. shall be personally liable to Medifax-EDI Holdings, Inc. or its stockholders, except for (i) any breach of such director’s duty of loyalty to Medifax-EDI Holdings, Inc. or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful dividend payments or stock purchases or redemption under Section 174 of the DGCL, or (iv) any transaction from which such director derived an improper personal benefit; and the directors of Medifax-EDI Holdings, Inc. shall be entitled, to the full extent permitted by Delaware law, to the benefits of provisions limiting the personal liability of directors.

Medifax-EDI Holdings, Inc.’s bylaws provide that each person who was or is made a party, or is threatened to be made a party, to or is otherwise involved in any proceeding by reason of the fact that such person is or was a director or an officer of Medifax-EDI Holdings, Inc. or is or was serving at the request of Medifax-EDI Holdings, Inc. as a director, officer, employee or agent of another corporation or other entity, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified by Medifax-EDI Holdings, Inc. to the fullest extent authorized by the DGCL, against all expense, liability and loss reasonably incurred by such indemnitee in connection therewith; provided, however, that, Medifax-EDI Holdings, Inc. shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the board of directors of Medifax-EDI Holdings, Inc.

Medifax-EDI Holdings, Inc.’s bylaws also provide that expenses incurred in defending a proceeding shall be paid by Medifax-EDI Holdings, Inc. in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by Medifax-EDI Holdings, Inc.

(c)	The following entities are limited liability companies organized under the laws of Delaware: Advanced Business Fulfillment, LLC, Chapin Revenue Cycle Management, LLC, Dakota Imaging LLC, EBS Holdco I, LLC, EBS Holdco II, LLC, EBS Master LLC, Emdeon Business Services LLC, Emdeon FutureVision LLC, Envoy LLC, EquiClaim, LLC, ExpressBill LLC, Healthcare Technology Management Services LLC, Kinetra LLC, MedE America of Ohio LLC, and The Sentinel Group Services LLC.

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of a limited liability company from and against any and all claims and demands whatsoever.

Organizational Documents of Delaware LLCs

Advanced Business Fulfillment, LLC, Chapin Revenue Cycle Management, LLC, Dakota Imaging LLC, EBS Master LLC, Emdeon FutureVision LLC, Envoy LLC, EquiClaim, LLC, Healthcare Technology Management Services LLC, MedE America of Ohio LLC, and The Sentinel Group Services LLC

Each of the limited liability company agreements of Advanced Business Fulfillment, LLC, Chapin Revenue Cycle Management, LLC, Dakota Imaging LLC, EBS Master LLC, Emdeon FutureVision LLC, Envoy LLC, EquiClaim, LLC, Healthcare Technology Management Services LLC, MedE America of Ohio LLC and The Sentinel Group Services LLC is silent as to indemnification.

EBS Holdco I, LLC and EBS Holdco II, LLC

Each of the limited liability company agreements of EBS Holdco I, LLC and EBS Holdco II, LLC (each, the “limited liability company”) provides that the limited liability company shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding brought by or against the limited liability company or otherwise by reason of the fact that such person is or was a member, officer or employee of the limited liability company, or at the relevant time, being or having been such a member, officer or employee, that such person is or was serving at the request of the limited liability company as a partner, member, director, officer or trustee of another corporation or other entity, against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such proceeding. Notwithstanding the foregoing, Each of the limited liability company agreements of EBS Holdco I, LLC and EBS Holdco II, LLC provides that no indemnification shall be provided to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that such person’s acts were fraudulent, grossly negligent or the result of willful malfeasance and, in each case, were material to the cause of action so adjudicated.

Each of the limited liability company agreements of EBS Holdco I, LLC and EBS Holdco II, LLC further provides that the limited liability company may, in the discretion of the member, pay expenses incurred by any person in defending any proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such advance if it is ultimately determined that such person is not entitled to be indemnified by the limited liability company.

Emdeon Business Services LLC and Express Bill, LLC

Each of the limited liability company agreements of Emdeon Business Services LLC and Express Bill, LLC (each, the “limited liability company”) provides that the limited liability company shall, to the fullest extent authorized by the Delaware Limited Liability Company Act, indemnify the member from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member of the limited liability company.

Kinetra LLC

Kinetra LLC’s limited liability company agreement provides that Kinetra LLC shall indemnify the company’s member to the fullest extent permitted by law.

(d)	The following entity is incorporated under the laws of Tennessee: IXT Solutions, Inc.

Tennessee Business Corporation Act

Section 48-18-502 of the Tennessee Business Corporation Act provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if the director acted in good faith, reasonably believed, in the case of conduct in such person’s official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that such person’s conduct was not opposed to the best interests of the corporation and in connections with any criminal proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In actions brought by or in the right of the corporation, however, no indemnification may be made if the director is adjudged to be liable to the corporation or if the proceeding charges the director with improper personal benefit to a director, if such director adjudged liable on the basis that a personal benefit was improperly received.

Section 48-18-503 of the Tennessee Business Corporation Act provides that the corporation shall indemnify, for reasonable expenses, a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of such person’s status as a director of a corporation.

Section 48-18-505 of the Tennessee Business Corporation Act provides that, unless a corporation’s charter provides otherwise, a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth in Section 48-18-502.

Section 48-18-508 of the Tennessee Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee, or agent whether or not the corporation would have power to indemnify the individual against that same liability.

Organizational Documents of the Tennessee Registrant

IXT Solutions, Inc.

IXT Solutions, Inc.’s charter provides that, to the fullest extent permitted by the Tennessee Business Corporation Act, a director of IXT Solutions, Inc. shall not be liable to IXT Solutions, Inc. or its shareholders for monetary damages for breach of fiduciary duty as a director.

IXT Solutions, Inc.’s bylaws provide that IXT Solutions, Inc. shall indemnify and advance expenses to each director and officer of IXT Solutions, Inc., or any person who may have served at the request of IXT Solutions, Inc.’s board of directors or the company’s president as a director or officer of another corporation, to the full extent allowed by the laws of the State of Tennessee.

(e)	The following entity is a limited liability company organized under the laws of Tennessee: MediFAX-EDI, LLC.

Tennessee Revised Limited Liability Company Act

Section 48-249-115 of the Tennessee Revised Limited Liability Company Act provides that an LLC may indemnify any person made, or threatened to be made, a party to any threatened, pending, or completed action, suit or proceeding by reason of the fact that such person is or was a director of a director-managed LLC, a manager of a manager-managed LLC, a member of a member-managed LLC, or an individual who, while a director of a director-managed LLC, a manager of a manager-managed LLC, a member of a member-managed LLC, is or was serving at the LLC’s request as a director, manager, officer, partner, trustee, employee or agent of another LLC, corporation, partnership, joint venture, trust or other enterprise or employee benefit plan. Indemnification is authorized upon a determination that the person to be indemnified has met the requisite standard of conduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the person did not meet the standard of conduct required. An LLC may not indemnify a person (i) in connection with a proceeding by or in the right of the LLC in which the person was adjudged liable to the LLC; or (ii) in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action in such person’s official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person. A person who has been successful on the merits or otherwise in the defense of any suit or matter covered by the indemnification statute shall be indemnified against expenses, including attorneys’ fees, reasonably incurred by him in connection therewith. Expenses incurred in defense may be paid in advance upon receipt by the LLC of a written affirmation by the person of such person’s good faith belief that such person has met the requisite standard of conduct, a written undertaking by or on behalf of such person to repay such advance if it is ultimately determined that such person did not meet the standard of conduct, and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. A court of competent jurisdiction, unless the LLC’s governing document provide otherwise, upon application by the person, may order that such person be indemnified for reasonable expenses, if in consideration of all relevant circumstances, the court determines that such person is fairly and reasonably entitled to indemnification, whether or not such person met the requisite standard of conduct, was adjudged liable in a proceeding by or in the right of the LLC, or was adjudged liable on the basis that personal benefit was improperly received by him. A determination that a person is entitled to indemnification by the LLC shall be made by the board of directors in the case of a director-managed LLC, the managers of a manager-managed LLC, or by the members of a member-managed LLC by a majority vote of a quorum consisting of director, managers or members who were not parties to such action, suit or proceeding; or if such a quorum cannot be obtained, by a majority vote of a committee designated by the board of directors in the case of a director-managed LLC, the managers of a manager-managed LLC, or by the members of a member-managed LLC, consisting solely of two or more directors, manager or members, as applicable, who are not parties to the action; or by special legal counsel selected by the board of directors of a director-managed LLC, the managers of a manager-managed LLC, or by the members of a member-managed LLC; or by a majority vote of the members of a director-managed LLC, the managers of a manager-managed LLC, or by the members of a member-managed LLC who are not parties to such action, suit or proceeding. Such indemnification and advancement of expenses provisions are not exclusive of any other right that a person may have; provided that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to the person establishes such person’s liability: (i) for any breach of the duty of loyalty to the LLC or its members; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or (iii) for unlawful distributions under Section 48-249-307 of the Tennessee Revised Limited Liability Company Act. The LLC may indemnify and advance expenses to an officer, employee, independent contractor or agent of the LLC to the same extent as the responsible person. The LLC may purchase insurance on behalf of any person entitled to indemnification by the LLC against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute.

Organizational Documents of MediFAX-EDI, LLC

The operating agreement of MediFAX-EDI, LLC is silent as to indemnification.

(f)	The following entity is a limited liability company organized under the laws of Texas: eRx Network, L.L.C.

Texas Business Organizations Code

Section 101.401 of the Texas Business Organizations Code provides that the company agreement of a limited liability company may expand or restrict any duties, including fiduciary duties, and related liabilities that a member, manager, officer, or other person has to the company or to a member or manager of the company.

Section 101.402 of the Texas Business Organizations Code provides that a limited liability company may: (i) indemnify a person; (ii) pay in advance or reimburse expenses incurred by a person; and (iii) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person. A “person” is defined to include a member, manager, or officer of a limited liability company or an assignee of a membership interest in the company.

Organizational Documents of the Texas Registrant

eRx Network, L.L.C.

eRx Network, L.L.C.’s articles of organization provide that a member of the company shall not be liable to the company or its members for monetary damages for an act or omission of such person in such person’s capacity as a member, except for liability of such person for (i) breach by such person of loyalty of a member to the company or its members, (ii) an act or omission not in good faith that constitutes a breach of duty of a member to the company, (iii) an act or omission by such person that involves intentional misconduct or a knowing violation of the law, (iv) a transaction from which such person receives an improper benefit, or (v) an act or omission for which the liability of such person is expressly provided by an applicable statute.

eRx Network, L.L.C.’s third amended and restated operating agreement and regulations provide that each person who is made party, or is threatened to be made a party, to or is involved in any proceeding, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that such person is or was a member, manager, officer, employee, or agent of eRx Network, L.L.C. or is or was serving at the request of eRx Network, L.L.C. as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic entity shall be indemnified by eRx Network, L.L.C. to the fullest extent permitted by the Texas Limited Liability Company Act, against any judgments, fines, penalties, losses, damages, settlements, and reasonable costs and expenses actually incurred by such person in connection with such proceeding and for which such person has not otherwise been reimbursed, except with respect to any matter in which such person has been determined in a final, non-appealable finding to have acted in bad faith or in a manner constituting gross negligence or willful misconduct.

eRx Network, L.L.C.’s third amended and restated operating agreement and regulations further provide that the right to indemnification shall include the right to be paid or reimbursed by eRx Network, L.L.C. for the reasonable expenses incurred by such person who was or is a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without a determination as to such person’s ultimate entitlement to indemnification; provided, however, that the payment or reimbursement for reasonable expenses incurred by a person in advance of the final disposition of a proceeding and without a determination as to such person’s ultimate entitlement to indemnification shall be made only upon delivery to eRx Network, L.L.C. of a written affirmation of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 3, 2011, by and among Beagle Parent Corp., Beagle Acquisition Corp. and Emdeon Inc. (included as Exhibit 2.1 to the Company’s current Report on Form 8-K, filed on August 8, 2011, and incorporated herein by reference)

3.1	Second Amended and Restated Certificate of Incorporation of Emdeon Inc. (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on November 2, 2011, and incorporated herein by reference)

3.2	By-laws of Emdeon Inc. (included as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on November 2, 2011, and incorporated herein by reference)

3.3*	Certificate of Formation of Advanced Business Fulfillment, LLC, as amended

3.4*	Limited Liability Company Agreement of Advanced Business Fulfillment, LLC

3.5*	Amended and Restated Certificate of Incorporation of Chamberlin Edmonds & Associates, Inc.

3.6*	Bylaws of Chamberlin Edmonds & Associates, Inc.

3.7*	Amended and Restated Certificate of Incorporation of Chamberlin Edmonds Holdings, Inc.

3.8*	Bylaws of Chamberlin Edmonds Holdings, Inc.

3.9*	Certificate of Formation of Chapin Revenue Cycle Management, LLC

3.10*	Limited Liability Company Agreement of Chapin Revenue Cycle Management, LLC

3.11*	Certificate of Formation of Dakota Imaging LLC

3.12*	Limited Liability Company Agreement of Dakota Imaging LLC, as amended

3.13*	Certificate of Formation of EBS Holdco I, LLC

3.14*	Limited Liability Company Agreement of EBS Holdco I, LLC

3.15*	Certificate of Formation of EBS Holdco II, LLC

3.16*	Limited Liability Company Agreement of EBS Holdco II, LLC

3.17*	Certificate of Formation of EBS Master LLC

3.18*	Amended and Restated Limited Liability Company Agreement of EBS Master LLC

3.19*	Certificate of Formation of Emdeon Business Services LLC

3.20*	Limited Liability Company Agreement of Emdeon Business Services LLC

3.21*	Certificate of Formation of Emdeon FutureVision LLC

3.22*	Limited Liability Company Agreement of Emdeon FutureVision LLC

3.23*	Certificate of Formation of Envoy LLC

3.24*	Limited Liability Company Agreement of Envoy LLC

3.25*	Certificate of Formation of EquiClaim, LLC

3.26*	Amended and Restated Limited Liability Company Agreement of EquiClaim, LLC

3.27*	Articles of Organization of eRx Network, L.L.C., as amended

Exhibit No.	Description

3.28*	Third Amended and Restated Operating Agreement and Regulations of eRx Network, L.L.C.

3.29*	Certificate of Formation of ExpressBill LLC

3.30*	Limited Liability Company Agreement of ExpressBill LLC

3.31*	Certificate of Formation of Healthcare Technology Management Services LLC

3.32*	Limited Liability Company Agreement of Healthcare Technology Management Services LLC

3.33*	Charter of IXT Solutions, Inc.

3.34*	Bylaws of IXT Solutions, Inc.

3.35*	Certificate of Formation of Kinetra LLC

3.36*	Operating Agreement of Kinetra LLC, as amended

3.37*	Certificate of Formation of MedE America of Ohio LLC

3.38*	Limited Liability Company Agreement of MedE America of Ohio LLC

3.39*	Amended and Restated Articles of Incorporation of Medi, Inc.

3.40*	Bylaws of Medi, Inc.

3.41*	Certificate of Incorporation of MediFAX-EDI Holding Company

3.42*	Bylaws of MediFAX-EDI Holding Company

3.43*	Certificate of Incorporation of MediFAX-EDI Holdings, Inc., as amended

3.44*	Bylaws of MediFAX-EDI Holdings, Inc.

3.45*	Articles of Conversion of MediFAX-EDI, LLC

3.46*	Operating Agreement of MediFAX-EDI, LLC

3.47*	Amended and Restated Certificate of Incorporation of TC3 Health, Inc.

3.48*	Amended and Restated Bylaws of TC3 Health, Inc.

3.49*	Certificate of Formation of The Sentinel Group Services LLC

3.50*	Limited Liability Company Agreement of The Sentinel Group Services LLC

4.1*	2019 Notes Indenture, dated as of November 2, 2011, among Beagle Acquisition Corp., the guarantors party thereto and Wilmington Trust, National Association, as trustee

4.2*	2019 Notes Supplemental Indenture, dated as of November 2, 2011, among Emdeon Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee

4.3*	2019 Notes Supplemental Indenture, dated as of July 10, 2012, between TC3 Health, Inc. and Wilmington Trust, National Association, as trustee

4.4*	2020 Notes Indenture, dated as of November 2, 2011, among Beagle Acquisition Corp., the guarantors party thereto and Wilmington Trust, National Association, as trustee

4.5*	2020 Notes Supplemental Indenture, dated as of November 2, 2011, among Emdeon Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee

4.6*	2020 Notes Supplemental Indenture, dated as of July 10, 2012, between TC3 Health, Inc. and Wilmington Trust, National Association, as trustee

Exhibit No.	Description

4.7*	2019 Notes Registration Rights Agreement, dated as of November 2, 2011, among Beagle Acquisition Corp., the guarantors named therein and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the purchasers named therein

4.8*	2019 Notes Joinder Agreement to Registration Rights Agreement, dated as of November 2, 2011, among Emdeon Inc. and certain additional guarantors named therein

4.9*	2020 Notes Registration Rights Agreement, dated as of November 2, 2011, among Beagle Acquisition Corp., the guarantors named therein and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the purchasers named therein

4.10*	Form of 2019 Note (attached as an exhibit to Exhibit 4.1)

4.11*	Form of 2020 Note (attached as an exhibit to Exhibit 4.4)

5.1*	Opinion of Ropes & Gray LLP

5.2*	Opinion of Bass, Berry & Sims PLC

5.3*	Opinion of Andrews Kurth LLP

10.1*	Transaction and Advisory Fee Agreement, dated as of November 2, 2011, amount Emdeon Inc., Blackstone Management Partners, L.L.C. and Hellman & Friedman, L.P.

10.2*	Credit Agreement, dated as of November 2, 2011 (the “Credit Agreement”), among Beagle Intermediate Holding, Inc., Emdeon Inc., the other borrowers party thereto, Bank of America, N.A, as administrative agent, swingline lender and letter of credit issuer thereunder, and the other agents and lenders parties thereto

10.3*	Amendment No. 1 to the Credit Agreement, dated as of April 24, 2012, among Emdeon Inc., the other borrowers party thereto, Bank of America, N.A., as administrative agent, swingline lender, letter of credit issuer and collateral agent thereunder, and the and the guarantors party thereto

10.4*	Security Agreement, dated as of November 2, 2011, among Emdeon Inc., the other borrowers and debtors party thereto, and Bank of America, N.A., as administrative agent

10.5*	Stockholders’ Agreement, dated as of November 2, 2011, by and among Beagle Parent Corp., Beagle Intermediate Holdings, Inc., Beagle Acquisition Corp. and the sponsors, other investors and managers named therein

10.6*	Amended and Restated Tax Receivable Agreement (Reorganizations), dated as of November 2, 2011, by and among Emdeon Inc., H&F ITR Holdco, L.P., Beagle Parent LLC and GA-H&F ITR Holdco, L.P.

10.7*	Amended and Restated Tax Receivable Agreement (Exchanges), dated as of November 2, 2011, by and among Emdeon Inc., H&F ITR Holdco, L.P., Beagle Parent LLC and GA-H&F ITR Holdco, L.P.

10.8	Tax Receivable Agreement (Management) by and among Emdeon Inc. and the persons named therein, dated August 17, 2009 (included as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed on August 17, 2009, and incorporated herein by reference)

10.9*	First Amendment to Tax Receivable Agreement (Management), dated as of November 2, 2011, by and among Emdeon Inc. and the parties named thereto

10.10	Employment Agreement, dated March 29, 2007, among George I. Lazenby and Emdeon Business Services LLC (included as Exhibit 10.10 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-153451), filed on July 9, 2009, and incorporated herein by reference)

Exhibit No.	Description

10.11	Employment Agreement, effective as of May 26, 2009, between Tracy Bahl and Emdeon Business Services LLC (included as Exhibit 10.11 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-153451), filed on July 9, 2009, and incorporated herein by reference)

10.12	Employment Agreement, effective as of July 21, 2008, between Gregory T. Stevens and Emdeon Business Services LLC (included as Exhibit 10.12 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-153451), filed on July 9, 2009, and incorporated herein by reference).

10.13	Employment Agreement, dated July 21, 2009, among Bob A. Newport and Emdeon Business Services LLC (included as Exhibit 10.13 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-153451), filed on July 28, 2009, and incorporated herein by reference).

10.14	Employment Agreement, dated July 7, 2009, among J. Philip Hardin and Emdeon Business Services LLC (included as Exhibit 10.14 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-153451), filed on July 9, 2009, and incorporated herein by reference)

10.15	Employment Agreement, dated July 7, 2009, among Gary Stuart and Emdeon Business Services LLC (included as Exhibit 10.15 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-153451), filed on July 9, 2009, and incorporated herein by reference)

10.16	Emdeon Inc. 2009 Equity Incentive Plan (included as Exhibit 10.17 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-153451), filed on July 28, 2009, and incorporated herein by reference)

10.17	Form of Common Stock Subscription and EBS Unit Vesting Agreement (included as Exhibit 10.24 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-153451), filed on July 28, 2009, and incorporated herein by reference)

10.18	Form of Emdeon Inc. Non-Qualified Stock Option Agreement (included as Exhibit 10.25 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-153451), filed on July 28, 2009, and incorporated herein by reference)

10.19	Form of Emdeon Inc. Restricted Share Unit Award Agreement (filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K, filed on March 18, 2010, and incorporated herein by reference)

10.20	Emdeon Management Bonus Program (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 12, 2010, and incorporated herein by reference)

10.21*	Emdeon Management Bonus Program, as revised on February 28, 2012

10.22	Emdeon Inc. Employee Stock Purchase Plan, as amended (filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-167742), filed on June 24, 2010, and incorporated herein by reference)

10.23	Form of Indemnification Agreement (included as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-153451), filed on July 9, 2009, and incorporated herein by reference)

12.1*	Computation of Ratio of Earnings to Fixed Charges

21.1*	Subsidiaries of Emdeon Inc.

23.1*	Consent of Ropes & Gray LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Ernst & Young LLP

Exhibit No.	Description

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust National Association with respect to the Indenture governing the 11% Senior Notes due 2019 and the Indenture governing 11 1/4% Senior Notes due 2020

99.1*	Form of Letter of Transmittal

99.2*	Form of Letter to Broker-Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3*	Form of Letter to Registered Holders and DTC Participants

99.4*	Form of Notice of Guaranteed Delivery

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Scheme Document

101.CAL*	XBRL Taxonomy Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Definition Linkbase Document

101.LAB*	XBRL Taxonomy Label Linkbase Document

101.PRE*	XBRL Taxonomy Presentation Linkbase Document

*	Filed herewith.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of it counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

EMDEON INC.

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	Director and Chief Executive Officer (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	July 20, 2012

/s/ Michael Dal Bello Michael Dal Bello	Director	July 20, 2012

/s/ Anjan Mukherjee Anjan Mukherjee	Director	July 20, 2012

/s/ Pamela J. Pure Pamela J. Pure	Director	July 20, 2012

/s/ Neil P. Simpkins Neil P. Simpkins	Director	July 20, 2012

/s/ Allen Thorpe Allen Thorpe	Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

ADVANCED BUSINESS FULFILLMENT, LLC

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, and Bob A. Newport, Jr., acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

CHAMBERLIN EDMONDS & ASSOCIATES, INC.

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

/s/ Gregory T. Stevens Gregory T. Stevens	Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

CHAMBERLIN EDMONDS HOLDINGS, INC.

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

/s/ Gregory T. Stevens Gregory T. Stevens	Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

CHAPIN REVENUE CYCLE MANAGEMENT, LLC

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

DAKOTA IMAGING LLC

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

EBS HOLDCO I, LLC

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

EBS HOLDCO II, LLC

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

EBS MASTER LLC

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

EMDEON BUSINESS SERVICES LLC

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

EMDEON FUTUREVISION LLC

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

ENVOY LLC

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

EQUICLAIM, LLC

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

eRx NETWORK, L.L.C.
By: Envoy LLC
Its: Sole Member

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

EXPRESSBILL LLC

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

HEALTHCARE TECHNOLOGY MANAGEMENT SERVICES LLC

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

IXT SOLUTIONS, INC.

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

/s/ Gregory T. Stevens Gregory T. Stevens	Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

KINETRA LLC

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

MEDE AMERICA OF OHIO LLC
By: Emdeon Business Services LLC
Its: Sole Member

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	Principal Executive Officer	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Principal Financial and Principal Accounting Officer	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

MEDI, INC.

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

/s/ Gregory T. Stevens Gregory T. Stevens	Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

MEDIFAX-EDI HOLDING COMPANY

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

/s/ Gregory T. Stevens Gregory T. Stevens	Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

MEDIFAX-EDI HOLDINGS, INC.

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

/s/ Gregory T. Stevens Gregory T. Stevens	Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

MEDIFAX-EDI, LLC

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

TC3 HEALTH, INC.

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012

/s/ Gregory T. Stevens Gregory T. Stevens	Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 20, 2012.

THE SENTINEL GROUP SERVICES LLC

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George I. Lazenby, Bob A. Newport, Jr. and Gregory T. Stevens, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George I. Lazenby, IV George I. Lazenby, IV	President (Principal Executive Officer)	July 20, 2012

/s/ Bob A. Newport, Jr. Bob A. Newport, Jr.	Treasurer (Principal Financial and Principal Accounting Officer)	July 20, 2012